UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☐	Definitive Information Statement

VELOCITY EXPRESS CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box)

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:

Common Stock, par value $.001 per share
	2.	Aggregate number of securities to which transaction applies:

11,039,238
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

$3.00 per share of common stock outstanding
	4.	Proposed maximum aggregate value of transaction:

$33,117,715
	5.	Total fee paid:

$3,543.60

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing party:

	4.	Date Filed:

[VELOCITY LOGO]

VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholder:

The purpose of this notice is to inform you that, effective as of June 29, 2006, the holders of a majority of the shares of the Company’s common stock (“common stock”) executed written consents approving:

1. the issuance to certain new investors of up to 4,950,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share (“Series Q Convertible Preferred Stock”), each share of which is convertible into approximately 9.0909 shares of common stock, subject to adjustment;

2. the issuance of warrants to purchase approximately 26,000,000 shares of common stock at an exercise price of $1.45 per share, subject to adjustment (the “Note Warrants”);

3. the issuance of shares of common stock, securities convertible into or exercisable for common stock, or a combination thereof with an aggregate fair value of $3.2 million (the “Exeter Securities”) in exchange for shares of the capital stock or securities convertible into or exercisable for shares of the capital stock of another company;

4. the issuance of approximately 280,000 shares of Series Q Convertible Preferred Stock to Jeffries and Company, Broadband Capital, Meritage Funds and Luther Capital Management in payment of placement agent and finders fees;

5. the issuance to TH Lee Putnam Ventures, a stockholder of the Company, of warrants to purchase up to 250,000 and 547,500 shares, respectively, of common stock at a price of $.01 per share, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company (the “THLPV Warrants”);

6. the issuance of approximately 41,250 shares of Series Q Convertible Preferred Stock to Pequot Capital Management in consideration for credit enhancements in the form of loan guarantees;

7. the issuance of warrants to purchase up to 400,000 shares of common stock at a price of $1.50 per share, subject to adjustment (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees;

8. the potential future issuance of additional shares of Series Q Convertible Preferred Stock in payment of dividends on the Series Q Convertible Preferred Stock (“PIK Shares”), which shares will be convertible into shares of common stock;

9. the issuance of up to approximately 500,000 shares of common stock to certain individuals in payment for consulting services;

10. effective upon the 20th calendar day following the Company’s mailing to its stockholders of the attached information statement, the issuance of shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock and any PIK Shares, and upon the exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and the shares of common stock issuable in consideration for consulting services and in connection with the Exeter Securities; and

11. an amendment to the Company’s Amended and Restated Certificate of Incorporation to adjust the rights and preferences of the Series M, N, O and P Convertible Preferred Stock in relation to the Company’s designation of Series Q Convertible Preferred Stock, together with certain other modifications.

Pursuant to Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation, the holders of at least a majority of the Company’s outstanding voting shares are permitted to take action by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders of the Company. Pursuant to regulations under the Securities Exchange Act of 1934, an information statement must be sent to the holders of voting stock who did not sign written consents at least 20 days prior to the effective date of the action. In satisfaction of these requirements, we are sending this notice and the accompanying information statement to all of the Company’s stockholders of record as of July 24, 2006.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Yours very truly,

/s/ Edward W. Stone
Chief Financial Officer

APPENDIX A -	Form of Voting, Consent, Amendment and Waiver Agreement
APPENDIX B -	Form of Consent, Amendment and Waiver Agreement
APPENDIX C -	Form of Certificate of Amendment to Certificate of Incorporation of Velocity Express Corporation
APPENDIX D -	Certificate of Designation, Preferences and Rights of Series Q Convertible Preferred Stock
APPENDIX E -	Agreement and Plan of Merger

i

(continued)

APPENDIX F -	Velocity Express Corporation Annual Report on Form 10-K, as amended, for the fiscal year ended July 2, 2005
APPENDIX G -	Velocity Express Corporation Quarterly Report on Form 10-Q for the nine months ended April 1, 2006
APPENDIX H -	CD&L, Inc. Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2005
APPENDIX I -	CD&L, Inc. Quarterly Report on Form 10-Q for the three months ended March 31, 2006

ii

VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B - Suite 300

Westport, CT 06880

INFORMATION STATEMENT

RELATING TO

ISSUANCES OF COMMON STOCK AND AMENDMENTS TO

CERTIFICATE OF INCORPORATION

BACKGROUND OF THE ACTION BY WRITTEN CONSENT

Introduction

On July 3, 2006, Velocity Express Corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) providing for the Company’s acquisition of CD&L, Inc. (“CD&L”), a corporation engaged in the same business as the Company. The terms of the Merger Agreement provide that the holders of CD&L common stock will receive $3.00 per share in cash in consideration for their shares.

The Company entered into certain financing agreements for the purpose of raising the funds necessary to satisfy the Company’s obligations under the Merger Agreement, to repay certain existing indebtedness and to provide additional working capital. In addition, the Company has agreed to issue shares of common stock for consulting and other services in connection with the transactions. These arrangements require the Company to issue shares of common stock and securities convertible into or exercisable for shares of common stock (collectively, the “Additional Common Shares”). See “–Acquisition Financing” below.

The Company’s common stock is listed on the Nasdaq Capital Market. In accordance with the Marketplace Rules of The Nasdaq Stock Market, the Company is required to obtain stockholder approval for the issuance of the Additional Common Shares because: (i) such shares will exceed 20 percent of the number of issued and outstanding shares of the Company’s common stock immediately prior to their issuance; and (ii) the voting power of such shares will exceed 20 percent of the voting power of the issued and outstanding shares of the Company’s common stock immediately prior to their issuance.

Under the Delaware General Corporation Law and the Company’s Certificate of Incorporation, the holders of at least a majority of the Company’s outstanding voting shares are permitted to take action by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders of the Company. The holders of the Company’s common stock and the holders preferred stock entitled to vote with the holders of our common stock, representing a majority of our issued and outstanding voting stock as of June 29, 2006, executed written consents approving the various corporate actions that potentially result in the issuance of the Additional Common Shares. The consents approving the issuance of the Additional Common Shares will not become effective until the 20th calendar day following the mailing of this information statement to shareholders.

This Information Statement is being mailed on or about August     , 2006 to holders of our voting stock as of the close of business as of July 24, 2006, pursuant to Section 14(c) of the Exchange Act and Regulation 14C promulgated thereunder.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

As of June 29, 2006, the effective date of the written consents, the Company had (a) 16,965,310 shares of common stock outstanding, (b) 5,411,675 shares of Series M Convertible Preferred Stock outstanding, (c) 1,473,825 shares of Series N Convertible Preferred Stock outstanding, (d) 504,674 shares of Series O Convertible Preferred Stock outstanding, and (e) 3,215,915 shares of Series P Convertible Preferred Stock outstanding. As of the record date, the Company had approximately 134 stockholders of record of common stock, 25 stockholders of record of Series M Convertible Preferred Stock, 10 stockholders of record of Series N Convertible Preferred Stock, 10 stockholders of record of Series O Convertible Preferred Stock, and five stockholders of record of Series P Convertible Preferred Stock.

Each share of common stock is entitled to one vote and each share of Series M Convertible Preferred Stock, Series N Convertible Preferred Stock and Series O Convertible Preferred Stock is entitled to one vote for each share of common stock issuable upon conversion of each share of Series M Convertible Preferred Stock, Series N Convertible Preferred Stock and Series O Convertible Preferred Stock, respectively. Series P Convertible Preferred Stock is non-voting. As of June 29, 2006, stockholders were entitled to cast the following numbers of votes:

Class Outstanding	Number of Shares of Class Outstanding	Approximate Number of Voting Shares of Common Stock for Each Share of Preferred(1)	Aggregate Number of Outstanding Votes Per Class
Common Stock	16,965,310	1.00	16,965,310
Series M Convertible Preferred Stock	5,411,675	1.03	5,562,328
Series N Convertible Preferred Stock	1,473,825	1.03	1,514,854
Series O Convertible Preferred Stock	504,674	1.04	524,834

Total Outstanding Votes			24,567,326

(1)	Approximation due to rounding.

Voting, Consent, Amendment and Waiver Agreements

The Company entered into voting, consent, amendment and waiver agreements (the “Consent Agreements”), effective June 29, 2006, with holders of the Company’s common stock and each of its Series M, N, O and P Convertible Preferred Stock. A description of the principal terms and conditions of the Consent Agreements follows. The following description is qualified in its entirety by the Consent Agreements attached as Appendix A and Appendix B to this information statement.

2

Under the Consent Agreements, the holders of a majority of the Company’s issued and outstanding shares of voting capital stock (common stock and Series M, N, and O Convertible Preferred Stock) consented to:

1. the issuance to certain new investors of up to 4,950,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share (“Series Q Convertible Preferred Stock”), each share of which is convertible into approximately 9.0909 shares of common stock, subject to adjustment;

2. the issuance of four-year warrants (the “Note Warrants”) to purchase approximately 26,000,000 shares of common stock at an exercise price of $1.45 per share, subject to adjustment;

3. the issuance of shares of common stock, securities convertible into or exercisable for common stock, or a combination thereof with an aggregate fair value of $3.2 million (the “Exeter Securities”) in exchange for shares of the capital stock or securities convertible into or exercisable for shares of the capital stock of another company;

4. the issuance of approximately 280,000 shares of Series Q Convertible Preferred Stock to Jeffries and Company, Broadband Capital, Meritage Funds and Luther Capital Management in payment of placement agent and finders fees;

5. the issuance to TH Lee Putnam Ventures, a stockholder of the Company, of warrants to purchase up to 250,000 and 547,500 shares, respectively, of common stock at a price of $.01 per share, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company (the “THLPV Warrants”);

6. the issuance of approximately 41,250 shares of Series Q Convertible Preferred Stock to Pequot Capital Management in consideration for credit enhancements in the form of loan guarantees;

7. the issuance of warrants to purchase up to 400,000 shares of common stock at a price of $1.50 per share, subject to adjustment (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees;

8. the potential future issuance of additional shares of Series Q Convertible Preferred Stock in payment of dividends on the Series Q Convertible Preferred Stock (“PIK Shares”), which shares will be convertible into shares of common stock;

9. the issuance of up to approximately 500,000 shares of common stock to certain individuals in payment for consulting services;

3

10. effective upon the 20th calendar day following the Company’s mailing to its stockholders of this information statement, the issuance of shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock and any PIK Shares, and upon the exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and the shares of common stock issuable in consideration for consulting services and in connection with the Exeter Securities; and

11. an amendment to the Company’s Amended and Restated Certificate of Incorporation to adjust the rights and preferences of the Series M, N, O and P Convertible Preferred Stock in relation to the Company’s designation of Series Q Convertible Preferred Stock, together with certain other modifications.

The amendment to the Company’s Amended and Restated Certificate of Incorporation described in the preceding paragraph will not be filed with the Secretary of State of the State of Delaware until 20 days after the Company mails this information statement to its stockholders, in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended. A form of the amendment is attached as Appendix C to this information statement.

The holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N, O and P Convertible Preferred Stock consented to the Company’s designation of the preferences and rights of the Series Q Convertible Preferred Stock, including without limitation the superiority of the Series Q Convertible Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, the proposed issuance and sale of the Series Q Convertible Preferred Stock, and the Amendment.

The holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N and O Convertible Preferred Stock waived, in connection with the proposed securities issuances described above, the application of conversion price adjustment mechanisms contained in their respective Certificates of Designation of Preferences and Rights to reduce the conversion price for their shares Series M, N and O Convertible Preferred Stock below $2.10.

The Company and the holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock agreed to reduce the Series P Convertible Preferred Stock conversion price (subject to future adjustment under the Certificates of Designation of Preferences and Rights of Series P Convertible Preferred Stock, but not as a result of the securities issuances described in paragraphs 1 through 10 above) to $1.23 per share.

The holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock also waived a contractual right of participation in connection with the Company’s proposed issuance of Series Q Convertible Preferred Stock and consented to amendments of contractual provisions pertaining to participation in future financings and incidental registration rights.

Acquisition Financing

On July 3, 2006, the Company entered into a purchase agreement (the “Senior Secured Note Purchase Agreement”) and Indenture pursuant to which it sold $75.0 million aggregate principal amount of 12% senior secured notes due 2010 (the “Senior Notes”) to the purchasers

4

named therein (the “Unit Purchasers”) in a private placement transaction. The Senior Notes were sold at a discount of 5.66% of face value. The net proceeds from the sale of the Senior Notes, after deducting the Unit Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $66.3 million. The Senior Notes were issued in units comprised of (a) $1,000 aggregate principal amount at maturity of Senior Notes and (b) a warrant to purchase 345 shares of the Company’s common stock exercisable at $1.45 per share (the “Warrants”). An aggregate of 25,875,000 shares of the Company’s common stock are issuable under the Warrants. The Warrants are described below under “–Warrants.”

On July 3, 2006, the Company entered into a Stock Purchase Agreement (the “SPA”) by and among the Company and certain investors named therein (the “Investors”), pursuant to which the Company sold for cash an aggregate of 4,000,000 shares of Series Q Convertible Preferred Stock for a total purchase price of $40,000,000. The Series Q Convertible Preferred Stock is described below under “–Series Q Convertible Preferred Stock.”

Effective July 3, 2006, the Company issued an aggregate of 309,770 shares of Series Q Convertible Preferred Stock, in consideration of services, determined by the Company to have a value of not less than $10.00 per share, to the following parties:

Context Capital Management, LLC	45,000
Broadband Capital Management, LLC	55,840
Pequot Capital Management	41,250
Meritage Capital Advisors, LLC	45,000
Luther Capital Management, LLC	20,000
Jefferies & Company, Inc.	102,680

The Company also issued an aggregate of 13,000 shares of Series Q Convertible Preferred Stock to TH Lee Putnam Ventures, L.P. (“TH Lee”) (7,171 shares), TH Lee Putnam Parallel Ventures, L.P. (5,246 shares), TH Li Coinvestment Partners, LLC (420 shares) and Thomas H. Lee (163 shares) at $10.00 per share, payment for which was made by application of a credit from an overfunding in connection with a previous financing. TH Lee beneficially owned approximately 62.3% of the Company’s common stock as of June 29, 2006, before giving effect to the share issuances on that date. James G. Brown, founder and Managing Director of TH Lee, is a director of the Company.

Effective June 29, 2006, the Company entered into a reimbursement agreement (the “Reimbursement Agreement”) with TH Lee and certain related parties. Under the terms of the Reimbursement Agreement, the Company acknowledged its indebtedness to TH Lee for: (i) costs and expenses of approximately $90,000 incurred by TH Lee on behalf of the Company; (ii) an overfunding in the amount of $130,000 on a prior credit facility maintained by TH Lee for the Company; (iii) merger and acquisition services rendered by TH Lee to the Company; and (iv) credit enhancements provided by TH Lee to the Company in the form of loan guarantees. The Company agreed to satisfy the obligations described above through the payment of cash in the amount of $89,551, and the issuance of warrants to purchase 797,500 shares of common stock at an exercise price of $0.01 per share.

5

The warrants issued to TH Lee have terms similar to the Warrants issued to the Unit Purchasers, but do not provide for automatic exercise upon the occurrence of an automatic exercise value trigger. The warrants issued to TH Lee may be exercised for cash or on a cashless exercise basis.

Series Q Convertible Preferred Stock

The Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, as amended (the “Certificate of Designation”) creates 9,704,813 shares of Series Q Convertible Preferred Stock with the preferences and rights described below. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on June 30, 2006, and amended on July 3, 2006. The following description is qualified in its entirety by the Certificate of Designation attached as Appendix D to this information statement.

Each share of Series Q Convertible Preferred Stock is convertible into 9.0909 shares of common stock, subject to adjustment. The Series Q Convertible Preferred Stock will not be convertible into shares of common stock until 20 days after the mailing of this Information Statement to the Company’s stockholders. The terms of the Series Q Convertible Preferred Stock, as set forth in the related Certificate of Designations, Preferences and Rights, include the following:

•	Cumulative dividends at the rate of six percent per annum on the stated value of $10.00 per share are payable quarterly in arrears. Dividends on the Series Q Convertible Preferred Stock are in preference to, and priority over, distributions with respect to all other outstanding classes or series of the Company’s capital stock (other than dividends payable solely in shares of common stock). At the election of the Company, dividends on the Series Q Convertible Preferred Stock are payable in shares of Series Q Convertible Preferred Stock (“PIK Shares”); provided, however, that PIK Shares may not be issued without the consent of the holders of at least 70 percent of the outstanding Series Q Convertible Preferred Stock unless the shares of common stock into which the PIK Shares are convertible have been registered for immediate resale under the Securities Act of 1933.

•	Upon the liquidation, dissolution or winding up of the Company, holders of shares of Series Q Convertible Preferred Stock are entitled to a payment equal to the shares’ stated value plus any accrued and unpaid dividends before payment is made with respect to any other outstanding classes or series of the Company’s capital stock.

•	The Company may elect to redeem the outstanding shares of Series Q Convertible Preferred Stock at any time for an amount equal to 125 percent of their stated value plus accrued and unpaid dividends. Upon the occurrence of any of the following events, the Company shall be obligated to redeem all outstanding shares of Series Q Convertible Preferred Stock (subject to the right of each holder of Series Q Convertible Preferred Stock to reject redemption) at a price equal to their

6

stated value, all accrued and unpaid dividends, and a redemption premium of 50 percent of the annual dividend payable with respect to the Series Q Convertible Preferred Stock:

(i)	the acquisition of CD&L by a party other than the Company;

(ii)	the termination of the Company’s agreement to acquire CD&L; or

(iii)	the failure of the Company to consummate the acquisition of CD&L within 270 days following the Company’s issuance of the Series Q Convertible Preferred Stock.

•	The price at which the Series Q Convertible Preferred Stock may be converted into shares of common stock is subject to reduction as a result of subsequent issuances of common stock (or securities convertible into or exercisable for common stock) at a price per share of common stock less than the Series Q Convertible Preferred Stock Conversion Price, excluding: (i) issuances of common stock pursuant to employee stock option grants; (ii) issuances of common stock upon exercise or conversion of options or convertible securities outstanding on the date shares of Series Q Convertible Preferred Stock are issued; (iii) issuances of PIK Shares; and (iv) issuances of payment-in-kind dividends made with respect to other outstanding classes or series of the Company’s preferred stock.

•	The Company is entitled to force holders of the Series Q Convertible Preferred Stock to convert their shares into common stock if and when the daily weighted average market price of the common stock is equal to or greater than 200 percent of the then applicable Series Q Convertible Preferred Stock conversion price for a specified period of time and the shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock have been registered for resale under applicable federal and state securities laws.

During the one-year period ending on the first anniversary of the Company’s issuance of Series Q Convertible Preferred Stock, holders are entitled to a first right refusal to purchase any shares of the Company’s capital stock which are the subject of a firm offer of purchase submitted to the Company by one or more third parties.

Holders of Series Q Convertible Preferred Stock were granted certain demand and incidental registration rights covering the shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock.

Warrants

The Warrants grant the right to purchase an aggregate of 26,980,725 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.004 per share, at an initial exercise price of $1.45 per share, subject to adjustment from time to time as provided in the Warrants. The Warrants may be exercised at the option of the holders commencing on the 20th day following the mailing of this information statement and ending at 5:00 P.M. Eastern Time on July 3, 2010.

7

If at any time after July 3, 2008: (i) the daily volume weighted average price of a share of the Company’s common stock is equal to or exceeds $2.75 per share (as such price may be adjusted pursuant to the terms of the Warrant), for 20 out of any 30 consecutive trading-day period (the “Automatic Exercise Value Trigger”); (ii) the Warrant Shares issuable upon occurrence of the Automatic Exercise Value Trigger are available for immediate resale without registration or pursuant to an effective registration statement under the Securities Act of 1933 on the date the Automatic Exercise Value Trigger occurs and the date notice of automatic exercise is delivered to a holder of Warrants; (iii) on each day during such 30-day period the common stock is designated for quotation on the principal market on which it is listed and has not been suspended from trading on such market (other than suspensions of not more than two trading days due to business announcements by the company); (iv) delisting or suspension of the common stock by the principal market on which it is listed shall not have been threatened or be pending on either of such dates; (v) during the 30-day trading period in and each of such evaluation dates there shall not have occurred the public announcement of a pending or proposed or intended merger which has not been abandoned, terminated or consummated, an event of default under the Indenture related to the Senior Notes or an event that with the passage of time or giving of notice would constitute an event of default thereunder; and (vi) the Company has no knowledge on either of the evaluation dates of any fact that would cause the registration statement required pursuant to the registration rights agreement between the Company and the Warrant holders not to be effective and available for the resale of all remaining Warrant Shares in accordance with the terms of the registration rights agreement or any Warrant Shares issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to SEC Rule 144(k) and any applicable state securities laws, then the Warrant will be deemed to be exercised automatically at the applicable exercise price.

The Company is obligated to give written notice to the holders of a Warrant of the automatic exercise of the Warrants within 10 business days after the occurrence of an Automatic Exercise Value Trigger. The amount of the Warrant to be exercised upon occurrence of an Automatic Exercise with respect to the first 30-day period in which the Automatic Exercise Value Trigger has been achieved shall not exceed the number of Warrant Shares equal to 20% of the average of the dollar value of the common stock traded each day during such measurement period divided by the exercise price in effect at the end of the measurement period; and multiplied by the fraction whose numerator is the number of Warrant Shares for which the Warrant is exercisable as of the end of the measurement period; and whose denominator is the aggregate number of shares of common stock issuable upon the full exercise of the then outstanding class of Warrants as of the end of the measurement period.

The exercise price of Warrants may be paid by the holder by delivery to the Company of cash, tender of Senior Notes, or a combination of cash and Senior Notes. Senior Notes delivered in payment of the exercise price of Warrants are deemed to have a value equal to 100% of the principal amount of a note tendered. A holder of Warrants tendering Notes is entitled to be paid accrued but unpaid interest on the Senior Note to and including the date the notice of exercise is delivered to the Company or the date notice of automatic exercise is delivered to the holder and the amount of any premium over the principal amount of the Note if any that would be paid to the holder if the note delivered in payment of the exercise price was redeemed pursuant to a redemption call. If at any time Warrant Shares are not available for immediate resale as required under the terms of the Warrant, the holder of a Warrant may exercise the Warrant in whole or in part pursuant to a cashless exercise formula.

8

The Company may not effect the exercise of a Warrant, and the holder of a Warrant does not have the right to exercise the Warrant, to the extent that after giving effect to the exercise the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of common stock of the Company outstanding immediately after giving effect to the exercise. By written notice to the Company, any holder of a Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that such increase will not be effective until the 61st day after such notice is delivered to the Company.

The exercise price of the Warrants and the number of shares purchasable are subject to adjustment on a weighted average basis if the Company issues or sells any class of capital stock without consideration or for a consideration per share less than the current market price of the capital stock immediately prior to the time of issuance. No adjustment is made upon conversion of shares of the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock in each case at the exercise price in effect on July 3, 2006; or as payment of dividends in lieu of cash with respect to such series; upon exercise of warrants of the Company outstanding as of July 3, 2006 to purchase up to 30,630,538 shares of common stock; or upon the exercise of options or other rights to purchase up to 3,361,365 shares of common stock outstanding as of July 3, 2006 under the Company’s stock option plans. Similar adjustments in the exercise price and number of shares issuable upon exercise will be made if the Company grants or issues warrants, options or other rights to subscribe for or to purchase capital stock or convertible securities or upon the additional conversion or exchange of convertible securities, and the price per share for which the capital stock is issuable upon exercise of options or convertible securities is less than the current market price of the Company’s capital stock immediately preceding the time of grant or issue; and the exercise price of the Warrants will be adjusted if the purchase price provided in any right or option or the rate at which convertible securities are convertible into capital stock is changed.

The Warrants also provide for customary anti-dilution provisions arising out of stock splits, combinations, dividends, distributions and similar events; and provide for rights to Warrant holders to receive a supplemental Warrant entitling a holder of a Warrant to receive securities or other property receivable upon a reclassification, consolidation, merger, sale or conveyance by the Company. Upon an adjustment of the exercise price, the number of shares of common stock issuable upon exercise at the adjusted exercise price are adjusted to the nearest full amount by multiplying a number equal to the exercise price in effect immediately prior to an adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to the adjustment and dividing the product so obtained by the adjusted exercise price.

Upon occurrence of a Special Redemption Trigger (as defined in the Indenture for the Senior Notes), then on the Special Mandatory Redemption Date (as defined in the Indenture for the Senior Notes), the number of Warrant Shares for which a Warrant will be exercisable following the Special Mandatory Redemption Date will be adjusted to one-half of the number of Warrant Shares that were initially issuable pursuant to the Warrant. If a holder had exercised

9

more than one-half of the Warrant prior to the Special Mandatory Redemption Date, then the Warrant will be cancelled in its entirety, but Warrant Shares issued pursuant to such prior exercise of the Warrant are not affected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following tables contain certain information known to us regarding beneficial ownership of our outstanding voting securities as of July 3, 2006, after giving effect to all share issuances on that date, by (i) each person who is known to us to own beneficially more than five percent of each class of our voting securities, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all executive officers and directors as a group.

Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares and the address of each person identified below is Velocity Express Corporation, One Morningside Drive North, Building B – Suite 300, Westport, Connecticut 06880. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of July 3, 2006.

References made herein to “TH Lee Putnam Ventures” or “THLPV” include TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Coinvestment Partners, LLC, and Thomas H. Lee (Blue Star I, LLC). Mr. Fredenburg and Mr. De Fazio are no longer officers of our company.

COMMON STOCK

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	23,381,655	70.9%

James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	23,381,905	70.9%

Longview Funds(4)	13,028,323	39.6%

Scorpion(5)	6,317,775	24.1%

Pequot Capital Management(6)	6,232,118	23.9%

Crestview Capital Master, LLC(7)	1,788,102	8.2%

Special Situations Funds(8)	1,700,622	7.9%

Vincent A. Wasik(9)	535,172	2.7%

Alexander I. Paluch(10)	401,295	2.0%

10

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Daniel R. DeFazio	—	—

Andrew B. Kronick(11)	22,885	*

Wesley C. Fredenburg(12) 833 Great Oaks Trail, Eagan, MN 55123	17,958	*

Jeffrey Hendrickson	16,254	*

Richard A. Kassar	280	*

Leslie E. Grodd	120	*

John J. Perkins	—	—

Edward W. Stone	—	—

All directors and officers as a group (11 persons)(13)		%

*	Represents less than 1%
(1)	Percentage of beneficial ownership is based on 19,892,266 shares of common stock outstanding as of July 3, 2006. Beneficial ownership based upon ownership of convertible preferred stock reflects common stock equivalents on an as-if-converted basis. Common stock issuable pursuant to outstanding warrants, stock options and convertible preferred stock exercisable or convertible within 60 days is deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person. More than one person may beneficially own the same shares.
(2)	Consists of 10,274,604 shares of common stock, 601,176 shares of common stock issuable upon conversion of Series M Convertible Preferred Stock, 11,072,716 shares of common stock issuable upon conversion of Series Q Convertible Preferred Stock, and 991,052 shares of common stock issuable upon exercise of warrants.
(3)	Includes 150 restricted shares of common stock and 100 shares of common stock issuable upon exercise of options owned directly by Mr. Brown and 22,939,548 shares of common stock beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.
(4)	Consists of 8,605,151 shares of common stock issuable upon conversion of Series P Convertible Preferred Stock, 2,727,270 shares of common stock issuable upon conversion of Series Q Convertible Preferred Stock and 1,695,902 shares of common stock issuable upon exercise of warrants owned by Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund.
(5)	Consists of 3,025,522 shares of common stock issuable upon conversion of Series M Convertible Preferred Stock, 383,165 shares of common stock issuable upon conversion of Series N Convertible Preferred Stock and 2,909,088 shares of common stock issuable upon conversion of Series Q Convertible Preferred Stock held by Scorpion Capital Partners, L.P. and Scorpion Acquisition LLC.
(6)	Consists of 3,129,849 shares of common stock issuable upon conversion of Series M Convertible Preferred Stock and 3,102,269 shares of common stock issuable upon conversion of Series Q Convertible Preferred Stock owned by various Pequot funds.
(7)	Consists of shares of common stock issuable upon conversion of Series N Convertible Preferred Stock.
(8)	Consists of shares of common stock issuable upon conversion of Series M Convertible Preferred Stock owned by Special Situations Private Equity Fund, L.P. and Special Situations Fund III, L.P.
(9)	Consists of (i) 98,961 shares of common stock, 260,821 shares of common stock issuable upon conversion of Series M Convertible Preferred Stock, 7,932 shares of common stock issuable upon exercise of warrants, 220 shares of common stock issuable upon exercise of options and 210 shares of restricted stock owned directly by Mr. Wasik; and (ii) 161,353 shares of common stock and 5,675 shares of common stock issuable upon exercise of warrants owned by MCG Global LLC.
(10)	Consists of (i) 17,912 shares of common stock, 20,964 shares of common stock issuable upon conversion of Series M Convertible Preferred Stock and 548 shares of common stock issuable upon exercise of warrants owned directly by Mr. Paluch; (ii) 344,138 shares of common stock, 6,217 shares of common stock issuable upon conversion of Series M Convertible Preferred Stock and 8,938 shares of common stock issuable upon exercise of warrants owned by East River Ventures II, LP (for which Mr. Paluch disclaims beneficial ownership); and (iii) 2,371 shares of common stock and 207 shares of common stock issuable upon exercise of warrants owned by ERV Partners LLC (for which Mr. Paluch disclaims beneficial ownership).

11

(11)	Consists of 10,760 shares issuable upon exercise of options, and 12,125 shares issuable upon exercise of warrants.
(12)	Consists of 5,724 shares of common stock owned directly and 12,234 shares issuable upon exercise of warrants.
(13)	Includes shares of common stock deemed to be beneficially owned by the Company’s directors and officers. See notes 3, 9, 10 and 11 above.

Series M Convertible Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Pequot(2) 500 Nyala Farm Road, Westport, CT 06880	1,783,632	32.4%
Scorpion Capital Partners, L.P.(3) 245 Fifth Avenue, 25th Floor, New York, NY 10016	1,724,178	31.4%
TH Lee Putnam Ventures(4) 200 Madison Avenue, Suite 2225, New York, NY 10016	594,544	10.8%
James G. Brown(5) 200 Madison Avenue, Suite 2225, New York, NY 10016	594,544	10.8%
Special Situations Private Equity Fund, L.P.(6) 153 E. 53rd Street, 55th Floor, New York, NY 10022	486,327	8.8%
Special Situations Fund III, L.P.(6)	348,793	6.4%
Special Situations Cayman Fund, L.P.(6)	134,026	2.4%
Vincent A. Wasik	148,636	2.7%
Richard A. Kassar	—	—
Leslie E. Grodd	—	—
John J. Perkins	—	—
Wesley C. Fredenburg	—	—
Andrew B. Kronick	—	—
Jeffrey Hendrickson	—	—

12

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Edward T. Stone	—	—
Daniel R. DeFazio	—	—
All directors and executive officers as a group (11 persons)(7)	743,180	13.5%

*	Represents less than 1%
(1)	Percentage of beneficial ownership is based upon 5,498,505 shares of Series M Convertible Preferred Stock outstanding as of July 3, 2006. More than one person may beneficially own the same shares.
(2)	Consists of 864,348 shares owned by Pequot Scout Fund, L.P., 512,705 shares owned by Pequot Navigator Onshore Fund, L.P. and 376,555 shares owned by Pequot Navigator Offshore Fund, Inc.
(3)	Consists of 1,486,360 shares owned by Scorpion Capital Partners, L.P. and 237,818 shares owned by Scorpion Acquisition LLC.
(4)	Consists of 327,982 shares owned by TH Lee Putnam Ventures, L.P., 239,925 shares owned by TH Lee Putnam Parallel Ventures, L.P., 19,206 shares owned by THLi Co Investment Partners, LLC, and 7,431 shares owned by Thomas H. Lee.
(5)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Mr. Brown disclaims beneficial ownership.
(6)	MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.
(7)	Consists of 148,636 shares owned by Mr. Wasik and 594,544 shares beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.

Series N Convertible Preferred Stock

Our directors and executive officers do not beneficially own any shares of Series N Convertible Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Crestview Capital Master, LLC	1,019,000	67.4%
Scorpion Capital Partners, L.P. 245 Fifth Avenue, 25th Floor, New York, NY 10016	218,357	14.4%
Gryphon Partners, LP	174,686	11.6%
GSSF Master Fund, LP	87,343	5.8

(1)	Percentage of beneficial ownership is based on 1,511,178 shares of Series N Convertible Preferred Stock outstanding as of July 3, 2006.

13

Series O Convertible Preferred Stock

Our directors and executive officers do not beneficially own any shares of Series O Convertible Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Gryphon Master Fund, L.P.	264,513	51.6%
GSSF Master Fund, LP	132,257	25.8%
William S. Lapp	79,354	15.5%
Smithfield Fiduciary, LLC	26,814	5.2%

(1)	Percentage of beneficial ownership is based on 512,616 shares of Series O Convertible Preferred Stock outstanding as of July 3, 2006.

Series P Convertible Preferred Stock

Our directors and executive officers do not beneficially own any shares of Series P Convertible Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Longview Fund, LP	2,535,170	77.3%
Longview Equity Fund, LP	424,641	12.9%
Longview International Equity Fund	209,152	6.4%

(1)	Percentage of beneficial ownership is based on 3,280,628 shares of Series P Convertible Preferred Stock outstanding as of July 3, 2006. The Series P Convertible Preferred Stock does not have any voting rights.

Series Q Convertible Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures (2) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,218,000	28.2%
James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,218,000	28.2%
Linden Capital, LP 18 Church Street, Skandia House, Hamilton, HMII, Bermuda	600,000	13.9%
Third Point Partners (4) 390 Park Avenue, 18th Floor, New York, NY 10022	500,000	11.6%
Bernard Selz (5) 600 5th Avenue, 25th Floor, New York, NY 10020	400,400	9.3%
Pequot Capital Management (6) 500 Nyala Farm Road, Westport, CT 06880	341,250	7.9%

14

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Scorpion Capital Partners LP (7) 245 Fifth Avenue, 25th Flr., New York, NY 10016	320,000	7.4%
Longview Fund LP 600 Montgomery Street, 44th Floor, San Francisco, CA 94111	300,000	6.9%
Vincent A. Wasik	—	—
Richard A. Kassar	—	—
Leslie E. Grodd	—	—
John J. Perkins	—	—
Wesley C. Fredenburg	—	—
Andrew B. Kronick	—	—
Jeffrey Hendrickson	—	—
Edward W. Stone	—	—
Daniel R. DeFazio	—	—
All directors and executive officers as a group (11 persons)(8)	1,218,000	28.2%

(1)	Percentage of beneficial ownership is based upon 4,322,770 shares of Series Q Convertible Preferred Stock outstanding as of July 3, 2006. The Series Q Convertible Preferred Stock does not have voting rights.
(2)	Consists of 671,912 shares owned by TH Lee Putnam Ventures, L.P., 491,518 shares owned by TH Lee Putnam Parallel Ventures, L.P., 39,345 shares owned by THLi Coinvestment Partners, LLC and 15,225 shares owned by Thomas H. Lee.
(3)	Consists of shares beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.
(4)	Consists of 355,834 shares owed by Third Point Offshore Fund, Ltd., 61,959 shares owned by Third Point Partners, LP, 41,533 shares owned by Third Point Ultra Ltd., and 40,674 shares owned by Third Point Partners Qualified LP.
(5)	Consists of 200,200 shares owned by Bernard Selz and 200,200 shares owned by Selz Family Trust.
(6)	Consists of 134,630 shares owned by Pequot Scout Fund, LP, 110,817 shares owned by Pequot Mariner Master Fund, LP, 43,895 shares owned by Pequot Navigator Offshore Fund, Inc. and 41,250 shares owned by Pequot Capital Management.
(7)	Consists of 300,000 shares owned by Scorpion Capital Partners LP and 20,000 shares owned by Scorpion Acquisition LLC.
(8)	Consists of shares beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.

15

PROPOSED ACQUISITION OF CD&L

A portion of the proceeds from the transactions that result in the potential issuance of the Additional Common Shares will be used to finance the Company’s proposed acquisition of CD&L. For this reason, the Company is providing the following disclosure about the acquisition. Delaware law does not require the Company’s stockholders to approve the Company’s acquisition of CD&L, and the Company’s stockholders are not being asked to do so.

Summary Term Sheet

This summary highlights selected information from this document about the Company’s proposed acquisition of CD&L. It does not contain all of the information that is important to you. We urge you to read the entire information statement to understand the proposed transaction. A copy of the Agreement and Plan of Merger dated July 3, 2006 is attached as Appendix E to this information statement and is incorporated herein by reference.

General. The Company intends to acquire CD&L through a merger in which CD&L will become a wholly owned subsidiary of the Company. Stockholders of CD&L will receive $3.00 in cash for each share of CD&L.

CD&L, Inc. CD&L is one of the leading national full-service providers of customized, same-day, time critical, delivery services to a wide range of commercial, industrial and retail customers. CD&L services are provided throughout the United States.

CD&L offers the following delivery services:

•	rush delivery service, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point-to-point on an as-needed basis;

•	distribution services, providing same-day delivery for many pharmaceutical and office supply wholesalers, for manufacturers to retailers and inter-branch distribution of financial documents in a commingled system;

•	facilities management, including providing and supervising mailroom personnel, mail and package sorting, internal delivery and outside local messenger services; and

•	dedicated contract logistics, providing a comprehensive solution to major corporations that want the control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

CD&L provides its customers with a broad range of customized, same-day, time-critical, delivery service options.

CD& L Acquisition Corp. CD&L Acquisition Corp. is a wholly owned subsidiary of the Company formed as an acquisition vehicle in connection with the merger. CD&L Acquisition Corp. was recently incorporated and has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

16

The Merger. At the effective time of the merger, CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L, and each issued and outstanding share of CD&L, Inc. capital stock, other than shares of stock whose holders have asserted appraisal rights, will be converted into the right to receive $3.00 per share in cash. As the surviving corporation, CD&L will continue to operate as a wholly owned subsidiary of the Company. Assuming all conditions to the merger are met or waived by the appropriate parties, it is anticipated that the merger will be completed shortly after approval is obtained from CD&L’s stockholders. The merger will become effective upon the filing of a certificate of merger with the office of the Delaware Secretary of State.

Pursuant to the terms of the Merger Agreement, at the effective time of the merger, each issued and outstanding share of CD&L capital stock will be cancelled and converted into the right to receive $3.00 in cash; the Company will not assume options and warrants to purchase shares of CD&L common stock. Pursuant to, and as a result of the merger, such convertible securities will be cancelled and converted into the right to receive $3.00, less the applicable amount of exercise price.

A Number of Conditions Must Be Satisfied or Waived to Complete the Merger. Before the merger can be completed, a number of conditions must be satisfied or waived. These conditions include:

•	the approval of merger and the Merger Agreement by CD&L’s stockholders;

•	the absence of any statutes, regulations, governmental orders or injunctions that prevent or prohibit the merger; and

•	the receipt of all required governmental consents, orders and approvals.

The Merger Agreement Can Be Terminated. The Merger Agreement can be terminated and the merger abandoned by the mutual written consent of the Company and CD&L. The Merger Agreement can also be terminated under other, specified circumstances. If this were to occur, the Company’s acquisition of CD&L would not be completed.

The Company Is Entitled to a Termination Fee Under Certain Circumstances. A termination fee of $2.5 million will be payable by CD&L to the Company if:

•	The Company terminates the Merger Agreement due to a breach by CD&L of its covenant not to solicit another transaction, or if CD&L’s board of directors withholds, modifies or withdraws its recommendation to CD&L’s stockholders to vote in favor of the merger; or

•	CD&L terminates the Merger Agreement if CD&L’s board of directors withholds, modifies or withdraws its recommendation in favor of the merger to the CD&L stockholders in response to a superior competing offer.

17

Expenses. All fees and expenses incurred in connection with the Merger Agreement and the merger will be paid by the party incurring the expenses. All fees and expenses associated with the filing and printing of this information statement will be borne by the Company.

The Company’s Stockholders Will Not have Appraisal Rights. The Company’s stockholders will not be entitled to exercise appraisal rights under Delaware law with respect to the merger.

Certain Federal Income Tax Considerations. The Company’s stockholders will not receive any payment in the mergers and the merger will not result in taxable gain or loss to them.

The merger will not qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986 and holders of CD&L common stock, options and warrants will recognize a taxable gain or loss on the exchange.

Where You Can Find More Information. If you would like additional copies, without charge, of this information statement, please contact the Company.

A copy of our annual report on Form 10-K, as amended, for the fiscal year ended July 2, 2005, is attached as an appendix to this information statement. You may request any exhibit described in the exhibit index in the Form 10-K/A, upon payment, in advance, of fees based on the reasonable expenses of furnishing the exhibit. Requests for copies should be directed to the Company at its principal address given below. You may also view or obtain additional copies of the information statement and the Company’s other filings on the SEC’s website at http://www.sec.gov.

Velocity Express Corporation

Attention: Edward W. Stone,

Chief Financial Officer

One Morningside Drive

Building B, Suite 300

Westport, Connecticut 06880

Telephone: (203) 349-4160

The Parties to The Merger

CD&L, Inc. CD&L is one of the leading national full-service providers of customized, same-day, time-critical, delivery services to a wide range of commercial, industrial and retail customers. CD&L services are provided throughout the United States. Its services include rush delivery service, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point to point on an “as needed” basis; distribution services providing same-day delivery for pharmaceutical and office supply wholesalers, manufacturers and retailers; facilities management, including providing and supervising mailroom personnel and internal and outside delivery services; and dedicated contract logistics providing comprehensive solutions to customers that want control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

CD&L is a Delaware corporation. Its principal offices are located at 80 Wesley Street, South Hackensack, New Jersey 07606, and its telephone number is (201) 487-7740.

18

Velocity Express Corporation. Velocity Express Corporation and its subsidiaries are engaged in the business of providing same-day transportation and distribution/logistics services to individual consumers and businesses. The Company operates primarily in the United States, with limited operations in Canada. The Company has one of the largest nation-wide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistic services. The Company’s customers are comprised of multi-location, national customers with operations in the commercial and office products, financial, healthcare, transportation and logistics, technology and energy sectors. Customers also include individual consumers.

The Company is incorporated in Delaware. The Company’s principle offices are located at One Morningside Drive North, Building B, Suite 300, Westport, Connecticut 06880, its telephone number is (203) 349-4160, and its website can be accessed at www.velocityexpress.com.

CD&L Acquisition Corp. CD&L Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of the Company. CD&L Acquisition Corp’s principal executive offices are located at: One Morningside Drive North, Building B, Suite 300, Westport, Connecticut 06880. CD&L Acquisition Corp. was incorporated solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, CD&L Acquisition Corp. will merge with and into CD&L, which will survive the merger as a wholly owned subsidiary of the Company. CD&L Acquisition Corp. will cease to exist at the effective time of the merger.

Background of the Merger

In September of 2002, Vincent Wasik, the Company’s Chief Executive Officer, and Albert W. Van Ness, Jr., CD&L’s Chairman and Chief Executive Officer, held several meetings and conference calls to review performance metrics for both companies and to discuss the potential of a merger. Discussions regarding a merger were renewed in January 2003.

On February 12, 2004, Harvey Golub, Chairman of THLP, sent a merger proposal to Mr. Van Ness. The proposed acquisition price was approximately $1.20 to $1.30 per share. On March 8, 2005, Mr. Van Ness, in a letter to Mr. Golub, declined the February 12, 2004 merger proposal.

On October 19, 2004, James G. Brown, a director of the Company and Managing Director of THLP, met with representatives of CD&L to discuss a potential transaction structure and terms for a merger of the Company and CD&L. The two companies entered into a confidentiality agreement to facilitate a sharing of information. Discussion continued through early 2005, and on February 8, 2005, representatives of the Company and CD&L considered a proposed acquisition price of $4.00.

On April 27, 2005, Thomas E. Durkin III, a director of CD&L, met with Mr. Brown, Sasha Grutman, a THLP Managing Director, and Fred Coulson, a THLP Vice President, to discuss a transaction structure and terms for a merger. The proposed acquisition price was approximately $3.75 per share of CD&L common stock.

19

In July and August 2005, representatives of the Company and CD&L continued to discuss transaction values and various combinations of cash and equity merger consideration.

On September 14, 2005, the Company’s management team and its financial advisors (Jefferies and Meritage) met with CD&L’s management team to discuss the financing structure and to conduct preliminary due diligence. In late September, Mr. Wasik and other members of the Company’s management team met with Jeffries to discuss the process and timing of the Company’s financing and fairness opinion and to conduct preliminary financial due diligence.

The Company’s counsel sent a first draft of a merger agreement to the parties on December 16, 2005.

On December 21, 2005, Mr. Brown met with Mr. Van Ness and Mr. Durkin to discuss equity financing and the capital structure for an acquisition of CD&L by the Company.

On December 28, 2005, the Company’s counsel distributed a revised merger agreement to the parties. Based on comments received from CD&L in the second week of January 2006, the Company’s counsel distributed a revised version of the merger agreement on January 26, 2006. CD&L’s counsel then produced a revised draft of the merger agreement on February 15, 2006. The parties continued to negotiate the merger agreement through February 2006, and on March 3, 2006, the Company’s counsel distributed a revised draft of the merger agreement. The parties continued to revise the merger agreement through mid-March 2006.

Representatives of the Company provided financing status updates to Mr. Van Ness and Mr. Durkin throughout February and March 2006. On March 7, 2006, representatives of the Company met with potential sources of financing for the transaction and representatives of CD&L, including CD&L’s financial advisor.

During the first week of May 2006, Mr. Brown met with Mr. Durkin and John Wehrle, a CD&L director and Chairman of CD&L’s Audit Committee, to discuss the viability of a financing structure proposed by THLP. The proposed acquisition price was a blend, with Series A note holders receiving $3.25 in cash, Series A Preferred Stock holders receiving $2.55 in cash, and common stockholders receiving $3.25 in cash.

By the end of May 2006, the Company presented a transaction status update to its debt and Series Q Convertible Preferred Stock holders, describing a new merger structure including the following elements: (i) the acquisition of a controlling interest in CD&L through a series of private transactions followed by a tender offer for at least 90% of the outstanding shares; and (ii) a short-form merger. This new proposal revised the consideration to be paid for CD&L’s common shares to include a substantial portion of Company common stock.

On May 31, 2006, representatives of the Company and CD&L’s executive management presented a detailed transaction status update to certain CD&L directors and advisors regarding the combination of the two companies and discussed the synergies resulting from G&A and routing savings. CD&L’s directors agreed to present the new merger structure to the full CD&L board at its meeting on June 7, 2006.

20

On June 5, 2006, The Company delivered a term sheet to CD&L including a proposal for $1.75 in cash and .8571 shares of Company common stock for each share of CD&L common stock. Messers. Brown and Coulson met with Messrs. Van Ness and Durkin to discuss the proposal.

On June 7, 2006, Mr. Brown met with Messrs. Van Ness and Durkin to discuss the Company’s proposal as set forth in the term sheet of June 5. Mr. Van Ness again proposed that CD&L offer to purchase the Company using CD&L common stock as consideration. Mr. Brown rejected the offer.

On June 7, 2006, Messrs. Brown, Durkin and Van Ness met to discuss a proposal for $3 in cash for each share of CD&L’s common stock. The Company’s representatives also informed Messrs. Durkin and Wehrle of the Company’s intention to proceed with a proposed formal press release of an offer for CD&L’s common stock at a price of $2.50 per share.

On June 9, 2006, representatives of THLP met with Messrs. Van Ness and Durkin to negotiate merger consideration. Negotiations resulted in cash consideration of $3.00 for each outstanding share of CD&L’s common stock and $3.25 per share equivalent for CD&L’s Series A debentures.

On June 13, 2006, representatives of the Company presented CD&L’s board with the proposed financing for the transaction. CD&L’s management and board verbally responded that they would accept the transaction proposed by the Company.

On June 26, 2006, the Company’s board of directors met to approve the acquisition of CD&L, to authorize the Merger Agreement and related documents, and to authorize the financing for the transaction.

On July 3, 2006, the Company, its acquisition subsidiary, and CD&L entered into the Merger Agreement. The Company issued a press release to announce the transaction before the market opened for trading on July 5, 2006.

The Company’s Reasons for the Merger

The Company’s board of directors considered a number of factors in reaching its decisions to approve the merger and the Merger Agreement. Some of those factors include:

•	The fact that the Company and CD&L operate in the same industry and represent a good strategic fit.

•	The potential economies of scale resulting from a combination of the Company’s business with CD&L’s.

•	The geographic areas served by the Company and CD&L, respectively.

21

•	Potential increased efficiencies in CD&L’s operation through the application of the Company’s information technology and management techniques.

•	The relationship of the $3.00 per share cash merger consideration to the then current trading price and historical trading prices of CD&L’s common stock.

•	The current and historical financial condition and results of operations of CD&L, including its profitability;

•	The Company’s current market share and competitive situation; and

•	The possible alternatives to the merger, including continuing to operate the Company on a stand-alone basis and the risks associated with this strategy, including the risks identified in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended July 2, 2005, a copy of which is attached hereto as Appendix F.

The Company’s board of directors did not quantify or otherwise assign relative or specific weights or values to any of these factors, and individual directors may have given different weights to different factors.

Voting Agreements

Pursuant to the terms of the Merger Agreement, the holders of approximately seven percent of the issued and outstanding shares of CD&L common stock have entered into voting agreements with the Company. Each such agreement:

•	restricts the transfer of the stockholder’s shares;

•	imposes on the stockholder an obligation to vote in favor of the merger in connection with any stockholder action taken with respect to the merger; and

•	grants to the Company an irrevocable proxy to vote the stockholder’s shares in the manner specified in the voting agreement.

Operations Following the Merger

Upon the completion of the merger, CD&L will be operated as a wholly owned subsidiary of the Company. The Company may merge the subsidiary into the Company or another subsidiary after a transition period of an indeterminate length. The officers and directors of CD&L Acquisition Corp. immediately before the merger will serve as the officers and directors of CD&L after the merger.

Pursuant to the Merger Agreement, the certificate of incorporation of CD&L Acquisition Corp. in effect immediately prior to the merger will become the certificate of incorporation of CD&L following the merger.

22

Regulatory Approvals

The merger is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, a federal antitrust law enforced by the Department of Justice and the Federal Trade Commission. The Company is not aware of any material federal or state regulatory approval required in order to complete the merger.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary does not describe all the terms of the Merger Agreement and is qualified by the complete Merger Agreement which is attached as Appendix E to this information statement and incorporated herein by reference.

Structure of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions contained in it, CD&L Acquisition Corp. will be merged with and into CD&L and the separate corporate existence of CD&L Acquisition Corp. will cease. CD&L will be the surviving corporation and continue to be governed by the laws of the State of Delaware, and the corporate existence of CD&L with all its rights, privileges, immunities, powers, and franchises will continue unaffected by the merger.

Effective Time

The merger will be effective at the date and time designated in the certificate of merger filed with the office of the Delaware Secretary of State. The Company anticipates filing the certificate of merger soon after CD&L’s special meeting of stockholders, provided that CD&L’s stockholders approve the merger.

Merger Consideration

Each share of CD&L’s common stock issued and outstanding immediately before the merger (other than shares held by the Company or its subsidiaries) will be converted into the right to receive $3.00, payable to the holder thereof in cash, without interest. After the merger is effective, each holder of a certificate representing shares of CD&L common stock will no longer have any rights with respect to those shares, except for the right to receive the $3.00 per share merger consideration.

Treatment of CD&L’s Stock Options, Warrants and Restricted Stock Units

If the merger is completed, each outstanding stock option and warrant to purchase shares of CD&L common stock will be cancelled and converted into the right to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

•	the excess, if any, of $3.00 over the exercise price of the option; and

•	the number of shares then subject to the option or warrant.

23

If the merger is completed, each outstanding performance unit award granted under a CD&L employer equity plan will be cancelled and the holder will be entitled to receive a cash payment, net of applicable taxes, in am amount equal to the product of:

•	$3.00; and

•	the number of shares than subject to the performance award.

As of the effective time of the merger, CD&L’s stock option and stock incentive plans will be terminated and all rights under any provision of any other plan, program or arrangement providing for the issuance of grant of any other interest in respect of CD&L’s capital stock will be cancelled.

Significant Covenants Under the Merger Agreement

No Solicitation of Competing Transactions by CD&L. Under the “no solicitation” provisions of the Merger Agreement, CD&L has agreed that it will not take any of the following actions:

•	solicit or initiate any inquiries relating to, or the submission of, any proposal or offer from a third party to acquire beneficial ownership of more than 10% of the assets of CD&L or 10% or more of any class of equity securities of CD&L pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions.

•	participate in any discussions or negotiations regarding a competing transaction or furnish any information or data or take any other action to knowingly facilitate the making of any proposal for competing transaction.

•	enter into any agreement with respect to any competing transaction, approve or recommend any competing transaction or enter into any agreement requiring CD&L to abandon, terminate or fail to consummate the merger and the other transactions contemplated by the Merger Agreement.

Notwithstanding the provisions of the Merger Agreement described above, CD&L may engage in discussions or negotiations with, or provide information to, a person who makes an unsolicited bona fide written proposal for a competing transaction if CD&L’s board of directors determines in good faith, after consultation with its financial advisor, that the proposal constitutes, or is reasonably likely to constitute, a superior competing transaction (as defined below). A “superior competing transaction” is defined as an alternative transaction structured to permit any third party to acquire beneficial ownership of more than 10% of the assets of or any class of equity securities of CD&L that the CD&L board of directors determines in good faith (i) will result in, or is reasonably likely to lead to, terms that are more favorable to CD&L’s stockholders than the merger, and that failure to pursue the competing transaction would result in a breach of the fiduciary duties of CD&L’s board of directors; (ii) is reasonably capable of being consummated and (iii) is subject to a confidentiality agreement with the third party on terms no less favorable to CD&L than the confidentiality agreement with the Company.

24

CD&L has agreed to provide the Company with information about any proposal for a competing transaction CD&L receives and to keep the Company informed on a prompt basis of the status of any such proposals.

CD&L’s board of directors may withhold, withdraw or modify its recommendation to its stockholders to approve the merger, may adopt or recommend a competing transaction, and CD&L may enter into an agreement for a competing transaction only if (i) a third party submits an unsolicited competing transaction that CD&L’s board of directors determines is reasonably likely to result in a superior competing transaction and determines that failure to take such action would result in a breach of its fiduciary duties; (ii) CD&L has delivered to the Company prior written notice that it intends to take such action, including the identity of the third party and the terms and conditions of the competing transaction; (iii) seven business days have elapsed since CD&L has delivered the written notice and CD&L has given the Company reasonable opportunity to discuss the competing transaction and to propose amendments to the Merger Agreement during the seven business day period; and (iv) at the end of the seven business day period, CD&L’s board of directors determines that the competing transaction continues to be reasonably likely to result in a superior competing transaction.

As of the date of this information statement, the Company owns approximately 49.1% of CD&L’s outstanding shares of common stock. The Company has agreed not to vote any more than 25% of the outstanding CD&L shares it owns against a superior competing transaction. Any shares that CD&L does not vote against a superior competing transaction must be voted, abstained or not voted in the same proportion as all other shares not held by the Company are voted, abstained or not voted.

Indemnification and Insurance for CD&L’s Officers and Directors. The Merger Agreement obligates both the Company and CD&L to indemnify and hold harmless, to the fullest extent of applicable law, any person who served CD&L as an officer, director, employee or any other fiduciary capacity during any period prior to CD&L’s execution and delivery of the Merger Agreement from and against any losses, damages, claims, costs and expenses of any kind arising out of the person’s service to CD&L in such capacity. In addition, the Company and CD&L are obligated to purchase for the benefit of such indemnified persons a six-year insurance policy against officers’ and directors’ liability commensurate with the terms and conditions of CD&L’s existing policy.

Other Covenants. Each of the Company and CD&L have agreed to use reasonable efforts to take all actions necessary to cause the conditions to closing of the merger to be satisfied, and to obtain all necessary waivers, consents and approvals in connection therewith.

Each of the Company and CD&L have agreed to provide the other with reasonable access to its books, records, employees, advisors and other representatives.

25

The Company and CD&L are prohibited from soliciting each other’s employees until the earlier of the consummation of the merger or the one-year anniversary of the termination of the Merger Agreement.

Representations and Warranties

The Merger Agreement is intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. In particular, the representations and warranties made by the parties in the Merger Agreement define their respective rights with respect to their obligation to close the merger if events or circumstances differ from those stated in the representations and warranties.

Each of the Company and CD&L has made customary representations and warranties to the other in the Merger Agreement regarding, among other things:

•	organization and similar corporate matters;

•	the authorization, execution, delivery and performance of the Merger Agreement;

•	consents and approvals in connection with performance of the Merger Agreement;

The Company and CD&L Acquisition Corp. have made additional representations and warranties to CD&L regarding, among other things:

•	the accuracy of the information supplied by it for inclusion in the proxy statement for CD&L’s special meeting to approve the Merger Agreement; and

•	that the Company has sufficient funds to complete the merger and make required payments under the Merger Agreement; operate its business as presently contemplated after giving effect to the merger; and to pay its debts as they come due.

CD&L has made additional representations and warranties to the Company regarding, among other things:

•	CD&L’s capital structure;

•	the absence of conflicts, violations or defaults under its organizational documents and other agreements and documents as a result of executing the Merger Agreement;

•	reports and financial statements filed by CD&L with the Securities and Exchange Commission and the accuracy of the information contained in those documents;

•	the absence of certain changes or events since March 31, 2006 affecting CD&L;

•	the absence of material litigation or other legal proceedings involving CD&L;

26

•	third party consents, waivers and notices necessary to complete the merger;

•	its insurance coverage;

•	the filing of tax returns, payment of taxes and other tax matters;

•	its employee benefits plans and labor matters;

•	environmental laws and regulations;

•	its ownership, use and non-infringement of intellectual property rights;

•	compliance with laws, governmental regulations and orders;

•	absence of certain agreements triggering rights upon a change of control of CD&L;

•	brokers and finders employed in connection with the merger;

•	the opinion of CD&L’s financial advisor;

•	customers and suppliers;

•	no defaults under its organizational documents and applicable laws;

•	material contracts;

•	actions taken under state anti-takeover laws;

•	transactions with affiliates;

•	licensees;

•	information supplied to the Company;

•	title to and condition of assets;

•	real property; and

•	independent contractors.

Conduct of CD&L’s Business Prior to the Merger

Under the Merger Agreement, CD&L has agreed that, until the merger is effective, it will conduct its operations according to its ordinary and usual course of business consistent with past practice and seek to preserve intact its current business organization, keep available the services of its current officers, employees and independent contractors and preserve its relations with customers, suppliers and others having business with it.

27

•	issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of any additional shares of capital stock or any convertible securities or any other securities in respect of, in lieu of, or in substitution for, shares of capital stock outstanding on the date of the Merger Agreement;

•	redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock or any convertible securities, provided that CD&L may repurchase outstanding stock options in accordance with the terms of its stock option plans;

•	split, combine, subdivide or reclassify any shares of capital stock or convertible securities or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of capital stock or convertible securities or otherwise make any payments to security holders in their capacity as such, except for dividends by a wholly owned subsidiary of CD&L to CD&L;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CD&L or any of its subsidiaries;

•	adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary, except as expressly required or permitted by the Merger Agreement;

•	make any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

•	incur any indebtedness or guarantee any indebtedness, except for (i) indebtedness incurred in the ordinary course of business and consistent with past practice or (ii) indebtedness in replacement of existing indebtedness on customary commercial terms;

•	make any loans, advances or capital contributions in excess of $250,000 in the aggregate;

•	grant any increases in the compensation of any of its directors, officers or employees, except (i) in the ordinary course of business and consistent with past practice, (ii) as required under any existing benefit plan or written severance, termination or employment agreement, or (iii) to the extent reflected in certain change in control payments;

•	pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any existing benefit, severance, termination, pension or employment plans, agreements or arrangements;

28

•	except as expressly provided by the Merger Agreement, enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or employee;

•	become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, or amend any such existing plan or arrangement;

•	make or agree to make any material capital expenditures or material commitments not in the ordinary course of business and consistent with past practice;

•	take any action or fail to take any action which could reasonably be expected to result in any of the covenants or conditions to the merger not being satisfied; or

•	enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Conditions to the Merger

The obligations of each of the Company and CD&L to consummate the merger are subject to the following conditions:

•	the approval of merger and the Merger Agreement by CD&L’s stockholders;

•	the absence of any statutes, regulations, governmental orders or injunctions that prevent or prohibit the merger; and

•	the receipt of all required governmental consents, orders and approvals;

Termination of the Merger Agreement

The Merger Agreement can be terminated and the merger abandoned, either before or after CD&L stockholder approval, by the mutual written consent of the Company and CD&L.

Either the Company or CD&L can terminate the Merger Agreement, either before or after CD&L stockholder approval, if:

•	any court of competent jurisdiction or other governmental entity or regulatory authority permanently restrains, enjoins or otherwise prohibits the merger;

•	if CD&L’s stockholders fail to approve the merger at the special meeting held for such purpose; or

•	if the merger has not occurred on or before the [180th day following the date of the Merger Agreement] unless extended by the mutual agreement of the parties.

The Company can terminate the Merger Agreement, either before or after CD&L stockholder approval, if:

•	CD&L breaches its covenant not to solicit another transaction in competition with the merger; or

29

•	CD&L’s board of directors withholds, modifies or withdraws its recommendation to CD&L’s stockholders to vote in favor of the merger.

If the Company terminates the Merger Agreement in either circumstance, a termination fee of $2.5 million will be payable by CD&L to the Company.

CD&L can terminate the Merger Agreement prior to CD&L stockholder approval if CD&L’s board of directors withholds, modifies or withdraws its recommendation in favor of the merger to the CD&L stockholders in response to a superior competing transaction, but only if:

•	CD&L provides the Company an opportunity to propose modifications to the terms of the Merger Agreement in response to the superior competing transaction;

•	CD&L has paid the Company a termination fee of $2.5 million; and

•	CD&L has entered into a definitive agreement for a superior competing transaction.

Amendments and Waivers

Subject to applicable law and as otherwise provided in the Merger Agreement, the Merger Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of our stockholders, by written agreement, by action taken by the respective boards of directors of the Company and CD&L. However, after the approval of the Merger Agreement by our stockholders, not amendment may be made which my applicable law requires further approval by our stockholders without obtaining such further approval.

INFORMATION ABOUT THE COMPANY

General

Information about the Company is contained in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended July 2, 2005 and the Company’s Quarterly Report on Form 10-Q for the nine months ended April 1, 2006, copies of which are attached to this information statement as Appendix F and Appendix G, respectively. The following sections of the Company’s Form 10-K/A are incorporated herein by reference:

•	Description of Business

•	Description of Property

•	Legal Proceedings

•	Selected Financial Data

30

•	Management’s Discussion and Analysis

•	Quantitative and Qualitative Disclosures About Market Risk

•	Financial Statements and Supplementary Data

The following sections of the Company’s Form 10-Q are incorporated herein by reference:

•	Financial Statements

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Quantitative and Qualitative Disclosures About Market Risk

•	Legal Proceedings

INFORMATION ABOUT CD&L

General

Information about CD&L is contained in CD&L’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2005, and Quarterly Report on Form 10-Q for the three months ended March 31, 2006, copies of which is attached to this information statement as Appendix H and Appendix I, respectively. The following sections of CD&L’s Form 10-K are incorporated herein by reference:

•	Business

•	Properties

•	Legal Proceedings

•	Selected Financial Data

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Quantitative and Qualitative Disclosures About Market Risk

•	Financial Statements and Supplementary Data

The following sections of CD&L’s Form 10-Q are incorporated herein by reference:

•	Financial Statements

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Quantitative and Qualitative Disclosures About Market Risk

•	Legal Proceedings

31

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the acquisition by Velocity of CD&L on July 3, 2006, and the related financing transactions on the historical financial position and results of operations of Velocity and CD&L. The historical financial information set forth below has been derived from, and should be read in connection with, the financial statements and notes thereto of Velocity and CD&L filed in Forms 10-K/A and 10-Q with the Securities and Exchange Commission.

The unaudited combined balance sheet for Velocity has been presented as of April 1, 2006 and the CD&L balance sheet has been presented as of March 31, 2006.

The unaudited pro forma combined statements of operations of Velocity and CD&L for the year ended July 2, 2005 and the nine months ended April 1, 2006 give effect to the acquisition and the related financing transactions as if the transactions had been consummated on July 4, 2004 and July 3, 2006, respectively, under the purchase method of accounting.

The allocation of the purchase price as reflected in the pro forma combined financial statements has been based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Management is currently assessing the fair values of the tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price depends upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing the unaudited pro forma combined financial statements. These valuations could change significantly upon the completion of further analyses and asset valuations from those used in the pro forma combined financial statements.

The unaudited pro forma combined financial statements do not include liabilities resulting from planning related to the operation of CD&L’s business in conjunction with that of Velocity’s following the merger and adjustments in respect of possible settlements of outstanding liabilities (other than those already included in the historical financial statements of either company), as these are not presently estimable. Amounts preliminarily allocated to goodwill may change and amounts allocated to identifiable intangible assets with definite lives may increase or decrease, which could result in a change in amortization of acquired intangible assets. Therefore, the actual amounts ultimately recorded may differ materially from the information presented in the accompanying pro forma combined financial statements.

32

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JULY 2, 2005

(Unaudited)

(Amounts in thousands, except per share data)

	Velocity Express Corporation	CD&L	Pro forma Adjustments		Pro forma Combined Velocity Express Corporation
	(a)	(b)
Revenue	$256,662	$208,547	$—		$465,209
Cost of services	208,342	157,472	—		365,814

Gross profit	48,320	51,075	—		99,395
Operating expenses:
Occupancy	15,014	6,423	—		21,437
Selling, general and administrative	77,381	38,636	5,800	(c)	121,817
Restructuring charges and asset impairments	1,603	—	—		1,603

Total operating expenses	93,998	45,059	5,800		144,857

Loss (income) from operations	(45,678)	6,016	(5,800)		(45,462)
Other income (expense):
Interest expense	(4,750)	(1,591)	(4,342	)(d)	(10,683)
Other	584	1	—		585

Loss (income) before income taxes	(49,844)	4,426	(10,142)		(55,560)
Income taxes	—	1,965	(1,935	)(e)	30

Net loss (income)	$(49,844)	$2,461	$(8,207)		$(55,590)

Net loss applicable to common shareholders	$(106,869)	$2,461	$(22,671	)(f)	$(127,079)

Basic and diluted net loss per share	$(21.01)				$(15.88)

Weighted average shares outstanding
Basic and diluted	5,087				8,005

33

(a)	Reflects Velocity Express Corporation’s consolidated statement of operations for the year ended July 2, 2005.

(b)	The pro forma statement of operations is presented using Velocity Express Corporation’s fiscal year-end of July 2, 2005. The CD&L results of operations are presented for the twelve months ended June 30, 2005. Certain balances have been reclassified to conform to the Velocity Express Corporation presentation, as follows:

Cost of services reflects an adjustment of $10.4 million to reclassify dispatch and other field administrative costs to Selling, general and administrative expenses to conform to the Velocity Express Corporation presentation.

Selling, general and administrative expenses reflects the net of: (1) an adjustment of $10.4 million to reclassify dispatch and other field administrative costs from cost of services, (2) an adjustment of $1.1 million to include Depreciation and amortization expense, and (3) an adjustment to include gains on the sales of assets, previously reported in Other income.

(c)	Amortization of intangible assets reflects the preliminary allocation of the purchase price to intangible assets with the following estimated useful lives: customer lists, five years; non-compete, two years.

(d)	Reflects the sum of: (1) the interest incurred on the Senior Secured Notes of $8.9 million, (2) the write off of deferred financing fees associated with Velocity’s amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and the senior subordinated note with BET Associates, LP of $0.5 million, (3) the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.5 million, and (4) the write off of CD&L deferred financing fees of $0.4 million, offset by the reversal of (1) interest incurred on the amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and the senior subordinated note with BET Associates, LP of $2.6 million, (2) interest incurred by CD&L for the twelve months ended June 30, 2005 of $1.6 million, (3) deferred fee amortization of $1.6 million, and (4) accretion of debt discount on the senior subordinated note with BET Associates, LP of $0.2 million.

(e)	The tax benefit reflects the effect of combining the Velocity Express Corporation loss, the CD&L income, and the pro forma adjustments to yield a combined net loss, and considering the statutory rates in the various state tax jurisdictions.

(f)	Reflects the sum of: (1) a beneficial conversion feature contained in the sale of the Series Q Convertible Preferred Stock amounting to $11.8 million which is recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders, (2) dividends paid-in-kind (“PIK”) on the Series Q Convertible Preferred Stock of $2.6 million, (3) the deemed dividend from the beneficial conversion feature in PIK dividends of $0.1 million, and (4) the pro forma adjustments to Selling, general, and administrative expenses, Interest expense, and Income taxes of $4.4 million, $4.9 million, and $1.0 million noted in (c), (d), and (e), respectively above.

34

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED APRIL 1, 2006

(Unaudited)

(Amounts in thousands, except per share data)

	Velocity Express Corporation	CD&L	Pro forma Adjustments		Pro forma Combined Velocity Express Corporation
	(a)	(b)
Revenue	$152,338	$175,760	$—		$328,098
Cost of services	109,371	133,321	—		242,692

Gross profit	42,967	42,439	—		85,406
Operating expenses:
Occupancy	9,380	5,436	—		14,816
Selling, general and administrative	41,481	33,259	4,350	(c)	79,090

Total operating expenses	50,861	38,695	4,350		93,906

Loss (income) from operations	(7,894)	3,744	(4,350)		(8,500)
Other income (expense):
Interest expense	(3,511)	(1,129)	(4,896	)(d)	(9,536)
Other	472	27	—		499

Loss (income) before income taxes	(10,933)	2,642	(9,246)		(17,537)
Income taxes	1	1,001	(971	)(e)	31

Net loss (income)	$(10,934)	$1,641	$(8,275)		$(17,568)

Net loss (income) applicable to common shareholders	$(17,518)	$1,641	$(22,064	)(f)	$(37,941)

Basic and diluted net loss per share	$(1.12)				$(2.05)

Weighted average shares outstanding
Basic and diluted	15,581				18,508

35

(a)	Reflects Velocity Express Corporation’s consolidated statement of operations for the nine months ended April 1, 2006.

(b)	The pro forma statement of operations is presented using Velocity Express Corporation’s quarter-end of April 1, 2006. The CD&L results of operations are presented for the nine months ended March 30, 2006. Certain balances have been reclassified to conform to the Velocity Express Corporation presentation, as follows:

Cost of services reflects an adjustment of $8.8 million to reclassify dispatch and other field administrative costs to Selling, general and administrative expenses to conform to the Velocity Express Corporation presentation.

Selling, general and administrative expenses reflects the net of: (1) an adjustment of $8.8 million to reclassify dispatch and other field administrative costs from cost of services, (2) an adjustment of $0.9 million to include Depreciation and amortization expense, and (3) an adjustment to include gains on the sales of assets, previously reported in Other income.

(c)	Amortization of intangible assets reflects the preliminary allocation of the purchase price to intangible assets with the following estimated useful lives: customer lists, five years; non-compete, two years.

(d)	Reflects the net of: (1) the interest incurred on the Senior Secured Notes of $6.6 million, (2) the write off of deferred financing fees of $0.4 million associated with Velocity’s amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and associated with the senior subordinated note with BET Associates, LP, (3) the write off of deferred financing fees of $1.7 million associated with the two-year extension of the Capital Contribution Agreement between Velocity and TH Lee Putnam Ventures, (4) the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.4 million, and (5) the write off of CD&L deferred financing fees of $0.4 million, offset by the reversal of : (1) interest incurred on the amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and the senior subordinated note with BET Associates, LP of $2.2 million, (2) interest incurred by CD&L for the nine months ended March 31, 2006 of $1.1 million, (3) deferred financing fee amortization of $1.0 million, and (4) accretion of debt discount on the senior subordinated note with BET Associates, LP of $0.1 million.

(e)	The tax benefit reflects the effect of combining the Velocity Express Corporation loss, the CD&L income, and the pro forma adjustments to yield a combined net loss, and considering the statutory rates in the various state tax jurisdictions.

(g)	Reflects the sum of: (1) a beneficial conversion feature contained in the sale of the Series Q Convertible Preferred Stock amounting to $11.8 million which is recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders, (2) dividends paid-in-kind (“PIK”) on the Series Q Convertible Preferred Stock of $2.0 million, (3) the deemed dividend from the beneficial conversion feature in PIK dividends of $0.1 million, and (4) the pro forma adjustments to Selling, general, and administrative expenses, Interest expense, and Income taxes of $5.8 million, $5.8 million, and $1.9 million noted in (c), (d), and (e), respectively above.

36

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

PROFORMA COMBINED BALANCE SHEETS

AS OF APRIL 1, 2006

(Unaudited)

(Amounts in thousands)

	Velocity Express Corporation	CD&L	Pro forma Adjustments		Combined Pro forma Velocity Express Corporation
	(a)	(b)
ASSETS
Current assets:
Cash and cash equivelents	$2,301	$777	$25,393	(c)	$28,470
Accounts receivable, net	15,285	26,991	—		42,276
Accounts receivable - other	1,714	—	—		1,714
Prepaid workers’ compensation and auto liability insurance	2,604	—	—		2,604
Other prepaid expenses	1,106	3,329	—		4,435
Other current assets	963	—	(359	)(d)	604

Total current assets	23,973	31,097	25,034		80,103

Property and equipment, net	7,205	3,449	(500	)(e)	10,154
Goodwill	42,830	11,531	17,120	(f)	71,481
Deferred financing costs, net	787	241	6,687	(g)	7,715
Intangible assets	—	935	25,065	(h)	26,000
Other assets	1,194	945	—		2,139

Total assets	$75,989	$48,198	$73,406		$197,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$15,334	$9,369	$—		$24,703
Accrued insurance and claims	2,119	1,088	—		3,207
Accrued wages and benefits	2,229	1,876	—		4,105
Accrued legal and claims	5,215	453	—		5,668
Related party liabilities	124	—	—		124
Other accrued liabilities	1,570	2,461	—		4,031
Short-term borrowings	—	8,829	—		8,829
Current portion of long-term debt	25,107	532	(24,883	)(i)	756

Total current liabilities	51,698	24,608	(24,883)		51,424

Long-term debt, less current portion	75	5,154	39,692	(j)	44,921
Accrued insurance and claims	2,807	—	—		2,807
Restructuring liabilities	155	—	—		155
Other long-term liabilities	348	1,766	—		2,114

Commitments and contingencies	—	—	—		—
Shareholders’ equity:
Preferred stock	33,393	4,000	38,134	(k)	75,527
Common stock	68	10	2	(l)	80
Stock subscription receivable	(7,543)	—	7,543	(m)	—
Additional paid-in-capital	313,035	15,689	20,006	(n)	348,730
Treasury stock, at cost	—	(162)	162	(o)	—
Accumulated deficit	(318,071)	(2,867)	(7,250	)(p)	(328,189)
Accumulated other comprehensive income - Foreign currency translation	24	—	—		24

Total shareholders’ equity	20,906	16,670	58,597		96,172

Total liabilities and shareholders’ equity	$75,989	$48,198	$73,406		$197,593

37

(a)	Reflects Velocity Express Corporation’s consolidated balance sheet as of April 1, 2006.

(b)	Reflects CD&L’s balance sheet as of March 31, 2006. Certain balances have been reclassified to conform to the Velocity Express Corporation April 1, 2006 balance sheet presentation, as follows:

Other intangible assets and deferred financing fees, net have been separated into two lines. Accounts payables, accrued liabilities and bank overdrafts of $15.2 million have been separated into Trade accounts payable of $9.4 million, Accrued insurance and claims of $1.1 million, Accrued wages and benefits of $1.9 million, Accrued legal and claims of $0.4 million, and Other accrued liabilities of $2.4 million.

(c)	Reflects the net of: (1) the cash proceeds from Senior Secured Notes issued of $63.4 million, net of $7.5 million in closing costs, (2) the proceeds from the sale of Series Q Convertible Preferred Stock of $41.7 million, net of $1.5 million in closing costs, (3) payment of Velocity Express Corporation debt of $25.1 million, and (4) the cash consideration paid for CD&L and related closing costs of $54.6 million.

(d)	Reflects the write-off of Velocity’s deferred financing fees associated with its amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and associated with the senior subordinated note with BET Associates, LP.

(e)	Reflects write-down of CD&L vehicles to estimated fair value.

(f)	Reflects write-off of CD&L goodwill and the preliminary purchase price allocation to goodwill. Goodwill represents the excess of cash paid over net assets acquired. The estimated value allocated to goodwill was based on the excess of the purchase price over the preliminary fair values of other identifiable tangible and intangible assets acquired. This allocation is preliminary and may change, subject to the final valuation from a third party valuation expert. The final allocation of the purchase price could differ materially from the estimated allocation used for pro forma purposes, and any change in the attribution of the purchase price to amortizable intangible assets would result in a change to the amortization expense reflected in the pro forma statements of operations. The preliminary allocation of purchase price as if the transaction closed on April 1, 2006 follows:

Tangible assets acquired	$35,491
Fair value adjustment to vehicles	(500)
Identifiable intangible assets	26,000
Goodwill	29,093
Assumed liabilities	(28,937)

Consideration paid (including closing costs)	$61,147

38

(g)	Reflects the net of: (1) deferred financing fees associated with the Senior Secured Notes of $7.5 million, less (2) the write off of deferred financing fees of $0.8 million associated with the two-year extension of the Capital Contribution Agreement between Velocity and TH Lee Putnam Ventures.

(h)	Reflects the estimated fair value of identifiable intangible assets acquired net of the write-off of CD&L intangible assets as follows:

Customer Relationships	$24 million
Non-Compete	2 million
CD&L intangible assets	(1 million	)

$25 million

(i)	Reflects payment of Velocity Express Corporation debt of $25.1 million, net of the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.3 million.

(j)	Reflects the net of: (1) the preliminary value allocated to the Senior Secured Notes of $43.9 million, net of debt discount and net of the value allocated to the attached warrants (the “Bond Warrants”) (This allocation is preliminary and may change, subject to the final valuation from a third party valuation expert. The final allocation of the proceeds between the Senior Secured Notes and the Bond Warrants could differ materially from the estimated allocation used for pro forma purposes), and (2) the payment of the CD&L Series A Preferred Debentures of $4.0 million.

(k)	Reflects the net of: (1) the issuance of Series Q Convertible Preferred Stock of $41.7 million, net of $1.5 million in closing costs, (2) the issuance of Series Q Convertible Preferred Stock of $0.4 million as compensation for a letter of credit loan guarantee, and (3) the purchase of the CD&L Series A Preferred Stock ($4.0 million).

(l)	Reflects the net of: (1) the par value of issuance of common stock as consideration for a portion of the outstanding equity securities purchased from CD&L shareholders, (2) the par value of issuance of common stock to advisors, and (3) the elimination of CD&L common stock capital account at par value.

(m)	Reflects the elimination of the subscription receivable that was collectible only in the event Velocity was in default of its amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation.

(n)	Reflects the sum of: (1) the preliminary value of $30.1 million allocated to the Bond Warrants from the proceeds from the Senior Secured Notes (This allocation is preliminary and may change, subject to the final valuation from a third party valuation expert. The final allocation of the proceeds between the

39

Senior Secured Notes and the Bond Warrants could differ materially from the estimated allocation used for pro forma purposes), (2) the value of the warrants issued to advisors of $0.8 million, (3) the additional paid in capital on the new common shares issued, see (l) above, and (4) the value for the warrant issued to TH Lee Putnam Ventures as compensation for a letter of credit loan guarantee.

(o)	Reflects the elimination of CD&L treasury stock capital account.

(p)	Reflects the net of: (1) the elimination of the subscription receivable of $7.5 million that was collectible only in the event Velocity was in default of its amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation, (2) the write-off of Velocity’s remaining deferred financing fees of $0.4 million associated with the amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and associated with the senior subordinated note with BET Associates, LP, (3) the write off of deferred financing fees of $0.8 million associated with the two-year extension of the Capital Contribution Agreement between Velocity and TH Lee Putnam Ventures, (4) compensation for a letter of credit loan guarantee of $1.2 million, (5) the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.3 million and (6) elimination of the CD&L accumulated deficit.

40

APPENDIX A

VOTING, CONSENT, AMENDMENT AND WAIVER AGREEMENT

This VOTING, CONSENT, AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is dated effective June 29, 2006, and entered into by and among Velocity Express Corporation, a Delaware corporation (the “Company”) and each of the stockholder signatories hereto constituting the holders (collectively, the “Holders”) of at least: (i) 62.5 percent of the issued and outstanding Series M Convertible Preferred Stock, par value $.004 per share (the “Series M Holders”), (ii) 62.5 percent of the issued and outstanding Series N Convertible Preferred Stock, par value $.004 per share (the “Series N Holders”), and (iii) 62.5 percent of the issued and outstanding Series O Convertible Preferred Stock, par value $.004 per share (the “Series O Holders”) (such series of preferred stock are referred to collectively herein as the “Existing Preferred”), together with the Holders of at least 50.1 percent of the Company’s issued and outstanding common stock (“Common Stock”), par value $.004 per share (including outstanding shares of other classes or series of the Company’s capital stock entitled to vote on any matter on which the holders of Common Stock are entitled to vote (collectively, the “Common Stock Holders”)).

W I T N E S S E T H:

WHEREAS, the Company and certain new investors (the “Series Q Purchasers”) intend to enter into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company will issue to the Series Q Purchasers up to 45,000,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share, (“Series Q Preferred Stock”) convertible into an equal number of shares of Common Stock, subject to adjustment, on the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, the proposed Certificate of Designations, Preferences and Rights of the Series Q Preferred Stock provides for the payment of dividends thereon, at the option of the Company, in the form of shares of Series Q Preferred Stock (“PIK Shares”);

WHEREAS, certain rights and preferences set forth in the proposed Series Q Preferred Stock Certificate of Designations, Preferences and Rights are inconsistent with the rights and preferences of each series of the Existing Preferred, necessitating amendments to the Certificates of Designations, Preferences and Rights of each of the Existing Preferred;

WHEREAS, the Certificates of Designations, Preferences and Rights of the Existing Preferred preclude the designation of the preferences and rights of the Series Q Preferred Stock and the issuance of the Series Q Preferred Stock in the absence of prior written consent from the holders of not less than 62.5 percent of the outstanding shares of each series of the Existing Preferred;

WHEREAS, the purchase agreements governing the Company’s sale of the Existing Preferred to the Holders provide for rights of participation applicable to the Company’s proposed issuance and sale of the Series Q Preferred Stock;

WHEREAS, the Company intends to enter into purchase agreements (the “Note and Warrant Purchase Agreements”) with certain investors (the “Senior Note Investors”), pursuant to which the Company will issue Senior Secured Notes (the “Notes”) and four-year warrants (each a “Note Warrant”) to purchase an aggregate of approximately 26,000,000 shares of Common Stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the Company entering into the Stock Purchase Agreement and the Note and Warrant Purchase Agreements;

WHEREAS, proceeds from the issuance and sale of the Series Q Preferred, the Notes and the Warrants, together with the issuance of shares of Common Stock, or securities convertible into or exercisable for Common Stock or a combination thereof with an aggregate fair value of approximately $3,200,000 (“Exeter Securities”), will be used to effect the purchase of a portion of the issued and outstanding capital stock, and securities convertible into shares of the capital stock, of another company (the “Proposed Acquisition”);

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements, the Company proposes to issue to Jefferies and Company, Broadband Capital, Meritage Funds and Terra Nova Trading, LLC, in payment of placement agent and finders fees, an aggregate of approximately 2,550,000 shares of Series Q Preferred Stock;

WHEREAS, the Company proposes to issue to TH Lee Putnam Ventures, a stockholder of the Company, warrants (“THLPV Warrants”) to purchase up to 250,000 and 547,500 shares, respectively, of Common Stock at a price of $.01 per share, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company;

WHEREAS, in connection with the Proposed Acquisition, the Company intends to issue: (i) warrants to purchase up to 400,000 shares of Common Stock at a price of $1.50 per share (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees; and (ii) up to approximately 500,000 shares of Common Stock to certain individuals in payment for consulting services;

WHEREAS, the Company proposes to issue 375,000 shares of Series Q Preferred Stock to Pequot Capital Management, a stockholder of the Company, in consideration for credit enhancements in the form of loan guarantees provided for the benefit of the Company;

WHEREAS, the shares of Common Stock issuable: (a) upon conversion of the Series Q Preferred Stock, (b) upon conversion of PIK Shares issuable as dividends on the Series Q Preferred Stock, (c) upon exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and (d) in connection with the Exeter Securities, together with the shares of Common Stock issuable in payment for consulting services: (i) will have aggregate voting power equal to or in excess of 20 percent of the voting power of the Company’s presently issued and outstanding shares of Common Stock; (ii) will have an aggregate share denomination equal to or in excess of 20 percent of the Company’s presently issued and outstanding shares of Common Stock; and (iii) may result in a change of control of the Company;

2

WHEREAS, certain of the proposed issuances of securities described above may result in the issuance of Common Stock at an effective price less than the greater of the book value or market value of the Company’s Common Stock;

WHEREAS, Marketplace Rule 4350(i)(1) promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) requires stockholder consent prior to the issuance of shares of Common Stock or securities convertible into shares of Common Stock that will result in the acquisition of the stock or assets of another company if: (i) the present or potential issuance of Common Stock will have upon issuance voting power equal to or in excess of 20 percent of the voting power outstanding before such issuance or potential issuance, or (ii) the number of shares of Common Stock to be issued is or will be equal to or greater than 20 percent of the Company’s presently issued and outstanding shares of Common Stock;

WHEREAS, Marketplace Rule 4350(i)(1) requires stockholder consent prior to the issuance of shares of Common Stock or securities convertible into shares of Common Stock a price less than the greater of the book value or market value of the Company’s Common Stock if: (i) the Common Stock will have upon issuance voting power equal to or in excess of 20 percent of the voting power outstanding before such issuance or potential issuance, or (ii) the number of shares of Common Stock to be issued is or will be equal to or greater than 20 percent of the Company’s presently issued and outstanding shares of Common Stock;

WHEREAS, Marketplace Rule 4350(i)(1) also requires stockholder consent prior to the issuance of shares of Common Stock or securities convertible into shares of Common Stock that will result in a change of control of the Company;

WHEREAS, in order to induce the Series Q Purchasers and the Senior Note Investors to consummate their proposed investment transactions for the benefit of all stockholders of the Company, including the Holders, the Company has requested, and the Holders have agreed, to enter into this Agreement; and

WHEREAS, it is the intent of the parties to this Agreement that the consents set forth herein are provided pursuant to, and in compliance with, Section 228 of the General Corporation Law of the state of Delaware.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

(1) Common Stock Holder Consents. Each Common Stock Holder hereby consents to the Company’s issuance of: (i) the Series Q Preferred Stock as described in the preceding paragraphs, together with any PIK Shares issuable in payment of dividends on the Series Q Preferred Stock, (ii) the Note Warrants, THLPV Warrants and Scura Rise Warrants, (iii) the Exeter Securities, and (iv) effective upon the 20th calendar day following the Company’s mailing

3

to its stockholders a related information statement prepared in compliance with Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the shares of Common Stock issuable upon conversion of the Series Q Preferred Stock and any PIK Shares, and upon the exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and the shares of Common Stock issuable in consideration for consulting services and in connection with the Exeter Securities, with the understanding that the issuance of such securities by the Company:

(a) may be at an effective price per share of Common Stock less than the greater of the book value or market value of the Company’s Common Stock;

(b) will result in the issuance of Common Stock with voting power equal to or in excess of 20 percent of the voting power of the Company’s presently issued and outstanding shares of Common Stock;

(c) will result in the issuance of Common Stock in an aggregate share denomination equal to or in excess of 20 percent of the Company’s presently issued and outstanding shares of Common Stock; and

(d) may result in a change in control of the Company.

Each Common Stock Holder hereby consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto.

(2) Series M Holder Consent, Waiver, and Amendment. Each of the undersigned Series M Holders hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the proposed issuance and sale of the Series Q Preferred Stock as described in the preceding paragraphs;

(b) consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto;

(c) waives, in connection with the issuance of the Series Q Preferred Stock, the Note Warrants, THLPV Warrants, Scura Rise Warrants, Exeter Securities and the Common Stock, all as described in the preceding paragraphs, the application of Section 4D of the Series M Certificate of Designations, Preferences and Rights to reduce the Conversion Price to an amount less than $2.10 per share; and

(d) consents to and ratifies each of the transactions described in the Company’s Proxy Statement for Annual Meeting of Stockholders to be held June 28, 2006 under the caption “Certain Relationships and Related Transactions.”

4

(3) Series N Holder Consent, Waiver, and Amendment. Each of the undersigned Series N Holders hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the proposed issuance and sale of the Series Q Preferred Stock as described in the preceding paragraphs;

(b) consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto;

(c) waives, in connection with the issuance of the Series Q Preferred Stock, the Note Warrants, THLPV Warrants, Scura Rise Warrants, Exeter Securities and the Common Stock, all as described in the preceding paragraphs, the application of Section 4D of the Series N Certificate of Designations, Preferences and Rights to reduce the Conversion Price to an amount less than $2.10 per share; and

(d) consents to and ratifies each of the transactions described in the Company’s Proxy Statement for Annual Meeting of Stockholders to be held June 28, 2006 under the caption “Certain Relationships and Related Transactions.”

(4) Series O Holder Consent, Waiver, and Amendment. Each of the undersigned Series O Holders hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the proposed issuance and sale of the Series Q Preferred Stock as described in the preceding paragraphs;

(b) consents to and ratifies the Certificate of Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A hereto; and

(c) waives, in connection with the issuance of the Series Q Preferred Stock, the Note Warrants, THLPV Warrants, Scura Rise Warrants, Exeter Securities and the Common Stock, all as described in the preceding paragraphs, the application of: (i) Section 4D of the Series O Certificate of Designations, Preferences and Rights to reduce the Conversion Price to an amount less than $2.10 per share; and (ii) the Right of First Refusal on Future Financings set forth in Section 5 of the stock purchase agreement governing the sale of the Series O Convertible Preferred Stock to the Series O Holder.

(5) Notice to Holders. Within 30 days following the issuance of the Series Q Preferred Stock as contemplated in the preceding paragraphs, the Company shall deliver written notice to the undersigned Holders of the Existing Preferred that the Conversion Price for their shares of Series M, N and O Preferred Stock has been reduced to $2.10 per share pursuant to the terms of this Agreement.

(6) Voting and Support. At all times throughout the four-month period commencing on the date of the first signature appearing on the signature pages hereto (the “Term”), each Holder does hereby irrevocably agree to consent or vote (or cause to be voted) all of the Shares

5

beneficially owned by such Holder at every annual, special or adjourned meeting of the stockholders (including any written consent in lieu of a meeting) of the Company: (i) in favor of the adoption of each of the Proposals substantially as set forth on Exhibit B attached hereto, (ii) against any proposal relating to any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Stock Purchase Agreement or the Note and Warrant Purchase Agreements or which would result in any of the conditions to the Company’s obligations under the Stock Purchase Agreement or the Note and Warrant Purchase Agreements not being fulfilled, (iii) in favor of any other matter relating to the consummation of the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements, and (iv) except as specifically requested in writing by the Company in advance, against any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements or the contemplated economic benefits of any of the foregoing. During the Term, the Holders will not enter into any agreement or understanding with any Person to vote in any manner inconsistent with this Section (5).

(7) IRREVOCABLE PROXY. EACH HOLDER DOES HEREBY GRANT TO, AND APPOINT VINCENT WASIK AND EDWARD STONE, AND EACH OF THEM INDIVIDUALLY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OR REPRESENTATIVES OF THE COMPANY, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY OFFICE OF THE COMPANY HELD THEREBY, AS ITS IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE ITS SHARES OR PROVIDE ANY CONSENT AS PROVIDED IN SECTION (5) ABOVE AND WITH RESPECT TO ANY OTHER VOTE OR CONSENT SET FORTH IN SECTIONS (1) THROUGH (4) ABOVE (TO THE EXTENT NOT ALREADY GIVEN AND EFFECTIVE) AND ANY OF THE TERMS, CONDITIONS AND OTHER PROVISIONS CONTAINED IN THIS AGREEMENT DURING THE TERM. EACH HOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE AND DELIVER SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS IRREVOCABLE PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH HOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, THIS IRREVOCABLE PROXY WILL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF THE HOLDERS OR THE COMPANY AT THE END OF THE TERM.

(8) Conduct of Holders. None of the Holders will: (i) take, agree or commit to take any action that would make any representation and warranty of the Holders hereunder inaccurate in any respect at any time during the Term, or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any representation or warranty from being inaccurate in any respect at any time during the Term, in each case except to the extent required by applicable law.

(9) Further Assurances. During the Term, the Holders will take such further actions and execute such further documents and instruments as may reasonably be requested by the Company to further and facilitate the purposes of this Agreement.

6

(10) Representations and Warranties. Each Holder represents and warrants, severally and not jointly, to the Company as follows:

(a) Access to Information. Such Holder has been provided with any and all documents describing the proposed transactions contemplated by this Agreement requested by such Holder, and has been provided access to officers of the Company and other members of its management to obtain any other information deemed relevant to the Holder’s decision whether or not to enter into this Agreement.

(b) Valid Title, etc. With respect to the Existing Preferred and Common Stock such Holder beneficially owns (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934 (each a “Share” and collectively, the “Shares”) there are no restrictions on the rights of disposition pertaining thereto, except for any restrictions contemplated herein or arising under applicable securities laws, such Holder has exclusive power to vote, exclusive power of disposition and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares with no limitations, qualifications or restrictions on these rights. Each Holder represents that neither the Holder nor any of the Holder’s affiliates is party to or bound by any agreement with respect to the voting (by proxy or otherwise), sale or other disposition of the Shares (other than this Agreement).

(c) Non-Contravention. The execution and delivery of this Agreement by such Holder and the performance by such Holder of such Holder’s obligations under this Agreement: (i) are within such Holder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Holder or to a loss of any material benefit of such Holder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on him or result in the imposition of any lien on any asset of such Holder other than any conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not: (x) impair the ability of such Holder to perform the Holder’s obligations under this Agreement or (y) prevent or delay the consummation of any of the transactions contemplated hereby.

(11) Binding Effect; Indemnification. This Agreement has been duly executed and delivered by such Holder, and this Agreement is the valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity. Holder acknowledges and agrees that the provisions of this Agreement are enforceable against Holder, subject to the limitations referred to above, regardless of the effect of this Agreement on persons not a party hereto. Holder may not sell, transfer or otherwise dispose of, in any manner (“Transfer”) any shares of Existing Preferred without delivering to the Company the written consent of the transferee binding the transferee to the terms and conditions of this Agreement and Holder shall indemnify the Company from and against any costs, expenses, liabilities, losses or damages of any other kind or nature arising from any Transfer of Holder’s shares of Existing Preferred in contravention of this covenant.

7

(12) Notices. Any notices provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, faxed or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

if to the Company:

One Morningside Drive
Suite 200
Westport, CT 06880
Telecopy: (203) 349-4198
Attention: Edward Stone

if to a Holder:

At the address for such Holder as set forth in the records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

(13) Miscellaneous.

(a) Each Holder acknowledges and agrees that this Agreement constitutes a binding agreement of such Holder and that the Company may be irreparably damaged if for any reason such Holder fails to perform any of its obligations hereunder, and that the Company would not have an adequate remedy at law for money damages in that event. Accordingly, the Company will be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Holders. This provision is without prejudice to any other rights that the Company may have against any Holder for any failure to perform its respective obligations under this Agreement.

(b) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) This Agreement, together with any Exhibit hereto, embodies the complete agreement and understanding among the parties concerning the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

8

(e) Governing Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS DELIVERED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EFFECTIVELY, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(f) This Agreement shall be binding upon and inure solely to the benefit of: (i) each party hereto, (ii) the Series Q Purchasers, (iii) the Senior Note Investors, and (iv) all other proposed recipients of the Company’s securities identified herein, together with the respective successors, assigns and transferees of each of the above, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Confidentiality. Each Holder acknowledges that this Agreement and its terms, until otherwise disclosed by the Company are confidential information and that the Holder has received and will continue to receive additional confidential information regarding the Company. Accordingly, the Holders agree to use their reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning the Company that has been or is disclosed to it or its agents in connection with the entry of the parties in to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, any Holder may make confidential information available to the Holder’s counsel, accountants and financial advisors; provided, however, the disclosing Holder shall remain liable to the Company and all other parties hereto damaged by any unauthorized disclosure by the Holder’s representative.

(h) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9

(i) All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

(j) No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least 62.5 percent of each series of Existing Preferred outstanding, voting as a separate class, and a majority of the outstanding Common Stock (including other classes or series of capital stock entitled to vote on any matter on which the holders of Common Stock are entitled to vote) at the time such action is taken.

* * *

[SIGNATURE PAGES FOLLOW]

10

IN WITNESS WHEREOF, the undersigned have executed this Voting, Consent, Amendment and Waiver Agreement as of the dates indicated below.

VELOCITY EXPRESS CORPORATION

By:
Its:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

APPENDIX B

CONSENT, AMENDMENT AND WAIVER AGREEMENT

This CONSENT, AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is dated effective June 29, 2006, and entered into by and among Velocity Express Corporation, a Delaware corporation (the “Company”) and each of the stockholder signatories hereto constituting the holders (collectively, the “Holders”) of a majority of the issued and outstanding Series P Convertible Preferred Stock, par value $.004 per share (the “Series P Preferred Stock”).

W I T N E S S E T H:

WHEREAS, the Company and certain new investors (the “Series Q Purchasers”) intend to enter into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company will issue to the Series Q Purchasers up to 45,000,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $.004 per share, (“Series Q Preferred Stock”) convertible into an equal number of shares of Common Stock, subject to adjustment, on the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, the proposed Certificate of Designations, Preferences and Rights of the Series Q Preferred Stock provides for the payment of dividends thereon, at the option of the Company, in the form of shares of Series Q Preferred Stock (“PIK Shares”);

WHEREAS, certain rights and preferences set forth in the proposed Series Q Preferred Stock Certificate of Designations, Preferences and Rights are inconsistent with the rights and preferences of the Series P Preferred Stock, necessitating an amendment to the Certificate of Designations, Preferences and Rights of the Series P Preferred Stock;

WHEREAS, the Certificate of Designations, Preferences and Rights of the Series P Preferred Stock precludes the designation of the preferences and rights of the Series Q Preferred Stock and the issuance of the Series Q Preferred Stock in the absence of prior written consent from the holders of a majority of the Series P Preferred Stock;

WHEREAS, the purchase agreements governing the Company’s sale of the Series P Preferred Stock to the Holders provide for rights of participation and exchange applicable to the Company’s proposed issuance and sale of the Series Q Preferred Stock;

WHEREAS, the Company intends to enter into purchase agreements (the “Note and Warrant Purchase Agreements”) with certain investors (the “Senior Note Investors”), pursuant to which the Company will issue Senior Secured Notes (the “Notes”) and four-year warrants (each a “Note Warrant”) to purchase an aggregate of approximately 26,000,000 shares of Common Stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the Company entering into the Stock Purchase Agreement and the Note and Warrant Purchase Agreements;

WHEREAS, proceeds from the issuance and sale of the Series Q Preferred, the Notes and the Warrants, together with the issuance of shares of Common Stock, or securities convertible into or exercisable for Common Stock or a combination thereof with an aggregate fair value of approximately $3,200,000 (“Exeter Securities”) , will be used to effect the purchase of a portion of the issued and outstanding capital stock, and securities convertible into shares of the capital stock, of another company (the “Proposed Acquisition”);

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Note and Warrant Purchase Agreements, the Company proposes to issue to Jefferies and Company, Broadband Capital, Meritage Funds and Terra Nova Trading, LLC, in payment of placement agent and finders fees, an aggregate of approximately 2,550,000 shares of Series Q Preferred Stock;

WHEREAS, the Company proposes to issue to TH Lee Putnam Ventures, a stockholder of the Company, warrants (“THLPV Warrants”) to purchase up to 250,000 and 547,500 shares, respectively, of Common Stock at a price of $.01 per share, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company;

WHEREAS, in connection with the Proposed Acquisition, the Company intends to issue: (i) warrants to purchase up to 400,000 shares of Common Stock at a price of $1.50 per share (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees; and (ii) up to approximately 500,000 shares of Common Stock to certain individuals in payment for consulting services;

WHEREAS, the Company proposes to issue 375,000 shares of Series Q Preferred Stock to Pequot Capital Management, a stockholder of the Company, in consideration for credit enhancements in the form of loan guarantees provided for the benefit of the Company;

WHEREAS, the shares of Common Stock issuable upon: (a) conversion of the Series Q Preferred Stock, (b) conversion of PIK Shares issuable as dividends on the Series Q Preferred Stock, (c) upon exercise of the Note Warrants, THLPV Warrants and Scura Rise Warrants, and (d) in connection with the Exeter Securities, together with the shares of Common Stock issuable in payment for consulting services: (i) will have aggregate voting power equal to or in excess of 20 percent of the voting power of the Company’s presently issued and outstanding shares of Common Stock; (ii) will have an aggregate share denomination equal to or in excess of 20 percent of the Company’s presently issued and outstanding shares of Common Stock; and (iii) may result in a change of control of the Company;

WHEREAS, in order to induce the Series Q Purchasers and the Senior Note Investors to consummate their proposed investment transactions for the benefit of all stockholders of the Company, including the Holders, the Company has requested, and the Holders have agreed, to enter into this Agreement; and

WHEREAS, it is the intent of the parties to this Agreement that the consents set forth herein are provided pursuant to, and in compliance with, Section 228 of the General Corporation Law of the state of Delaware.

2

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

(1) Consent, Waiver, and Amendment. Each of the undersigned Holders (together with the Company as to item (c) below) hereby:

(a) consents to the Company’s designation of the preferences and rights of the Series Q Preferred Stock, including without limitation the superiority of the Series Q Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, and the issuance and sale of the Series Q Preferred Stock;

(b) consents to and ratifies the amendment to the Series P Certificate of Designations, Preferences and Rights set forth on Exhibit A attached hereto;

(c) consents to the establishment of a Conversion Price of $1.23 per share, subject to adjustment as a result of applicable future transactions, if any (but not pursuant to, or in connection with, any of the transactions described in the preceding paragraphs), in compliance with the terms of the Series P Certificate of Designations, Preferences and Rights, as amended;

(d) waives, in connection with the issuance and sale of the Series Q Preferred Stock the application of the Right of First Refusal on Future Financings set forth in Section 6 of the stock purchase agreement governing the sale of the Series P Preferred Stock to the Holder; and

(e) consents to an amendment of the stock purchase agreement governing the sale of the Series P Preferred Stock to the Holder to delete Section 6 thereof in its entirety effective upon the closing of the sale of the Series Q Preferred Stock contemplated by the Stock Purchase Agreement; and

(f) consents to an amendment of Section 2(a)(iii) of that certain Registration Rights Agreement, dated October 14, 2005, by and among the Company and each of the Investors (as defined therein), pursuant to which the following text is hereby inserted at the end of the sentence appearing in such Section 2(a)(iii): “; provided, however, that in connection with any underwritten Piggyback Registration of securities, the right of holders of Registrable Securities to participate in such registration shall be subject to: (i) the judgment of the managing underwriter regarding the number of Registrable Securities that may participate without adversely affecting the public offering; and (ii) the right of holders of Common Stock issued or issuable upon conversion of Series Q Preferred Stock to participate in the underwritten offering in priority over the holders of Registrable Securities.”

(2) Binding Effect; Indemnification. This Agreement has been duly executed and delivered by such Holder, and this Agreement is the valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity. Holder

3

acknowledges and agrees that the provisions of this Agreement are enforceable against Holder, subject to the limitations referred to above, regardless of the effect of this Agreement on persons not a party hereto. Holder may not sell, transfer or otherwise dispose of, in any manner (“Transfer”) any shares of Series P Preferred Stock without delivering to the Company the written consent of the transferee binding the transferee to the terms and conditions of this Agreement and Holder shall indemnify the Company from and against any costs, expenses, liabilities, losses or damages of any other kind or nature arising from any Transfer of Holder’s shares of Series P Preferred Stock in contravention of this covenant.

(3) Representations and Warranties. Each Holder represents and warrants, severally and not jointly, to the Company as follows:

(a) Access to Information. Such Holder has been provided with any and all documents describing the proposed transactions contemplated by this Agreement requested by such Holder, and has been provided access to officers of the Company and other members of its management to obtain any other information deemed relevant to the Holder’s decision whether or not to enter into this Agreement.

(b) Valid Title, etc. With respect to the Series P Preferred Stock such Holder beneficially owns (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934 (each a “Share” and collectively, the “Shares”) there are no restrictions on the rights of disposition pertaining thereto, except for any restrictions contemplated herein or arising under applicable securities laws, such Holder has exclusive power to vote, exclusive power of disposition and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares with no limitations, qualifications or restrictions on these rights. Each Holder represents that neither the Holder nor any of the Holder’s affiliates is party to or bound by any agreement with respect to the voting (by proxy or otherwise), sale or other disposition of the Shares (other than this Agreement).

(c) Non-Contravention. The execution and delivery of this Agreement by such Holder and the performance by such Holder of such Holder’s obligations under this Agreement: (i) are within such Holder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Holder or to a loss of any material benefit of such Holder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on him or result in the imposition of any lien on any asset of such Holder other than any conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not: (x) impair the ability of such Holder to perform the Holder’s obligations under this Agreement or (y) prevent or delay the consummation of any of the transactions contemplated hereby.

4

(d) Notices. Any notices provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, faxed or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

if to the Company:

One Morningside Drive

Suite 200

Westport, CT 06880

Telecopy: (203) 349-4198

Attention: Edward Stone

if to a Holder:

At the address for such Holder as set forth in the records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

(4) Miscellaneous.

(a) Each Holder acknowledges and agrees that this Agreement constitutes a binding agreement of such Holder and that the Company may be irreparably damaged if for any reason such Holder fails to perform any of its obligations hereunder, and that the Company would not have an adequate remedy at law for money damages in that event. Accordingly, the Company will be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Holders. This provision is without prejudice to any other rights that the Company may have against any Holder for any failure to perform its respective obligations under this Agreement.

(b) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) This Agreement, together with any Exhibit hereto, embodies the complete agreement and understanding among the parties concerning the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

5

(e) Governing Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EFFECTIVELY, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(f) This Agreement shall be binding upon and inure solely to the benefit of: (i) each party hereto, (ii) the Series Q Purchasers, (iii) the Senior Note Investors, and (iv) all other proposed recipients of the Company’s securities identified herein, together with the respective successors, assigns and transferees of each of the above, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Confidentiality. Each Holder acknowledges that this Agreement and its terms, until otherwise disclosed by the Company are confidential information and that the Holder has received and will continue to receive additional confidential information regarding the Company. Accordingly, the Holders agree to use their reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning the Company that has been or is disclosed to it or its agents in connection with the entry of the parties in to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, any Holder may make confidential information available to the Holder’s counsel, accountants and financial advisors; provided, however, the disclosing Holder shall remain liable to the Company and all other parties hereto damaged by any unauthorized disclosure by the Holder’s representative.

(h) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

(j) No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least a majority of the Series P Preferred Stock outstanding at the time such action is taken.

* * *

[SIGNATURE PAGES FOLLOW]

6

IN WITNESS WHEREOF, the undersigned have executed this Consent, Amendment and Waiver Agreement as of the dates indicated below.

VELOCITY EXPRESS CORPORATION

By:
Its:

Name:
Title:
Date:

Name:
Title:
Date:

Name:
Title:
Date:

APPENDIX C

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

VELOCITY EXPRESS CORPORATION

Velocity Express Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

SECOND: The Amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the state of Delaware.

THIRD: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each holder of Series M Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series M Preferred Stock then outstanding and held by such holder of Series M Preferred Stock, dividends, commencing from the date of issuance of such share of Series M Preferred Stock, at the rate of six percent (6%) per annum of the Series M Stated Value (the “Series M Preferred Dividends”). The Series M Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series M Preferred Dividends shall be paid by issuing to each holder of Series M Preferred Stock such number of shares of Series M Preferred Stock equal to the Series M Preferred Dividend divided by the Series M Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series M Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series M Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series M Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series Q Preferred during any fiscal year of the Company until all outstanding Series M Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series M Preferred Stock.

1

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series M Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series M Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series M Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series Q Preferred and (ii) junior to the holders of the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series M Stated Value plus any accrued and unpaid Series M Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series M Preferred Stock and any class or Series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series M Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series M Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series M Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series M Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series M Preferred Stock for an amount equal to such holder’s Liquidation Preference.

FOURTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(E)” with a comma “,” and inserting at the end of the sentence: “and (F) any issuance of shares of Series N, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

2

FIFTH: Section 6 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by striking the text appearing in subsection (e) and replacing it with “(not used)”.

SIXTH: The Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is further amended by inserting a Section 11 containing the following text:

Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

SEVENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each holder of Series N Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series N Preferred Stock then outstanding and held by such holder of Series N Preferred Stock, dividends, commencing from the date of issuance of such share of Series N Preferred Stock, at the rate of six percent (6%) per annum of the Series N Stated Value (the “Series N Preferred Dividends”). The Series N Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series N Preferred Dividends shall be paid by issuing to each holder of Series N Preferred Stock such number of shares of Series N Preferred Stock equal to the Series N Preferred Dividend divided by the Series N Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series N Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series N Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series N Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series N Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series N Preferred Stock.

3

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series N Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series N Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series N Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred and (ii) junior to the holders of the Series M Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N Stated Value plus any accrued and unpaid Series N Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series N Preferred Stock and any class or Series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series N Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series N Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series N Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series N Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series N Preferred Stock for an amount equal to such holder’s Liquidation Preference.

EIGHTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(D)” with a comma “,” and inserting at the end of the sentence: “and (E) any issuance of shares of Series M, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

4

NINTH: Section 6 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by striking the text appearing in subsection (e) and replacing it with “(not used)”.

TENTH: The Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is further amended by inserting a Section 11 containing the following text:

Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

ELEVENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each holder of Series O Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series N Convertible Preferred Stock (“Series N Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series O Preferred Stock then outstanding and held by such holder of Series O Preferred Stock, dividends, commencing from the date of issuance of such share of Series O Preferred Stock, at the rate of six percent (6%) per annum of the Series O Stated Value (the “Series O Preferred Dividends”). The Series O Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series O Preferred Dividends shall be paid by issuing to each holder of Series O Preferred Stock such number of shares of Series O Preferred Stock equal to the Series O Preferred Dividend divided by the Series O Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series O Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series O Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series O Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series O Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series O Preferred Stock.

5

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series O Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series O Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series O Preferred Stock shall rank (i) senior to the holders of the Common Stock, and (ii) junior to the holders of the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O Stated Value plus any accrued and unpaid Series O Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series O Preferred Stock and any class or Series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series O Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series O Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series O Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series O Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series O Preferred Stock for an amount equal to such holder’s Liquidation Preference.

TWELFTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(D)” with a comma “,” and inserting at the end of the sentence: “and (E) any issuance of shares of Series M, N, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

6

THIRTEENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following (changes from the current Certificate are marked):

2. Dividends.

(a) Each Holder of Series P Preferred Stock, in preference and priority to the Holders of all other classes of stock other than Holders of the Company’s Series M Convertible Preferred Stock (the “Series M Preferred”) and the Series Q Convertible Preferred Stock (the “Series Q Preferred”), shall be entitled to receive, with respect to each share of Series P Preferred Stock then outstanding and held by such Holder of Series P Preferred Stock, dividends, commencing from the date of issuance of such share of Series P Preferred Stock, at the rate of eight percent (8%) per annum of the Series P Stated Value (the “Series P Preferred Dividends”); provided, however, that from and after the Company’s issuance of not less than 36,000,000 shares of Series Q Preferred, the Series P Preferred dividend rate shall be reduced to six percent (6%) per annum. The Series P Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of February, May, August and November in each year. At the election of the Company, the Series P Preferred Dividends shall be paid by (a) issuing each Holder of Series P Preferred Stock such number of shares of Series P Preferred Stock equal to the Series P Preferred Dividend divided by the Series P Stated Value (“PIK Shares”), or (b) cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series P Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series P Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series P Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the Holders of Series P Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the Company other than the Series M Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each Holder of Series P Preferred Stock a dividend equal to the dividend that would have been payable to such Holder if the shares of Series P Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of Holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holders of the shares of Series P Preferred Stock shall rank (i) senior to the Holders of the Common Stock and the Company’s Series N Convertible Preferred Stock and Series O Convertible Preferred, (ii) junior to the Holders of Series Q Preferred, and (iii) on parity with the Holders of the Series M Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series P Stated Value plus any accrued and unpaid Series P Preferred Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval

7

of at least 62.5% of the then outstanding Series P Preferred. If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the Holders of the Series P Preferred Stock and any class or Series P capital stock ranking on a parity with the Series P Preferred Stock as to such distributions shall be insufficient to permit payment to the Holders of the Series P Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the Holders of Series P Preferred Stock and the Holders of such class or series of capital stock ranking on a parity with the Series P Preferred Stock as to such distributions according to the preferential amounts due thereon.

FOURTEENTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by replacing the word “and” which precedes “(C)” with a comma “,” and inserting at the end of the sentence: “and (D) any issuance of shares of Series M, N, O or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

FIFTEENTH: The defined term “Event of Default” and the definition of such term appearing thereafter in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock, together with Section 4(c) thereof are hereby stricken in their entirety.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this      day of June, 2006.

By:
Name:
Title:

9

APPENDIX D

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES Q CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of June 26, 2006 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,270 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a series of 9,704,813 shares which shall be issued in and constitute a single series to be known as “Series Q Convertible Preferred Stock” (hereinafter referred to as the “Series Q Preferred Stock”). The shares of Series Q Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Additional Rights” has the meaning set forth in Section 5E(6).

“Additional Shares of Common Stock” has the meaning set forth in Section 5E.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Board of Directors” or “Board” means the board of directors of the Company.

“Bulletin Board” has the meaning set forth in Section 5G.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 5D.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights to acquire any item listed in (i) through (iv) of this definition.

“Closing Date” means the Closing Date as defined in the Series Q Preferred Stock Purchase Agreement.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series Q Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitled the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, Options (as defined in Section 5E(1)), warrants, Convertible Securities (as defined in Section 5E(1)) or other instrument that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Conversion Price” has the meaning set forth in Section 5A.

“Convertible Securities” has the meaning set forth in Section 5E(1).

“Corporate Transaction” has the meaning set forth in Section 3.

“Dividend Payment Date” has the meaning set forth in Section 2(a).

“Equity Line of Credit” has the meaning set forth in Section 6.

“Excluded Stock” means (A) Capital Stock, Options or Convertible Securities issued to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities or other rights issued on or prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock

2

(but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series Q Preferred Stock) and (D) PIK Shares (as defined in Section 2(b)), the Warrant Shares and shares issued as payment-in–kind dividends with respect to other series of the Company’s Preferred Stock.

“Forced Conversion” has the meaning set forth in Section 5B.

“Junior Capital Stock” shall mean (A) the Common Stock, (B) Common Stock Equivalents of the Company, (C) all existing or hereafter created series of Preferred Stock of the Company and (D) all other existing or hereinafter created equity securities of the Company.

“Liquidation Preference” has the meaning set forth in Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 4B.

“Mandatory Redemption Price” has the meaning set forth in Section 4B.

“Market Price” has the meaning set forth in Section 5G.

“Nasdaq” has the meaning set forth in Section 5G.

“Notes” shall mean the Company’s 12% Senior Secured Notes due 2010 issued pursuant to the Indenture dated June 30, 2006 by and between the Company and Wells Fargo, N.A., as Trustee (the “Indenture”).

“Offered Shares” has the meaning set forth in Section 7(a).

“Options” has the meaning set forth in Section 5E(1).

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“PIK Shares” has the meaning set forth in Section 2(b).

“Price Reset” has the meaning set forth in Section 6.

“Readjustment Event” has the meaning set forth in Section 5E(3).

“Redemption Date” has the meaning set forth in Section 4A.

“Redemption Premium” has the meaning set forth in Section 4B.

“Redemption Price” has the meaning set forth in Section 4A.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of June 30, 2006 by and among the Company, the purchasers of Series Q Preferred Stock, the purchasers of the Company’s 12% Senior Secured Notes and Warrants and the other parties named therein.

3

“Registration Statement” means that certain shelf registration statement required to be filed pursuant to the terms of the Registration Rights Agreement.

“Sale Notice” has the meaning set forth in Section 7(a).

“Securities Act” has the meaning set forth in Section 2(b).

“Series Q Dividends” has the meaning set forth in Section 2(a).

“Series Q Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement dated June 30, 2006 by and among the Company and the investors named therein for the purchase and sale of Series Q Preferred Stock.

“Special Redemption Trigger” shall mean the earliest to occur of the following:

(i) the closing or consummation of a Target Alternative Transaction; or

(ii) effectiveness of termination of the Merger Agreement by any party or for any reason; or

(iii) failure for any other reason of the closing under the Merger Agreement to occur on or prior to the date 270 days after the date hereof, regardless of the disposition or status at such time of the Merger Agreement.

“Stated Value” has the meaning set forth in Section 2(a).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Target” means CD&L, Inc., a Delaware corporation.

“Target Acquisition” means the merger of Cobra Acquisition Corp., a newly-formed wholly-owned Subsidiary of the Company (“Merger Sub”), and Target, pursuant to the terms of an Agreement and Plan of Merger dated June 30, 2006 (“Merger Agreement”), by and among the Company, Merger Sub and Target.

“Target Alternative Transaction” means the merger or acquisition of or with respect to Target, as directed by Target’s Board of Directors in the exercise of its fiduciary responsibilities, consummated or to be consummated by or with any Person, on any terms or otherwise in any manner other than consummation of the closing pursuant to the terms and conditions as documented and agreed in the Merger Agreement.

“Threshold Trading Period” has the meaning set forth in Section 5B.

4

“Trigger Issuance” has the meaning set forth in Section 5E.

“Variable Priced Equity Linked Instruments” has the meaning set forth in Section 6.

“Valuation Date” has the meaning set forth in Section 5G.

“VWAP” shall mean, with respect to any date of determination, the daily volume weighted average price (determined using data provided by Bloomberg L.P. (or, if Bloomberg L.P. terminates such reporting, then using such other reporting system as the Board of Directors may designate in good faith)) of the Common Stock on the NASDAQ Capital Market (or any other securities exchange on which the Common Stock is then traded or included for quotation) on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price of the Common Stock on the date nearest preceding such date.

“Warrants” shall mean stock purchase warrants of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated June 30, 2006 by and among the Company and the investors named therein.

“Warrant Shares” shall mean Common Stock of the Company issued upon exercise of the Warrants.

2. Dividends.

(a) The holders of shares of Series Q Preferred Stock shall be entitled, in preference to the holders of any Junior Capital Stock to receive when and as declared by the Board of Directors out of funds legally available therefor dividends (the “Series Q Dividends”) on the Series Q Preferred Stock in cash, subject to any payment restrictions contained in any indenture, note or other agreement evidencing the Company’s indebtedness, at the rate of six percent (6%) per annum on the stated value of each share of Series Q Preferred Stock of $10.00, adjusted proportionately for any stock split, reverse stock split, stock dividend or other reclassification or combination occurring after the date hereof (the “Stated Value”). The Series Q Dividends shall be cumulative, whether or not earned or declared, and shall be payable quarterly in arrears on the first day of October, January, April and July in each year (each a “Dividend Payment Date”) and if such date is not a Business Day then the next succeeding Business Day.

(b) At the election of the Company, the Series Q Dividends may be paid: (i) by issuing each holder of Series Q Preferred Stock such number of shares of Series Q Preferred Stock equal to the Series Q Dividend divided by the Series Q Preferred Stock Stated Value (hereinafter “PIK Shares”); or (ii) in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series Q Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series Q Preferred Stock for a given dividend period. The Company shall deliver written notice to each holder indicating the manner in which it intends to pay the Series Q Dividend at least five Business Days prior to each Dividend Payment Date, but may indicate in such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised. Failure to provide timely written notice shall be deemed an election by the Company to pay such dividends in cash. The Company may not deliver PIK Shares at any time when the shares of Common Stock into which such PIK

5

Shares are convertible shall not be registered for immediate resale by the holders thereof under the Securities Act of 1933, as amended (the “Securities Act”) and/or other applicable federal or state securities law, rules and regulations; provided, that, with the approval of at least 70% of the Series Q Preferred Stock then outstanding given prior to the relevant Dividend Payment Date, the Company may pay the Series Q Dividend by delivering PIK Shares when the shares of Common Stock into which such PIK Shares are convertible are not registered for immediate resale. In addition to the foregoing, the Company shall be entitled to effect such election to pay Series Q Dividends using PIK Shares only for so long as the Common Stock of the Company is listed or quoted, without any stop-trade order or other suspension in trading (whether or not initiated by the Company), on such exchanges or trading systems as permit the resale of the Common Stock on the applicable dividend payment date.

(c) No cash or other value dividends shall be paid on any Junior Capital Stock of the Company during any fiscal year of the Company until all accumulated Series Q Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid to the holders of Series Q Preferred Stock.

(d) In the event that the Company declares or pays any dividends upon any class or series of its Capital Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, and other than cumulative dividends payable with respect to any other series of the Company’s Preferred Stock in accordance with the terms of the Company’s Certificate of Incorporation, the Company shall also declare and pay to the holders of the Series Q Preferred Stock at the same time that it declares and pays such dividends to the holders of the Capital Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Q Preferred Stock had all of the outstanding Series Q Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Capital Stock entitled to such dividends are to be determined.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series Q Preferred Stock shall rank senior to the holders of all Junior Capital Stock of the Company and shall be entitled to be paid an amount per share equal to the Series Q Preferred Stock Stated Value plus any accumulated, accrued, earned or declared and unpaid Series Q Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of holders of at least a majority of the then outstanding Series Q Preferred Stock. If, upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series Q Preferred Stock and any class or series of Capital Stock ranking on a parity with the Series Q Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series Q Preferred Stock and such class or series of Capital Stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series Q Preferred Stock. Prior to the time of any liquidation, dissolution, dissolution or winding up of the Company, the Company shall declare, or shall be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends with respect to the Series Q Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5% of the Series Q Preferred Stock then outstanding,

6

voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3.

4. Redemption.

4A. Redemption at the Option of the Company. The Company shall have the right and option to redeem all of the Series Q Preferred Stock on the following terms and conditions:

(a) The Series Q Preferred Stock is redeemable at the option of the Company at any time after the date on which the registration statement has been declared effective out of funds legally available for redemptions. Immediately prior to authorizing or making any such redemption with respect to the Series Q Preferred Stock (and in no event later than the date specified for redemption in the redemption notice described below), the Company, by resolution of its Board of Directors, shall declare, or be deemed to have declared, a dividend on the Series Q Preferred Stock to be redeemed, which shall be in an amount equal to any accrued, accumulated or earned and unpaid Series Q Dividends up to and including the date designated for such redemption (the “Redemption Date”). Redemption shall be made on the Redemption Date at a redemption price per share of Series Q Preferred Stock equal to 125 percent of the Stated Value thereof as of the Redemption Date plus the amount in cash equal to all Series Q Dividends unpaid, accumulated, accrued or earned thereon and declared (or deemed declared) by the Board pursuant to the preceding sentence (the “Redemption Price”).

(b) Notice of any redemption pursuant to this Section 4A shall be mailed at least 20 days in advance of the Redemption Date to the holders of record of Series Q Preferred Stock at their respective addresses shown in the records of the Company. Each such notice shall state: (i) the Redemption Date; (ii) the Redemption Price per share; (iii) the place or places where certificates for such shares of Series Q Preferred Stock are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares of Series Q Preferred Stock to be redeemed will cease to accrue as of the Redemption Date. To facilitate the redemption of the Series Q Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series Q Preferred Stock to be redeemed not more than 60 days prior to the Redemption Date.

(c) On or before the Redemption Date, each holder of Series Q Preferred Stock shall surrender to the Company the certificates representing the shares redeemed, duly endorsed or assigned to the Company, and the holder shall thereafter be entitled to receive payment of the Redemption Price. In case fewer than the total number of Series Q Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series Q Preferred Stock shall be issued to the holder thereof without cost to such holder within 3 Business Days after surrender of the certificate representing the Series Q Preferred Stock.

7

(d) On the Redemption Date and subject to the complete satisfaction by the Company of its obligations due to the holders of the Series Q Preferred Stock including without limitation the Company’s obligation to make in full the deposit described in Section 4A(e) below: (i) dividends on the Series Q Preferred Stock called for redemption shall cease to accrue; (ii) such shares of Series Q Preferred Stock shall be deemed no longer outstanding; and (iii) all rights of such holder as a holder of Series Q Preferred Stock (except the right to receive from the Company the Redemption Price payable upon surrender of certificates representing such shares of Series Q Preferred Stock), including the right to convert the Series Q Preferred Stock, shall cease. Notwithstanding the delivery to any holder of Series Q Preferred Stock of a redemption notice described above, if, prior to the close of business on the Business Day preceding the Redemption Date, such holder gives written notice to the Company of its election to convert all of any part of such holder’s shares of Series Q Preferred Stock into shares of Common Stock, pursuant to Section 5 below (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then such shares of Series Q Preferred Stock that were otherwise scheduled to be redeemed shall instead be converted into shares of Common Stock as provided in Section 5 hereof as of the Redemption Date. The Company shall be prohibited from redeeming any holder’s Series Q Preferred Stock under this Section 4A at any time the holder is unable to convert such Series Q Preferred Stock under Section 5A into shares of Common Stock registered for immediate resale under the Securities Act and/or other applicable federal or state securities law, rules and regulations.

(e) The Company shall, on or after any Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum to redeem, on the Redemption Date, the shares of Series Q Preferred Stock then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the Redemption Price on or after the Redemption Date upon receipt of certificates representing the shares of Series Q Preferred Stock then being redeemed. Any funds so deposited and unclaimed at the end of two years from such Redemption Date shall be released or repaid to the Company, after which the holders of the shares so called for redemption shall be entitled to receive payment of the Redemption Price only from the Company. Any interest accrued on any funds deposited shall belong to the Company, and shall be paid to it from time to time on demand.

(f) So long as any Series Q Preferred Stock remains outstanding, neither the Company nor any Subsidiary shall redeem or otherwise acquire any Series Q Preferred Stock, except as expressly authorized in this Series Q Certificate of Designations. So long as any Series Q Preferred Stock remains outstanding, neither the Company nor any Subsidiary shall redeem or otherwise repurchase any Junior Capital Stock.

4B. Mandatory Redemption. Upon the Special Redemption Trigger, the Company shall be required to effect the redemption of all outstanding shares of Series Q Preferred Stock as of the date which is twenty (20) Business Days after the date of the Special Redemption Trigger (the “Mandatory Redemption Date”) at a redemption price per share of Series Q Preferred Stock equal to the Stated Value thereof, together with accrued, accumulated, earned or declared and unpaid Series Q Dividends prorated to the Mandatory Redemption Date (the “Mandatory Redemption Price”), together with a redemption premium per share of Series Q Preferred Stock equal to 50 percent of the annual dividend payable with respect to such share of Series Q

8

Preferred Stock (the “Redemption Premium”). The Mandatory Redemption Price per share of Series Q Preferred Stock shall be paid in cash by the Company. The Redemption Premium shall, at the option of the Company, be payable in either cash or shares of the Company’s Common Stock, which shares shall be valued at the VWAP for ten trading days ending on the date preceding the Mandatory Redemption Date; provided, that the Company may not deliver Common Stock in payment of the Redemption Premium at any time when such shares of Common Stock shall not be registered for immediate resale by the holders thereof under the Securities Act and/or other applicable federal or state securities law, rules and regulations. On and after the Mandatory Redemption Date, subject to each holder’s option to decline redemption pursuant to Section 4B(b) below, all rights of holders of the Series Q Preferred Stock hereunder (including the right to receive dividends) shall cease to exist except for the right to receive the Mandatory Redemption Price and the Redemption Premium. The Company shall not redeem any Series Q Preferred Stock pursuant to this Section 4B until all of the Company’s obligations to effect a Special Mandatory Redemption (as defined in the Indenture) under the terms of the Indenture have been satisfied.

(a) Upon the occurrence of a Special Redemption Trigger, notice of the Mandatory Redemption Date will be promptly delivered by nationally recognized overnight courier to each holder of the Series Q Preferred Stock at his, her or its last address as the same appears on the register maintained by the Company. The notice shall state that the Series Q Preferred Stock will be redeemed (including the CUSIP Number thereof) and shall set forth:

(i) The Mandatory Redemption Date;

(ii) The Mandatory Redemption Price and the Redemption Premium;

(iii) A statement that certificates representing the shares of Series Q Preferred Stock must be surrendered to the Company to receive the Mandatory Redemption Price and the Redemption Premium;

(iv) A statement that unless the Company defaults in the making of the Special Mandatory Redemption (including the payment in full of the Mandatory Redemption Price and the Redemption Premium), all rights of holders of Series Q Preferred Stock hereunder (including the right to receive dividends) shall cease to exist on and after the Mandatory Redemption Date; and

(v) A statement that the Special Mandatory Redemption is being effected pursuant to Section 4B hereof.

The Company shall, promptly following delivery of the notice of the Mandatory Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum of cash and, to the extent used to pay the Redemption Premium, shares of the Company’s Common Stock, to redeem, on the Mandatory Redemption Date, the shares of Series Q Preferred Stock then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the Mandatory Redemption Price and Redemption Premium on or after the Mandatory Redemption Date upon receipt of certificates representing the shares of Series Q Preferred Stock then being redeemed. Any funds

9

and shares so deposited and unclaimed at the end of two years from such Mandatory Redemption Date shall be released or repaid to the Company, after which the holders of the shares so called for redemption shall be entitled to receive payment of the Mandatory Redemption Price and Redemption Premium only from the Company. Any interest accrued on any funds deposited shall belong to the Company, and shall be paid to it from time to time on demand.

(b) Once the Notice of Special Redemption described in Section 4B(a) is mailed, the Company shall be obligated to redeem the Series Q Preferred Stock on the Mandatory Redemption Date at the Mandatory Redemption Price plus the Redemption Premium; provided, however, that each holder of Series Q Preferred Stock may, by written notice to the Company given not later than five (5) Business Days preceding the Mandatory Redemption Date, decline to have its shares of Series Q Preferred Stock redeemed by the Company under this Section 4B, and to retain ownership of its Series Q Preferred Stock following the Mandatory Redemption Date. If the Mandatory Redemption Date is a legal holiday, payment shall be made on the next succeeding Business Day and no interest or dividends shall accrue thereon for the period from such Mandatory Redemption Date to such succeeding Business Day.

5. Conversion.

5A. Right to Convert. Subject to the terms and conditions of this Section 5A, the holder of any share or shares of Series Q Preferred Stock shall be entitled, at any time and from time to time, to convert any such shares of Series Q Preferred Stock into the number of fully paid and nonassessable whole shares of Common Stock obtained by multiplying the number of shares of Series Q Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by the initial conversion price of $1.10 per share or, if there has been an adjustment of the initial conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series Q Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted (or if lost, a Certificate of Lost Affidavit attesting to the loss of the certificate(s) representing the Series Q Preferred Stock shares), to the Company at its principal office and to the Company’s transfer agent (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series Q Preferred Stock) at any time during their usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series Q Preferred Stock certificate with a statement of the name or names (with address), in which the certificate or certificates for shares of Common Stock, shall be issued (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the Company’s transfer agent and the certificate or certificates for such shares of Series Q Preferred Stock shall have been surrendered as aforesaid. Within five Business Days following receipt of such certificates, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct (subject to compliance with applicable laws to the extent such designation shall involve a transfer) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Q Preferred Stock.

10

No conversion of the Series Q Preferred Stock may be effected by the holders thereof or by the Company pursuant to Section 5 hereof unless and until the issuance of the Common Stock upon conversion of the Series Q Preferred Stock has been approved by the stockholders of the Company in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If such stockholder approval is not effective within 120 days following the Closing Date (the “Approval Deadline”), then the Company will make pro rata payments to each holder of Series Q Preferred Stock, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the aggregate purchase price paid for the Series Q Preferred Stock then held by such holder (which amount shall include the original purchase price paid by such holder pursuant to the Series Q Preferred Stock Purchase Agreement for the Series Q Preferred Stock) for each 30-day period or pro rata for any portion thereof following the Approval Deadline until such stockholder approval is effective. Such payments shall be in partial compensation to the holders, and shall not constitute the holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) business days of the last day of each month following the Approval Deadline until such stockholder approval is effective. Such payments shall be made to each holder in cash.

5B. Forced Conversion.

(a) All or any part of the Series Q Preferred Stock may be converted into shares of Common Stock at the option of the Company at any time after the first anniversary of the Closing Date (the “Forced Conversion”): (i) when the average daily VWAP of the Common Stock for 20 out of 30 consecutive trading days (the “Threshold Trading Period”) is equal to or greater than 200 percent of the Conversion Price; and (ii) a registration statement has been filed and has become effective with the U.S. Securities and Exchange Commission to permit resale of the Common Stock issuable upon the conversion of the Series Q Preferred Stock. There may be successive Forced Conversions; provided, however, that the value of the number of shares of Series Q Preferred Stock that may be subject to Forced Conversion in any calendar month may not exceed 20 percent of the notional value of the Common Stock traded during the previous Threshold Trading Period. In the event that the Company opts to convert less than all outstanding shares of Series Q Preferred Stock in respect of any Forced Conversion, the shares of Series Q Preferred Stock subject to such Forced Conversion shall be selected on a pro rata basis from the shares of Series Q Preferred Stock held by all holders of Series Q Preferred Stock.

(b) Upon any Forced Conversion, each holder of certificates for shares of Series Q Preferred Stock that are subject to such Forced Conversion shall, following receipt of the notice specified in Section 5(B)(c) hereof, promptly surrender to the Company’s transfer agent such certificates in exchange for appropriate stock certificates representing the number of shares of Common Stock of the Company into which such shares of Series Q Preferred Stock are to be converted. Each holder of shares of Series Q Preferred Stock that is subject to a Forced Conversion shall be entitled to receive the full number of shares of Common Stock into which such shares of Series Q Preferred Stock held by such holder could be converted if such holder had exercised its conversion right pursuant to Section 5A on the last day of the applicable Threshold Trading Period.

11

(c) In the event that the Company opts to effect a Forced Conversion, the Company shall mail written notice to each holder of record of the shares of Series Q Preferred Stock subject to such Forced Conversion a notice setting forth:

(i) A statement that the average daily VWAP for the Common Stock of the Company was equal or greater than 200% of the Conversion Price during the Threshold Trading Period specified in the notice;

(ii) That the conditions for a Forced Conversion have occurred and that the Company has opted to effect a Forced Conversion of the aggregate number of shares of Series Q Preferred Stock specified in the notice as of the date specified in the notice (the “Forced Conversion Date”);

(iii) The number of shares of Series Q Preferred Stock held by that holder that are subject to the Forced Conversion; the then applicable Conversion Price; the number of shares of Common Stock into which such shares of Series Q Preferred Stock will be converted; and a Letter of Transmittal to the Company’s transfer agent.

5C. Issuance of Certificates; Time Conversion Effected. In connection with any conversion of Series Q Preferred Stock pursuant to Section 5B each holder of share of Series Q Preferred Stock to be converted shall promptly after receipt of the notice specified in Section 5(B)(c) above deliver to the Company’s transfer agent certificates representing the Series Q Preferred Stock shares so converted, duly endorsed for transfer (or if lost, a Certificate of Lost Affidavit attesting to the loss of the certificate representing the Series Q Preferred Stock shares), together with a properly completed notice of conversion in the form attached to the Series Q Preferred Stock certificate with a statement of the name or names (with address), in which the certificate or certificates for shares of Common Stock, shall be issued (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the Forced Conversion Date. Within five Business Days following receipt of such certificates, (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent will credit such aggregate number of shares of Common Stock to which the converting holder of shares of Series Q Preferred Stock shall be entitled to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Subject to the last sentence of this Section 5C, upon the effective date of any conversion pursuant to this Section 5, the rights of the holder of the shares of Series Q Preferred Stock being converted shall cease, and such holders shall be deemed to be holders of the shares of Common Stock issued or issuable upon such conversion. The Company understands that a delay in the delivery of Common Stock upon: (i) conversion of the Series Q Preferred Stock pursuant to this Section 5; or (ii) in response to a proper request to have a restrictive legend removed under Rule 144 of the Securities Act, could result in economic loss to the holder. As compensation to the holder for such loss, the

12

Company agrees to pay (as liquidated damages and not as a penalty) to the holder for such late delivery of Common Stock upon conversion of the Series Q Preferred Stock in the amount of $100 per Business Day after the third Business Day after a request for conversion, or a legend removal, has been made for each $10,000 of Series Q Preferred Stock and accrued dividends being converted, or the corresponding Common Stock, for which a legend removal has been requested, which is not timely delivered. The Company shall pay any payments incurred under this section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails for any reason to effect timely delivery of shares of Common Stock in connection with a conversion pursuant to Section 5A, the holder will be entitled to revoke all or part of the relevant notice of conversion by delivery of a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

5D. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued as a result of any conversion hereunder, and any holder entitled to a fractional share of Common Stock upon the date of such conversion shall be entitled, upon surrender to the Company of the certificates presented for conversion, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the Market Price of a share of Common Stock. In addition to any other rights available to the holder, if the Company fails to make timely delivery in accordance with the provisions of Section 5C above, to a holder of a certificate or certificates representing the shares of Common Stock into which such holder’s shares of Series Q Preferred Stock have been converted, and if within seven Business Days thereafter such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the Common Stock which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall pay in cash to the holder (in addition to any remedies available to or elected by the holder) within five Business Days after written notice from the holder, the amount by which (i) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate Stated Value of the shares of Series Q Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15 percent per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series Q Preferred Stock, the Company shall be required to pay the holder $1,000, plus interest. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.

5E. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsections 5E(1) through 5E(8) below, deemed to have issued or sold, any Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

13

Adjusted Conversion Price =	(A x B) + D
A + C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 5E, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 5E, other than Excluded Stock.

For purposes of this subsection 5E, the following Sections 5E(1) to 5E(8) shall also be applicable:

5E(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing: (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon

14

conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 5E(3) no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5E(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing: (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that: (a) except as otherwise provided in subsection 5E(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities; and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 5E.

5E(3) Change in Option Price or Conversion Rate. If: (i) the purchase price provided for in any Right or Option referred to in subsection 5E(l) hereof; (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5E(l) or 5E(2); (iii) or the rate at which Convertible Securities referred to in subsections 5E(l) or 5E(2) are convertible into Common Stock shall change at any time (each, a “Readjustment Event”) (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect had such Readjustment Event occurred at the time the Options or Convertible Securities still outstanding were initially granted, issued or sold. Upon the termination of any Option for which any adjustment was made pursuant to this subsection 5(E) or any right to convert Convertible Securities for which any adjustment was made pursuant to this subsection 5(E) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five calendar days notice to the holder, the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

15

5E(4) Stock Dividends In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Conversion Price then in effect shall be adjusted accordingly.

5E(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. In case the Company at any time shall combine its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to any inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

5E(7) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

16

5E(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 5E.

5F. Reorganization or Reclassification; Consolidation or Merger.

(a) If the Company shall, at any time or from time to time while the Series Q Preferred Stock is outstanding, issue by reorganization or by reclassification of its outstanding shares of Common Stock any shares of its Capital Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the holder thereafter converting its shares of Series Q Preferred Stock shall be entitled to receive the number of shares of Common Stock or other Capital Stock which the such holder would have received if the shares of Series Q Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization or reclassification of the Capital Stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Series Q Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series Q Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series Q Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

17

5G. Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation or any distribution made in connection with a sale of the Company’s assets) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon over the immediately preceding three trading day period prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series Q Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

5H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

5I. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 5, holders of Series Q Preferred Stock shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series Q Preferred Stock shall be

18

subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein with respect to the shares of Common Stock receivable upon conversion of the Series Q Preferred Stock.

5J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series Q Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5K. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the Capital Stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such occurrences, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series Q Preferred Stock at the address of such holder as shown on the books of the Company: (i) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5L. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series Q Preferred Stock as herein provided, 150 percent of such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series Q Preferred Stock.

19

All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to insure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series Q Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation, or result in a Conversion Price less than the par value.

(2) The Company will at all times reserve and keep available out of its authorized but unissued Series Q Preferred Stock such number of shares of Series Q Preferred Stock as is equal to the number of shares of Series Q Preferred Stock then outstanding for use as PIK Shares. All shares of Series Q Preferred Stock, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

5M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series Q Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Q Preferred Stock which is being converted.

5N. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series Q Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Q Preferred Stock in any manner which interferes with the timely conversion of such Series Q Preferred Stock; provided, however, that nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

5O. Limitation on Conversion. A holder of Series Q Preferred Stock shall not have the right to convert any shares of Series Q Preferred Stock that would result in such holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates after giving effect to such conversion, and (ii) the number of shares of Common Stock issuable upon the conversion of such holder’s Series Q Preferred Stock, which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For the purposes of this Section 5O, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. Subject to the foregoing, the holder shall not be limited to successive conversions which would result in the

20

aggregate issuance of more than 4.99% (the “Maximum Percentage”). By written notice to the Company, a holder may, from time to time, increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder providing such written notice and not to any other holder of Series Q Preferred Stock. Notwithstanding the foregoing, any holder may revoke the application of the conversion limitation described in this Section 5O to such holder, in whole or in part, upon 61 days prior notice to the Company.

6. Offering Restrictions. For so long as any shares of Series Q Preferred Stock remain outstanding, the Company will not enter into any Equity Line of Credit (as defined below) or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with Price Reset Rights. For purposes of such restriction:

(a) the term “Equity Line of Credit” means a financing structure that would allow the Company to “draw down” against a pre-determined amount of capital committed to by a purchaser during a specified period of time (the Company “draws down” the Equity Line of Credit by making periodic sales of its securities to the purchaser); and

(b) “Variable Priced Equity Linked Instruments” is a transaction involving the purchase of common stock or the conversion price of a convertible security which fluctuates in relation to the market price of the stock of a corporate issuer, and in which the effective price will ultimately depend upon the direction of the market price of an issuer’s stock; and

(c) “Price Reset” means where the price of common stock or the conversion price of a convertible security is set after a closing date and subject to adjustment (downward or upward) based on various criteria that can include fundamental performance, a specified event, or the stock price of a corporate issuer at a given point in time after closing.

7. Rights of First Refusal.

(a) Sale Notice. If at any time during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company proposes to issue and sell Capital Stock (a “Equity Offering”) to one or more third parties in a transaction, the primary purpose of which is a financing (an “Equity Financing”), then the Company shall give written notice (the “Sale Notice”) to the holders of shares of Series Q Preferred Stock of the Company’s intention to consummate such Equity Financing. The Sale Notice shall state (i) a description of the Capital Stock to be sold (“Offered Shares”), (ii) the identity of the prospective purchaser(s) and (iii) the consideration and the material terms and conditions upon which the proposed Equity Financing is to be made. The Sale Notice shall certify that the Company has received a firm offer from the prospective purchaser(s) and in good faith believes a binding agreement for the Equity Financing is obtainable on the terms set forth in the Sale Notice. The Sale Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Equity Financing. An Equity Financing shall not include any issuance of Excluded Stock.

21

(b) Purchase Option. Each holder of Series Q Preferred Stock shall have the option for a period of twenty (20) days from such holder’s receipt of the Sale Notice from the Company set forth in Section 7(a) to elect to purchase such holder’s pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Sale Notice. Each holder may exercise such purchase option and, thereby, purchase all or any portion of his, her or its pro rata share (with any reallotments as provided below) of the Offered Shares, by notifying the Company in writing, before expiration of the twenty (20) day period as to the number of such shares which he, she or it wishes to purchase (including any reallotment). Each holder’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, of which the number of shares of Common Stock issuable upon conversion of the Series Q Preferred Stock owned by such holder on the date of the Sale Notice shall be the numerator and the total number of shares of Common Stock issuable upon conversion of the Series Q Preferred Stock held by all holders of Series Q Preferred Stock on the date of the Sale Notice shall be the denominator. Each holder shall have a right of reallotment such that, if any other holder fails to exercise the right to purchase its full pro rata share of the Offered Shares, the other participating holders may exercise an additional right to purchase, on a pro rata basis, the Offered Shares not previously purchased. Each holder shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates, provided that such holder notifies the Company of such allocation. If a holder gives the Company notice that it desires to purchase its pro rata share of the Offered Shares and, if applicable, its reallotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the holder’s receipt of the Sale Notice, unless the Sale Notice contemplated a later closing with the prospective third party purchaser(s).

8. No Waiver. Except as otherwise modified or provided for herein, the holders of Series Q Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

9. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series Q Preferred Stock against impairment.

10. Amendment; Waiver. Except as expressly provided for otherwise herein, any term of the Series Q Preferred Stock may be amended or waived (including the adjustment provisions included in Section 5E hereof) upon the vote or written consent of the Company and the holders of at least 70% of the Series Q Preferred Stock then outstanding; provided, however that an amendment or waiver relating to the right to convert the Series Q Preferred Stock or the Conversion Price thereof shall only be binding upon a holder who has given a vote or written consent in favor thereof.

22

11. Action By holders. Any action or consent to be taken or given by the holders of the Series Q Preferred Stock may be given either at a meeting of the holders of the Series Q Preferred Stock called and held for such purpose or by written consent.

12. Notice of Stockholder Approval. Within two (2) Business Days after stockholder approval of the issuance of the Common Stock upon conversion of the Series Q Preferred Stock is effective in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Exchange Act, the Company will (i) send written notification to each holder of Series Q Preferred Stock that such holder may exercise its conversion rights in accordance with the terms of the Series Q Preferred Stock and (ii) amend the Certificate of Designations, Rights and Preferences for the Series Q Preferred Stock to reflect such stockholder approval.

13. Registration Rights Agreement. Holders of the Series Q Preferred Stock shall be entitled to the benefits of the Registration Rights Agreement (subject to the terms and conditions set forth therein). The Company shall provide to each holder of Series Q Preferred Stock, upon request, and without charge, a copy of the Registration Rights Agreement.

[Execution Page Follows]

23

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations, Preferences and Rights this 30th day of June, 2006.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

24

AMENDED CERTIFICATE OF DESIGNATION

OF

VELOCITY EXPRESS CORPORATION

Velocity Express Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby certifies that no shares of the Company’s Series Q Convertible Preferred Stock have been issued and that the following resolution was adopted by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

RESOLVED, that Section 1 of the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock set forth in the Certificate of Incorporation, as amended, is hereby amended by amending the following definitions (changes from the current Certificate are marked):

“Notes” shall mean the Company’s 12% Senior Secured Notes due 2010 issued pursuant to the Indenture dated July 3, 2006 by and between the Company and Wells Fargo, N.A., as Trustee (the “Indenture”).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of July 3, 2006 by and among the Company, the purchasers of Series Q Preferred Stock, the purchasers of the Company’s 12% Senior Secured Notes and Warrants and the other parties named therein.

“Series Q Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement dated July 3, 2006 by and among the Company and the investors named therein for the purchase and sale of Series Q Preferred Stock.

“Target Acquisition” means the merger of Cobra Acquisition Corp., a newly-formed wholly-owned Subsidiary of the Company (“Merger Sub”), and Target, pursuant to the terms of an Agreement and Plan of Merger dated July 3, 2006 (“Merger Agreement”), by and among the Company, Merger Sub and Target.

“Warrants” shall mean stock purchase warrants of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated July 3, 2006 by and among the Company and the investors named therein.

[Execution Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment at 8:00 a.m. EDT this 3rd day of July, 2006.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

26

APPENDIX E

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “AGREEMENT”), dated as of July 3, 2006 (the “SIGNING DATE”), by and among VELOCITY EXPRESS CORPORATION, a Delaware corporation (“PURCHASER”), CD&L ACQUISITION CORP., a Delaware corporation and wholly owned Subsidiary of Purchaser (“NEWCO”), and CD&L, INC., a Delaware corporation (the “COMPANY”). For a listing of where the definitions of capitalized terms used in this Agreement can be found, see Section 9.11 below.

RECITALS

WHEREAS, the Board of Directors of the Company (the “BOARD OF DIRECTORS”) has, subject to the terms and conditions of this Agreement, determined that this Agreement is advisable and in the best interests of the stockholders of the Company and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the Delaware General Corporation Law, as amended (the “DGCL”); and

WHEREAS, the Board of Directors has caused the Company Rights Plan to be amended pursuant to an amendment in the form attached as Exhibit A hereto (the “COMPANY RIGHTS PLAN AMENDMENT”), which shall prevent any Flip-in Date, Flip-over Transaction or Event, Separation Time, or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) from occurring, and shall prevent the Company Rights from becoming exercisable pursuant to the Company Rights Plan, as a result of (i) approval, execution or delivery of this Agreement, the Securities Purchase Agreements, the Voting Agreement or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company, (ii) the commencement or, prior to termination of this Agreement, the consummation of the transactions contemplated hereby (including the Merger), or by the Company Voting Agreements or the Securities Purchase Agreements, (iii) any conversion, exercise or exchange of any of the Company’s securities acquired pursuant to the Securities Purchase Agreements, or (iv) in the event of a termination of this Agreement, any additional acquisitions of the Company’s securities by any of the Purchaser Companies (A) which are consummated after the termination of this Agreement at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted basis, in the case of Convertible Securities), (B) which do not cause any of Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions, and (C) which, in the event there is a Second Purchaser Restricted Period, occur after the expiration of the Second Purchaser Restricted Period; and

WHEREAS, the Board of Directors has approved the acquisition by the Purchaser Companies of 15% or more of the Company’s outstanding voting stock for purposes of Section 203 of the DGCL so that the restrictions on “business combinations” with “interested stockholders” (each as defined in Section 203 of the DGCL) will not be applicable to the Purchaser Companies; and

WHEREAS, the board of directors of each of Purchaser and Newco has, subject to the terms and conditions of this Agreement, determined that this Agreement is advisable and in the best interests of its respective stockholders and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the DGCL; and

WHEREAS, Purchaser, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

WHEREAS, the holders of all of the outstanding shares of Company Series A Preferred have consented to the execution and delivery of this Agreement and the consummation of transactions contemplated hereby; and

WHEREAS, pursuant to purchase agreements with certain securityholders of the Company, copies of which were previously provided to the Company (the “SECURITIES PURCHASE AGREEMENTS”), Purchaser has acquired the following securities of the Company prior to the execution of this Agreement and subsequent to the aforesaid amendments to the Company Rights Plan and approval of the Board of Directors for purposes of Section 203 of the DGCL (the “PURCHASER ACQUIRED SECURITIES”): (i) shares of Company Series A Preferred that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,010 shares of Company Common Stock (which represents all of the outstanding shares of Company Series A Preferred as of the Signing Date), (ii) Company Notes that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,008 shares of Company Common Stock (which represents all of the outstanding Company Notes as of the Signing Date), (iii) Company Warrants that represent as of the Signing Date the right to acquire up to an aggregate of 506,250 shares of Company Common Stock (which represents all of the outstanding Company Warrants as of the Signing Date), and (iv) 656,000 shares of Company Common Stock; and

WHEREAS, Purchaser has obtained a voting agreement, a copy of which was previously provided to the Company, from the stockholders listed on Exhibit B, which voting agreement provides, among other things, that until the date of termination of this Agreement (whether as a result of a Superior Competing Transaction or for any other reason), such stockholders shall vote the shares of Company Common Stock owned by them in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (the “COMPANY VOTING AGREEMENT”) and irrevocable proxies from such stockholders giving Purchaser the right to vote the shares of Company Common Stock owned by them in accordance with the requirements of the Company Voting Agreement (collectively, the “IRREVOCABLE PROXIES”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Purchaser, Newco and the Company hereby agree as follows:

ARTICLE 1 —

THE MERGER; EFFECTIVE TIME; CLOSING

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Newco shall, in accordance with Section 251 of the DGCL,

consummate a merger (the “MERGER”) in which Newco shall be merged with and into the Company, with the Company being the surviving corporation, and the separate corporate existence of Newco shall thereupon cease. The corporation surviving the Merger shall be governed by the laws of the state of Delaware and is sometimes hereinafter referred to as the “SURVIVING CORPORATION.” In accordance with Section 251 of the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of Newco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Newco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the DGCL and file with the Delaware Secretary of State a certificate of merger relating to the Merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is hereinafter referred to as the “EFFECTIVE TIME.”

1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 251 of the DGCL.

1.4 Closing. The closing of the Merger (the “CLOSING”) shall take place (a) at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey, at 10:00 a.m. as promptly as practicable after the last of the conditions set forth in Section 7.1 hereof shall be fulfilled or waived in accordance with this Agreement, or (b) at such other place, time and date as Purchaser and the Company may agree.

ARTICLE II —

SURVIVING CORPORATION

2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended in its entirety to read as set forth in Exhibit C hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL.

2.2 Bylaws. From and after the Effective Time, the Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with DGCL.

2.3 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

2.4 Officers. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

ARTICLE III —

MERGER CONSIDERATION; CONVERSION OR CANCELLATION

OF COMPANY SHARES IN THE MERGER

3.1 Merger Consideration; Conversion or Cancellation of Company Shares in the Merger.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of capital stock of the Company (the “COMPANY SHARES”) or capital stock of Newco, each share of the Company’s common stock, par value $.001 per share (the “COMPANY COMMON STOCK”) and each share of the Company’s Series A Convertible Redeemable Preferred Stock, par value $.001 per share (the “COMPANY SERIES A PREFERRED”), issued and outstanding immediately prior to the Effective Time (other than (A) Company Shares owned by Purchaser, Newco or any direct or indirect wholly owned Subsidiary of Purchaser (collectively, “PURCHASER COMPANIES”), (B) Company Shares owned by any of the Company’s direct or indirect wholly owned Subsidiaries or held in the treasury of the Company (“TREASURY SHARES”) and (C) Dissenting Shares) shall, by virtue of the Merger, be cancelled and extinguished and converted into the right to receive per share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred) an amount in cash equal to Three Dollars ($3.00) (as adjusted pursuant to Section 3.10 below, the “MERGER CONSIDERATION”).

(b) Any Company Shares owned by the Purchaser Companies and all Treasury Shares shall be cancelled and retired at the Effective Time and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

(c) On or after the Effective Time, (i) holders of certificates representing Company Shares (the “CERTIFICATES”) immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration in accordance with Section 3.4 hereof for each share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred) held by them and (ii) holders of certificates, agreements or other instruments representing Convertible Securities (the “CONVERTIBLE SECURITY INSTRUMENTS”) immediately prior to the Effective Time shall be treated in accordance with Section 3.7 below.

3.2 Conversion of Newco Shares. Each share of common stock, par value $.004, of Newco (“NEWCO COMMON STOCK”) issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, validly authorized, fully paid and nonassessable share of common stock, par value $.004 per share, of the Surviving Corporation.

3.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, (A) Company Shares held by holders thereof who are entitled to vote on the Merger and who have not voted such Company Shares in favor of the adoption of this Agreement and the Merger, and (B) shares of Series A Preferred, even if their holders are not entitled to vote on the Merger, in each case with respect to which appraisal rights shall have been properly exercised and perfected in accordance with Section 262 of the DGCL (the “DISSENTING SHARES”), shall not be converted into or represent the right to receive the Merger Consideration which the holders of Company Shares are entitled to receive pursuant to Section 3.1 above, and holders of such Dissenting Shares shall be entitled to receive only the payment provided for by Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to be entitled to receive the Merger Consideration, without interest, per share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred). The Company shall give Purchaser (i) prompt notice of any demands for payment for Dissenting Shares pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment pursuant to Section 262 of the DGCL. The Company shall not, except with the prior written consent of Purchaser or as otherwise required by applicable Law, make any payment with respect to any such demands for payment or offer to settle or settle any such demands.

3.4 Exchange of Certificates and Convertible Security Instruments; Payment.

(a) On or prior to the Signing Date, Purchaser shall appoint a bank or trust company reasonably acceptable to the Company as the Person to receive Letters of Transmittal and to act as paying agent under this Agreement (the “PAYING AGENT’), pursuant to an agreement in form and substance reasonably acceptable to Purchaser and the Company (the “PAYING AGENT AGREEMENT”). On the Signing Date, Purchaser shall deposit with the Paying Agent, pursuant to the Paying Agent Agreement, an amount of cash equal to the aggregate amount of Merger Consideration payable under this Agreement to all holders of Company Shares and Convertible Securities (other than Company Shares or Convertible Securities owned by Purchaser Companies) (collectively, the “COMPANY EQUITY HOLDERS”).

(b) Purchaser shall use commercially reasonable efforts to cause the Paying Agent to mail to each stockholder of record of the Company and all other Company Equity Holders as of the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Convertible Security Instruments shall pass, only upon delivery of the Certificates and Convertible Security Instruments to the Paying Agent) (a “LETTER OF TRANSMITTAL”) and (ii) instructions for effecting the surrender of the Certificates and Convertible Security Instruments and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 3.1.

(c) Upon surrender of a Certificate or Convertible Security Instrument for cancellation to the Paying Agent, together with a duly executed Letter of Transmittal, the holder of such Certificate or Convertible Security Instruments shall be entitled to receive in exchange therefor, and shall promptly receive, the Merger Consideration to which such holder is entitled in accordance with Section 3.1 in the form of a bank check.

(d) In the event that the Merger Consideration is to be delivered to any Person in whose name the Certificate or Convertible Security Instrument surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer.

(e) Until surrendered as contemplated by Section 3.4(c), each Certificate (other than a Certificate to be canceled in accordance with Section 3.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this Section 3.4. No interest will be paid or will accrue on any cash payable to holders of Certificates or Convertible Security Instruments pursuant to the provisions of this Article III.

(f) Neither the Paying Agent nor any party hereto shall be liable to a holder of Company Shares or Convertible Securities for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) In the case of any Company Shares that are not represented by Certificates but are included in the Company Shares disclosed in Sections 4.2(a) and (b) below, such Company Shares shall be treated identically to Company Shares that are represented by Certificates for purposes of this Agreement (subject to evidence of ownership thereof reasonably satisfactory to Purchaser) and for purposes of the Paying Agent Agreement (subject to evidence of ownership thereof reasonably satisfactory to the Paying Agent).

(h) Purchaser shall be entitled, in accordance with Section 3.4(i) below, to receive all interest earned in respect of the funds deposited with the Paying Agent.

(i) Purchaser shall receive any remaining Merger Consideration on deposit with the Paying Agent on the date which is one year after the Effective Time, and any Company Equity Holder who has not surrendered his Certificate(s) or Convertible Security Instrument(s) to the Paying Agent prior to such time shall be entitled to receive the Merger Consideration without interest upon the surrender of such Certificate(s) to Purchaser, subject to applicable escheat or abandoned property laws.

3.5 Missing Certificates. If any holder of Company Shares convertible into the right to receive the Merger Consideration is unable to deliver the Certificate which represents such Company Shares, or any Company Equity Holder is unable to deliver the Convertible Security Instrument which represents such Convertible Securities, the Paying Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:

(i) evidence to the reasonable satisfaction of Purchaser that any such Certificate or Convertible Security Instrument, as applicable, has been lost, wrongfully taken or destroyed;

(ii) such security or indemnity as may be reasonably requested by Purchaser to indemnify and hold harmless Purchaser and the Paying Agent; and

(iii) evidence reasonably satisfactory to Purchaser that such Person is the owner of the Company Shares theretofore represented by each Certificate claimed to be lost, wrongfully taken or destroyed, or the Convertible Securities theretofore represented by each Convertible Security Instrument claimed to be lost, wrongfully taken or destroyed, and that the holder is the Person who would be entitled to present such Certificate or Convertible Security Instrument for payment pursuant to this Agreement.

3.6 No Further Rights or Transfers. At and after the Effective Time, except for the surrender of the Certificate(s) in exchange for the right to receive the Merger Consideration with respect thereto (or, in the case of holders of Dissenting Shares, the right to receive the payment provided for by Section 262 of the DGCL), (i) each holder of Company Shares shall cease to have any rights as a stockholder of the Company, and (ii) no transfer of Company Shares shall thereafter be made on the stock transfer books of the Surviving Corporation.

3.7 Convertible Securities.

(a) The Company shall take all action necessary to ensure that (i) each option or other right to purchase shares of Company Common Stock pursuant to stock options (a “COMPANY OPTION”) which is outstanding at the Effective Time, whether granted by the Company under the Company’s Amended and Restated 2002 Stock Option Plan for Independent Directors, the Company’s 1995 Stock Option Plan for Independent Directors, the Company’s Year 2000 Stock Incentive Plan or the Company’s Employee Stock Compensation Program (collectively, the “COMPANY OPTION PLANS”) or any other plan or agreement, (ii) each warrant to purchase shares of Company Common Stock (a “COMPANY WARRANT”) which is outstanding at the Effective Time, and (iii) each Performance Unit granted by the Company under the Company’s Year 2000 Stock Incentive Plan which is outstanding at the Effective Time, in any such case, shall be fully vested and exercisable in full immediately prior to the consummation of the Merger and all Company Options, Company Warrants and Performance Units that are not exercised prior to the consummation of the Merger will be cancelled as of the Effective Time in exchange for the Merger Consideration described in Section 3.7(b) (other than Company Options, Company Warrants and Performance Units that are owned by Purchaser Companies, which will be cancelled without consideration); provided, however, that all Company Options, Company Warrants and Performance Units that cannot be so cancelled by the Company (“REMAINING EQUITY-BASED AWARDS”) shall remain outstanding but, at all times after the Effective Time, shall be deemed to refer to a cash payment to the holder thereof in an amount equal to the product of (x) the number of shares of Company Common Stock issuable upon exercise of such Remaining Equity-Based Awards immediately prior to the Effective Time multiplied by (y) the Merger Consideration without any interest thereon, less the applicable exercise price for the Company Option, Company Warrant or Performance Unit, if any.

(b) Each Convertible Security that is outstanding immediately prior to the Effective Time (other than Remaining Equity-Based Awards) shall be cancelled as of the Effective Time and converted into the right to receive, for each Company Share issuable upon exercise of such Convertible Security, the Merger Consideration, without interest, less the applicable exercise price for the Convertible Securities, if any (other than Convertible Securities that are owned by Purchaser Companies, which will be cancelled without consideration). Thereafter, without impairing the rights of the holders of the Convertible Security to receive payments of Merger Consideration to the extent set forth herein, the holders of Convertible Securities shall, as of the Effective Time, cease to have any further right or entitlement to acquire any shares of capital stock of the Company, Purchaser or the Surviving Corporation under the cancelled Convertible Securities. Holders of Convertible Securities will be required to deliver their Convertible Security Instruments in accordance with Section 3.4 above or, if unable to do so, otherwise meet the requirements set forth in Section 3.5 above. The Seller Notes will not be cancelled in the Merger and will remain outstanding at the Effective Time.

(c) The Company agrees to take all other actions necessary or appropriate so that, as of the Effective Time and as a result of the Merger, except as permitted above, (i) no Convertible Securities are outstanding, (ii) no Person other than Purchaser shall have any right, title or interest in or to the ownership of the Company or the Surviving Corporation or any securities issued by the Company or the Surviving Corporation, (iii) the holders of Convertible Securities prior to the Closing, shall, on and after the Closing, have no right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than the rights to payment of Merger Consideration in the manner described in this Section 3.7 or rights in respect of Dissenting Shares as described in Section 3.3 above, and (iv) no Person holding Convertible Securities shall by virtue of any such securities have any right to acquire any securities of Purchaser.

3.8 Employee Stock Purchase Plan. There are no active participants or participant accumulated cash balances in the Company’s Employee Stock Purchase Plan (the “ESPP”), and, after the Signing Date, the Company will not permit any participation in the ESPP or offer any plan, program or arrangement for the purchase of shares of Company Common Stock.

3.9 Withholding. Notwithstanding anything in this Agreement to the contrary, the Paying Agent or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Options, Company Warrants or Performance Units such amounts as the Paying Agent, Purchaser or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Internal Revenue Code of 1986, as amended (the “CODE”) or any provisions of state, local or foreign tax Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Company Options, Company Warrants or Performance Units in respect of which such deduction and withholding was made. The Company agrees to provide the Paying Agent and Purchaser with such information as they may reasonably require in order to calculate such amounts required to be withheld. After the Effective Time, Purchaser will timely remit, or cause the timely remission of, these withheld amounts to the taxing authorities entitled to receive the same.

3.10 Adjustments to Merger Consideration.

(a) In the event of any change for any reason (including without limitation as a result of a forward or reverse stock split, stock dividend or distribution, reclassification, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction) in the number of Company Shares or Convertible Securities (other than Company Shares or Convertible Securities owned by Purchaser Companies, and other than any matter set forth on Part 4.2(b) of the Company Disclosure Memorandum) issued and outstanding at any time after the Signing Date and prior to the Effective Time (excluding changes resulting from any repurchase, redemption or repayment by the Company or its Subsidiaries of any shares of Company Shares or Convertible Securities), the Merger Consideration shall be appropriately adjusted to provide to the holders of Company Shares and Convertible Securities the same aggregate amount of consideration (i.e., Three Dollars ($3.00) multiplied by the number of As Converted Total Company Shares as in effect at the Signing Date, as appropriately adjusted to reflect any changes resulting from any repurchase, redemption or repayment by the Company or its Subsidiaries of any shares of Company Common Stock or Company Options after the Signing Date) (the “TOTAL MERGER CONSIDERATION”) (for the avoidance of doubt, Total Merger Consideration excludes any Merger Consideration payable in respect of Company Shares or Convertible Securities owned by Purchaser Companies) which they would have received had such change not occurred; and as so adjusted shall thereafter be the Merger Consideration, subject to further adjustment in accordance with this Section 3.10.

(b) In the event that Section 4.2(c) below as in effect at the Signing Date misstates the As Converted Company Total Shares, then the Merger Consideration shall be appropriately reduced or increased as appropriate to provide to the holders of Company Common Stock and Convertible Securities the aggregate amount of Total Merger Consideration which they would have received if Section 4.2(c) as in effect at the Signing Date had been accurate; and as so adjusted shall thereafter be the Merger Consideration, subject to further adjustment in accordance with this Section 3.10; provided, however, that no adjustment pursuant to this paragraph shall be made for any matter set forth on Part 4.2(b) of the Company Disclosure Memorandum.

(c) Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 3.10 unless all of the adjustments to be made pursuant to this Section 3.10 would in the aggregate cause an adjustment in the Merger Consideration of more than $.01 per share (i.e., if the adjustment would result in Merger Consideration of $2.99 per share or $3.01 per share, the Merger Consideration shall remain at $3.00 per share).

(d) Notwithstanding any adjustment to the per share Merger Consideration made pursuant to this Section 3.10, the aggregate Merger Consideration to be received by any holder of Company Shares or Convertible Securities in the Merger will be rounded up or down to the nearest one cent ($.01).

ARTICLE IV —

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Contemporaneously with the execution and delivery of this Agreement, the Company has delivered to Purchaser and Newco a Company Disclosure Memorandum dated as of the date of this Agreement and signed by the Company (the “COMPANY DISCLOSURE MEMORANDUM”) setting forth certain information regarding the Company and its business. To induce Purchaser and Newco to enter into and perform this Agreement, the Company hereby represents and warrants to Purchaser and Newco that, except (i) as set forth in the Company Disclosure Memorandum (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in the Company Disclosure Memorandum relates; provided, however, that any information set forth in one Section or subsection of the Company Disclosure Memorandum shall be deemed to apply to each other Section or subsection thereof to which its relevance is readily apparent on its face) or (ii) as set forth in the Company SEC Reports, each of the representations and warranties in the following paragraphs of this Article IV is true and correct as of the Signing Date:

4.1 Corporate Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Subsidiaries is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except where failure to so qualify or be in good standing would not have a Company Material Occurrence or materially adversely affect the consummation of the transactions contemplated hereby. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted, except where failure to have such power and authority would not reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby. Set forth as exhibits to the Company SEC Reports are complete and correct copies of the Company’s Certificate of Incorporation and Bylaws, each as amended to date.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, of which, as of the Signing Date, 10,017,479 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which, as of the Signing Date, 393,701 shares were designated as Company Series A Preferred, and 393,701 shares of Company Series A Preferred were issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Set forth on Part 4.2(b) of the Company Disclosure Memorandum is a list of all Company Options issued and outstanding as of the Signing Date, together with a description of (i) the number of shares of Company Common Stock issuable upon exercise or conversion thereof, (ii) the applicable exercise or conversion price therefor, and (iii) the expiration date thereof. The Company does not have any Performance Shares or Shares of Restricted Stock issued or outstanding. All outstanding shares of capital stock of the Subsidiaries are owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims, options, rights of third parties and other encumbrances of any kind or nature (“LIENS”). Except for (i) this Agreement and as permitted or contemplated hereby, (ii) the Company Notes that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,008 shares of Company Common Stock, (iii) the Company Options that represented as of the Signing Date the right to acquire up to an aggregate of 4,244,223 shares of Company Common Stock, (iv) the Company Warrants that represent as of the Signing Date the right to acquire up to an aggregate of 506,250 shares of Company Common Stock, (v) the Company Series A Preferred that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,010 shares of Company Common Stock, (vi) the Seller Notes, and (vii) the Company Rights, there are not, as of the Signing Date, any outstanding or authorized options, warrants, calls, Performance Units, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party, or by which they may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exercisable or exchangeable for, or evidencing the right to subscribe for or otherwise acquire, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

(c) The aggregate number of shares of Company Common Stock (i) which are issued and outstanding as of the Signing Date, and (ii) which would be issued and outstanding as of the Signing Date assuming a cashless exercise or cashless conversion of all Convertible Securities, using the actual exercise price of such Convertible Securities (in each case excluding shares of Company Common Stock and Convertible Securities that are owned by Purchaser Companies) (the sum of (i) and (ii) are hereinafter collectively referred to as the “AS CONVERTED TOTAL COMPANY SHARES”) is 11,039,238. For purposes of calculating said cashless exercise, the value of each share of Company Common Stock shall be equal to the Merger Consideration. In addition, for purposes of calculating the As Converted Total Company Shares, it shall be deemed that all Convertible Securities which have an exercise or conversion price in excess of the Merger Consideration would not be converted into any Company Common Stock.

(d) Except for the Company Voting Agreement, the Irrevocable Proxies, the Company Stockholders Agreement and the Company Registration Rights Agreement, there are not as of the Signing Date and there will not be at the Effective Time any registration rights agreements, stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound (or, to the Company’s Knowledge, to which any of its stockholders are a party or by which they are bound) relating to the voting of any Company Shares. There are no restrictions on the Company with respect to voting the stock of any of its Subsidiaries.

4.3 Authority Relative to This Agreement.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of the Merger and this Agreement by holders of the Company Shares in accordance with the DGCL and the Company Stockholders Agreement. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by holders of the Company Shares in accordance with the DGCL and by the holders of the Company Series A Preferred in accordance with the Company Stockholders Agreement). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Purchaser and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Board of Directors has caused the Company Rights Plan to be amended pursuant to the Company Rights Plan Amendment, which shall prevent any Flip-in Date, Flip-over Transaction or Event, Separation Time, or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) from occurring, and shall prevent the Company Rights from becoming exercisable pursuant to the Company Rights Plan, as a result of (i) the approval, execution or delivery of this Agreement, the Securities Purchase Agreements, the Voting Agreement or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company, (ii) the commencement or, prior to termination of this Agreement, the consummation of the transactions contemplated hereby (including the Merger) or by the Company Voting Agreements or the Securities Purchase Agreements, (iii) any conversion, exercise or exchange of any of the Company’s securities acquired pursuant to the Securities Purchase Agreements, or (iv) in the event of a termination of this Agreement, any additional acquisitions of the Company’s securities by any of the Purchaser Companies (A) which are consummated after the termination of this Agreement at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted basis, in the case of Convertible Securities), (B) which do not cause any of Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions, and (C) which, in the event there is a Second Purchaser Restricted Period, occur after the expiration of the Second Purchaser Restricted Period. The Board of Directors has approved the acquisition by the Purchaser Companies of 15% or more of the Company’s outstanding voting stock for purposes of Section 203 of the DGCL so that the restrictions on “business combinations” with “interested stockholders” (each as defined in Section 203 of the DGCL) will not be applicable to the Purchaser Companies.

4.4 Consents and Approvals; No Violation.

(a) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will:

(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws, each as amended, of the Company or any of its Subsidiaries;

(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”) and the Securities Act of 1933, as amended (the “SECURITIES ACT”), (B) the filing of the certificate of merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (C) as may be required by any applicable state securities or “blue sky” laws or state takeover laws, (D) such filings and consents as may be required under any environmental, health or safety Law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby, or (F) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Purchaser and/or Newco;

(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any Contracts to which the Company or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time; provided, however, that the Company makes no representation as to the effect on the consummation of the Merger and the other transactions contemplated by this Agreement on any real estate lease or equipment lease; or

(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made and, with respect to the Merger, this Agreement is adopted by the Company’s stockholders, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets.

(b) The affirmative vote of (i) a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement at a meeting at which a quorum is present (the “COMPANY STOCKHOLDER APPROVAL”) and (ii) a majority of the outstanding shares of Company Series A Preferred in favor of the approval and adoption of this Agreement (the “COMPANY SERIES A APPROVAL”) in accordance with the terms of the Stockholders Agreement dated as of April 14, 2004 by and among the Company and the stockholders of the Company listed as “Stockholders” therein (the “COMPANY

STOCKHOLDERS AGREEMENT”) are the only votes of the holders of any class or series of the Company’s or its Subsidiaries’ securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

4.5 SEC Reports; Financial Statements; Undisclosed Liabilities; Disclosure Controls and Procedures.

(a) SEC Reports. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (“SEC”) since December 31, 2004 (including, without limitation, the Company’s Annual Reports on Form 10-K for the year ended December 31, 2004 and Form 10-K/A for the year ended December 31, 2005 (the “COMPANY 2005 AUDIT DATE”), the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 and for the quarter ended March 31, 2006, and the Company’s proxy statement for its 2005 and 2006 Annual Meetings of Stockholders and all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOX”)) with respect to any Annual Reports), pursuant to the federal securities laws and the SEC’s rules and regulations thereunder, and SOX and all rules and regulations thereunder (collectively, and together with all forms, reports and documents filed by the Company with the SEC after the date of this Agreement, including any amendments thereto, the “COMPANY SEC REPORTS”). The Company SEC Reports were or will, as applicable, be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. As of their respective dates, none of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC.

(b) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. As used in this Section 4.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

(c) Financial Statements. The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, complied, or in the case of the Company SEC Reports filed after the date hereof, will comply, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared, or in the case of the Company SEC Reports filed after the date hereof, will be prepared, in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, or in the case of the Company SEC Reports filed after the date hereof, will present fairly, in all material respects, the consolidated financial position of the

Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that were not, or with respect to any such financial statements contained in any of the Company SEC Reports to be filed subsequent to the Signing Date are not reasonably expected to be, material in amount or effect).

(d) SOX Certifications. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of SOX. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither the Company nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(e) Undisclosed Liabilities. Except (i) as reflected in the Company’s unaudited consolidated balance sheet at March 31, 2006 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (ii) for liabilities incurred in the ordinary course of business since March 31, 2006 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iii) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable laws, in each case to the extent arising after the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a financial statement or in the notes thereto.

(f) Off-Balance Sheet Arrangements. The Company and its Subsidiaries have not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) since the Company 2005 Audit Date. The Company has delivered or made available to Purchaser copies of the documentation creating or governing all such all securitization transactions and off-balance sheet arrangements.

(g) Loans to Executives and Directors. The Company has not, since the effective date of SOX, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company in violation of SOX. The Company has not made any loan or extension of credit to which the second sentence of Section 13(k)(I) of the Exchange Act applies.

(h) Auditors. J.H. Cohn LLP has not performed any non-audit services for the Company and its Subsidiaries since the Company 2005 Audit Date. There has been no change in the Company’s accountants since the Company 2005 Audit Date. The Company has not been in any material disputes with J.H. Cohn LLP since the Company 2005 Audit Date, which, in any such case, were required to be disclosed in the Company SEC Reports and were not so disclosed.

4.6 Absence of Certain Changes or Events. Except as expressly required or permitted by this Agreement or as set forth on Part 4.6 of the Company Disclosure Memorandum, since March 31, 2006, there has not been:

(i) through the Signing Date, any Company Material Occurrence;

(ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any Company Shares;

(iii) any (A) granting by the Company or any of its Subsidiaries to any officer, employee or independent contractor of the Company or any of its Subsidiaries of any increase in compensation or payments, except in the ordinary course of business consistent with prior practice, (B) granting by the Company or any of its Subsidiaries to any such officer, employee or independent contractor of any increase in severance or termination pay, (C) entry by the Company or any of its Subsidiaries into any severance or termination agreement with any director or officer or employee of the Company or any of its Subsidiaries, or (D) entry by the Company or any of its Subsidiaries into any employment, independent contractor or consulting agreement with any director or officer or employee of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with prior practice, subject to the following exceptions:

(x) except, in the case of any of such clauses (A), (B), (C) or (D) above, as was required under employment agreements with Key Officers previously provided or made available to Purchaser, and

(y) except, in the case of any of clauses (B) and (C) above, for severance or termination payments made in the ordinary course of business consistent with past practice that did not or do not exceed $10,000 for any individual or $200,000 in the aggregate;

(iv) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary;

(v) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary, except as contemplated by Company Benefit Plans;

(vi) any material damage, destruction or other property loss, whether or not covered by insurance;

(vii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or by applicable Laws;

(viii) any entry by either the Company or any Subsidiary thereof into any transaction which was not in the ordinary course of business;

(ix) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company or any Subsidiary thereof, except for obsolete assets or in the ordinary course of business consistent with past practices;

(x) any resignation or termination of employment of any Key Officer of the Company or any Subsidiary thereof and, to the Company’s Knowledge, there is not any impending resignation or termination of employment of any such Key Officers;

(xi) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any Subsidiary thereof (nor in any contingent obligation of the Company or any Subsidiary thereof regarding any of its respective officers, directors, employees, independent contractors or stockholders) by way of guaranty, endorsement, indemnity, or warranty;

(xii) except for the expiration of any right or Contract in accordance with its terms, any waiver or loss of any material right of the Company or any Subsidiary thereof, or the cancellation of any material debt, claim or Contract held by the Company or any Subsidiary thereof (which for purposes of this Section 4.6 does not include any debt, claim or Contract with any holder of Company Shares or Convertible Securities in their capacity as such, or any Affiliate of the Company or Affiliate of any holder of Company Shares or Convertible Securities in their capacity as such);

(xiii) any satisfaction or discharge of any Lien or any payment of any obligation by the Company or any Subsidiary thereof, except in the ordinary course of business and consistent with past practices and which is not material to the Business, assets, properties, operations or condition (financial or otherwise), or results of operations of the Company or any Subsidiary thereof;

(xiv) any material reduction in the form or amount of insurance coverage maintained by the Company or any Subsidiary;

(xv) any incurrence by either the Company or any Subsidiary of any material liability or other material obligation, except in the ordinary course of business;

(xvi) any material capital expenditures made by either the Company or any Subsidiary, other than in the ordinary course of business, and any commitments made by the Company or any Subsidiary for any future material capital expenditure; or

(xvii) any agreements or commitments entered into by the Company or any Subsidiary to take any actions identified under this Section 4.6.

4.7 Litigation. Except as set forth on Part 4.7 of the Company Disclosure Memorandum, there are no material actions, claims, suits, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which could reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary thereof is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority which could reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby.

4.8 Insurance.

(a) The Company has previously provided or made available to Purchaser true and complete copies of all insurance policies maintained by the Company and its Subsidiaries as of the Signing Date (including any exhibits, schedules, riders or amendments thereof) (the “COMPANY INSURANCE POLICIES”). Each of the Company Insurance Policies is currently in full force and effect and shall remain in full force and effect through the Effective Time. All premiums on such Company Insurance Policies which are due have been paid through the Signing Date. The Company has delivered to Purchaser copies of all reservation of rights letters issued by any insurers of the Company and its Subsidiaries.

(b) The Company requires insurance coverage of each of the Company Independent Contractors pursuant to the individual agreements with the individual independent contractor drivers, specimens of which have been provided to Purchaser.

4.9 Taxes.

(a) The Company and its Subsidiaries are members of an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent; such affiliated group files a consolidated federal income Tax Return.

(b) Each of the Company, its Subsidiaries and its former Subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects.

(c) Each of the Company, its Subsidiaries and its former Subsidiaries has paid all Taxes due and payable by it as shown on such Tax Returns.

(d) Except as set forth on Part 4.9(d) of the Company Disclosure Memorandum, there are no unpaid Taxes due and payable by the Company, its Subsidiaries or its former Subsidiaries that are or could become a lien on any asset of the Company, or otherwise materially adversely affect the business, properties or financial condition of the Company or any of its Subsidiaries.

(e) Each of the Company and its Subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements.

(f) Except as set forth on Part 4.9(f) of the Company Disclosure Memorandum, each of the Company and its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due.

4.10 Employee Benefit Plans; Labor Matters.

(a) Except as set forth in the Company SEC Reports, the Company does not maintain any Company Benefit Plans.

(b) All contributions and other payments required to have been made by the Company or any Company ERISA Affiliate with respect to any Company Benefit Plan (or to any Person pursuant to the terms thereof) have been or will be timely made, and all such amounts properly accrued through the date of the Company SEC Reports have been reflected therein.

(c) The terms of all Company Benefit Plans that are intended to be “qualified” within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. To the Company’s Knowledge, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code. With respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company Benefit Plan and related source of benefit payment is and has been operated in material compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local Law. To the Knowledge of the Company, no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other federal, state, or local Governmental Authority or is scheduled to be subject to such an audit investigation or proceeding.

(d) With respect to each Company Benefit Plan, to the Knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable Law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party). No claim, action or litigation has been made, commenced or, to the Knowledge of the Company, threatened, by or against any Company Benefit Plan or the Company or any of its Subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course).

(e) No Company Benefit Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local Law that specifically mandates continued health coverage).

(f) Except as set forth in the Company SEC Reports and except for the Company Change in Control Payments and except for accelerated vesting of Company Options, there are no (i) payments (whether of severance pay or otherwise) which will become due from the Company or any of its Subsidiaries, which individually or in the aggregate are material, to any Company Beneficiary or to the trustee under any “rabbi trust” or similar arrangement, or (ii) material benefits under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable, in either case as a result of the commencement or announcement of the transaction contemplated by this Agreement.

(g) Neither the Company nor any entity that was at any time during the six-year period ending on the Signing Date a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that (A) is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA or (B) that is or was a multiemployer plan (as defined in Section 414(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA).

(h) Each Company Benefit Plan may be terminated or modified by the Company or Purchaser without material liability to the Company, Purchaser or any ERISA Affiliate of either, excluding liabilities attributable to administrative costs or to acceleration of the vesting and exercisability of Company Options.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other arrangement with any labor union.

4.11 Environmental Laws and Regulations.

(a) The Company and each of its Subsidiaries is now in compliance in all material respects with all Environmental Laws, and has been in compliance in all material respects with Environmental Laws. The conduct of the businesses of the Company and each of its Subsidiaries does not violate or conflict with any Environmental Laws in any material respect.

(b) The Company and each of its Subsidiaries has obtained all necessary Environmental Permits. The Environmental Permits are in full force and effect, and are being complied with in all material respects. The Environmental Permits are transferable and will remain in effect or will be replaced, renewed or transferred as appropriate immediately following the Closing. No other governmental authorizations are necessary for the day to day operations of the Company and each of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has received any formal complaint or notice from any Environmental Authority or any other Person alleging any past or present violation of any Environmental Law in connection with the operation of its business that is currently unresolved. As of the Signing Date, to the Knowledge of the Company, there is no investigative proceeding against the Company or any of its Subsidiaries by any Environmental Authority in connection with the past or present operation of its business. There are no pending claims under any Environmental Law against the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries has been subject to any administrative or judicial enforcement action pursuant to any Environmental Law either now or at any time during the past three years in connection with the business of the Company and its Subsidiaries.

(e) Neither the Company nor or any of its Subsidiaries is subject to any remedial obligation or other response action under a currently issued and applicable administrative order, decree, or agreement pursuant to any Environmental Law.

(f) To the Company’s Knowledge, no Company Real Property or real property currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries (including real property used for off-site disposal of any Regulated Material) is listed on any federal list of Superfund or National Priorities List sites or similar governmental lists. To the Company’s Knowledge, there exist no circumstances that could result in any such property being listed on any federal list of Superfund or National Priorities List sites or similar governmental lists regarding waste sites at which there has been a Release or threatened Release of Regulated Materials. To the Company’s Knowledge, none of the Company Real Property has been used at any time by any Person as a hazardous waste treatment, storage or disposal site.

(g) To the Company’s Knowledge, there are no (i) underground storage tanks (as defined under the Resource Conservation and Recovery Act or any equivalent Environmental Law), or (ii) capacitors, transformers or other equipment or fixtures containing polychlorinated biphenyls (“PCBS”) (other than light fixtures which contain PCBs), located in, at, under or on the Company Real Property.

(h) To the Company’s Knowledge, there are no facts, actions, activities, circumstances, conditions, occurrences, events, liabilities, or incidents, including any Release, threatened Release, generation, use, treatment, storage, disposal, arranging for disposal, transportation, or the presence of Regulated Materials, that are likely to (i) result in any environmental liability, (ii) prevent or interfere with the operation of the Company’s business as it is currently being conducted, in compliance with all applicable Environmental Laws, (iii) materially affect the assets, business or financial conditions of the Company or any of its Subsidiaries, or (iv) adversely impact or affect the use of any Company Real Property.

(i) No property owned or used by the Company or any of its Subsidiaries and located in the State of New Jersey is an “industrial establishment” within the meaning of ISRA or is or has been used by the Company or any of its Subsidiaries (or, to the Company’s Knowledge, by any other Person) for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any “hazardous substances” or “hazardous wastes” within the meaning of ISRA. There is no North American Industry Classification System code applicable to the properties and operations of the Company or any of its Subsidiaries which is subject to ISRA.

4.12 Intellectual Property. Except as set forth on Part 4.12 of the Company Disclosure Memorandum:

(a) Prior to the Signing Date, the Company has delivered or made available to Purchaser true and correct copies of (i) all registered service marks which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole (“COMPANY INTELLECTUAL PROPERTY”) and (ii) all written agreements relating to software which the Company or its Subsidiaries is licensed or authorized by third parties to use and which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole (“COMPANY SOFTWARE”). Neither the Company nor any of its Subsidiaries has any material patents or rights or owned software, nor have any of them granted any third parties any license to use any Company Intellectual Property.

(b) As of the Signing Date, (i) the Company or a Subsidiary of the Company is the owner of, or a licensee under a valid license for, all Company Intellectual Property and Company Software, and (ii) there were no claims pending or, to the Company’s Knowledge, threatened, that the Company or any Subsidiary was in violation of any such intellectual property rights of any third party.

4.13 Compliance with Laws and Orders. Except with respect to the matters described in Sections 4.9, 4.10 and 4.11, neither the Company nor any Subsidiary is in violation of or in default under any law, statute, rule or regulation having the effect of law of the United States or any state, county, city or other political subdivision thereof or of any government or regulatory authority (“LAWS”) or writ, judgment, decree, injunction or similar order of any Governmental Authority, in each case, whether preliminary or final (an “ORDER”), applicable to the Company or any Subsidiary or any of their respective assets and properties the effect of which, individually, or in the aggregate with other such violations and defaults, could reasonably be expected to have a Company Material Occurrence. The Company is in compliance with all listing and corporate governance requirements of the American Stock Exchange (“AMEX”), and since the enactment of SOX, has been and is in compliance in all material respects, and will continue to remain in compliance following the effective time, in all material respects, with all applicable rules, regulations, and requirements of SOX and the SEC.

4.14 Certain Agreements.

(a) Neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except (i) as expressly required or permitted by this Agreement, (ii) for accelerated vesting of Company Options, and (iii) for the Company Change in Control Payments.

(b) The transactions contemplated by this Agreement will not constitute a “change of control” under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting of or lapse of repurchase rights or other rights under, the terms, conditions or provisions of any loan or commitment letter, note, bond, mortgage, indenture, license, or any material lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except (i) for the Company Change in Control Payments, (ii) for the Company’s repayment in full its credit facility with Bank of America, (iii) for any payment required to be made to the holders of the Company Series A Preferred pursuant to the Company’s Certificate of Incorporation, and (iv) for acceleration of principal and interest due under any of the Seller Notes or Company Notes; provided, however, that the Company makes no representation as to the effect on the consummation of the Merger and the other transactions contemplated by this Agreement on any real estate lease or equipment lease.

(c) There are no amounts payable by the Company or its Subsidiaries to any officers of the Company or its Subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination, except for the Company Change in Control Payments.

4.15 Brokers and Finders. The Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby, except that the Company has employed Scura Rise & Partners, LLC, as its financial advisor, and Thomas E. Durkin III, as a consultant, pursuant to agreements with Purchaser, true and correct copies of which have been furnished to Purchaser.

4.16 Opinion of Financial Advisor. The Company has received the opinion of Scura Rise & Partners, LLC, dated as of June 26, 2006, to the effect that, as of such date, the Merger Consideration to be received by the common stockholders of the Company pursuant to the Merger, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to such common stockholders from a financial point of view.

4.17 Customers and Suppliers. Except as set forth on Part 4.17 of the Company Disclosure Memorandum, neither the Company nor any Subsidiary thereof has received any notice, nor does the Company have any Knowledge, that any material customer or supplier of the Company or any Subsidiary thereof has taken or contemplates taking, any steps that would be reasonably likely to disrupt the business relationship of the Company with such material customer or supplier, or could result in a Company Material Occurrence other than such steps that might result from the announcement of this transaction.

4.18 No Default. Except as set forth on Part 4.18 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries is in material breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), or (ii) any Law applicable to the Company or its Subsidiaries or any of their respective properties or assets.

4.19 Material Contracts. The Company has delivered or made available to Purchaser a true and complete copy of each written Contract that is of a type described below (collectively, the “COMPANY MATERIAL CONTRACTS”):

(a) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $250,000.00 per annum;

(b) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $250,000.00 per annum, other than standard inventory purchase orders executed in the ordinary course of business;

(c) any Contract relating to the borrowing of money or guaranty of indebtedness;

(d) any collective bargaining or other arrangement with any labor union;

(e) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company’s capital stock or assets;

(f) any Contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person;

(g) any joint venture or partnership Contract;

(h) any written employment Contract, severance agreement or other similar binding agreement or policy with any officer or employee; and

(i) any Contracts requiring future payments of $250,000.00 or more per annum which are not otherwise described in clauses (a) though (h) above.

The Company has also delivered or made available to Purchaser a copy of the Company’s form of independent contractor agreement. Each Company Material Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors’ rights generally and general principles of equity (whether applied in an action at law or in equity). The Company is in compliance with all obligations required to be performed by it under the Company Material Contracts, and the Company is not and, to the Knowledge of the Company, no other party to a Company Material Contract is, in breach or default thereunder in any material respect. Each Contract of the Company that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC has been filed in the Company SEC Reports prior to the date hereof. The Company is not a party to any written or oral customer contract with revenues of over $150,000 per year which requires the Company to pay any material penalty upon termination of such contract.

4.20 State Takeover Statutes; Anti-Takeover Provisions. The Company has taken all actions with respect to any anti-takeover provisions of the Company’s Bylaws or Certificate of Incorporation or applicable provisions of the DGCL necessary to enter into and consummate the Merger on the terms set forth in this Agreement.

4.21 Transactions With Affiliates. The Company’s Material Contracts (other than employment or consulting related Contracts or the Company Stockholders Agreement) do not include any obligation or commitment between the Company and (i) any employee of the Company, (ii) to the Knowledge of the Company, any stockholder of the Company beneficially owning 5% or more of the Company Common Stock, (iii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the foregoing Persons (each, a “COMPANY AFFILIATE”). The assets of the Company do not include any receivable or other obligation or commitment from a Company Affiliate to the Company.

4.22 Licenses.

(a) The Company has delivered or made available to Purchaser a true and complete copy of all material licenses, permits approvals, certificates, titles, fuel permits, franchises, operating authorizations (including without limitation any necessary operating authorizations from the Federal Motor Carrier Safety Administration or Department of Transportation), state operating licenses or registrations and other interstate or intrastate regulatory licenses or authorizations required for the operation of the business of the Company and its Subsidiaries (the “LICENSES”). Each of the Licenses is in full force and effect, and there are no pending modifications, amendments or revocation proceedings for any of the Licenses which would materially adversely affect the operations of the Company.

(b) All material fees due and payable to Governmental Authorities pursuant to the rules governing the Licenses have been paid and, to the Company’s Knowledge, no event has occurred with respect to the Licenses held by the Company which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. The Company is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company’s Knowledge, is there any proceeding threatened, by any Governmental Authority (including without limitation the Federal Motor Carrier Safety Administration or Department of Transportation), which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine.

4.23 Information Supplied. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders or, except as set forth in any amendments or supplements to the Proxy Statement filed with the SEC and timely mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser for inclusion or incorporation by reference therein.

4.24 Title to and Condition of Assets.

(a) Each of the Company and its Subsidiaries has good title to, or valid licenses to or leasehold interests in, all of the material properties and assets used by them in connection with their businesses, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of the Subsidiaries has leasehold interests, are free and clear of all Liens, except for such Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its Subsidiaries to conduct its business as currently conducted.

(b) Each of the Company and each of its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such invalidity as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except that the Company makes no representation here or elsewhere in this Agreement as to the effect of the consummation of the Merger and the other transactions contemplated by this Agreement on such leases. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

4.25 Real Property.

(a) Neither the Company nor any Subsidiary thereof owns, or has at any time owned (in the case of a Subsidiary, since the Company’s acquisition thereof), any real property.

(b) Each parcel or tract of real property that is used or occupied by the Company or any Subsidiary thereof (the “COMPANY REAL PROPERTY”) is subject to a written lease or sublease to which the Company or any Subsidiary thereof is a party as lessee or sublessee (individually a “REAL PROPERTY LEASE”). All such Real Property Leases are valid and in full force and effect in accordance with their terms, except for such invalidity as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except that the Company makes no representation (here or in any other section dealing with required consents) as to the effect of the consummation of the Merger and the other transactions contemplated by this Agreement on such leases. The Company has previously furnished or made available to Purchaser true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any material default by the Company or any Subsidiary thereof, or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company or any Subsidiary thereof, or (ii) to the Knowledge of the Company, any existing material default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a material default by any other party to any Real Property Lease.

(c) No options have been granted by the Company to others to purchase, lease or otherwise acquire any interest in the Company Real Property or any part thereof. Except as set forth in the applicable Real Property Lease, the Company and its Subsidiaries have the exclusive right of possession of the Company Real Property.

(d) To the Company’s Knowledge, the present use, occupancy and operation of the Company Real Property, and all aspects of the improvements to the Company Real Property are in compliance, in all material respects, with all Laws, the applicable Real Property Lease and private restrictive covenants of record, and, there has not been any proposed change thereto that would affect any of the Company Real Property or its use, occupancy or operation. All improvements on the real property are in good condition and repair, and are suited for the operation of the business of the Company and its Subsidiaries as it currently is conducted.

4.26 Company Independent Contractors. The Company is not a party to any agreement with any Company Independent Contractor who employs or represents more than ten (10) other drivers, couriers and/or operators.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

To induce the Company to enter into and perform this Agreement, Purchaser and Newco hereby represent and warrant to the Company that each of the representations, warranties and statements in the following paragraphs of this Article V is true and correct as of the Signing Date and will be true and correct as of the Effective Time:

5.1 Corporate Organization and Qualification. Each of Purchaser and Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

5.2 Authority Relative to this Agreement. Each of Purchaser and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Purchaser and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Purchaser and Newco. No other corporate proceedings on the part of Purchaser and Newco or their stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Purchaser and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.3 Consents and Approvals; No Violation.

(a) Neither the execution and delivery of this Agreement by Purchaser or Newco nor the consummation by Purchaser and Newco of the transactions contemplated hereby will:

(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the Bylaws, as amended, respectively, of Purchaser or Newco;

(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) if any, pursuant to the applicable requirements of the Exchange Act and the Securities Act, (B) the filing of the certificate of merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Purchaser is authorized to do business, (C) as may be required by any applicable state securities or “blue sky” laws or state takeover laws, (D) such filings and consents as may be required under any environmental, health or safety Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Occurrence or materially adversely affect the consummation of the transactions contemplated hereby or (F) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of the Company;

(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which individually or in the aggregate materially adversely affect the consummation of the transactions contemplated hereby or reasonably be expected to result in a Purchaser Material Occurrence; or

(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its Subsidiaries or to any of their respective assets.

(b) The affirmative vote of Purchaser as the sole holder of voting capital stock of Newco is the only vote of the holders of any class or series of Purchaser’s or its Subsidiaries’ securities necessary to approve this Agreement and the transactions contemplated hereby.

5.4 Information Supplied. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders or, except as disclosed in any amendments or supplements to the Proxy Statement filed with the SEC and timely mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.5 Litigation. As of the Signing Date, there are no actions, claims, suits, proceedings or governmental investigations pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries which question the validity of this Agreement or any action taken or to be taken in connection herewith or which could adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. Neither Purchaser nor any Subsidiary thereof is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority which would reasonably be expected to materially and adversely affect Purchaser’s ability to consummate the transactions contemplated by this Agreement.

5.6 Capital Resources. As of the Closing, in addition to funds deposited with the Paying Agent pursuant to Section 3.4(a), Purchaser will have funds that are sufficient to (i) make the payments required under Section 7.2(b), (ii) operate its business as currently contemplated after giving effect to the Merger and the other transactions contemplated by this Agreement, and (iii) to pay its debts as they become due.

5.7 No Default. Neither Purchaser nor any of its Subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any Law applicable to Purchaser or its Subsidiaries or any of their respective properties or assets or (iii) any material agreement to which it is a party or by which it is bound, in each case for clauses (i)-(iii) above except for such breach, default or violation that would not, individually or in the aggregate, reasonably be expected to adversely effect Purchaser’s ability to consummate the transactions contemplated by this Agreement.

ARTICLE VI —

ADDITIONAL COVENANTS AND AGREEMENTS

6.1 Conduct of Business of the Company. The Company agrees that during the period from the Signing Date to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers, employees and independent contractors and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, or as Purchaser shall otherwise agree in writing, neither the Company nor any of its Subsidiaries will, without the prior written consent of Purchaser, which shall not be unreasonably withheld, delayed or conditioned:

(a) (except for shares of Company Common Stock to be issued or delivered pursuant to (i) the Company Option Plans with respect to the exercise of options, (ii) the conversion of Company Series A Preferred, (iii) the exercise of Company Warrants, (iv) the conversion of Company Notes, or (v) the conversion of Seller Notes (to the extent convertible), which in each case are outstanding on the Signing Date and, in each case, together with any Company Rights issued in respect thereof and initially attached thereto) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (x) any additional shares of capital stock of any class (including the Company Shares), or any Convertible Securities (including issuances pursuant to any of the Company Option Plans or the ESPP), or (y) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the Signing Date;

(b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Company Shares or any other outstanding Convertible Securities, provided that the Company may repurchase outstanding stock options in accordance with the terms of the Company Option Plans;

(c) split, combine, subdivide or reclassify any Company Shares or Convertible Securities or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Company Shares or Convertible Securities or otherwise make any payments to securityholders in their capacity as such, except for dividends by a wholly owned Subsidiary of the Company to the Company;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than the Merger);

(e) adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Company, except as expressly required or permitted by this Agreement;

(f) make any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

(g) incur any indebtedness for borrowed money or guarantee any such indebtedness, except for (i) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, (ii) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on customary commercial terms, or (iii) guarantees by the Company of indebtedness of wholly-owned Subsidiaries of the Company or guarantees by Subsidiaries of indebtedness of the Company (provided that all such guaranteed indebtedness, together with the indebtedness of the Company and its Subsidiaries incurred pursuant to clause (i) above, was incurred in the ordinary course of business and consistent with past practice);

(h) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company in excess of $250,000 in the aggregate;

(i) grant any increases in the compensation of any of its directors, officers or employees, except (i) in the ordinary course of business and consistent with past practice, (ii) as required under any Company Benefit Plan in effect on the Signing Date and set forth in the Company SEC Reports, (iii) as required under any written severance, termination or employment agreement in effect on the Signing Date, copies of which have been provided or made available to Purchaser prior to the Signing Date, or (iv) to the extent reflected in the Company Change in Control Payments;

(j) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the Signing Date and provided or made available to Purchaser prior to the Signing Date;

(k) except as expressly provided by this Agreement, enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or employee;

(l) except as may be required to comply with applicable Law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the Signing Date, or amend any such plan or arrangement in existence on the Signing Date if such amendment would have the effect of materially enhancing any benefits thereunder;

(m) make or agree to make any material capital expenditures or material commitments not in the ordinary course of business and consistent with past practice;

(n) take any action or fail to take any action which could reasonably be expected to result in any of the covenants or conditions to the Merger set forth in Article VII not being satisfied; or

(o) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

6.2 No Solicitation of Transactions.

(a) The Company agrees that, as of the Signing Date, it has, and has caused each officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Company or any Subsidiary (the “COMPANY REPRESENTATIVES”), to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Competing Transaction. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives to:

(i) solicit or initiate, or knowingly encourage or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any Person other than Purchaser, Newco or any affiliates thereof (a “THIRD PARTY”) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company (a “COMPETING TRANSACTION”);

(ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction;

(iii) enter into any agreement with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Notwithstanding paragraph (a) above, if the Company receives a bona fide, unsolicited, written proposal or offer for a Competing Transaction by a Third Party, which the Board of Directors determines in good faith (after consulting its independent financial advisor) (i) will result in, or is reasonably likely to lead to, terms which are more favorable to the holders of Company Shares than the Merger and the other transactions contemplated by this Agreement and, after consultation with counsel, determines in good faith that failure to take an action otherwise prohibited under paragraph (a) above would result in a breach of its fiduciary duties under applicable laws, (ii) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation), and (iii) is subject to a confidentiality agreement with such Third Party on terms no less favorable to the Company, in all material respects, than the confidentiality agreement with Purchaser (each as amended or restated, a “SUPERIOR COMPETING TRANSACTION”), then the Company may, in response to an unsolicited request therefor and subject to compliance with Section 6.2(d), furnish information with respect to the Company and its Subsidiaries to and participate in discussions and negotiations directly or through its representatives with, such Third Party, provided that the Company shall have delivered to Purchaser prior written notice that it intends to take such action.

(c) Notwithstanding anything in this Agreement to the contrary, the Board of Directors (including any committee thereof) shall be permitted to (A) withhold, withdraw or modify in a manner adverse to Purchaser, or publicly propose to withhold, withdraw or modify in a manner adverse to Purchaser, its recommendation to the holders of the Company Shares as a result of any Competing Transaction, or (B) adopt or recommend, or propose publicly to adopt or recommend, any Competing Transaction (any action described in either clause (A) or (B) or in paragraph (h) below being referred to as a “COMPANY ADVERSE RECOMMENDATION CHANGE”) and, concurrently therewith or thereafter, enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting or related to any Competing Transaction, but only if (i) a Third Party submits an unsolicited Competing Transaction that the Board of Directors determines, in its good faith judgment, is reasonably likely to result in a Superior Competing Transaction and after consultation with counsel, determines that failure to take such action would result in a breach of fiduciary duties under applicable Laws, (ii) the Company shall have delivered to Purchaser prior written notice that it intends to take such action, including therein the identity of such Third Party and the terms and conditions of such Competing Transaction, (iii) seven (7) business days have elapsed following delivery to Purchaser of written notice of such prior written notice and during such seven (7) business day period the Company has given Purchaser reasonable opportunity to discuss with the Company the Competing Transaction and any proposed amendments to this Agreement, and (iv) at the of end such seven (7) business day period the Board of Directors determines in good faith that the Competing Transaction continues to be reasonably likely to result in a Superior Competing Transaction (taking into consideration any modifications to the terms hereof proposed by Purchaser), after consultation with its counsel and its independent financial advisor. Nothing contained in this Agreement shall prevent the Company or the Board of Directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the stockholders of the Company that is required by applicable Laws.

(d) The Company shall promptly advise Purchaser orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company; (ii) the identity of the Third Party submitting such Competing Transactions or making such inquiry; and (iii) the material terms and conditions of such Competing Transaction. The Company will keep Purchaser reasonably informed on a current basis of the status and details of any such Competing Transaction (including amendments and proposed amendments) proposal or inquiry in a timely manner.

(e) Purchaser and Newco agree and covenant that, in the event that a vote or consent of the Company’s stockholders is required in connection with the approval of any Superior Competing Transaction, then:

(i) the total amount of Company Shares owned (of record or beneficially) by Purchaser Companies which are voted against any Superior Competing Transaction shall represent no more than twenty five percent (25%) of the issued and outstanding voting stock of the Company which are entitled to vote in respect of such Superior Competing Transaction as of the date of such stockholder vote; and

(ii) all Company Shares which are owned (of record or beneficially) by Purchaser Companies, which are entitled to vote in respect of such Superior Competing Transaction and which are not voted against such Superior Competing Transaction (the “PROXY SHARES”) shall be voted for or voted against such Superior Competing Transaction, or abstained or not voted, in a manner which emulates the percentages of votes, abstentions and failures to vote by all of the other holders of all Company Shares which are entitled to vote in respect of such Superior Competing Transaction (the “EMULATED SHARES”). For example, if 40% of the Emulated Shares voted in favor of the Superior Competing Transaction, 20% of the Emulated Shares voted against the Superior Competing Transaction, and 40% of the Emulated Shares abstained or not voted, then 40% of the Proxy Shares must be voted in favor of the Superior Competing Transaction, 20% of the Proxy Shares must be voted against the Superior Competing Transaction, and 40% of the Proxy Shares must be abstained or not voted.

(f) Purchaser hereby waives, and agrees not to assert and to cause all Purchaser Companies not to assert, any appraisal rights any of the Purchaser Companies may have under the DGCL with respect to any Company Shares owned (of record or beneficially) by them in connection with a Superior Competing Transaction, provided that such waiver and agreements not to assert are conditioned upon and subject to the Company’s compliance with Section 8.5(d).

(g) Purchaser hereby irrevocably appoints and constitutes the Secretary of the Company (the “PROXYHOLDER”) as the agent, attorney and proxy of the Purchaser with respect to the Proxy Shares solely for purposes of causing the Proxyholder to vote the Proxy Shares as set forth in Sections 6.2(e)(ii) above and 6.11 below. The Proxyholder may not exercise such proxy rights with respect to any other matter. Such proxy rights shall be deemed coupled with an interest and are irrevocable prior to the termination of this Agreement; provided, however, that if this Agreement is terminated pursuant to Sections 8.3 or 8.4 hereof, then such proxy rights shall survive the termination of this Agreement solely with respect to votes in respect of the Superior Competing Transaction giving rise to such termination.

(h) Notwithstanding anything in this Agreement to the contrary, in the absence of a Competing Transaction, the Board of Directors (including any committee thereof) shall be permitted to make a Company Adverse Recommendation Change if the Board of Directors determines in good faith, after consultation with counsel, that failure to take such action would result in a breach of its fiduciary duties under applicable laws.

6.3 Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using its reasonable efforts to (i) take all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) obtain all necessary or appropriate waivers, consents and approvals, (iii) effect all necessary registrations, filings and submissions (including, but not limited to, such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets), and (iv) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the Company Stockholder Approval. Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this Section 6.3 if in the good faith opinion of the Board of Directors in accordance with Section 6.2 after consultation with its counsel such actions might be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law.

6.4 Access to Information; Solicitation of Employees.

(a) Access to Information. Upon reasonable prior notice, each party shall (and shall cause each of its Subsidiaries to) afford to officers, employees, consultants, counsel, accountants, financial advisors, insurance advisors and other authorized representatives of any other party (“REPRESENTATIVES”), in order to evaluate the transactions contemplated by this Agreement, full and free access, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Representatives all information concerning its business, properties, personnel, contracts, books and records, and other information and data (including, without limitation, by (i) furnishing copies of the Company’s contracts, plans, and other books, records and correspondence (including electronic books, records and correspondence); (ii) granting full access to the Company’s tracking systems and all hardware or software related thereto; (iii) by granting reasonable access to the Company’s Representatives; and (iv) granting reasonable access to the Company’s customers and vendors and the Company Independent Contractors, provided that the foregoing shall not authorize Purchaser to contact any such customer, vendor or Company Independent Contractor without first receiving clearance from the Company (which clearance shall not be unreasonably withheld, delayed or conditioned) and without offering the Company an opportunity to jointly participate)) as may reasonably be requested; provided, however, that a party shall not be required to (or to cause any of its Subsidiaries to) so afford such access or furnish or make available such information to the extent that doing so would result in the loss of attorney-client privilege (provided that such party shall use its reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of the confidentiality agreements dated October 22, 2004 and March 29, 2005, respectively, by and between the Company and Purchaser, as amended (collectively, the “CONFIDENTIALITY AGREEMENTS”) shall apply with respect to information furnished by each party, its Subsidiaries and its Representatives to the other hereunder.

(b) Solicitation of Employees. Notwithstanding the terms of the Confidentiality Agreements, Purchaser and the Company agree that until the earlier of the consummation of this Agreement or the one-year anniversary of the date of termination of this Agreement, as applicable, each party and its respective Subsidiaries shall not, without the other party’s prior written consent, directly or indirectly solicit for employment (other than through advertising in newspapers or periodicals of general circulation or recruiters’ searches, in each case not specifically directed at the employees of the other party or its Subsidiaries) any person currently employed by the other party or any of its Subsidiaries with whom it has contact or who is identified to such party in connection with the transactions contemplated by this Agreement.

6.5 Publicity. Except with respect to any Company Adverse Recommendation Change, neither the Company nor Purchaser will cause or permit the issuance of any press release or public announcement pertaining to this Agreement and the Merger without the prior approval of the other party, which approval shall not be unreasonably conditioned, delayed or withheld; provided, however, that such approval shall not be required for such press releases or public announcements as may be required by applicable Law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, provided that the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press release or making any such public announcement.

6.6 Indemnification of Directors and Officers.

(a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the Signing Date, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company (the “INDEMNIFIED PARTIES”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

(i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise; or

(ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time,

the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

(b) The parties further acknowledge and agree that: (i) the Company shall indemnify and hold harmless, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, jointly and severally indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (ii) the Company shall, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, promptly pay expenses in advance of the final disposition of any claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (iii) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Company, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty (30) days after statements therefor are received and (iv) the Company and each of Purchaser and the Surviving Corporation will, and Purchaser will cause the Surviving Corporation to, use their commercially reasonable efforts to assist in the defense of any such matter; provided, however, that neither the Company, Purchaser nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof; provided, however, that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

(c) Purchaser and Newco agree that all rights to indemnification and advancement of expenses existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company and the Subsidiaries of the Company in the Certificate of Incorporation and Bylaws of the Company as in effect as of the Signing Date with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification and advancement of expenses in respect of any claims asserted or made within such period shall continue until the disposition of such claim. In addition, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, purchase a six-year “tail” prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company; provided, however, that if such six-year “tail” prepaid policy is not available for an annual premium of no more than 250% of the current annual premium, then six-year “tail” prepaid policies in an amount and scope as great as can be obtained for an annual premium of 250% of the current annual premium shall be obtained. The Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, maintain such six-year “tail” prepaid policy in full force and effect, for its full term, and continue to honor their respective obligations thereunder.

(d) This Section 6.6 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Purchaser, the Company and the Surviving Corporation. The obligations of Purchaser and the Surviving Corporation under this Section 6.6 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party to whom this Section 6.6 applies without the consent of the affected Indemnified Party. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.6. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of Purchaser or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.6.

(e) To the extent permitted by Law, all rights of indemnification and advancement of expenses for the benefit of any Indemnified Party shall be mandatory rather than permissive.

(f) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 6.6 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or under any other applicable Laws.

6.7 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, but in no event more than five (5) business days after the Signing Date, the Company shall prepare and file with the SEC a preliminary version of a proxy statement (the “PROXY STATEMENT”) with respect to the Company Stockholders Meeting satisfying the requirements of the Securities Exchange Act. The Company shall cooperate and provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on the preliminary version of the Proxy Statement prior to filing such with the SEC. The Company will respond as promptly as practicable to any comments from the SEC with respect to the preliminary version of the Proxy Statement, and will use all reasonable efforts to cause the definitive version of the Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so.

(b) The Company will notify Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Purchaser, as applicable, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, such amendment or supplement. The Company shall cooperate and provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Purchaser with a copy of all such filings made with the SEC. Except as may be required by Law, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Purchaser, which will not be unreasonably withheld or delayed.

(c) The Proxy Statement shall include, among other things: (i) subject to Section 6.2, the recommendation of the Board of Directors to the stockholders of the Company in favor of Company Stockholder Approval; provided, however, that notwithstanding anything to the contrary in this Agreement, the Board of Directors may withhold, withdraw, modify or amend its recommendation as provided in Section 6.2, (ii) the written opinion dated as of June 26, 2006 of Scura Rise & Partners, LLC, financial advisor to the Company, to the effect that as of such date the Merger Consideration to be received by the common stockholders of the Company pursuant to the Merger, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to the common stockholders of the Company from a financial point of view, and (iii) a statement that stockholders of the Company are or may be entitled to assert appraisal rights under Section 262 of the DGCL and a copy of Section 262 of the DGCL.

6.8 Stockholders’ Approval.

(a) The Company, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the rules and regulations of AMEX, the DGCL, any other applicable Law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the Signing Date the meeting of the Company’s stockholders (the “COMPANY STOCKHOLDERS MEETING”) for the purpose of obtaining the Company Stockholder Approval. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Company Stockholders Meeting without Purchaser’s consent unless this Agreement has been terminated. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement has been terminated, its obligations pursuant to this Section 6.8(a) shall not be affected by (i) any Company Adverse Recommendation Change, or (ii) the commencement, public proposal, public disclosure or communication to the Company of any Competing Transaction or Superior Competing Transaction.

(b) The Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Company Stockholder Approval, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules, regulations and listing standards of the AMEX, the DGCL, any other applicable Law, its Certificate of Incorporation and Bylaws and any agreement to which it is a party, and to obtain such approvals, in accordance with the provisions of this Agreement unless the Board of Directors has made a Company Adverse Recommendation Change.

6.9 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Shares or Convertible Securities resulting from the transactions contemplated by this Agreement and the Securities Purchase Agreements by each officer and director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company’s equity securities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.10 Employee Matters. Purchaser shall, or shall cause the Surviving Corporation to, cause each Purchaser employee benefit plan (including, but not limited to each severance plan or arrangement) in which an individual who as of the Effective Time was an employee or former employee of the Company and its Subsidiaries (each, an “AFFECTED EMPLOYEE”) participates or will participate to (i) recognize all service of such Affected Employee with the Company or its Subsidiaries and their predecessor entities for purposes of vesting, eligibility, participation and coverage (but excluding, for the avoidance of doubt, accrual and level of benefits) to the extent such service would be recognized under the analogous Purchaser employee benefit plan, (ii) honor or provide appropriate credit for co-payments, deductibles and other expenses incurred by such Affected Employee or his or her beneficiaries under the analogous Company employee benefit plans, and (iii) if applicable, waive any waiting periods or other eligibility limitations and exclusions for preexisting conditions.

6.11 Purchaser’s Voting of Securities of Newco and the Company.

(a) As promptly as practicable following the execution and delivery of this Agreement, Purchaser, as the sole holder of voting capital stock of Newco, shall approve and adopt this Agreement and the transactions contemplated hereby in accordance with the DGCL.

(b) Purchaser covenants and agrees to cause all Company Shares which are entitled to vote at the Company Stockholders Meeting and owned of record or beneficially by Purchaser Companies to be voted in favor of the adoption of this Agreement (but Purchaser shall not act by written consent with respect thereto).

(c) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), without the prior approval of the Company, it shall not act by written consent in lieu of a meeting of stockholders with respect to any matter in respect of its Company Shares.

(d) Except with respect to a vote regarding the approval of any Superior Competing Transaction (in which case Section 6.2(e) hereof shall apply) or the adoption of this Agreement (in which case Section 6.11(b) hereof shall apply), Purchaser covenants and agrees that during the First Purchaser Restricted Period, it shall not, without the prior approval of the Company, vote any Company Shares with respect to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; (iii) any change in the individuals who constitute the Company’s board of directors; (iv) any change in the present capitalization of the Company or any amendment of the Company’s Certificate of Incorporation or By-Laws; (v) any material change in the Company’s corporate structure or business; or (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Agreement or the Company’s ability to effect a Superior Competing Transaction (except as contemplated by Section 6.2(e)).

(e) Except with respect to a vote regarding the approval of any Superior Competing Transaction (in which case Section 6.2(e) hereof shall apply) or the adoption of this Agreement (in which case Section 6.11(b) hereof shall apply), Purchaser covenants and agrees that during the Second Purchaser Restricted Period (if any), it shall not vote any Company Shares with respect to any action described in clauses (i)-(v) of paragraph (d) above if such vote is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Company’s ability to effect a Superior Competing Transaction (except as contemplated by Section 6.2(e)).

(f) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), it shall not, without the prior approval of the Company, exercise any rights it may have under the Company Stockholders

Agreement, the Company Registration Rights Agreement or the Company Senior Subordinated Loan Agreement, except that during the Second Purchaser Restricted Period (if any) it may exercise the following rights:

(i)	Sections 4 (Preemptive Rights) and 5.2 (Management and Control) (and, if incidental to an exercise of Purchaser’s rights under said Sections 4 and 5.2, any rights under Section 7) of the Company Stockholders Agreement, provided that no consent of the Purchaser Companies shall be required with respect to a Superior Competing Transaction,

(ii)	Section 2 (Piggyback Registrations) (and, if incidental to an exercise of Purchaser’s rights under said Section 2, any rights under Sections 3 through 9) of the Company Registration Rights Agreement, and

(iii)	Section 5.01 (Information Covenants), 5.02 (Books, Records and Inspections), 6.01 (Dividends), 6.03(c) (Limitations on Modifications of Certificate of Incorporation and Bylaws) and 6.04 (Limitations on Certain Restrictions of Subsidiaries) (and, if incidental to an exercise of Purchaser’s rights under said Sections 5.01, 5.02, 6.01 or 6.03(c), any rights under Sections 7 and 10) of the Company Senior Subordinated Loan Agreement, provided that no information need be made available to Purchaser or its affiliates with respect to a Competing Transaction except as expressly provided in Section 6.2 of this Agreement;

provided, however, that Purchaser may not take any action pursuant to clauses (i), (ii) or (iii) above which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Company’s ability to effect a Superior Competing Transaction.

(g) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), it shall not, without the prior approval of the Company, acquire any Company Shares or Convertible Securities (excluding any purchases made pursuant to the terms of the Securities Purchase Agreements).

6.12 Company Rights Plan. The Company covenants and agrees not to amend the Company Rights Plan in any manner which is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially and adversely affect the ability of any of the Purchaser Companies to (i) commence or, prior to the termination of this Agreement, consummate the transactions contemplated by this Agreement or by the Securities Purchase Agreements or the Voting Agreement (subject to the Company’s rights under Section 6.2 and subject to the Company’s ability to negotiate and consummate a Superior Competing Transaction in accordance with the terms of this Agreement), (ii) effect any conversion, exercise or exchange of any Convertible Securities acquired pursuant to the Securities Purchase Agreements, or (iii) after termination of this Agreement, acquire Company Shares or Convertible Securities (A) which are consummated at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted-to-common basis, in the case of Convertible Securities), (B) which do not cause any of the Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions and (C) which, in the event there is a Second Purchaser Restricted Period, are acquired after the expiration of the Second Purchaser Restricted Period. The Company further covenants and agrees not to adopt any new stockholder protection rights plan (or similar plan or agreement) or any other takeover defense which is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially and adversely affect the ability of any of the Purchaser Companies to cause the occurrence of any of the events described in clauses (i), (ii) or (iii) above.

ARTICLE VII —

CONDITIONS TO CONSUMMATION OF THE MERGER

ACTIONS AND DELIVERIES AT CLOSING

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or Governmental Authority of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

(b) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and all waiting periods imposed by applicable Law shall have expired or been terminated.

(c) The Company Stockholder Approval shall have been obtained in accordance with the rules, regulations and listing standards of AMEX, the DGCL, any other applicable Law, the Company’s Certificate of Incorporation and Bylaws and the Company Stockholder Agreement.

7.2. Actions and Deliveries at Closing.

(a) Purchaser covenants and agrees that, at or prior to the Signing Date, Purchaser shall have deposited with the Paying Agent all funds required to pay the Total Merger Consideration in full to all holders of Company Common Stock and Convertible Securities issued and outstanding at the Effective Time (other than Company Shares or Convertible Securities owned by Purchaser Companies).

(b) Purchaser covenants and agrees that, at or prior to the Effective Time, Purchaser shall cause each of the following to occur:

(i) Purchaser shall have provided the Company with funds to repay in full the Company’s credit facility with Bank of America.

(ii) Purchaser shall have provided the Company with funds to pay in full all Company Change in Control Payments to the Key Officers who are entitled to receive them at the Effective Time.

(iii) Purchaser shall have provided the Company with funds to repay in full the Seller Notes (to the extent repayment thereof is accelerated or required as a result of the transactions contemplated herein or in the Securities Purchase Agreements).

(iv) Purchaser shall have used commercially reasonable efforts to negotiate with each of the individuals listed on Exhibit D hereto as to mutually agreeable terms and conditions for each such individual’s post-merger employment with the Company or engagement as a consultant by the Company, all as more particularly described on Exhibit D (the “TRANSITION AGREEMENTS”).

ARTICLE VIII —

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval, by the mutual written consent of Purchaser and the Company approved by action of their respective board of directors.

8.2 Termination by Either Purchaser or the Company. This Agreement may be terminated and the Merger may be abandoned by Purchaser or the Company, whether before or after the Company Stockholder Approval, upon written notice if:

(a) any court of competent jurisdiction in the United States or some other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

(b) the Company Stockholders Meeting shall have been held and the Company Stockholder Approval shall not have been obtained thereat; or

(c) the Effective Time shall not have occurred on or before the 180th day following the Signing Date unless otherwise extended in accordance with the terms of this Agreement (as so extended, the “TERMINATION DATE”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to close.

8.3 Termination by Purchaser. This Agreement may be terminated by Purchaser, whether before or after the Company Stockholder Approval, prior to the Effective Time, upon written notice if the Company materially breaches the provisions of Section 6.2 or there is a Company Adverse Recommendation Change.

8.4 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned through a resolution adopted by the Board of Directors at any time prior to the time the Company Stockholder Approval is obtained at the Company Stockholders Meeting, upon written notice if: (a) there is a Company Adverse Recommendation Change, and (b) there exists at such time a proposal or offer for a Competing Transaction that constitutes a Superior Competing Transaction; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.4 unless and until:

(i) the Company shall have complied with the requirements and time periods set forth in clauses (ii), (iii) and (iv) of Section 6.2(c);

(ii) the Company shall have paid the Company Termination Fee to Purchaser in accordance with Section 8.5(b); and

(iii) a definitive agreement to consummate the Superior Competing Transaction shall have been executed by the Company and the third party acquiror prior to or simultaneously with the termination of this Agreement.

8.5 Effect of Termination.

(a) General. In the event of the proper termination and abandonment of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.2) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers, employees, stockholders, or other Representatives.

(b) Superior Competing Transaction. In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

(i) by Purchaser pursuant to Section 8.3, then the Company shall make payment to Purchaser by wire transfer of immediately available funds of a fee in the amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “COMPANY TERMINATION FEE”), payable within five (5) business days following the Company’s receipt of Purchaser’s notice of termination, such amount to constitute liquidated (and exclusive) damages; or

(ii) by the Company pursuant to Section 8.4, then concurrently with such termination the Company shall make payment to Purchaser by wire transfer of immediately available funds of the Company Termination Fee, such amount to constitute liquidated (and exclusive) damages.

(c) Terminations Requiring No Payment of Fees. For the avoidance of doubt, in the event of (i) a mutual termination by Purchaser and the Company under Section 8.1, or (ii) a termination by either Purchaser or the Company under Section 8.2, then in each case no party to this Agreement shall be required to make any payments to the other under this Section 8.5 and no party to this Agreement shall be entitled to any damages for the breach or breaches giving rise to such termination.

(d) Acquisition of Purchaser Acquired Securities in Superior Competing Transaction. The Company agrees that, as a condition to the consummation of a Superior Competing Transaction in which all or any portion of the acquisition consideration is in a form other than cash, it shall cause a portion of the consideration payable to Purchaser in respect of the Purchaser Acquired Securities in such Superior Competing Transaction to be paid in the form of cash (such portion being an amount equal to the aggregate price which Purchaser paid in cash for the Purchaser Acquired Securities under the Securities Purchase Agreements), and the balance of the consideration payable to Purchaser shall consist of the same form of consideration as is paid to the other stockholders of the Company in such Superior Competing Transaction. Compliance with this Section 8.5(d) shall be set forth in any definitive agreement reflecting a Superior Competing Transaction as a condition precedent to the consummation of the transactions contemplated thereby.

ARTICLE IX —

MISCELLANEOUS AND GENERAL

9.1 Payment of Expenses. Subject to Section 8.5 and the last sentence of Section 9.3(c), whether or not the Merger shall be consummated each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay, with funds of the Company and not with funds provided by any of Purchaser Companies, any and all property or transfer taxes imposed on the Surviving Corporation.

9.2 Survival of Representations, Warranties, Covenants and Agreements; Survival of Confidentiality. This Article IX and the agreements of the Company, Purchaser and Newco contained in Section 6.6 (Indemnification of Directors and Officers) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Purchaser and Newco contained in Section 8.5 (Effect of Termination), the last two sentences of Section 6.4(a), all of Section 6.4(b), Section 6.11, Section 6.12 and the Confidentiality Agreements shall survive the termination of this Agreement. In addition, if this Agreement is terminated pursuant to Sections 8.3 or 8.4 hereof, then Sections 6.2(e), (f) and (g) shall survive the termination of this Agreement solely with respect to votes in respect of the Superior Competing Transaction giving rise to such termination and the waiver of appraisal rights in connection therewith. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement except in the event of fraud.

9.3 Limitation of Liability; Waiver of Jury Trial.

(a) The remedies set forth in Section 8.5 and Section 9.3(c) shall be the sole and exclusive remedies for any breach of this agreement, other than for actual fraud. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(c) Each of the parties hereto agrees, recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach any aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements (without any requirement to post bond or other security and without having to prove actual damages) and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. In the event that any party shall seek specific performance under this Section 9.3(c), the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover all costs and expenses incurred in connection with or arising out of such proceedings (including reasonable attorney’s fees and expenses incurred in such proceedings and any appeals thereof).

9.4 Modification or Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval, no amendment shall be made which by law or Contract requires the further approval of stockholders without such further approval (including but not limited to amendments which change the consideration payable in the Merger or adversely affect the rights of the Company’s stockholders hereunder).

9.5 Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party, or the time for performance may be extended by such party, in whole or in part to the extent permitted by applicable Law. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

9.6 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, including by means of facsimile, electronic mail or similar means, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

9.7 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b) Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located within the jurisdiction of the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party to this Agreement hereby irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 9.8. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section 9.7 shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

9.8 Notices. Any notice, request, instruction, consent or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) on the date delivered, if delivered personally, (ii) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) on the date sent by facsimile transmission, if a confirming copy is sent by overnight courier, in each case to the intended recipient addressed as follows:

(a) If to the Company, to

CD&L, Inc.

80 Wesley Street

South Hackensack, NJ 07606

Attention: Albert W. Van Ness, Jr.

Fax: 212.575.7953

with copies to:

CD&L, Inc.

80 Wesley Street

South Hackensack, NJ 07606

Attention: Mark T. Carlesimo, Esq.

Fax: 201.489.6974

and

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068-1791

Attention: Alan Wovsaniker, Esq.

Fax: 973.597.2565

(b) If to Purchaser or Newco, to

Velocity Express Corporation

One Morningside Drive North

Building B, Suite 300

Westport, CT 06880

Attention: General Counsel

Fax: 952.835.4997

with copies to:

Budd Larner, PC

150 John F. Kennedy Parkway

Short Hills, NJ 07078

Attention: James F. Fitzsimmons, Esq.

Fax: 973.379.7734

and

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attention: Avron L. Gordon, Esq.

Fax: 612.977.8650

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

9.9 Entire Agreement; Assignment. This Agreement (including the schedules and the other documents and the instruments referred to herein), the Voting Agreement, the Transition Agreements and the Confidentiality Agreements (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof following the Effective Time, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided however, that the provisions of Section 6.6 shall inure to the benefit of and be enforceable by the Indemnified Parties.

9.11 Certain Definitions/Interpretation.

(a) As used herein:

“COMPANY BENEFICIARY” any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its Subsidiaries who is a beneficiary under any Company Benefit Plans.

“COMPANY BENEFIT PLANS” means all (A) employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (B) other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that were in effect as of the Signing Date, or were approved before that date but are not yet effective, for the benefit of any Company Beneficiary, or with respect to which the Company or any of its Subsidiaries may have any liability.

“COMPANY CHANGE IN CONTROL PAYMENTS” means severance and change of control payments to be made to the Company’s Key Officers which (i) in the aggregate do not exceed $5,467,002 (plus approximately $68,571 for continuing insurance costs) (with certain individual amounts set forth on Part 9.11 of the Company Disclosure Memorandum), (ii) are made as a result of or in connection with the consummation of the transactions contemplated by this Agreement and/or any subsequent employment termination, and (iii) the Company is required to make pursuant to the terms of an employment agreement, severance agreement or other Contract between the Company and such Key Officers, copies of which have been provided or made available to Purchaser prior to the Signing Date.

“COMPANY ERISA AFFILIATE” means any entity (whether or not incorporated) that is treated as a single employer with the Company under Section 414 of the Code.

“COMPANY INDEPENDENT CONTRACTORS” means all independent contractors who provide delivery, courier or similar services on behalf of the Company and its Subsidiaries as of the Signing Date.

“COMPANY MATERIAL OCCURRENCE” means any claim, change, effect, event, occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

“COMPANY NOTES” means the $4.0 million aggregate outstanding principal amount of notes designated as the Series A Convertible Subordinated Debentures.

“COMPANY REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement dated April 14, 2004 by and among the Company and the securityholders of the Company listed as “Lenders” therein.

“COMPANY RIGHT” means a right to purchase one one-hundredth of a share of Preferred Stock of the Company, subject to adjustment, issued pursuant to the Company Rights Plan.

“COMPANY RIGHTS PLAN” means the Stockholder Protection Rights Agreement, dated as of December 27, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (as amended).

“COMPANY SENIOR SUBORDINATED LOAN AGREEMENT” means the Amended and Restated $8,000,000 Senior Subordinated Loan Agreement amended and restated as of April 14, 2004 among the Company and the parties set forth as “Lenders” therein.

“COMPANY STOCKHOLDERS AGREEMENT” means the Stockholders Agreement dated as of April 14, 2004 by and among the Company and the securityholders of the Company listed as “Stockholders” therein.

“CONTRACTS” means all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments, together with all amendments thereto.

“CONVERTIBLE SECURITIES” means any securities convertible or exchangeable into or exercisable for shares of capital stock of the Company, other than the Company Series A Preferred and the Seller Notes.

“ENVIRONMENTAL AUTHORITY” shall mean any federal, state, or local governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

“ENVIRONMENTAL LAWS” shall mean any and all federal, state or local laws, rules, orders, regulations, statutes, common law, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Regulated Materials, environmental protection, or protection of public health, safety and welfare involving Regulated Materials as in effect as of the Effective Time of the Merger or at any time in the past.

“ENVIRONMENTAL PERMITS” shall mean all governmental approvals, authorizations, registrations, permits and licenses, including those related to environmental quality and the emission, discharge, storage, handling, treatment, use, generation or transportation of Regulated Materials required by Environmental Laws or otherwise required for the Company to conduct its business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“FIRST PURCHASER RESTRICTED PERIOD” means the period commencing upon the Signing Date and terminating upon the earliest to occur of (i) the Effective Time, and (ii) the date of termination of this Agreement for any reason.

“GOVERNMENTAL AUTHORITY” shall mean any federal, state, or local governmental or regulatory body, or any department, agency, subdivision, commission, board, bureau, agency, authority, instrumentality or unit thereof.

“IRS” means the U.S. Internal Revenue Service.

“ISRA” means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.

“KEY OFFICERS” means each of the individuals listed on Exhibit E hereto.

“KNOWLEDGE OF THE COMPANY” or “THE COMPANY’S KNOWLEDGE” means any fact, circumstance, event or other matter that (a) any of Albert W. Van Ness, Jr., William T. Brannan, Michael Brooks, Russell Reardon, or Mark T. Carlesimo actually knows, or (b) any of the individuals referred to in the preceding clause (a) should know or would reasonably be expected to know in the normal discharge of his assigned duties and responsibilities.

“PERFORMANCE SHARES” shall have the meaning ascribed thereto in the Company’s Year 2000 Stock Incentive Plan.

“PERFORMANCE UNITS” shall have the meaning ascribed thereto in the Company’s Year 2000 Stock Incentive Plan.

“PERSON” shall mean any individual, corporation, partnership (general or limited), association, limited liability company, trust, estate or other entity.

“PURCHASER MATERIAL OCCURRENCE” means any change, effect, event,

occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole.

“REGULATED MATERIALS” shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, petroleum, crude oil or fractions thereof, petroleum products, waste or used oil, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

“RELEASE” shall have the same meaning as provided in the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, sec. 101(22), 42 U.S.C. sec. 9601(22) and shall also include any “discharge” as defined in the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11b.

“SECOND PURCHASER RESTRICTED PERIOD” has the following meaning:

(a) in the event of the termination of this Agreement by the Company pursuant to Section 8.4 in connection with a Superior Competing, the period commencing upon such termination and ending upon the earlier to occur of (i) the consummation of such Superior Competing Transaction or (ii) the termination of the definitive agreement with respect to such Superior Competing Transaction; and

(b) in the event of the termination of this Agreement by Purchaser pursuant to Section 8.3 at a time in which there exists a proposal or offer for a Competing Transaction, the period commencing upon such termination and ending as follows: (i) if the Company does not enter into a definitive agreement with respect to such Competing Transaction within thirty (30) days of termination, the Second Purchaser Restricted Period shall end upon the thirty-first (31st) day; or (ii) if the Company enters into a definitive agreement with respect to such Competing Transaction within thirty (30) days of termination, the Second Purchaser Restricted Period shall end upon the earlier to occur of the consummation of such Competing Transaction or the termination of such definitive agreement.

“SELLER NOTES” shall mean the promissory notes set forth on Exhibit F hereto.

“SEPARATION TIME” shall have the meaning ascribed thereto in the Company Rights Plan.

“SHARES OF RESTRICTED STOCK” shall have the meaning ascribed thereto in the Company’s Year 2000 Stock Incentive Plan.

“SUBSIDIARY” shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity (other than a corporation having no current operations and no material assets).

“TAX” or “TAXES” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign.

“TAX RETURN” shall mean any return, report, statement or information required to be filed with any Governmental Authority with respect to Taxes.

The following capitalized terms defined elsewhere in this Agreement are defined in the sections indicated below.

TERM	SECTION

Affected Employee	6.10

Agreement	Introduction

AMEX	4.13

As Converted Total Company Shares	4.2

Board of Directors	Recitals

Certificates	3.1

Closing	1.4

Code	3.9

Company	Introduction

Company Adverse Recommendation Change	6.2

Company Affiliate	4.21

Company 2005 Audit Date	4.5

Company Beneficiary	9.11

Company Benefit Plans	9.11

Company Change in Control Payments	9.11

Company Common Stock	3.1

Company Equity Holders	3.4

Company ERISA Affiliate	9.11

Company Independent Contractors	9.11

Company Insurance Policies	4.8

Company Intellectual Property	4.12

Company’s Knowledge or Knowledge of Company	9.11

Company Material Contracts	4.19

Company Notes	9.11

Company Note Repayment Limit	9.11

Company Option	3.7

Company Option Plans	3.7

Company Real Property	4.25

Company Representatives	6.2

Company Registration Rights Agreement	7.2

Company Right	9.11

Company Rights Plan	9.11

Company SEC Reports	4.5

Company Series A Approval	4.4

Company Series A Preferred	3.1

Company Stockholder Approval	4.4

Company Stockholders Agreement	4.4

Company Stockholders Meeting	6.9

Company Shares	3.1

Company Termination Fee	8.4

Company Voting Agreement	Recitals

Company Warrant	3.7

Competing Transaction	6.2

Confidentiality Agreements	6.4

Contracts	9.11

Convertible Securities	9.11

Convertible Security Instruments	3.1

DGCL	Recitals

Dissenting Shares	3.3

Effective Time	1.2

Emulated Shares	6.2

Environmental Authority	9.11

Environmental Laws	9.11

Environmental Permits	9.11

ERISA	9.11

Exchange Act	4.4

First Purchaser Restricted Period	9.11

GAAP	4.5

Governmental Authority	9.11

Indemnified Parties	6.6

ISRA	9.11

Irrevocable Proxies	Recitals

Laws	4.13

Letter of Transmittal	3.4

Licenses	4.22

Liens	4.2

Merger	1.1

Merger Consideration	3.1

Emulated Shares	4.2

Newco	Introduction

Newco Common Stock	3.2

Order	4.13

PCBs	4.11

Paying Agent	3.2

Paying Agent Agreement	3.4

Performance Shares	9.11

Performance Units	9.11

Person	9.11

Proxyholder	6.2

Proxy Shares	6.2

Proxy Statement	6.7

Purchaser	Introduction

Purchaser Companies	3.1

Purchaser Material Occurrence	9.11

Purchaser Restricted Period	9.11

Real Property Lease	4.25

Regulated Materials	9.11

Release	9.11

Remaining Equity-Based Awards	3.7

Representatives	6.4

SEC	4.5

Second Purchaser Restricted Period	9.11

Securities Purchase Agreements	Recitals

Securities Act	4.4

Separation Date	9.11

Shares of Restricted Stock	9.11

Signing Date	Introduction

SOX	4.5

Subsidiary	9.11

Superior Competing Transaction	6.2

Superior Per Share Price	8.5

Surviving Corporation	1.1

Tax Return	9.11

Tax, Taxes	9.11

Termination Date	8.2

Third Party	6.2

Total Merger Consideration	3.10

Transition Agreements	7.2

Treasury Shares	3.1

(c) In interpreting this Agreement, the following rules of construction shall apply:

(i) Where the context requires, the use of the singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

(ii) The word “including” (and, with correlative meaning, the word “include”) means that the generality of any description preceding such word is not limited, and the words “shall” and “will” are used interchangeably and have the same meaning.

(iii) References in this Agreement to “Articles”, “Sections”, or “Exhibits” shall be to Articles, Sections or Exhibits of or to this Agreement unless otherwise specifically provided.

(iv) References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(v) References to any statute and related regulation shall include any amendments of the same and any successor statutes and regulations.

(vi) References to any Person include the successors and permitted assigns of such Person.

(vii) References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively.

9.12 Obligation of Purchaser. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Newco to take such action and a guarantee of the performance thereof.

9.13 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

9.14 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

CD&L, INC.

By:	/s/ Albert W. Van Ness, Jr.
Name: Albert W. Van Ness, Jr.
Title: Chairman

CD&L ACQUISITION CORP.

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

[SIGNATURE PAGE TO MERGER AGREEMENT]

APPENDIX F

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 10-K/A

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended July 2, 2005

Commission File No. 0-28452

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North, Bldg. B, Suite 300, Westport, Connecticut		06880
(Address of Principal Executive Offices)		(Zip Code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act: Common Stock, par value $0.004 per share.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes    ☒      No    ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).

Yes    ☐      No    ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.).

Yes    ☐      No    ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter: January 1, 2005: $3,753,504.

As of July 2, 2005, there were 13,065,085 shares of Common Stock of the registrant issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None

i

PART I.

Forward-Looking Information

In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Velocity Express Corporation (the “Company”) notes that certain statements in this Form 10-K and elsewhere which are forward-looking and which provide other than historical information, involve risks and uncertainties that may impact the Company’s results of operations. These forward-looking statements include, among others, statements concerning the Company’s general business strategies, financing decisions, and expectations for funding capital expenditures and operations in the future. Additionally, such statements are based, in part, on assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company, the industry and competition. When used herein, the words “believe,” “plan,” “continue,” “hope,” “estimate,” “project,” “intend,” “expect,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those results presently anticipated or projected.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The information contained in this Form 10-K is believed by the Company to be accurate as of the date hereof. Changes may occur after that date, and the Company will not update that information except as required by law in the normal course of its public disclosure practices.

ITEM 1	DESCRIPTION OF BUSINESS

Company Overview

Velocity Express Corporation (formerly known as United Shipping & Technology, Inc.) and its subsidiaries (the “Company” or “Velocity”) are engaged in the business of providing same-day transportation and distribution/logistics services to individual consumers and businesses. The Company operates primarily in the United States with limited operations in Canada. The Company currently operates in a single-business segment.

The Company has one of the largest nationwide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistics services. Our customers are comprised of multi-location, blue chip customers with operations in the commercial & office products, financial, healthcare, transportation & logistics, technology, and energy sectors.

The Company’s service offerings are divided into the following categories:

•	Scheduled logistics consisting of the daily pickup and delivery of parcels with narrowly defined time schedules predetermined by the customer.

•	Distribution logistics consisting of the receipt of customer bulk shipments that are divided and sorted at major metropolitan locations and delivered into multiple routes with defined endpoints and more broadly defined time schedules.

•	Expedited logistics consisting of unique and expedited point-to-point service for customers with extremely time sensitive delivery requirements.

The largest customer base for scheduled logistics consists of financial institutions that need a wide variety of services including the pickup and delivery of non-negotiable instruments, primarily canceled checks and ATM receipts, the delivery of office supplies, and the transfer of inter-office mail and correspondence. Distribution logistics typically involves receiving bulk shipments from the customer and dividing and sorting them for delivery to specific locations. Customers utilizing distribution logistics normally include pharmaceutical wholesalers, retailers, manufacturers or other companies who must distribute merchandise every day from a single point of origin to many locations within a clearly defined geographic region. Most expedited logistics services occur within a major metropolitan area or radius of 40 miles, and the Company usually offers one-hour, two- to four-hour and over four-hour delivery services depending on the customer’s time requirements. These services are typically available 24 hours a day, seven days a week. Expedited logistics services also include critical parts management and delivery for companies.

Acquisition and Integration of Corporate Express Delivery Systems

Effective August 28, 1999, United Shipping & Technology Inc., through a wholly-owned subsidiary, acquired from CEX Holdings, Inc. (“CEX”) all of the outstanding shares of common stock of Corporate Express Delivery Systems, Inc. (“CEDS”), a provider of same-day delivery solutions (the “Acquisition of CEDS”). CEDS changed its name to UST Delivery Systems, Inc., and subsequently changed its name to Velocity Express, Inc. (“Velocity”). The results of Velocity’s operations have been included in the Company’s consolidated financial statements since August 28, 1999.

Immediately after the Acquisition of CEDS, the Company initiated various post-merger integration and consolidation initiatives. In fiscal 2000, the Company integrated CEDS’ management team into its own, resulting in the elimination of redundant positions and the realignment and “right sizing” of CEDS’ field management structure. Upon the completion of this integration, the Company then began divesting CEDS’ non-core air courier business operations, with the sale of one of the three acquired air courier operations in June 2000 and the closing or consolidation of unprofitable locations.

In fiscal 2001, the Company divested the second of the three non-core air courier operations in October 2000 and in the third quarter of fiscal 2001 announced the implementation of a multi-faceted restructuring program allowing it to accelerate the “right-sizing” of its operations. As a result, the Company streamlined and downsized its operations by reducing its workforce and consolidating various locations.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair values.

In fiscal 2002, the Company divested its third air courier business operation in October 2001.

Restructuring

During fiscal 2004 the Company relocated its headquarters and financial functions to Westport, Connecticut from Minnesota. The costs of relocation, employee acquisition, training and severance were recognized as period costs. Approximately $243,000 of severance pay liability remained at July 3, 2004 and was reflected as pertaining to that fiscal year. At July 2, 2005 all of the severance pay liability had been satisfied.

At the end of the 3rd quarter of fiscal 2005 Company management redefined its business model to take advantage of the Company’s strengths in service delivery its local markets. Approximately 40 operating centers were designated for closure and employee headcount was reduced by about 200. At that time, the Company recorded a charge of $602,000 related to the restructuring; mostly reflective of severance costs. During the final quarter of fiscal 2005 the Company ceased use of most of the named facilities and recorded an additional $550,000 in net lease contract termination costs and fixed asset impairments as well as $100,000 in severance, and an estimated $300,000 charge was recorded to recognize the cost of service contracts that have no future economic benefit to the Company.

Industry Overview

The Company operates in the same-day time-critical logistics industry, which includes scheduled and non-scheduled, same-day transportation of documents and packages in local and inter-city markets. The industry also provides warehousing, facilities management and logistics solutions, as well as supply chain management and cross-dock and package aggregation services.

The Company believes the market for same-day time-critical logistics solutions is large and growing. Although the market is large, it is highly fragmented. There are relatively low entry barriers in this market as the capital requirements to start a local courier business are relatively small and the industry is not subject to extensive regulation. The Company believes there are currently as many as 6,000 same-day transportation companies in the United States. Most are privately held and operate only on the local level. The focus is generally on operations, with little attention given to marketing and sales. Accordingly, the Company believes there is little perceived service differentiation between competitors at a local level, and that customer loyalty is generally short-term.

There are no dominant brands in the same-day time-critical logistics industry, and there is a relatively basic level of technology usage. By contrast, the next-day package delivery industry is highly consolidated and dominated by large, well-recognized companies such as UPS® and Federal Express®, both of which use technology extensively.

The Company expects that further growth in the same-day time-critical logistics market will be fueled by corporate America’s trend toward outsourcing and third-party logistics. Many businesses that outsource their distribution and logistics needs prefer to purchase such services from one source, capable of servicing multiple cities nationwide. Outsourcing on a national scale decreases their number of vendors and also maximizes efficiency, improves customer service and simplifies billing. Customers are also seeking to reduce their cycle times and implement “supply chain management” and “just-in-time” inventory management practices designed to reduce inventory carrying costs. The growth of these time critical practices has increased the demand for more reliable logistics services. The Company believes that same-day transportation customers increasingly seek greater reliability, convenience, and speed from a trusted package delivery provider. Customers are also seeking to streamline their processes, improve their customer-vendor relationships and increase their productivity. The Company believes it is the only national same-day transportation and logistics service provider with the geographic reach and national footprint that will be able to meet these evolving needs.

Regulation and Safety

The Company’s business and operations are subject to various federal, state, and local regulations and, in many instances, require permits and licenses from these authorities. The Company holds nationwide general commodities authority from the Federal Highway Administration of the U.S. Department of Transportation to transport certain property as a motor carrier on an inter-state basis within the contiguous 48 states and, where required, holds statewide general commodities authority. The Company is also subject to regulation by the Federal Aviation Administration/Transportation Safety Administration for cargo shipments intended for transport on commercial airlines.

In connection with the operation of certain motor vehicles, the handling of hazardous materials in its delivery operations and other safety matters, including insurance requirements, the Company is subject to regulation by the U.S. Department of Transportation and the states. The Company is also subject to regulation by the Occupational Safety and Health Administration, provincial occupational health and safety legislation and federal and provincial employment laws with respect to such matters as hours of work, driver logbooks and workers’ compensation. The Company believes that it is in compliance with all of these regulations. Failure to comply with the applicable regulations could result in substantial fines or possible revocations of one or more of the Company’s operating permits.

From time to time, the Company’s drivers are involved in accidents. The Company carries liability insurance with a minimal deductible. Owner-operators and independent contractors are required to maintain auto liability insurance at amounts required by the Company. The Company also has insurance policies covering fidelity liability, which coverage includes all drivers. The Company reviews prospective drivers to ensure that they have acceptable driving records, and pass a criminal background and drug test, among other criteria; and in doing so, the Company has established a key competitive advantage.

Sales and Marketing

The Company has initiated a comprehensive sales and marketing program that emphasizes its competitive position as the leading national provider of same-day transportation services. The Company has also realigned its national accounts and logistics team, and restructured its field sales organization to effectively pursue growth opportunities. Sales efforts are conducted at both the local and national levels through the Company’s extensive network of local sales representatives. The Company employs 33 marketing and sales representatives who make regular calls on existing and potential customers to determine their ongoing delivery and logistics needs. Sales efforts are coordinated with customer service representatives who regularly communicate with customers to monitor the quality of services and quickly respond to customer concerns.

The Company’s sales department develops and executes marketing strategies and programs that are supported by corporate communications and research services. The corporate communications department also provides ongoing communication of corporate activities and programs to employees, the press and the general public. The expansion of the Company’s national sales program and continuing investment in technology to support expanding operations have been undertaken at a time when large companies are increasing their demand for delivery providers who offer a range of delivery services at multiple locations. As of the end of fiscal 2005, approximately 80 percent of the Company’s revenues come from national companies needing multi-location logistics solutions.

Competition

The Company competes with a number of established, local, same-day couriers and messenger services. Competition in local markets is intense. Nationally, the Company competes with other large companies having same-day transportation operations in multiple markets. Although many of the Company’s competitors have substantial resources and experience in the same-day transportation business the Company believes that its national presence, wide array of service offerings, use of sophisticated technology, driver recruitment standards, and branding strategy present a compelling competitive advantage in any market in which it currently operates or may elect to enter.

There are also a number of national and international carriers who provide document and package shipment solutions to individuals and business customers. This market, which is dominated by major carriers such as UPS®, Federal Express®, Airborne™, DHL™ and the United States Postal Service, is also extremely competitive. However, these companies engage primarily in the next-day and second-day ground and air delivery businesses and operate by imposing strict drop-off deadlines and rigid package dimension and weight limitations on customers. By comparison, the Company operates in the same-day transportation business, and handles customized delivery needs on either a scheduled, distribution or expedited basis. Accordingly, the Company does not believe that it is in direct competition with these major carriers in same-day transportation services although there are no assurances that one of these entities might not enter its market.

Technology

The Company believes the integration of high-tech communications software within the currently low-tech same-day transportation business can provide a market differentiation between its services and those of its competitors. The Company believes customers will be attracted to companies with the ability to offer greater efficiency, service, and customer supply chain information through the use of technology. The Company plans to continue to use technology to manage and coordinate its dispatching, delivery, tracking, warehousing and logistics, and other back office functions in order to help its customers and itself operate more efficiently and cost-effectively. To meet the customers’ needs for reliability, efficiency and speed, the Company has implemented and will continue to implement the following technology initiatives:

•	Smart package tracking technology which will provide a single source of aggregated delivery chain of custody supply chain information to national customers;

•	A customer-oriented web portal for online information access to provide package tracking, chain-of-custody updates, electronic signature capture, real-time proof of delivery retrieval and customer order entry

•	Route optimization software for large-market delivery efficiency

Trademarks

The Company has registered Velocity Express®, Velocity®, Relentless Reliability® and currently has other applications pending for trademarks and service marks (“marks”) in the United States and internationally. There can be no assurance that any of these marks, if registered, will afford the Company protection against competitors with similar marks that may have a use date prior to that of the Company’s. In addition, no assurance can be given that others will not infringe upon the Company’s marks, or that the Company’s marks will not infringe upon marks and proprietary rights of others. Furthermore, there can be no assurance that challenges will not be instituted against the validity or enforceability of any mark claimed by the Company, and if instituted, that such challenges will not be successful.

Employees

As of July 2, 2005, the Company had approximately 1,241 employees, of whom approximately 675 primarily were employed in various management, sales, and other corporate positions and approximately 566 were employed as drivers and operations personnel. Additionally, the Company had contracts with approximately 3,100 independent contractor drivers in its delivery operations in North America. The Company believes that its relations with its employees are good and the Company is not a party of any collective bargaining agreement.

Available Information

The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are made available free of charge through the Investor Relations section of the Company’s internet website (http://www.velocityexp.com) as soon as practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

ITEM 2.	DESCRIPTION OF PROPERTY

As of July 2, 2005, the Company operated from 127 leased facilities in the United States and 1 leased facility in Canada (not including customer-owned facilities). These facilities are principally used for distribution and warehousing operations. The table below summarizes the location of our current leased facilities within the United States:

State	Number of Leased Facilities	State	Number of Leased Facilities
Alabama	2	Nevada	1
Arizona	4	New Jersey	2
Arkansas	4	New Mexico	1
California	6	New York	12
Colorado	1	North Carolina	9
Connecticut	2	North Dakota	1
Florida	5	Ohio	1
Georgia	3	Oklahoma	4
Idaho	3	Oregon	1
Illinois	1	Pennsylvania	5
Indiana	1	South Carolina	2
Iowa	3	South Dakota	2
Kentucky	2	Tennessee	3
Louisiana	7	Texas	12
Maryland	1	Utah	1
Massachusetts	2	Virginia	8
Michigan	4	Washington	1
Minnesota	4	Wisconsin	3
Mississippi	3	Total facilities in U.S.	127

The Company’s corporate headquarters is located at One Morningside Drive North, Bldg. B, Suite 300, Westport, Connecticut 06880. The Company believes that its properties are well maintained, in good condition and adequate for its present needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

As of July 2, 2005, the Company leased approximately 232 vehicles of various types through operating leases, which were operated by drivers employed by the Company. The Company also engages independent contractors who provide their own vehicles and are required to carry insurance coverage at levels dictated by the Company.

Aggregate rental expense, primarily for facilities, was approximately $16.9 million for the year ended July 2, 2005. See Note 13 to the Company’s Consolidated Financial Statements.

ITEM 3.	LEGAL PROCEEDINGS

The Company is a party to litigation and has claims asserted against it incidental to its business. Most of such claims are routine litigation that involve workers’ compensation claims, claims arising out of vehicle accidents and other claims arising out of the performance of same-day transportation services. The Company carries workers’ compensation insurance and auto liability coverage for its employees. The Company and its subsidiaries are also named as defendants in various employment-related lawsuits arising in the ordinary course of the business of the Company. The Company vigorously defends against all of the foregoing claims.

The Company has established reserves for litigation, which it believes are adequate. The Company reviews its litigation matters on a regular basis to evaluate the demands and likelihood of settlements and litigation related expenses. Based on this review, the Company does not believe that the pending active lawsuits, if resolved or settled unfavorably to the Company, would have a material adverse effect upon the Company’s balance sheet or results of operations. The Company has managed to fund settlements and litigation expenses through cash flow and believes that it will be able to do so going forward.

The Company brought action against SVT, Inc (“SVT”), a company that had previously supplied significant information technology functions to Velocity. The Company successfully sought injunctive relief and money damages. SVT counterclaimed for amounts it said Velocity owed to SVT for services already provided. On December 3, 2004 the case settled in favor of SVT for $1.25 million, which was paid in full by Velocity in January 2005.

On August 1, 2005, the Company received notice from the Superior Court for the State of California, County of Santa Clara, that the Court had entered an order granting certain motions for summary judgment against the Company in the matter styled Velocity Express, Inc. v. Banc of America Commercial Finance Corporation, Banc of America Leasing and Capital, LLC, John Hancock Life Insurance Company and John Hancock Mezzanine Lenders, LP, Charles F. Short III, Sidewinder Holdings Ltd. and Sidewinder N. A. Ltd. Corp., (the “Plaintiffs”) The motions sought to resolve the substantive liability issues in the case and to recover in excess of $10 million for breach of contract, fees, interest and other charges arising from a contract entered into in 1997 between Corporate Express Delivery Systems, Inc. and Mobile Information Systems, Inc. (“MIS”) By granting the motions, the court did resolve the liability issues and hold that BOA/Hancock is entitled to recover the amounts sued for. The parties have reached a negotiated settlement outside of the court; with the Company making scheduled payments totaling $2.9 million after an initial good faith payment of $0.3 million. In addition, the Plaintiffs will receive 500,000 shares of the Company’s common stock, guaranteed at a $6.00 per share minimum value subject to future conditions. As part of the final settlement, the Company will seek waivers of financial covenants of the Company’s Amended and Restated Loan and Security Agreement, with Fleet Capital Corporation and Merrill Lynch Capital (the “Senior Lender”), and with BET Associates, LP relative to waiver of certain financial covenants of its Subordinated Debt. The total accrued settlement cost approximates $5.7 million at July 2, 2005.

On August 5, 2005 the Company entered into a settlement related to actions arising from an effort, by John H. Harland Company (“Harland”), to recover from Velocity payments made by Harland to Patrick Connolly under a long-standing employment agreement between Connelly and a predecessor company to Velocity. Connolly claimed to be entitled to payments of approximately $15,000 per month during his lifetime. An order was entered in the arbitration in April 2005 directing Velocity to resume making the monthly payments. Mr. Connolly died subsequent to the arbitration ruling, thereby terminating any further obligation to make the monthly payments. Under the settlement with Harland, with an initial payment of $250,000, the Company is required to pay $325,000 over the next eleven [11] months, for a total of $575,000.

The MIS and Harland settlement commitments are reflected on the Company’s balance sheet at July 2, 2005 as a component of current liabilities.

Cautionary Statements Regarding Pending Litigation and Claims

The Company’s statements above concerning pending litigation constitute forward-looking statements. Investors should consider that there are many important factors that could adversely affect the Company’s assumptions and the outcome of claims, and cause actual results to differ materially from those projected in the forward-looking statements. These factors include:

•	The Company has made estimates of its exposure in connection with the lawsuits and claims that have been made. As a result of litigation or settlement of cases, the actual amount of exposure in a given case could differ materially from that projected. In addition, in some instances, the Company’s liability for claims may increase or decrease depending upon the ultimate development of those claims.

•	In estimating the Company’s exposure to claims, the Company is relying upon its assessment of insurance coverages and the availability of insurance. In some instances insurers could contest their obligation to indemnify the Company for certain claims, based upon insurance policy exclusions or limitations. In addition, from time to time, in connection with routine litigation incidental to the Company’s business, plaintiffs may bring claims against the Company that may include undetermined amounts of punitive damages. The Company is currently not aware of any such punitive damages claim or claims in the aggregate which would exceed 10% of its current assets. Such punitive damages are not normally covered by insurance.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to shareholders during the fourth quarter of fiscal 2005.

PART II.

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock currently trades under the symbol “VEXP” on the NASDAQ Small Cap Market. The following table sets forth the quarterly high and low closing prices for the Company’s Common Stock, as reported by NASDAQ for each full quarterly period within the two most recent fiscal years. These prices represent inter-dealer prices without adjustment for mark-up, mark-down or commission and do not necessarily reflect actual transactions. (Adjusted to reflect 1:50 reverse stock split effective February 16, 2005)

Period	High	Low
Fiscal 2005:
First Quarter	$31.50	$16.50
Second Quarter	25.00	9.50
Third Quarter	18.00	3.59
Fourth Quarter	12.13	3.78

Fiscal 2004:
First Quarter	$45.00	$30.50
Second Quarter	41.50	28.50
Third Quarter	51.00	25.50
Fourth Quarter	35.00	14.50

The closing price of the Company’s stock on October 10, 2005 was $3.20

On October 10, 2005, the number of registered holders of record of Common Stock was 445. Approximately 2,800 shareholders hold common stock in street name.

The transfer agent for the Company’s Common Stock is American Stock Transfer & Trust, 59 Maiden Lane, New York, New York.

The Company has not paid any cash dividends on its Common Stock and expects that for the foreseeable future it will follow a policy of retaining earnings, if any, in order to finance the continued operations of its business. However, in the instances of issuance(s) of Preferred Stock Series M, N & O there is a provision for accumulation of Payment in Kind (“PIK”) dividend. Further, in instances where the Preferred Stock is considered to be issued at a discount, such calculated amount of Beneficial Conversion is recognized as a deemed dividend to the Preferred Shareholders at the time of the sale and a charge against the net loss available to Common Shareholders. Payment of dividends is within the discretion of the Company’s Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of the Company, among other factors. Further, the Company’s ability to pay dividends is restricted under the terms of the revolving credit facility and subordinated debt facility.

Equity Compensation Plan Information

The Company maintains the 1995 Stock Option Plan (the “1995 Plan”), the 2000 Stock Option Plan (the “2000 Plan”) and the 1996 Director Stock Option Plan (the “1996 Director Plan”), pursuant to which it may grant equity awards to eligible persons. The shareholders of the Company have approved the 1995 Plan, the 2000 Plan and the 1996 Director Plan.

The following table sets forth information about the Company’s equity compensation plans as of July 2, 2005. For more information about the Company’s stock option plans, see Note 9 to the Consolidated Financial Statements.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	125,984	(1)	$139.71	31,243	(2)
Equity compensation plans not approved by security holders(3)	320,980		15.28	NA

Total	446,964		50.36	31,243

(1)	Includes (i) 3,401 shares to be issued upon exercise of options granted under the 1995 Plan, (ii) 14,581 shares to be issued upon exercise of options granted under the 2000 Plan, (iii) 180 shares to be issued upon exercise of options granted under the 1996 Director Plan, (iv) 7,192 shares to be issued upon the exercise of warrants granted in connection with the sale of Series F Preferred Stock, and (v) 100,630 shares to be issued upon the exercise of warrants granted in connection with the sale of Series H Preferred Stock.
(2)	1,467 shares remaining under the 1995 Plan; 27,616 shares remaining under the 2000 Plan; and 2,160 shares remaining under the 1996 Director Plan.
(3)	Includes (i) 1,900 non-qualified stock options that were issued in October and November 2000 to certain executive officers in connection with their offers of employment with the Company which vested ratably over three years; (ii) 400 non-qualified stock options issued in October 2001 to certain executive officers which vested ratably over two years on each six-month anniversary of the date of grant; (iii) 300 non- qualified stock options issued to a consultant in exchange for services provided in 1999 which option vested on the date of grant; and (iv) 318,380 shares of common stock issuable upon exercise of warrants that were granted to employees and outside contractors for the purpose of compensation and bonuses and have various grant dates, expiration dates and exercise prices. Certain of the warrants contain a provision to allow additional shares of common stock upon exercise of the warrants in the event that the Company issues other equity instruments that would result in dilution to the holders of the warrants. As of July 2, 2005, each warrant is exercisable into one share of common stock.

Recent Sales of Unregistered Securities

The following describes sales of the Company’s securities in the last fiscal quarter and subsequent to the last fiscal quarter without registration under the Securities Act of 1933 (the “Securities Act”):

Pursuant to a Stock Purchase Agreement entered into on April 28, 2005, the Company sold 2,544,097 shares of Series N Convertible Preferred Stock (“Series N Preferred Stock”) for $3.685 per share for net proceeds of $9,375,000. Each share of Series N Preferred Stock is convertible into one share of the Company’s common stock, and had an initial conversion price of $3.685 per share subject to certain adjustments. The proceeds were to be used for general working capital needs. The Series N Preferred Stock is entitled to receive, in preference to holders of all other classes of stock (other than holders of the Series M Preferred Stock), a PIK dividend at the rate of six percent per annum of the Series N stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series N Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N stated value plus any accrued and unpaid dividends. The approval of shareholders holding at least 62.5% of the outstanding shares of the Series N Preferred Stock is required for certain significant corporate actions, including mergers and sales of substantially all of the Company’s assets. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D. Common shares relative to conversion of Series N Preferred, were registered by means of a Form S-1 filed on August 5, 2005.

On July 20, 2005 the Company entered into Stock Purchase Agreements for the sale of 1,400,000 shares of a newly authorized series of the Company’s preferred stock (the “Series O Preferred Stock”) in exchange for aggregate gross proceeds of $5,600,000. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D. Common shares relative to conversion of Series O Preferred, were registered by means of a Form S-1 filed on August 5, 2005.

The Series O Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M and N Preferred Stock, a PIK dividend at the rate of six percent per annum of the Series O stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series O Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M and N Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O stated value plus any accrued and unpaid dividends (the “Liquidation Preference”). In addition to being junior to the Series M and N Preferred Stock from the standpoint of liquidation, the Series O Preferred Stock also has reduced voting rights. For example, the approval of at least 62.5% of the outstanding shares of Series O Preferred Stock is not required in order for the Company to merge, dispose of substantial assets, engage in affiliate transactions, pay dividends, authorize new stock options plans, license or sell its intellectual property or change the number of board of directors.

Each of the shareholders have the right, at its option at any time, to convert any such shares of Series O Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series O Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $4.00 per share subject to certain adjustments.

On October 14, 2005, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with one group of institutional investment funds and one accredited investor (the “Investors”). The Purchase Agreements provide for the private placement of 3,099,513 shares of a newly authorized series of the Company’s preferred stock (the “Series P Preferred Stock”) in exchange for aggregate gross proceeds of $10,352,370. The Series P Preferred Stock has a term of three years (the “Term”) and is entitled to receive a dividend at the rate of eight (8) percent per annum of the Series P stated value, payable quarterly, in cash or PIK shares of Series P Preferred at the option of the Company. Under certain events of default, the interest rate will convert to 18%. To the extent that the issuance of such PIK shares would result in the Company issuing in excess of 20% of its outstanding common stock, the issuance will require the prior approval of the Company’s shareholders. Upon any liquidation, dissolution or winding up of the Company, the Investors of the shares of Series P Preferred Stock shall rank on parity with the holders of the Company’s Series M Preferred Stock. Each of the Investors has the right, at its option at any time, to convert any shares of Series P Preferred Stock into shares of Common Stock at the conversion price of $3.34 per share subject to certain adjustments. At any time after the effective date of the Registration Statement and (i) prior to the Term, or (ii) upon a Change of Control, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred by tendering to the Investors 130% of the stated value of the outstanding Series P Preferred together with all accrued dividends. At the Term, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred Stock by tendering to the Investors 100% of the Conversion Price together with all accrued but unpaid dividends. In the event that the Company elects to redeem the Series P prior to the Registration Statement becoming effective, the Company may redeem the Series P by paying to the Investors the greater of: (1) 130% of the outstanding stated value of the Series P Preferred plus accrued dividends, and (2) 100% of the stated value of the Series P plus all accrued dividends, plus 50% of the difference between the conversion price then in effect and the average closing price of the Company’s common stock for the 30 calendar days preceding such redemption. Each investor also received an A Warrant and B Warrant, each a warrant to purchase up to 20% of the amount of Series P Preferred purchased. The exercise of the A Warrant and B Warrant are subject to the prior approval of the Company’s shareholders. The exercise price for both warrants is $4.00, subject to adjustments. Additionally, the B Warrant is only exercisable in the event that a registration statement, allowing for the sale of the Series P Preferred, is not declared effective within 270 days of closing. The Company has the option to redeem both warrants in the event that the Company’s common stock maintains a closing price of at least $7.00 for twenty consecutive trading days. The Investors are also parties to a Registration Rights Agreement (the “Rights Agreement”). The Rights Agreement requires the filing of a registration statement no later than 90 days after the closing date, and that it be effective within 180 days.

Management believes these sales will provide the Company with sufficient working capital resources to position it to obtain new business with existing and new customers by settling their respective concerns about the Company’s ability to service their respective business needs on a continuing basis.

In each instance of security sale, it is of the opinion of the Company that the offering was fair, to the shareholders at the time of the transaction.

ITEM 6.	SELECTED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” appearing in Item 7 of this Form 10-K. The selected statements of operations data as well as the selected balance sheet data presented below are derived from our consolidated financial statements.

	Year Ended
	July 2, 2005	July 3, 2004	June 28, 2003	June 29, 2002	June 30, 2001
	(In thousands, except per share data)
Selected Statements of Operations Data:
Revenue	$256,662	$287,918	$307,138	$342,727	$471,682
Cost of services	208,342	238,320	241,136	264,766	377,498

Gross profit	48,320	49,598	66,002	77,961	94,184
Operating expenses(1)(2)	92,395	92,402	74,001	75,549	116,277
Restructuring charge(3)	1,603	356	—	—	7,060

Operating (loss) income(1)(2)(3)	(45,678)	(43,160)	(7,999)	2,412	(29,153)
Interest expense, net	(4,750)	(4,567)	(3,959)	(13,068)	(6,482)
Common stock warrant charge	—	—	—	(1,048)	—
Other income (expense)	584	(109)	(301)	1,225	364

Net loss(1)(2)(3)	$(49,844)	$(47,836)	$(12,259)	$(10,479)	$(35,271)

Net loss applicable to common shareholders(1)(2)(3)	$(106,869)	$(77,683)	$(15,609)	$(20,357)	$(35,022)

Basic and diluted loss per common share(1)(2)(3)(4)	$(21.01)	$(551.89)	$(169.44)	$(290.81)	$(525.38)

Basic and diluted weighted average number of common shares outstanding(4)	5,087	141	92	70	67

	As of
	July 2, 2005	July 3, 2004	June 28, 2003	June 29, 2002	June 30, 2001
Balance Sheet Data
Working capital (deficit)	(36,450)	$(35,543)	$(20,419)	$21,155	$(2,809)
Total assets	87,356	93,676	106,489	113,889	158,375
Long-term debt and capital leases	2,829	5,235	4,602	38,756	61,242
Redeemable preferred stock	—	—	—	—	35,421
Shareholders’ equity (deficit)	10,429	6,476	22,450	29,315	(31,592)

The following items impact the comparability of our data from continuing operations:

(1)	July 2, 2005 includes an increase in the legal settlement reserve for the MIS summary order and related expense for $4.9 million.
(2)	The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), on July 1, 2001, and accordingly, ceased amortizing goodwill totaling $ 42.8 million as of July 1, 2001.
(3)	Restructuring charges and asset impairments, which included costs for severance, excess facilities, and impairment of long-lived assets were $1.6 million for fiscal 2005, $0.4 million for fiscal 2004, $0 for fiscal 2003 and 2002, and $7.1 million for fiscal 2001.
(4)	Adjusted for 1:50 reverse stock split on February 16, 2005.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other parts of this Annual Report on Form 10-K contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements and such differences may be material.

Sales consist primarily of charges to customers for delivery services and weekly or monthly charges for recurring services, such as facilities management. Sales are recognized when the service is performed. The Revenue and Profit for a particular service is dependent upon a number of factors including size and weight of articles transported, distance transported, special handling requirements, requested delivery time and local market conditions. Generally, articles of greater weight transported over longer distances and those that require special handling produce higher revenue and associated profits.

Cost of sales consists of costs relating directly to performance of services, including driver and messenger costs, third party delivery charges, insurance and workers’ compensation costs. Substantially all of the drivers used by the Company provide their own vehicles, and approximately 99.4% of these owner-operators are independent contractors as opposed to employees of the Company. Drivers and messengers are generally compensated based on a percentage of the delivery charge. Consequently, the Company’s driver and messenger costs are variable in nature. To the extent that the drivers and messengers are employees of the Company, employee benefit costs related to them, such as payroll taxes and insurance, are also included in cost of sales.

Selling, general and administrative expenses (“SG&A”) include salaries, wages and benefit costs incurred at the branch level related to taking orders and dispatching drivers and messengers, as well as administrative costs related to such functions. Also included in SG&A expenses are regional and corporate level marketing and administrative costs and occupancy costs related to branch and corporate locations.

Critical Accounting Policies and Estimates

The Company’s discussion and analysis of financial condition and results of operations are based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, goodwill, insurance reserves, income taxes, and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

•	Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make payments when due or within a reasonable period of time thereafter. Estimates are used in determining this allowance based on the Company’s historical collection experience, current trends, credit policy and a percentage earned revenue. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make required payments, additional allowances or write-off may be required. In fiscal 2005, the change in the allowance for doubtful accounts was a net increase of $5.1 million.

•	Goodwill Impairment

The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, in June 2001. Effective with fiscal 2002 as a result of adopting this new standard, the Company no longer amortizes goodwill. Rather, goodwill is subjected to impairment testing, which requires that the Company estimate the fair value of its reporting unit to its carrying value. The estimation of fair value requires making judgments concerning future cash flows and appropriate discount rates. These cash flow estimates take into account current customer volumes and the expectation of new or renewed contracts, historic gross margins, historic working capital parameters and planned capital expenditures. The estimate of the fair value of goodwill could change over time based on a variety of factors, including the actual operating performance of the Company. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for these assets.

In order to determine the fair value of Velocity Express the Company employed two approaches, as follows:

•	Implied Enterprise Value based upon publicly trade stock prices.

•	Analysis of Fair Value based upon Discounted Cash Flow.

Each of the approaches indicated above is widely accepted in determining Fair Value for an enterprise. In each instance, the values indicated were in excess of the carrying amount of Goodwill, and therefore no adjustment for impairment was required in fiscal 2005.

•	Insurance Reserves

During the third quarter of fiscal 2005, the Company initiated an insurance program with minimal or no deductibles. Prior to that time the Company maintained an insurance program with policies that had various higher deductible levels. The Company reserved the estimated amounts of uninsured claims and deductibles related to such insurance retentions for claims that had occurred in the normal course of business. These reserves have been established by management based upon the recommendations of third-party administrators who perform a specific review of open claims, with consideration of incurred but not reported claims, as of the balance sheet date. Actual claim settlements may differ materially from these estimated reserve amounts.

•	Contingencies

As discussed in Note 13 to the consolidated financial statements, the Company is involved in various legal proceedings and contingencies and has recorded liabilities for these matters in accordance with SFAS No. 5, Accounting for Contingencies (“SFAS No. 5”). SFAS No. 5 requires a liability to be recorded based on the Company’s estimate of the probable cost of the resolution of a contingency. The actual resolution of these contingencies may differ from its estimates. If a contingency were settled for an amount greater than the estimate, a future charge to income would result. Likewise, if a contingency were settled for an amount that is less than the estimate, a future credit to income would result.

Overview

The Company is engaged in the business of providing same-day time-critical logistics solutions to individual consumers and businesses, primarily in the United States with limited operations in Canada.

The Company has one of the largest nationwide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistics services. The Company’s service offerings are divided into the following categories:

•	Scheduled logistics consisting of the daily pickup and delivery of parcels with narrowly defined time schedules predetermined by the customer, for example, financial institutions that need a wide variety of services including the pickup and delivery of non-negotiable instruments, primarily canceled checks and ATM receipts, the delivery of office supplies, and the transfer of inter-office mail and correspondence.

•	Distribution logistics consisting of the receipt of customer bulk shipments that are divided and sorted at major metropolitan locations and delivered into multiple routes with defined endpoints and more broadly defined time schedules. Customers utilizing distribution logistics normally include pharmaceutical wholesalers, retailers, manufacturers or other companies who must distribute merchandise every day from a single point of origin to many locations within a clearly defined geographic region.

•	Expedited logistics consisting of unique and expedited point-to-point service for customers with extremely time sensitive delivery requirements. Most expedited logistics services occur within a major metropolitan area or radius of 40 miles, and the Company usually offers one-hour, two- to four-hour and over four-hour delivery services depending on the customer’s time requirements. These services are typically available 24 hours a day, seven days a week. Expedited logistics services also include critical parts management and delivery for companies.

The Company’s customers represent a variety of industries and utilize the Company’s services across multiple service offerings. Revenue categories and percentages of total revenue are as follows:

	Fiscal year ended:
	July 2, 2005	July 3, 2004
Commercial & office products	45.8%	34.9%
Financial services	21.5%	31.0%
Healthcare	20.2%	20.1%
Transportation & logistics	7.2%	7.5%
Energy	4.1%	4.7%
Technology	1.2%	1.7%

The Company had a net loss of $49.8 million for the fiscal year ended July 2, 2005, including a net loss of $21.3 million for the three months then ended July 2, 2005, which resulted in cash used in operating activities for the year of $45.3 million. In fiscal 2005, the Company has financed this operating cash flow deficit through net proceeds of $52.2 million from the issuance of preferred stock (see Liquidity and Capital Resources). The Company’s ability to generate sufficient capital resources for its liquidity needs depends on its ability to substantially reduce its net loss or raise additional capital. Although the Company has begun several initiatives to control costs, and has a financial plan for 2006 that anticipates operating cash flow in the 4th quarter, declines in revenue and increased operating expenses have resulted in an increased net loss during the 4th fiscal quarter of fiscal 2005.

With the enactment of the Federal Law known as Check 21, on October 28, 2004, the Company anticipates continued deterioration of financial services revenue as financial institutions will now electronically scan and process checks, without the required need to move the physical documents to the clearing institution. Partially off-setting this deterioration of revenue in the Financial Services industry, the Company believes it will benefit from the growth in Healthcare and Healthcare related services industries within the United States, and be able to effectively leverage their broad coverage footprint to capitalize on this national growth industry.

During fiscal 2006, the Company plans to continue to invest in automated technologies that will increase its competitive advantage in the market by providing more economical delivery routing, enhance and automated package tracking, and increased productivity from both a frontline delivery and back office perspective. During fiscal years 2003, 2004 and 2005, the Company spent over $5 million, in the development and implementation of route management software solutions that are anticipated to have a significant impact on reducing overall delivery cost, and increasing the Company’s ability to better manage their variable operating cost. During the fourth quarter of fiscal 2005 the Company realized a savings approximating 3% of driver pay as a direct result of the implementation of its route management software solution. Initiatives will be fine tuned over the next 12 months, and are anticipated to be applied across all services offering categories, allowing the Company to have operating cash flow in the 4th fiscal quarter of 2006, through optimized route management and delivery density.

During 2005 the Company continued to require third party financing to meet its liquidity requirements. On April 28, 2005, the Company entered into a Stock Agreement, pursuant to which the Company sold 2,544,097 shares of Series N Preferred Convertible Stock (“Series N Preferred Stock”) to investors for $3.685 per share for net proceeds of approximately $9.4 million. Based on the pricing of the Series N Preferred Stock, the sale contained a beneficial conversion amounting to $4.8 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders. On July 20, 2005, the Company entered into a Stock Agreement, pursuant to which the Company sold 1,400,000 shares of Series O Preferred Convertible Stock (“Series O Preferred Stock”) to investors for $4.00 per share for net proceeds of approximately $5.6 million. Based on the pricing of the Series O Preferred Stock, the sale contained a beneficial conversion amounting to $3.1 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders. On October 14, 2005, the Company entered into Stock Purchase Agreements with one group of institutional investment funds and one accredited investor, pursuant to which the Company sold 3,099,513 shares of Series P Preferred Stock (the “Series P Preferred Stock”) for $3.34 per share for net proceeds of approximately $10.4 million.

Historical Results of Operations

Year ended July 2, 2005 Compared to Year Ended July 3, 2004

The Company reports its financial results on a 52-53 week fiscal year basis. Under this basis, the Company’s fiscal year ends on the Saturday closest to June 30th. Fiscal 2004 was a 53 week year, 2005 and 2003 each consisted of 52 weeks. In fiscal years consisting of 53 weeks, the final quarter will consist of 14 weeks. As such, the fiscal 2004 year includes an additional week of revenues and expenses when compared against the results of fiscal 2005 and 2003, respectively.

Revenue for the year ended July 2, 2005 decreased $31.3 million or 10.9% to $256.7 million from $287.9 million for the year ended July 3, 2004. The decrease in revenue for the year ended July 2, 2005 compared to the same period last year is in large part attributable to lower volume experienced as a result of the restructure of operations done at the end of the company’s third fiscal quarter. Analyses of route profitability indicated that the Company was operating in a number of locations that did not have sufficient customer density for the Company to profitably deliver its targeted service levels. As a result the Company closed over 40 of its locations (primarily smaller facilities in low density areas) and terminated several unprofitable customer contracts. The result was a 20% reduction of weekly revenue. For the fiscal year lost revenues, inclusive of the fourth quarter restructure and losses associated with pricing pressures and customer freight volume fluctuations, were approximately $56 million. This revenue decline was partially offset by new customer contracts and business expansion with existing customers approximating $25 million. Greater concentration on national [large] account business resulted in an increased proportion of revenues originating from those accounts. For fiscal 2005, $154.0 million or 60.0% of total revenues can be attributed to the Company’s top 50 accounts; versus $149.5 million or 51.9% as to the representative top 50 relative to the operations of fiscal 2004.

The Company is continually engaged in bidding additional contract work for a variety of new and existing customers. The Company’s current pipeline of bidding activity remains robust, with potential customers where expected billings would approximate an annual $45 million. The activity is consistent across all geographic regions in which the Company operates. Implementation of newly awarded contracts generally requires from thirty to sixty days for full implementation.

Cost of Services for the year ended July 2, 2005 was $208.3 million, a reduction of $30.0 million or 12.6% from $238.3 million for the year ended July 3, 2004. Decreased volume and closed facilities accounts for $25.9 million of the decrease. The Company has focused on reducing its cost through two initiatives:

•	(i) the conversion of its workforce from employee drivers to an Independent Contractor model which creates a more variable cost structure and higher gross margins, and

•	(ii) by implementing proprietary route management technology which builds timing and efficiency into the delivery model thereby allowing the company to improve its gross margins.

As a result, payments to drivers and purchased transportation cost have been reduced by $5.0 million and costs associated with employee drivers, primarily vehicle costs and insurance, have been reduced by an additional $5.2 million. Beginning in April of 2005, with the Company’s restructuring including consolidation of operating locations, the Company began to realize significant reductions in costs relative to its redefined routes as fostered by its proprietary route management system. With approximately $4.0 million of weekly revenue and already recognized 8% drop in driver pay, the Company has recognized real savings from implementation of the route management system. Projected over a 12 month period such savings would project to $16.6 million annually. This savings has been partially offset by a $6.2 million in increased costs of warehouse labor. As a result, the gross margin on service has increased from 17.2% for the year ended July 3, 2004 to 18.8% for the year ended July 2, 2005. Management’s expectation is for quarter over quarter improvements in margin.

Occupancy charges for the year ended July 2, 2005 were $15.0 million, an increase of $0.9 million or 6.6 % from $14.1 million for the year ended July 3, 2004. The increase is mainly due to higher utility and common area maintenance charges as well as higher net rental expense and is offset by savings achieved by a cost reduction initiative enacted with the shut down of facilities commencing in April 2005.

Selling, general and administrative (“SG&A”) expenses for the year ended July 2, 2005 were $77.4 million or 30.2% of revenue, a decrease of $0.9 million or 1.2% as compared with $78.3 million or 27.2% of revenue for the year ended July 3, 2004. The decrease in SG&A for the year resulted, in part, from a decrease in bad debt expense from prior by $4.5 million and a decrease in the cost of warrants issued to certain members of management by $2.6 million, partially offset by an increase in legal settlement costs of $5.4 million and an increase in legal fees of $0.8 million.

Restructuring charges and asset impairments for the year ended July 2, 2005 were $1.6 million, an increase of $1.2 million or 350.3% from the $0.4 million for the year ended July 3, 2004. The $1.6 million charge in 2005 represents severance costs associated with a reduction in force, contract termination costs and asset impairments related to the Company’s restructuring of its operations.

Interest expense for the year ended July 2, 2005 increased $0.2 million to $4.8 million from $4.6 million for the year ended July 3, 2004. Interest expense related to the Company’s borrowings increased over the same period in the prior year as a result of higher average interest rates under the revolving credit and senior subordinated debt facilities.

As a result of the foregoing factors, the net loss for the year ended July 3, 2005 was $49.8 million, compared with $47.8 million for the same period in fiscal 2004, a decline of $2.0 million, or 4.2%.

Net loss applicable to common shareholders was $106.9 million for year ended July 2, 2005 as compared with $77.7 million for the same period in fiscal 2004. For the year ended July 2, 2005, the difference between net loss applicable to common shareholders and net loss in the current year relates to the beneficial conversion associated with the sale of the Series J, K, L, M, and N Preferred Stock. In the prior year, the difference between net loss applicable to common shareholders and net loss related to the beneficial conversion associated with the sale of the Series I and J Preferred Stock.

Year ended July 3, 2004 Compared to Year Ended June 28, 2003

Revenue for the year ended July 3, 2004 decreased $19.2 million or 6.3% to $287.9 million from $307.1 million for the year ended June 28, 2003. The decrease in revenue for the year ended July 3, 2004 compared to the same period in fiscal 2003 is related to lower volume experienced as a result of customer attrition, revenue loss associated with pricing pressure, and customer freight volume fluctuations of approximately $54.3 million. This decline was offset by revenue growth during the year from new customer contracts and expansion within existing customers of approximately $35.1 million. A greater focus on selling to national accounts resulted in an increased proportion of revenues originating from those accounts. In fiscal 2004, $149.5 million or 51.9% of total revenues can be attributed to the Company’s 50 largest accounts; versus $129.1 million or 42.0% during fiscal 2003.

Cost of services for the year ended July 3, 2004 was $238.3 million, a reduction of $2.8 million or 1.2% from $241.1 million for the year ended June 28, 2003. These decreases consist of a $7.5 million volume and restructure related reductions in employee driver, and employee driver related cost, off-set by increases of $4.7 million related to rising insurance cost. During 2004, under the employee driver based model, the Company was effected adversely by fix driver pay commitments during periods where customer attrition and reductions in sales volume where experienced. As a result, when combined with the increase in insurance cost, gross margin declined from 21.5% in fiscal 2003 to 17.2% for the year ended July 3, 2004. During the Second/Third Quarter of 2004, the Company began the movement towards an independent contractor driver based model, which allowed for continued improvement in driver related cost. As of July 3, 2004, the Company had reduced the number of employee based drivers by approximately 10% from the prior fiscal year-end.

Selling, general and administrative (“SG&A”) expenses for the year ended July 3, 2004 were $78.3 million or 27.2% of revenue, an increase of $17.3 million or 28.4% as compared with $61.0 million or 19.9% of revenue for the year ended June 28, 2003. The increase in SG&A for the year resulted, in part, from $7.7 million of incremental adjustments to the Company’s accounts receivable in fiscal 2004. An additional $2.7 million of SG&A was recorded to recognize the cost of warrants issued to certain members of management. Further, approximately $2.4 million of the SG&A increase relates to increased utilization of contract labor. Other items contributing to the increase totaled $4.5 million.

Occupancy charges for the year ended July 3, 2004 were $14.1 million, an increase of $1.1 million or 8.1% from $13.0 million for the year ended June 28, 2003. The net increase is due to higher utility and common area maintenance charges, higher net rental expense and the expansion of facilities to handle increased demands associated with new markets, the expansion of the Company’s coverage footprint and location specific growth and volume related requirements.

Interest expense for the year ended July 3, 2004 increased $0.6 million to $4.6 million from $4.0 million for the year ended June 28, 2003. Interest expense related to the Company’s borrowings increased over the same period in the prior year as a result of higher average interest rates under the revolving credit and senior subordinated debt facilities, and an increase in amortization of deferred financing fees.

As a result of the foregoing factors, the net loss for the year ended July 3, 2004 was $47.8 million, compared with $12.3 million for the same period in fiscal 2003, a decline of $35.5 million.

Net loss applicable to common shareholders was $77.7 million for year ended July 3, 2004 as compared with $15.6 million for the same period in fiscal 2003. For the year ended July 3, 2004, the difference between net loss applicable to common shareholders and net loss in the current year relates to the beneficial conversion associated with the sale of the Series I Preferred & Series J Preferred. In the prior year, the difference between net loss applicable to common shareholders and net loss related to the accretion of the charge associated with the common stock warrants issued with the Series H Preferred.

Changes in internal controls over financial reporting

As described above, on December 23, 2004 the Company reported material weaknesses as of July 3, 2004. The Company has taken steps to attempt to improve its internal controls and its control environment. At the direction of the Audit Committee, the Company proceeded with its plans to enhance its internal controls and procedures, which it believes addresses some of the previously defined deficiencies and weaknesses. The Company has substantially augmented its financial and control expertise during the second half of fiscal 2005 by the naming of a Chief Financial Officer, hiring a Senior Vice President of Finance and the addition of a Corporate Controller, to provide hands-on oversight of the monthly financial closing, data analysis, account reconciliation and cutoff. The Company has also restructured its Finance Group to establish day to day process oversight, stronger cutoff & authorization controls, and operating efficiencies. In addition, the Company has designated specialists in this group to identify operating problems and spearhead resolution. Further, the Company has moved to purge inactive accounts from its files and has implemented a system of invoice processing and approval built upon multiple levels of active and passive reviews starting with system-required authorized vendor numbers and ending with review by an authorized signer.

In connection with the preparation of the Company’s consolidated financial statements for the year ended July 2, 2005 certain material weaknesses became evident to management including the inability to fully reconcile cash applications on a timely basis and due to resource constraints, the inability to close the Company’s books in a timely manner on a month to month basis. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes the Company’s internal controls from reducing to an appropriately low level the risk that material misstatements in its financial statements will not be prevented or detected on a timely basis.

At the direction of the Audit Committee, management has continued to review how the material weaknesses and deficiencies in internal control occurred and is proceeding expeditiously with its existing plan to enhance internal controls and procedures. The Company has accelerated efforts to move to a single financial reporting platform.

Liquidity and Capital Resources

The Company reported a loss from operations of approximately $45.7 million for fiscal 2005 and has negative working capital of approximately $36.5 million at July 2, 2005, which includes the classification of the revolving credit facility as a current liability. As of July 2, 2005, the Company had total cash of approximately $5.8 million. The Company has financed its operations and has met its capital requirements since incorporation primarily through the combination of private and public issuances of equity securities, bank borrowings and cash generated from operations, as it is not currently generating positive cash flow from its operations. The Company believes that, barring any unforeseen changes, its existing cash will be sufficient to fund operating losses, capital expenditures and provide adequate working capital through the end of the fiscal year 2006. The accompanying financial statements have been prepared as if the Company will continue as a going concern. However, there can be no assurance that events in the future will not require the Company to seek additional capital and, if so required, that capital will be available on terms favorable or acceptable to the Company, if at all.

During the year ended July 2, 2005, the net increase in year end cash was $4.6 million compared to a net decrease of $0.4 million during the year ended July 3, 2004. As reported in the Company’s consolidated statements of cash flows, the increase (decrease) in cash during the years ended July 2, 2005 and July 3, 2004 is summarized as follows (in thousands):

	Years ended July
	2005	2004
Net cash used in operating activities	$(45,275)	$(14,404)
Net cash used in investing activities	(1,937)	(5,485)
Net cash provided by financing activities	51,798	19,520

Total increase (decrease) in cash	$4,586	$(369)

Cash used in operations was $45.3 million for fiscal 2005. This use of funds was comprised of a net loss of $49.8 million and by net cash used as a result of working capital changes of $10.2 million ($7.6 million of which was used to pay down old vendor balances).

Cash used as a result of investing activities was $1.9 million and consisted primarily of capital expenditures for the Company’s continued development and implementation of cost savings and customer-driven technology solutions initiatives. The Company’s major technological cost savings initiative entailed detailed and interactive analysis and optimization of the Company’s routing designs and metrics. This effort was focused upon optimizing the efficiency of route definition and benchmarking standards used in delivery metrics and driver compensation. Two customer-driven technology solutions initiatives were placed in service during the fiscal year and were comprised of the following elements: (i) a smart package tracking technology which provides a single source of aggregated delivery information to national customers in the pharmaceutical controlled environment, it provides visibility throughout the delivery process from dispensing to acceptance at individual nurses station, and (ii) a customer-oriented web portal for online information access to provide package tracking, chain-of-custody updates, electronic signature capture, and real-time proof of delivery retrieval. The Company expects to reduce its capital expenditures in fiscal 2006 due to the completion of portions of the significant software initiatives described above.

Cash provided from financing activities amounted to $51.8 million during fiscal 2005. The primary source of cash was from the issuance of preferred stock.

On June 30, 2004, the Company’s Board of Directors authorized the sale of up to $25.0 million of Series K Convertible Preferred Stock (“Series K Preferred”) through a private placement. Pursuant to a Stock Purchase Agreement entered into on August 23, 2004, the Company sold 7,266,666 shares of Series K Preferred to investors for $1.50 per share and received net proceeds of approximately $10.9 million. This sale of Series K Preferred was deemed to have contained a beneficial conversion amounting to $10.9 million which was recognized as a deemed dividend to preferred shareholders and required a charge against net loss available to common shareholders. On December 21, 2004, the Company sold 2,584,800 additional shares of Series K Preferred for net proceeds of approximately $3.9 million to complete its sales of Series K Preferred and at that time recognized an additional charge against net loss available to common shareholders of $3.9 million to reflect the beneficial conversion.

The issuance of the Series K Preferred was approved at the shareholders’ meeting on February 14, 2005. Additionally, shareholder approval was granted to increase the number of authorized shares of the Company’s common stock by an amount sufficient to provide for the issuance of all the preferred shares. In accordance with the shareholders’ approval of an amendment to provide for mandatory conversion of all certain preferred shares, each share of Series K Preferred was converted into ten shares of the Company’s Common Stock on February 15, 2005.

The Company entered into a Stock Purchase Agreement on December 21, 2004, pursuant to which the Company sold 7,000,000 shares of Series L Preferred to investors for $1.00 per share. Based on the pricing of the Series L Preferred, the sale of Series L Preferred resulted in a beneficial conversion amounting to $7.0 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders. Upon shareholder approval of the Series M transaction [described below] at the shareholders meeting on February 14, 2005 all series L Preferred were converted to shares of Company common stock based upon the specific conversion features of its initial placement.

On December 21, 2004, the Company executed a purchase agreement to raise approximately $21.0 million of new equity capital investment. The investment was initially in the form of a convertible note which converted into Series M Convertible Preferred Stock (“Series M Preferred”) upon approval of the transaction by the Company’s shareholders at on February 14, 2005. The proceeds were used for general working capital needs consistent with financial budgets approved from time to time by the Company’s Board of Directors. The

Preferred Series M Stock accrues cumulative PIK dividends equal to 6% per annum. As part of the transaction, the investors required that the Company’s charter be amended in a number or respects, including a requirement that all previously issued preferred equity be converted to common stock. In the event of any liquidation or winding up of the Company, the holders of the Preferred Series M will be entitled to a preference on liquidation equal to one times (1x) the original purchase price of the Series M Preferred plus accrued and unpaid dividends. A consolidation or merger of the Company or a sale of substantially all of its assets shall be treated as a liquidation for these purposes. The Company sold an additional $1,910,000 of Series M Convertible Notes during January of 2005. Mr. Alexander Paluch, a member of the Company’s Board of Directors, purchased $40,000 of the Additional Notes and East River II, LP, an investment fund for which Mr. Paluch serves as a General Partner, purchased $250,000 of the Additional Notes in this offering.

Subsequent to formal shareholder approval at the shareholders’ meeting held on February 14, 2005 the amount of the total Series M Preferred investment, plus accrued dividends, $23.1 million, was reclassified on the Company’s balance sheet as a component of shareholders’ equity. The Series M Preferred was deemed to contain a beneficial conversion amounting to $23.1 million which was recognized as a charge against net loss available to common shareholders at the time that the notes converted to equity.

As part of the above-described Series M private placement, the new investors required that THLPV reach an agreement to extend, for a two-year period, the July 1, 2004 capital contribution agreement previously entered into between THLPV and the lenders. Under the terms of the capital contribution agreement, in the event that THLPV elects to not provide further financial support for the Company, THLPV is required to notify the Company’s lenders of such decision and provide specific levels of financial support for a thirty (30) day period following the notification. In exchange for entering into the capital contribution agreement, the lenders agreed to waive certain financial covenants under the Company’s credit facilities. At the time, THLPV did not receive any compensation in exchange for entering into the capital contribution agreement. As part of the extension of the capital contribution agreement the Company agreed to issue to THLPV a warrant to purchase shares of common stock equal to 1% of the fully diluted common stock of the Company on a fully converted basis. The term of the warrant will be five years and will have an exercise price of $0.005 per share. Due to the value of the warrant, the Company recorded $2.3 million as a deferred financing cost.

Pursuant to a Stock Purchase Agreement entered into on April 28, 2005, the Company contracted to sell to nine institutional and accredited investors 2,544,097 shares of Series N Convertible Preferred Stock (“Series N Preferred”) for $3.685 per share for net proceeds of $9,375,000. Each share of Series N Convertible Preferred is convertible into one share of the Company’s common stock, and had an initial conversion price of $3.685 per share subject to certain adjustments. The proceeds are being used for general working capital needs consistent with financial budgets approved from time to time by the Company’s Board of Directors. The Series N Convertible Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M Preferred Stock, a dividend at the rate of six percent per annum of the Series N stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series N Convertible Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N stated value plus any accrued and unpaid dividends. The approval of Investors holding at least 62.5% of the outstanding shares of the Series N Convertible Preferred Stock is required for certain significant corporate actions, including mergers and sales of substantially all of the Company’s assets. Based on the pricing of the Series N Preferred, the sale of Series N Preferred contained a beneficial conversion amounting to $4.8 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders.

On July 20, 2005, the Company executed Stock Purchase Agreements with seven institutional and accredited investors to provide for the private placement of 1,400,000 shares of a newly authorized series of the Company’s preferred stock (the “Series O Convertible Preferred Stock”) in exchange for aggregate gross proceeds of $5,600,000. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D.

The Series O Convertible Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M and N Preferred Stock, a dividend at the rate of six percent per annum of the Series O stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series O Convertible Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M and N Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O stated value plus any accrued and unpaid dividends (the “Liquidation Preference”). In addition to being junior the Series M and N Preferred Stock from the standpoint of liquidation, the Series O Preferred also has reduced voting rights. For example, the approval of at least 62.5% of the outstanding shares of Series O Preferred is not required in order for the Company to merge, dispose of substantial assets, engage in affiliate transactions, pay dividends, authorize new stock options plans, license or sell its intellectual property or change the number of board of directors. Based on the pricing of the Series O Preferred, the sale of Series O Preferred contained a beneficial conversion amounting to $3.1 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders.

Each of the Investors has the right, at its option at any time, to convert any such shares of Series O Convertible Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series O Convertible Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $4.00 per share subject to certain adjustments.

On October 14, 2005, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with one group of institutional investment funds and one accredited investor (the “Investors”). The Purchase Agreements provide for the private placement of 3,099,513 shares of a newly authorized series of the Company’s preferred stock (the “Series P Preferred Stock”) in exchange for aggregate gross proceeds of $10,352,370. The Series P Preferred Stock has a term of three years (the “Term”) and is entitled to receive a dividend at the rate of eight (8) percent per annum of the Series P stated value, payable quarterly, in cash or PIK shares of Series P Preferred at the option of the Company. Under certain events of default, the interest rate will convert to 18%. To the extent that the issuance of such PIK shares would result in the Company issuing in excess of 20% of its outstanding common stock, the issuance will require the prior approval of the Company’s shareholders. Upon any liquidation, dissolution or winding up of the Company, the Investors of the shares of Series P Preferred Stock shall rank on parity with the holders of the Company’s Series M Preferred Stock. Each of the Investors has the right, at its option at any time, to convert any shares of Series P Preferred Stock into shares of Common Stock at the conversion price of $3.34 per share subject to certain adjustments. At any time after the effective date of the Registration Statement and (i) prior to the Term, or (ii) upon a Change of Control, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred by tendering to the Investors 130% of the stated value of the outstanding Series P Preferred together with all accrued dividends. At the Term, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred Stock by tendering to the Investors 100% of the Conversion Price together with all accrued but unpaid dividends. In the event that the Company elects to redeem the Series P prior to the Registration Statement becoming effective, the Company may redeem the Series P by paying to the Investors the greater of: (1) 130% of the outstanding stated value of the Series P Preferred plus accrued dividends, and (2) 100% of the stated value of the Series P plus all accrued dividends, plus 50% of the difference between the conversion price then in effect and the average closing price of the Company’s common stock for the 30 calendar days preceding such redemption. Each investor also received an A Warrant and B Warrant, each a warrant to purchase up to 20% of the amount of Series P Preferred purchased. The exercise of the A Warrant and B Warrant are subject to the prior approval of the Company’s shareholders. The exercise price for both warrants is $4.00, subject to adjustments. Additionally, the B Warrant is only exercisable in the event that a registration statement, allowing for the sale of the Series P Preferred, is not declared effective within 270 days of closing. The Company has the option to redeem both warrants in the event that the Company’s common stock maintains a closing price of at least $7.00 for twenty consecutive trading days. The Investors are also parties to a Registration Rights Agreement (the “Rights Agreement”). The Rights Agreement requires the filing of a registration statement no later than 90 days after the closing date, and that it be effective within 180 days.

In each instance of security sale, it is the opinion of the Company that the offering is fair, from a financial point of view, to the shareholders other than the investor group. For Series M such opinion is supported by a fairness opinion obtained by the Company.

On April 29, 2005 the Company sold its Ottawa, Ontario operations, and certain assets, to its local senior management team for approximately $280,000 resulting in a non-cash write-off of approximately $80,000 of its accumulated foreign currency translation adjustments. As the sale included assets which were pledged as security when the Company executed and delivered a guarantee dated January 25, 2002 to Fleet to guarantee the indebtedness, liabilities and obligations of certain borrowers, a partial release was required from Fleet as a condition of sale. Fleet granted such partial release in contemplation of the sale, requiring that net proceeds be remitted to apply against loans outstanding under the revolving credit facility. Remittance of proceeds was made direct to Fleet by the Purchaser coincidental with the close of the transaction. Gross revenues for the Ottawa operation approximate $3.0 million annually and the impact on the Company’s results from operations is insignificant.

The Company maintains a revolving credit facility with Bank of America (formerly Fleet) that allows for borrowings up to the lesser of $42.5 million or an amount based on a defined portion of receivables. Interest is payable monthly at a rate of prime plus 1.25% (7.75% at July 2, 2005), or, at the Company’s election, at LIBOR plus 3.25%. As of July 2, 2005, the Company has 53.9% of the facility usage under LIBOR contracts at an interest rate of 6.50%. In addition, the Company is required to pay a commitment fee of 0.375% on unused amounts of the total commitment, as defined in the agreement. The facility terminates on December 31, 2006. The Company’s accounts receivable have been pledged to secure borrowings under the revolving note. The Company also maintains a $6.0 million senior subordinated note, which was reduced by $0.6 million for the fair value of Series I Preferred Stock issued to the former lender (Bayview Capital), with interest payable quarterly at 15% per annum (to be reduced to 12% upon the occurrence of certain events), with a quarterly principal repayment schedule, subject to approval of the primary lender, commencing January 2005 terminating with a final payment at October 31, 2007. To date the primary lender has not provided such approval and, as such, these payments have not been made.

Substantially all of the Company’s assets have been pledged to secure borrowings under the revolving credit facility and senior subordinated note. The Company is subject to certain restrictive covenants under the agreements, the more significant of which include limitations on capital asset expenditures, dividends, acquisitions, new indebtedness in excess of $0.5 million and changes in capital structure. The Company is also required to maintain certain financial covenants. At July 2, 2005, the Company had in place waivers of its financial debt covenants related to its revolving credit facility and its senior subordinated debt facility. These waivers are in effect through January 1, 2007.

On March 31, 2004, July 1, 2004, and December 21, 2004 the Company entered into the third, fourth and fifth amendments, respectively, to the amended and restated revolving credit facility with Bank of America / Merrill Lynch. The purpose of these amendments was to reset certain of the financial covenants provided for in the agreement discussed above.

At July 2, 2005, the Company was in violation of certain non-financial affirmative covenants under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders. The Company has obtained waivers with respect to the aforementioned violations.

Exchange rates and inflation have not had a significant impact on the Company’s operations or cash flows.

Commitments and Significant Contractual Obligations

The Company has commitments to make future interest payments on its existing revolving credit facility with the Bank of America and Merrill Lynch Capital. It also has commitments to make principal (subject to approval by the primary lender) and interest payments on the subordinated note agreement with BET Associates, LP.

The Company also has outstanding operating lease commitments of $18.6 million, payable over multiple years. Some of these commitments are for space that is not being utilized resulting in restructuring charges of $0.5 million during 2005. The Company has entered into subleases for some of this excess space or is in the process of attempting to sublease such space, but it is considered unlikely that any sublease income generated will offset the entire future commitment.

A summary of our significant future contractual obligations and their payments by fiscal year is summarized as follows (in thousands):

	Payment Due by period						Total
Contractual Obligations	2006	2007	2008	2009	2010	Thereafter
Operating leases	$7,416	$5,670	$3,009	$1,158	$634	$709	$18,596
Capital leases	20	20	9	4	—	—	53
Debt	3,477	2,176	627	—	—	—	6,280

Total	$10,913	$7,866	$3,645	$1,162	$634	$709	$24,929

The following table presents information regarding available commercial commitments and their expiration dates by fiscal year (amounts in thousands):

	Expiration by period						Total
Commitment Expiration	2006	2007	2008	2009	2010	Thereafter
Line of Credit	$27,829	$—	$—	$—	$—	$—	$27,829

Total	$27,829	$—	$—	$—	$—	$—	$27,829

Note:    for more information regarding operating leases, long-term debt and the line of credit, refer to Notes 13 and 7, respectively.

Off-Balance Sheet Arrangements

As of the date of this Annual Report, the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN No. 46), as revised by FIN 46 [revised December 2003], “Consolidation of Variable Interest Entities” [FIN 46R], which requires the consolidation of variable interest entities. FIN No. 46R is applicable to financial statements issued by the Company beginning in fiscal 2004. During May 2004 the Company entered into a business venture designed to provide both the manpower and the vehicle fleet to service, first—a major customer and, subsequently—a growing market demand. This major customer’s desire to outsource its delivery operation and related vehicle fleet provided the genesis for this new business venture, named Peritas. It was formed by MCG Global (“MCG”), one of the Company’s largest investors with a strategic objective to acquire a fleet of vehicles and to lease such vehicles to Independent Contractors (“ICs”) to service outsourced customer business endeavors. Velocity provides administrative services to Peritas for a fee and Peritas provides vehicle leases to ICs interested in providing outsource services to some customers on behalf of Velocity.

Velocity arranged the initial purchase of $799,000 of customer vehicles, for Peritas, with an offset against account receivable balances due from the aforementioned customer. For the fiscal year ended July 3, 2004 the

Company consolidated the operations of Peritas in accordance with FIN No. 46R. Fiscal 2004 net sales were $36,000.

During August 2004, Peritas paid Velocity for the initial vehicle purchases of $799,000. During November 2004, Peritas was purchased from MCG by TH Lee Putnam Ventures (“THLPV”), another of Velocity’s large investors. As THLPV acquired the significant beneficial interest and risk exposure in Peritas, Velocity no longer has a variable interest in Peritas that is at risk of disproportionate loss pursuant to its voting rights. Accordingly, Peritas was deconsolidated from the Company’s financial statements upon the completion of these transactions.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Shared-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes ABP Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB No. 95, Statement of Cash Flows. Generally the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Proforma disclosure will no longer be an alternative. The provisions in Statement 123(R) are effective for all stock options or other equity-based awards to employees or directors that vest or become exercisable in the Company’s first quarter of fiscal 2006. The Company will adopt the standards of Statement 123(R) for required financial reporting in the Company’s first quarter of fiscal 2006. The adoption of Statement 123(R) will not have a material effect on the Company’s results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 is a replacement for APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle and changes the accounting for and reporting of changes for and reporting of a change in accounting principle. Statement 154 requires retrospective application of prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effort effect of changing to the new accounting principle. Statement 154 requires that a change in method of depreciation, amortization, or depletion for long-lived non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Risk Factors

From time to time, information provided by us, statements made by our employees or information included in our filings with the Securities and Exchange Commission (including this Form 10-K) may contain statements that are not historical facts, so-called “forward-looking statements”, which involve risks and uncertainties. Such forward-looking statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “will”, “expect”, “intend”, “plans”, “predict”, “anticipate”, “estimate”, “continue”, “believe” or the negative of these terms or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Form 10-K.

The Company’s actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below. Each of these factors, and others, are discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s operating results may fluctuate because of a number of factors, many of which are beyond its control. If operating results are below the expectations of public market analysts or investors, then the market price of the Company’s common stock could decline. Some of the factors that affect quarterly and annual results, but which are difficult to control or predict, are:

History of Losses

The Company’s net losses applicable to common shareholders for the fiscal years ended July 2, 2005 and July 3, 2004 were $106.9 million and $77.7 million, respectively. The respective periods’ net losses were $49.8 million and $47.8 million. Additional amounts of $57.0 million and $29.9 million, resulting from beneficial conversion charges increased such respective period losses to the aforementioned levels of net losses applicable to common shareholders.

Material Weakness

In connection with the preparation of the Company’s consolidated financial statements for the year ended July 2, 2005 certain material weaknesses became evident to management including the inability to fully reconcile cash applications on a timely basis and due to resource constraints, the inability to close the Company’s books in a timely manner on a month to month basis. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes the Company’s internal controls from reducing to an appropriately low level the risk that material misstatements in its financial statements will not be prevented or detected on a timely basis.

At the direction of the Audit Committee, management has continued to review how the material weaknesses and deficiencies in internal control occurred and is proceeding expeditiously with its existing plan to enhance internal controls and procedures. The Company has accelerated efforts to move to a single financial reporting platform.

Customer Contractual Commitments

The Company’s contracts with its commercial customers typically have a term of one to three years, but are terminable upon 30 or 60 days notice. Early termination of these contracts could have a material adverse effect on the Company’s business, financial condition and results of operations.

Highly Competitive Industry

The market for same-day delivery and logistics services has been and is expected to remain highly competitive. Competition is often intense, particularly for basic delivery services. High fragmentation and low barriers to entry characterize the industry. Other companies in the industry compete with the Company not only for provision of services but also for qualified drivers. Some of these companies have longer operating histories and greater financial and other resources than the Company. Additionally, companies that do not currently operate delivery and logistics businesses may enter the industry in the future.

Claims Exposure

As of July 2, 2005, the Company utilized the services of approximately 3,176 drivers and messengers. From time to time such persons are involved in accidents or other activities that may give rise to liability claims. The Company currently carries liability insurance with a per-occurrence and an aggregate limit of $5 million. Owner-operators are required to maintain liability insurance of at least the minimum amounts required by applicable state or provincial law. The Company also has insurance policies covering property and fiduciary trust liability, which coverage includes all drivers and messengers. There can be no assurance that claims against the Company, whether under the liability insurance or the surety bonds, will not exceed the applicable amount of coverage, that the Company’s insurer will be solvent at the time of settlement of an insured claim, or that the Company will be able to obtain insurance at acceptable levels and costs in the future. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims, workers’ compensation claims or unfavorable resolutions of claims, the Company’s business, financial condition and results of operations could be materially adversely affected. In addition, significant increases in insurance costs could reduce the Company’s profitability.

Certain Tax Matters Related to Drivers

A significant number of the Company’s drivers are currently independent contractors (meaning that they are not its employees). From time to time, federal and state taxing authorities have sought to assert that independent contractor drivers in the same-day transportation and transportation industries are employees. The Company does not pay or withhold federal or state employment taxes with respect to drivers who are independent contractors. Although the Company believes that the independent contractors the Company utilizes are not employees under existing interpretations of federal and state laws, the Company cannot guarantee that federal and state authorities will not challenge this position or that other laws or regulations, including tax laws and laws relating to employment and workers’ compensation, will not change. If the IRS were to successfully assert that the Company’s independent contractors are in fact its employees, the Company would be required to pay withholding taxes, extend additional employee benefits to these persons and could be required to pay penalties or be subject to other liabilities as a result of incorrectly classifying employees. If drivers are deemed to be employees rather than independent contractors, the Company could be required to increase their compensation since they may no longer be receiving commission-based compensation. Any of the foregoing possibilities could increase the Company’s operating costs and have a material adverse effect on its business, financial condition and results of operations.

Local Delivery Industry; General Economic Conditions

The Company’s sales and earnings are especially sensitive to events that affect the delivery services industry including extreme weather conditions, economic factors affecting the Company’s significant customers and shortages of or disputes with labor, any of which could result in the Company’s inability to service its clients effectively or the inability of the Company to profitably manage its operations. In addition, downturns in the level of general economic activity and employment in the U.S. or Canada may negatively impact demand for the Company’s services.

Permits and Licensing

Although certain aspects of the transportation industry have been significantly deregulated, the Company’s delivery operations are still subject to various federal (U.S. and Canadian), state, provincial and local laws, ordinances and regulations that in many instances require certificates, permits and licenses. Failure by the Company to maintain required certificates, permits or licenses, or to comply with applicable laws, ordinances or regulations could result in substantial fines or possible revocation of the Company’s authority to conduct certain of its operations.

Dependence on Key Personnel

The Company’s success is largely dependent on the skills, experience and performance of certain key members of its management. The loss of the services of any of these key employees could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company’s future success and plans for growth also depend on its ability to attract and retain skilled personnel in all areas of its business. There is strong competition for skilled personnel in the same-day delivery and logistics businesses.

Dependence on Availability of Qualified Delivery Personnel

The Company is dependent upon its ability to attract and retain, as employees or through independent contractor or other arrangements, qualified delivery personnel who possess the skills and experience necessary to meet the needs of its operations. The Company competes in markets in which unemployment is generally relatively low and the competition for owner-operators and other employees is intense. The Company must continually evaluate and upgrade its pool of available owner-operators to keep pace with demands for delivery services. There can be no assurance that qualified delivery personnel will continue to be available in sufficient numbers and on terms acceptable to the Company. The inability to attract and retain qualified delivery personnel could have a material adverse impact on the Company’s business, financial condition and results of operations.

Volatility of Stock Price

Prices for the Company’s common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of the Company and general economic and market conditions. Variations in the Company’s operating results, general trends in the industry and other factors could cause the market price of the common stock to fluctuate significantly. In addition, general trends and developments in the industry, government regulation and other factors could have a significant impact on the price of the common stock. The stock market has, on occasion, experienced extreme price and volume fluctuations that have often particularly affected market prices for smaller companies and that often have been unrelated or disproportionate to the operating performance of the affected companies, and the price of the common stock could be affected by such fluctuations.

Fuel Costs

The owner-operators utilized by the Company are responsible for all vehicle expense including maintenance, insurance, fuel and all other operating costs. The Company makes every reasonable effort to include fuel cost adjustments in customer billings that are paid to owner-operators to offset the impact of fuel price increases. If future fuel cost adjustments are insufficient to offset owner-operators’ costs, the Company may be unable to attract a sufficient number of owner-operators that may negatively impact the Company’s business, financial condition and results of operations.

Capital Funding Requirements

Achieving the Company’s financial goals involves maximizing the effectiveness of the variable cost model, the implementation of customer-driven technology solutions and continued leverage of the consolidated back office SG&A platform. To date, the Company has primarily relied upon debt and equity investments to fund these activities.

Additionally, at July 2, 2005, the Company was in violation of certain non-financial affirmative covenants under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders. The Company’s ability to fund operations is dependent on its ability to maintain the financing under the revolving credit agreement and its subordinated debt facility. The Company has obtained waivers with respect to the aforementioned debt covenants.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company’s operations are not currently subject to material market risks for interest rates, foreign currency rates, or other market price risks. However, the Company has revolving debt of $27.8 million at July 2, 2005 that is subject to variable interest rates. A one percent change in the interest rate would result in an impact of $0.3 million on interest expense.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Velocity Express Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Velocity Express Corporation and subsidiaries as of July 2, 2005 and July 3, 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the three years in the period ended July 2, 2005. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but are not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Velocity Express Corporation and subsidiaries at July 2, 2005, and July 3, 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended July 2, 2005 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/    Ernst & Young LLP

Stamford, Connecticut

October 17, 2005

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value)

	July 2, 2005	July 3, 2004
ASSETS
Current assets:
Cash	$5,806	$1,220
Accounts receivable, net of allowance of $9,879 and $4,743 at July 2, 2005 and July 3, 2004, respectively	19,736	27,419
Accounts receivable—other	809	592
Prepaid workers’ compensation and auto liability insurance	3,462	6,289
Other prepaid expenses	1,983	2,185
Other current assets	290	317

Total current assets	32,086	38,022
Property and equipment, net	9,486	11,362
Goodwill	42,830	42,830
Deferred financing costs, net	1,821	235
Other assets	1,133	1,227

Total assets	$87,356	$93,676

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$18,962	$26,481
Accrued insurance and claims	3,206	3,697
Accrued wages and benefits	2,623	3,738
Accrued legal and claims	7,252	2,926
Related party liabilities	2,446	—
Other accrued liabilities	2,721	5,715
Current portion of long-term debt	31,326	31,008

Total current liabilities	68,536	73,565
Long-term debt	2,829	5,235
Accrued insurance and claims	4,775	8,400
Restructuring liabilities	354	—
Other long-term liabilities	433	—
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 8,958 and 32,919 shares issued and outstanding at July 2, 2005 and July 3, 2004, respectively	31,548	91,051
Preferred warrants, 1,042 outstanding at July 3, 2004	—	7,600
Common stock, $0.004 par value, 700,000 shares authorized 13,065 and 208 shares issued and outstanding at July 2, 2005 and July 3, 2004, respectively	52	42
Stock subscription receivable	(7,543)	(100)
Additional paid-in-capital	286,896	101,120
Accumulated deficit	(300,553)	(193,058)
Accumulated other comprehensive income (loss)	29	(179)

Total shareholders’ equity	10,429	6,476

Total liabilities and shareholders’ equity	$87,356	$93,676

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	July 2, 2005	July 3, 2004	June 28, 2003
Revenue	$256,662	$287,918	$307,138
Cost of services	208,342	238,320	241,136

Gross profit	48,320	49,598	66,002
Operating expenses:
Occupancy	15,014	14,079	13,019
Selling, general and administrative	77,381	78,323	60,982
Restructuring charges and asset impairments	1,603	356	—

Total operating expenses	93,998	92,758	74,001

Loss from operations	(45,678)	(43,160)	(7,999)
Other income (expense):
Interest expense	(4,750)	(4,567)	(3,959)
Other	584	(109)	(301)

Loss before income taxes	(49,844)	(47,836)	(12,259)
Income taxes	—	—	—

Net loss	$(49,844)	$(47,836)	$(12,259)

Net loss applicable to common shareholders	$(106,869)	$(77,683)	$(15,609)

Basic and diluted net loss per share	$(21.01)	$(551.89)	$(169.44)

Weighted average shares outstanding (adjusted for 1:50 reverse stock split)
Basic and diluted	5,087	141	92

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS

(Amounts in thousands)

	Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 29, 2002	2,807	$24,304	2,000	$13,600	1,830	$10,808	1,066	$11,389	5,865	$4,379	—	$—
Payments against stock subscription receivable	—	—	—	—	—	—	—	—	—	—	—	—
Stock option expense	—	—	—	—	—	—	—	—	—	—	—	—
Common Stock warrants issued for services rendered	—	—	—	—	—	—	—	—	—	—	—	—
Warrant exercises	—	—	—	—	—	—	—	—	—	—	—	—
Offering costs	—	—	—	—	—	—	—	—	—	(2)	—	(386)
Issuance of Series H Convertible Preferred Stock	—	—	—	—	—	—	—	—	—	—	500	5,000
Value of Common Warrants issued in connection with sale of Series H Preferred	—	—	—	—	—	—	—	—	—	—	—	(1,505)
Beneficial conversion of Series H Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	875
Value of Common Warrants issued in connection with sale of Series H Preferred	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of Series D to Common Stock	—	—	—	—	(313)	(2,500)	—	—	—	—	—	—
Conversion of Series F to Common Stock	—	—	—	—	—	—	(140)	(1,540)	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—

Balance at June 28, 2003	2,807	24,304	2,000	13,600	1,517	8,308	926	9,849	5,865	4,377	500	3,984
Stock option expense	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of restricted stock	—	—	—	—	—	—	—	—	—	—	—	—
Common Stock warrants issued for services rendered	—	—	—	—	—	—	—	—	—	—	—	—
Warrant exercises	—	—	—	—	—	—	—	—	—	—	—	—
Offering costs	—	—	—	—	—	—	—	—	—	—	—	(1)
Conversion of preferred to common stock	—	—	—	—	—	—	(186)	(2,047)	(387)	(290)	(22)	(222)
Issuance of Series I Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of debt and interest to Series I Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Series I Preferred Stock issued for services rendered	—	—	—	—	—	—	—	—	—	—	—	—
Series I Preferred Stock issued for fees related to senior subordinated note	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series I Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series J Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Series J Preferred Stock issued for services rendered	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series J Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Payments against stock subscription receivable	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—

Balance at July 3, 2004	2,807	24,304	2,000	13,600	1,517	8,308	740	7,802	5,478	4,087	478	3,761
Stock option expense	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of restricted stock	—	—	—	—	—	—	—	—	—	—	—	—
Warrants issued to contractors for services	—	—	—	—	—	—	—	—	—	—	—	—
Warrant exercises—Common Stock	—	—	—	—	—	—	—	—	—	—	—	—
Warrant exercises—Preferred Stock	—	—	825	4,953	217	1,191	—	—	—	—	—	—
Offering costs	—	—	—	—	—	—	—	—	—	—	—	—
Payments against stock subscription receivable	—	—	—	—	—	—	—	—	—	—	—	—
Additional subscription receivable	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series J Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series K Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series L Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series M Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Series M Preferred Stock issued for services rendered	—	—	—	—	—	—	—	—	—	—	—	—
Series M Preferred Stock issued for interest PIK	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series N Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Series n Preferred Stock issued for interest PIK	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series J Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series K Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series L Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series M Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion of Series N Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of Series B to Common Stock	(2,807)	(24,304)	—	—	—	—	—	—	—	—	—	—
Conversion of Series C to Common Stock	—	—	(2,825)	(18,553)	—	—	—	—	—	—	—	—
Conversion of Series D to Common Stock	—	—	—	—	(1,734)	(9,499)	—	—	—	—	—	—
Conversion of Series F to Common Stock	—	—	—	—	—	—	(740)	(7,802)	—	—	—	—
Conversion of Series G to Common Stock	—	—	—	—	—	—	—	—	(5,478)	(4,087)	—	—
Conversion of Series H to Common Stock	—	—	—	—	—	—	—	—	—	—	(478)	(3,761)
Conversion of Series I to Common Stock	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of Series J to Common Stock	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of Series K to Common Stock	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of Series L to Common Stock	—	—	—	—	—	—	—	—	—	—	—	—
Reverse Common Stock Split-1 for 50
Net loss	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	—	—

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—

Balance at July 2, 2005	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—

SEE ACCOMPANYING NOTES.

Series I Preferred Stock		Series J Preferred Stock		Series K Preferred Stock		Series L Preferred Stock		Series M Preferred Stock		Series N Preferred Stock		Preferred Stock Warrants		Common Stock
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	1,042	$7,600	3,663	$15
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	200	1
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	820	4
—	—	—	—	—	—	—	—	—	—	—	—	—	—	705	2
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—	—	—	—	—	1,042	7,600	5,388	22
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	43	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	125	—
—	(657)	—	(1)	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	4,859	20
15,153	22,730	—	—	—	—	—	—	—	—	—	—	—	—	—	—
901	1,351	—	—	—	—	—	—	—	—	—	—	—	—	—	—
279	419	—	—	—	—	—	—	—	—	—	—	—	—	—	—

477	715	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	3,021	4,532	—	—	—	—	—	—	—	—	—	—	—	—
—	—	67	100	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

16,810	24,558	3,088	4,631	—	—	—	—	—	—	—	—	1,042	7,600	10,415	42
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,094	4
—	—	—	—	—	—	—	—	—	—	—	—	(1,042)	(7,600)	—	—
—	—	—	—	—		—		—	(1,043)	—	(418)	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	4,912	7,368	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	9,852	14,777	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	7,000	7,000	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	6,120	22,550	—	—	—	—	—	—
—	—	—	—	—	—	—	—	98	360	—	—	—	—	—	—
—	—	—	—	—	—	—	—	196	724	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	2,544	9,375	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	24,120	96
—	—	—	—	—	—	—	—	—	—	—	—	—	—	16,898	68
—	—	—	—	—	—	—	—	—	—	—	—	—	—	25,518	102
—	—	—	—	—	—	—	—	—	—	—	—	—	—	21,806	87
—	—	—	—	—	—	—	—	—	—	—	—	—	—	6,724	27
—	—	—	—	—	—	—	—	—	—	—	—	—	—	23,967	96
(16,810)	(24,558)	—	—	—	—	—	—	—	—	—	—	—	—	249,160	997
—	—	(8,000)	(11,999)	—	—	—	—	—	—	—	—	—	—	97,561	390
—	—	—	—	(9,852)	(14,777)	—	—	—	—	—	—	—	—	106,006	424
—	—	—	—	—	—	(7,000)	(7,000)	—	—	—	—	—	—	70,000	280
														(640,204)	(2,561)
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

—	$—	—	$—	—	$—	—	$—	6,414	$22,591	2,544	$8,957	—	$—	13,065	$52

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS—(continued)

(Amounts in thousands)

	Stock Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Balance at June 29, 2002	$(26)	$57,152	$(99,766)	$(140)	$29,315
Payments against stock subscription receivable	18	—	—	—	18
Stock option expense	—	239	—	—	239
Common Stock warrants issued for services rendered	—	78	—	—	78
Warrant exercises	—	399	—	—	400
Offering costs	—	—	—	—	(388)
Issuance of Series H Convertible Preferred Stock	(30)	—	—	—	4,970
Value of Common Warrants issued in connection with sale of Series H Preferred	—	1,505	—	—	—
Beneficial conversion of Series H Preferred Stock	—	—	(875)	—	—
Value of Common Warrants issued in connection with sale of Series H Preferred	—	2,475	(2,475)	—	—
Conversion of Series D to Common Stock	—	2,496	—	—	—
Conversion of Series F to Common Stock	—	1,538	—	—	—
Net loss	—	—	(12,259)	—	(12,259)
Foreign currency translation	—	—	—	77	77

Comprehensive loss	—	—	—	—	(12,182)

Balance at June 28, 2003	(38)	65,882	(115,375)	(63)	22,450
Stock option expense	—	240	0	0	240
Issuance of restricted stock	—	45	0	0	45
Common Stock warrants issued for services rendered	—	2,566	0	0	2,566
Warrant exercises	—	1	0	0	1
Offering costs	—	—	0	0	(659)
Conversion of preferred to common stock	—	2,539	0	0	0
Issuance of Series I Preferred Stock	—	—	0	0	22,730
Conversion of debt and interest to Series I Preferred Stock	—	—	0	0	1,351
Series I Preferred Stock issued for services rendered	—	—	0	0	419
Series I Preferred Stock issued for fees related to senior subordinated note	—	—	0	0	715
Beneficial conversion of Series I Preferred Stock	—	25,215	(25,215)	0	0
Issuance of Series J Preferred Stock	(155)	—	0	0	4,377
Series J Preferred Stock issued for services rendered	—	—	0	0	100
Beneficial conversion of Series J Preferred Stock	—	4,632	(4,632)	0	0
Payments against stock subscription receivable	93	—	0	0	93
Net loss	—	—	(47,836)	0	(47,836)
Foreign currency translation	—	—	0	(116)	(116)

Comprehensive loss	—	—	0	0	(47,952)

Balance at July 3, 2004	(100)	101,120	(193,058)	(179)	6,476
Stock option expense	—	156	—	—	156
Issuance of restricted stock	—	—	—	—	—
Warrants issued to contractors for services	—	787	—	—	787
Warrant exercises—Common Stock	—	7	—	—	11
Warrant exercises—Preferred Stock	—	1,466	—	—	10
Offering costs	—	—	—	—	(1,461)
Payments against stock subscription receivable	57	—	—	—	57
Additional subscription receivable	(7,500)	—	—	—	(7,500)
Issuance of Series J Preferred Stock	—	—	—	—	7,368
Issuance of Series K Preferred Stock	—	—	—	—	14,777
Issuance of Series L Preferred Stock	—	—	—	—	7,000
Issuance of Series M Preferred Stock	—	—	—	—	22,550
Series M Preferred Stock issued for services rendered	—	—	—	—	360
Series M Preferred Stock issued for interest PIK	—	—	(523)	—	201
Issuance of Series N Preferred Stock	—	—	—	—	9,375
Series n Preferred Stock issued for interest PIK	—	—	(102)	—	(102)
Beneficial conversion of Series J Preferred Stock	—	7,368	(7,368)	—	—
Beneficial conversion of Series K Preferred Stock	—	14,777	(14,777)	—	—
Beneficial conversion of Series L Preferred Stock	—	7,000	(7,000)	—	—
Beneficial conversion of Series M Preferred Stock	—	23,111	(23,111)	—	—
Beneficial conversion of Series N Preferred Stock	—	4,770	(4,770)	—	—
Conversion of Series B to Common Stock	—	24,208	—	—	—
Conversion of Series C to Common Stock	—	18,485	—	—	—
Conversion of Series D to Common Stock	—	9,397	—	—	—
Conversion of Series F to Common Stock	—	7,715	—	—	—
Conversion of Series G to Common Stock	—	4,060	—	—	—
Conversion of Series H to Common Stock	—	3,665	—	—	—
Conversion of Series I to Common Stock	—	23,561	—	—	—
Conversion of Series J to Common Stock	—	11,609	—	—	—
Conversion of Series K to Common Stock	—	14,353	—	—	—
Conversion of Series L to Common Stock	—	6,720	—	—	—
Reverse Common Stock Split-1 for 50		2,561			—
Net loss	—	—	(49,844)	—	(49,844)
Foreign currency translation	—	—	—	208	208

Comprehensive loss	—	—	—	—	$(49,636)

Balance at July 2, 2005	$(7,543)	$286,896	$(300,553)	$29	$10,429

SEE ACCOMPANYING NOTES.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year ended
	July 2, 2005	July 3, 2004	June 28, 2003
OPERATING ACTIVITIES
Net loss	$(49,844)	$(47,836)	$(12,259)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	3,517	3,817	3,608
Amortization	1,588	1,182	988
Equity instruments issued in lieu of payment for services received	1,147	3,800	78
Stock option expense	155	240	239
Non-cash interest expense	359	732	342
Other	201	—	26
Gain on disposition of assets	(185)	—	(11)
Provision for doubtful accounts	8,028	12,491	6,665
Change in operating assets and liabilities:
Accounts receivable	(1,259)	(1,808)	(5,951)
Other current assets	(636)	2,546	5,070
Other assets	(718)	(118)	(146)
Accounts payable	(7,375)	7,092	258
Accrued liabilities	(253)	3,458	(6,706)

Cash used in operating activities	(45,275)	(14,404)	(7,799)
INVESTING ACTIVITIES
Proceeds from sale of assets	452	—	11
Purchases of property and equipment	(2,389)	(5,369)	(2,474)
Other	—	(116)	221

Cash used in investing activities	(1,937)	(5,485)	(2,242)
FINANCING ACTIVITIES
(Repayments) borrowings under revolving credit agreement, net	(112)	(9,430)	4,473
Proceeds from notes payable and long-term debt	—	6,619	—
Payments on notes payable and long-term debt	(388)	(3,959)	—
Proceeds from issuance of preferred stock, net	52,230	26,307	4,053
Proceeds from issuance of common stock, net	11	—	400
Proceeds from issuance of restricted stock	57	45	—
Stock subscription receivable, net activity	—	(62)	—

Cash provided by financing activities	51,798	19,520	8,926

Net increase (decrease) in cash	4,586	(369)	(1,115)

Cash, beginning of year	1,220	1,589	2,704

Cash, end of year	$5,806	$1,220	$1,589

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest	$2,851	$2,722	$2,478
Noncash Investing and Financing Activities:
Conversion of Series B Preferred to common stock	$24,304	$—	$—
Conversion of Series C Preferred to common stock	18,553
Conversion of Series D Preferred to common stock	9,499	—	2,500
Conversion of Series F Preferred to common stock	7,802	2,047	1,540
Conversion of Series G Preferred to common stock	4,087	290	—
Conversion of Series H Preferred to common stock	3,761	222	—
Conversion of Series I Preferred to common stock	24,558	—	—
Conversion of Series J Preferred to common stock	11,999	—	—
Conversion of Series K Preferred to common stock	14,777	—	—
Conversion of Series L Preferred to common stock	7,000	—	—
Beneficial conversion of Series I Preferred Stock	—	25,215	—
Beneficial conversion of Series J Preferred Stock	7,367	4,632	—
Beneficial conversion of Series K Preferred Stock	14,777	—	—
Beneficial conversion of Series L Preferred Stock	7,000	—	—
Beneficial conversion of Series M Preferred Stock	22,751	—	—
Beneficial conversion of Series N Preferred Stock	4,770	—	—
Conversion of note to Series M Preferred	22,550	—	—
Series M Preferred issued for services rendered	360	—	—
Series M Preferred issued for dividends PIK	724	—	—
Fixed asset purchases financed through capital leases	61	—	—
Purchases of vehicles by variable interest entity through applied credits	807	799	—
Value of Common Warrants issued in connection with sale of Series H Preferred	—	—	3,980

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1.	DESCRIPTION OF BUSINESS

Velocity Express Corporation (formerly known as United Shipping & Technology, Inc.) and its subsidiaries (collectively, the “Company”) are engaged in the business of providing same-day time-critical logistics solutions to individual consumers and businesses. The Company operates primarily in the United States with limited operations in Canada. The Company currently operates in a single-business segment and thus additional disclosures under Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures About Segments of an Enterprise and Related Information, are not required.

2.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Velocity Express Corporation and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Fiscal Year

The Company’s fiscal year ends the Saturday closest to June 30th. Each quarter consists of a 13-week period ending on a Saturday. In fiscal years consisting of 53 weeks, the final quarter will consist of 14 weeks. Fiscal 2004 was a 53 week year, 2005 and 2003 each consisted of 52 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue from the same-day transportation and distribution/logistics services is recognized when services are rendered to customers.

Concentrations of Credit Risk

The Company places its cash with federally insured financial institutions. At times, such cash balances may be in excess of the federally insured limit. Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers to which the Company’s services are sold and the dispersion of those services across many industries and geographic areas. Further, the Company does not have any one customer that accounts for 10% or more of its revenues. The Company performs credit evaluation procedures on its customers and generally does not require collateral on its accounts receivable. An allowance for doubtful accounts is reviewed periodically based on management’s evaluation of collectibility, historical experiences, and other economic factors.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of buildings and leasehold improvements are the shorter of 40 years or the life of the lease and are three to seven years for furniture, equipment, vehicles and computer software.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates potential impairment by comparing the carrying amount of the assets with the estimated undiscounted cash flows associated with them. If an impairment exists, the Company measures the impairment utilizing discounted cash flows.

Goodwill

The Company accounts for its goodwill in accordance with the provisions of Financial Accounting Standards Board (FASB) SFAS No. 142, “Goodwill and Other Intangible Assets.” Under these rules, goodwill and other intangible assets deemed to have indefinite useful lives are no longer amortized but are subject to impairment tests at least annually, or more frequently if circumstances occur that indicate impairment may have occurred.

The Company completed its annual goodwill impairment evaluation during 2005, and concluded that no impairment existed.

Deferred Financing Costs

Deferred financing costs relate to the cost incurred in the arrangement of the Company’s debt agreements and are being amortized using the straight-line method over the terms of the related debt. Accumulated amortization of deferred financing costs was $1.2 million and $0.3 million at July 2, 2005 and July 3, 2004, respectively. Amortization included in the consolidated statement of operations as a component of interest expense was $1.6 million and $1.2 million for the fiscal years ended July 2, 2005 and July 3, 2004, respectively.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of their short maturities. At July 2, 2005, the Company had $27.8 million outstanding under its revolving credit facility with Bank of America and Merrill Lynch Capital, and $6.0 million outstanding under its senior subordinated note agreement with BET Associates, LP. The carrying amount of these borrowings approximates fair value as the rate of interest on the revolving credit facility and the senior subordinated note approximate current market rates of interest for similar instruments with comparable maturities, and the interest rate is variable.

Income Taxes

The Company accounts for income taxes following the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires that deferred income taxes be recognized for the future tax consequences associated with differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

Foreign Currency Translation

All assets and liabilities of foreign subsidiaries are translated into U.S. dollars at exchange rates in effect at the balance sheet date. The resulting translation adjustments are recorded as foreign currency translation

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

adjustments, a component of Accumulated comprehensive income (loss) within the Shareholders equity section of the Consolidated Balance Sheets. Income and expense items are translated at average exchange rates for the year.

Stock Plans and Awards

The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options. Pro forma net earnings and earnings per share are presented in Note 8 as if the Company had adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and to require expanded and more prominent disclosure about the method of accounting for stock-based employee compensation and the effect of the method on reported results. The Company has not adopted a method of transition to the fair value-based method of accounting for stock-based employee compensation provided under SFAS No. 123 but rather, follows APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock option plans. The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123:

	2005	2004	2003
	(In thousands, except per share amounts)
Net loss applicable to common shareholders, as reported	$(106,869)	$(77,683)	$(15,609)
Add: Stock-based employee compensation expense included in reported net loss applicable to common shareholders	155	240	239
Deduct: Stock-based compensation expense determined under fair value method for all awards	(189)	(391)	(1,696)

Pro forma	$(106,903)	$(77,834)	$(17,066)

Basic and diluted loss per common share:
As reported	$(21.01)	$(551.89)	$(169.44)

Pro forma	$(21.02)	$(554.96)	$(186.26)

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions for the fiscal years shown: [No options were granted during fiscal 2005 or 2004]

2003
Expected dividend yield	0%
Expected stock volatility	118%
Risk-free interest rate	2.8%
Expected life of options	3

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

materially affect the fair value estimate, in management’s opinion, the existing models may not necessarily provide a reliable single measure of the fair value of its employee stock options. Under the forgoing assumptions, the weighted-average fair value of each option granted during fiscal year 2003 was $66.00. There were no options granted in fiscal years 2005 or 2004.

Reclassifications

Certain reclassifications have been made to prior years’ consolidated financial statements to conform to the current year presentation.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Shared-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes ABP Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB No. 95, Statement of Cash Flows. Generally the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Proforma disclosure will no longer be an alternative. The provisions in Statement 123(R) are effective for all stock options or other equity-based awards to employees or directors that vest or become exercisable in the Company’s first quarter of fiscal 2006. The Company will adopt Statement 123(R) at that time and report its first fiscal quarter of 2006 in accordance with the new standard. The adoption of Statement 123(R) will not have a material effect on the Company’s results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 is a replacement for APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle and changes the accounting for and reporting of changes for and reporting of a change in accounting principle. Statement 154 requires retrospective application of prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effort effect of changing to the new accounting principle. Statement 154 requires that a change in method of depreciation, amortization, or depletion for long-lived non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

3.	SALE OF OTTAWA, ONTARIO OPERATIONS

On April 29, 2005 the Company sold its Ottawa, Ontario operations, and certain assets, to its respective senior management for approximately $280,000 resulting in a non-cash loss of approximating $80,000. As the sale included assets which were pledged as security when the Company executed and delivered a guarantee dated January 25, 2002 to Fleet to guarantee the indebtedness, liabilities and obligations of certain borrowers, a partial release was required from Fleet as a condition of sale. Fleet granted such partial release in contemplation of the sale, requiring that net proceeds be remitted to apply against loans outstanding under the revolving credit facility. Remittance of proceeds was made direct to Fleet by the Purchaser coincidental with the close of the transaction. Gross revenues for the Ottawa operation approximate $3.0 million annually and the impact on the Company’s Results from Operations is diminimus.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

4.	RESTRUCTURING

During fiscal 2004 the Company relocated its headquarters and financial functions to Westport Connecticut from Minnesota. The costs of relocation, employee acquisition, training and severance were recognized as period costs. Approximately $243,000 of severance pay liability remained at July 3, 2004 and was reflected as pertaining to that fiscal year. At July 2, 2005 all of the severance pay liability had been satisfied.

At the end of the 3rd quarter of fiscal 2005 Company management moved to redefine the business model to take advantage of the Company’s strengths in service delivery its local markets. Approximately 40 operating centers were designated for closure and employee headcount was reduced by about 200. At that time, the Company recorded a charge of $602,000 related to the restructuring; mostly reflective of severance costs. During the fourth quarter of fiscal 2005 the Company ceased use of most of the named facilities and recorded an additional $550,000 in net lease contract termination costs and fixed asset impairments; as well as $100,000 in severance, and an estimated $300,000 charge was recorded to recognize the cost of spare cell phone service contracts that have no future economic benefit to the Company.

A summary of the restructuring liabilities and the activity for the years ended July 2, 2005 and July 3, 2004 is as follows (amounts in thousands):

	Restructuring Liabilities 6/28/03	Restructuring Charges	Payments	Restructuring Liabilities 7/3/04	Restructuring Charges	Payments	Restructuring Liabilities @ 7/2/05
Employee termination benefits	$—	$321	$(113)	$208	$703	$(391)	$520
Lease termination costs	—	—	—	—	559	—	559
Other	—	35	—	35	341	(65)	311

	$—	$356	$(113)	$243	$1,603	$(456)	$1,390

At July 2, 2005, the Company has classified approximately $0.4 million of this restructuring liability as long-term representing lease commitments that are not due in the succeeding twelve-month period.

5.	CONSOLIDATED FINANCIAL INTEREST ENTITY

During May 2004 the Company entered into a business venture designed to provide both the manpower and the vehicle fleet to service, first—a major customer and, subsequently—a growing market demand. This major customer’s desire to outsource its delivery operation and related vehicle fleet provided the genesis for this new business venture, named Peritas. It was formed by MCG Global (“MCG”), one of the Company’s largest investors with a strategic objective to acquire a fleet of vehicles and to lease such vehicles to Independent Contractors (“ICs”) to service outsourced customer business endeavors. Velocity provides administrative services to Peritas for a fee and Peritas provides vehicle leases to ICs interested in providing outsource services to some customers on behalf of Velocity.

Velocity arranged the initial purchase of $799,000 of customer vehicles, for Peritas, with an offset against account receivable balances due from the aforementioned customer. For the fiscal year ended July 3, 2004 the Company consolidated the operations of Peritas in accordance with FIN No. 46R. In fiscal 2004 net sales were $36,000.

During August 2004, Peritas paid Velocity for the initial vehicle purchases of $799,000. During November 2004, Peritas was purchased from MCG by TH Lee Putnam Ventures (“THLPV”), another of Velocity’s large investors. As THLPV acquired the significant beneficial interest and risk exposure in Peritas, Velocity no longer

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

has a variable interest in Peritas that is at risk of disproportionate loss pursuant to its voting rights. Accordingly, Peritas was deconsolidated from the Company’s financial statements upon the completion of these transactions.

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	July 2, 2005	July 3, 2004
	(Amounts in thousands)
Land	$194	$194
Buildings and leasehold improvements	1,942	1,610
Furniture, equipment and vehicles	6,169	6,851
Computer software	13,567	11,941

	21,872	20,596
Less accumulated depreciation	(12,386)	(9,234)

Total	$9,486	$11,362

7.	DEBT

Long-term debt consists of the following:

	July 2, 2005	July 3, 2004
	(Amounts in thousands)
Revolving note	$27,829	$29,531
Senior subordinated note	5,627	5,468
Other	699	1,244

	34,155	36,243
Less current maturities	(31,326)	(31,008)

Total Long Term Debt	$2,829	$5,235

The future maturities of long-term debt consist of the following (amounts in thousands):

	Revolving Line of Credit	Senior Subordinated Note	Other	Total
Fiscal year:
2006	$27,829	$3,000	$496	$31,325
2007	—	2,000	190	2,190
2008	—	627	9	636
Thereafter	—	—	4	4

	$27,829	$5,627	$699	$34,155

On January 25, 2002, the Company entered into a revolving credit facility with Fleet Capital Corporation (“Fleet”), which replaced the credit facility with GE Capital. Borrowings under the revolving note were limited to the lesser of $40 million or an amount based on a defined portion of receivables. Interest was payable monthly at a rate of prime plus 1.25%, or, at the Company’s election, at LIBOR plus 3%. Further, the Company had the ability to lower these margins by 0.5% over the remainder of the agreement provided it met certain conditions as defined in the agreement. The facility was scheduled to mature January 2004, but amended as discussed below.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

On November 26, 2003, the Company amended and restated the revolving credit facility with Fleet and Merrill Lynch Capital. Borrowings under this new arrangement are limited to the lesser of $42.5 million or an amount based on a defined portion of eligible receivables. Interest is payable monthly at a rate, which is adjustable annually by an amount not exceeding 25 basis points depending on the Company’s achieving certain conditions as defined in the agreement, of prime plus 1.25% (7.75% at July 2, 2005), or, at the Company’s election, at LIBOR plus 3.25%. As of July 2, 2005, the Company has 53.9% of the facility usage under LIBOR contracts at an average interest rate of 6.50%. In addition, the Company is required to pay a commitment fee of 0.375% on unused amounts of the total commitment, as defined in the agreement. Commitment fees paid during fiscal 2005 and 2004 were minimal. The facility terminates on December 31, 2006. Due to the characteristics of the revolving credit facility, in accordance with current accounting pronouncements, the Company has classified the amount outstanding under the revolving credit facility as a current liability.

During fiscal year 2002 the Company entered into a senior subordinated note with Bayview Capital which called for interest payable quarterly at 12% per annum and was due September 30, 2004. The note was subordinate to the revolving note. The initial carrying value of the senior subordinated note was reduced by $1.7 million for the fair value of the common stock warrant issued to the senior subordinated lender. The unamortized discount was $0.4 million at June 28, 2003, was being amortized over the remaining term of the note. As noted below the note was paid on November 26, 2003. The unamortized balance of the original issue discount was recognized as a period expense and reported as a component of interest expense for the year ended July 3, 2004. The related warrant has an exercise price of $6.71 per share and entitles the holder to acquire, in whole or in part, 674,540 shares of the Company’s common stock, as adjusted to reflect certain anti-dilution rights as defined in the warrant purchase agreement.

On November 26, 2003, the Company entered into a new senior subordinated note agreement with BET Associates, LP which replaced the senior subordinated debt facility with the former lender, Bayview Capital. The initial carrying value of the senior subordinated note was $6.0 million and was reduced by $0.6 million for the fair value of Series I Preferred Stock issued to the senior subordinated lender. The unamortized discount was $0.4 million at July 2, 2005, and is being amortized over the remaining term of the note. The Company also incurred fees of $0.2 million, $0.1 million of which were satisfied through the issuance of Series I Preferred Stock. These fees were recorded as deferred financing costs and will be amortized over the life of the loan. The senior subordinated note has monthly interest payable 15% per annum (to be reduced to 12% upon the occurrence of certain events), and includes a requirement of quarterly principal repayments of $0.5 million beginning January 31, 2005 if agreed to by the primary lender. To date no principal payments have been made. Further, the Company is required to pay a service fee of $5,000 per month related to the acquisition and management of the indebtedness. The senior subordinated note is due October 31, 2007. The note is subordinate to the revolving credit facility.

Substantially all of the Company’s assets have been pledged to secure borrowings under the revolving credit facility and senior subordinated note. The Company is subject to certain restrictive covenants under the agreements, the more significant of which include limitations on capital asset expenditures, dividends, acquisitions, new indebtedness in excess of $0.5 million and changes in capital structure At July 2, 2005, the Company had in place waivers of its financial debt covenants relating to its revolving credit facility and its senior subordinated debt facility. These waivers are in effect through January 1, 2007.

On March 31, 2004, July 1, 2004, and December 21, 2004 the Company entered into the third, fourth, and fifth amendments, respectively, to the amended and restated revolving credit facility with Fleet. The purpose of these amendments was to reset certain of the financial covenants provided for in the agreement discussed above.

At July 2, 2005, the Company was in violation of certain non-financial affirmative covenants under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders [See footnote 15, Liquidity].

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

8.	SHAREHOLDERS’ EQUITY

At July 2, 2005, the following shares of the Company’s $0.004 par value stock were issued and outstanding:

Issued and Outstanding at July 2, 2005
Series N Convertible Preferred Stock	2,544,097
Series M Convertible Preferred Stock	6,413,538
Common Stock	13,065,375

In February 2004, the Company’s Board of Directors authorized the sale of up to $12.0 million of Series J Convertible Preferred Stock (“Series J Preferred”) through a private placement. Pursuant to Stock Purchase Agreements entered into during March and April 2004, the Company contracted to issue 3,088,126 shares of Series J Preferred to investors for $1.50 per share for net proceeds of approximately $4.6 million. The Series J Preferred was deemed to have contained a beneficial conversion amounting to $4.6 million which was recognized as a deemed dividend to preferred shareholders. The Company began selling its Series J Preferred on March 30, 2004 and completed the sale of the Series J Preferred in the first quarter of fiscal 2005. Upon completion of the sale of the Series J Preferred, the Company was required to recognize a charge against net loss available to common shareholders of approximately $7.4 million to reflect the beneficial conversion in the Series J Preferred. Upon shareholder approval of the Series M transaction at the shareholders’ meeting on February 14, 2005 all Series J Preferred were converted to shares of Company common stock based upon the specific conversion features of its initial placement.

On June 30, 2004, the Company’s Board of Directors authorized the sale of up to $25 million of Series K Convertible Preferred Stock (“Series K Preferred”) through a private placement. Pursuant to a Stock Purchase Agreement entered into on August 23, 2004, the Company sold, pending shareholder approval, 7,266,666 shares of Series K Preferred to investors for $1.50 per share and received net proceeds of approximately $10.9 million. This sale of Series K Preferred was deemed to have contained a beneficial conversion amounting to $10.9 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale. The Company began selling its Series K Preferred on August 23, 2004. On December 21, 2004, the Company sold 2,584,800 additional shares of its Series K Preferred for net proceeds of approximately $3.9 million to complete its sales of Series K Preferred. Upon completion of the sale of the Series K Preferred in the second fiscal quarter of 2005, the Company was required to recognize a charge against net loss available to common shareholders of approximately $3.9 million to reflect the beneficial conversion in the Series K Preferred. Upon shareholder approval of the Series M transaction at the shareholders’ meeting on February 14, 2005 all Series K Preferred were converted to shares of Company common stock based upon the specific conversion features of its initial placement.

The Company executed a Stock Purchase Agreement on December 21, 2004, pursuant to which the Company sold 7,000,000 shares of Series L Preferred to investors for $1.00 per share. Based on the pricing of the Series L Preferred, the sale of Series L Preferred resulted in a beneficial conversion amounting to $7.0 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders. Upon shareholder approval of the Series M transaction [described below] at the shareholders meeting on February 14 2005 all series L Preferred were converted to shares of Company common stock based upon the specific conversion features of its initial placement.

On December 21, 2004, the Company executed a purchase agreement to raise approximately $21.0 million of new equity capital investment. The investment was initially in the form of a convertible note which converted into Series M Convertible Preferred Stock (“Series M Preferred”) upon approval of the transaction by the

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

Company’s shareholders at on February 14, 2005. The proceeds were used for general working capital needs. The Preferred Series M Stock accrues cumulative PIK dividends equal to 6% per annum. As part of the transaction, the investors required that the Company’s charter be amended in a number or respects, including a requirement that all previously issued preferred equity be converted to common stock. In the event of any liquidation or winding up of the Company, the holders of the Preferred Series M will be entitled to a preference on liquidation equal to one times (1x) the original purchase price of the Series M Preferred plus accrued and unpaid dividends. A consolidation or merger of the Company or a sale of substantially all of its assets shall be treated as liquidation for these purposes. The Company sold an additional $1,910,000 of Series M Convertible Notes during January of 2005. Mr. Alexander Paluch, a member of the Company’s Board of Directors, purchased $40,000 of the Additional Notes and East River II, LP, an investment fund for which Mr. Paluch serves as a General Partner, purchased $250,000 of the Additional Notes in this offering.

Subsequent to formal shareholder approval at the shareholders’ meeting held on February 14, 2005 the amounts of the total Series M Preferred investment, plus accrued dividends, $23.1 million, was reclassified on the Company’s balance sheet as components of shareholders’ equity. The Series M Preferred was deemed to contain a beneficial conversion amounting to $23.1 million which was recognized as a charge against net loss available to common shareholders at the time that the notes converted to equity.

As part of the above-described Series M private placement, the new investors required that THLPV reach an agreement to extend, for a two-year period, the July 1, 2004 capital contribution agreement previously entered into between THLPV and the lenders. Under the terms of the capital contribution agreement, in the event that THLPV elects to not provide further financial support for the Company, THLPV is required to notify the Company’s lenders of such decision and provide specific levels of financial support for a thirty (30) day period following the notification. In exchange for entering in to the capital contribution agreement, the lenders agreed to waive certain financial covenants under the Company’s credit facilities. At the time, THLPV did not receive any compensation in exchange for entering into the capital contribution agreement. As part of the extension of the capital contribution agreement the Company agreed to issue to THLPV a warrant to purchase shares of common stock equal to 1% of the fully diluted common stock of the Company on a fully converted basis. The term of the warrant will be five years and will have an exercise price of $0.0001 per share. Due to the value of the warrant, the Company recorded $2.3 million as a deferred financing cost.

Pursuant to a Stock Purchase Agreement executed on April 28, 2005, the Company contracted to sell to nine institutional and accredited investors 2,544,097 shares of Series N Convertible Preferred Stock (“Series N Preferred”) for $3.685 per share for net proceeds of $9,375,000. Each share of Series N Convertible Preferred is convertible into one share of the Company’s common stock, and had an initial conversion price of $3.685 per share subject to certain adjustments. The proceeds are being used for general working capital needs. The Series N Convertible Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M Preferred Stock, a dividend at the rate of six percent per annum of the Series N stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series N Convertible Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N stated value plus any accrued and unpaid dividends. The approval of Investors holding at least 62.5% of the outstanding shares of the Series N Convertible Preferred Stock is required for certain significant corporate actions, including mergers and sales of substantially all of the Company’s assets. Based on the pricing of the Series N Preferred, the sale of Series N Preferred contained a beneficial conversion amounting to $4.8 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

On July 20, 2005, the Company executed Stock Purchase Agreements with seven institutional and accredited investors to provide for the private placement of 1,400,000 shares of a newly authorized series of the Company’s preferred stock (the “Series O Preferred Stock”) in exchange for aggregate gross proceeds of $5,600,000. Based on the pricing of the Series O Preferred, the sale of Series O Preferred contained a beneficial conversion amounting to $3.1 million which was recognized in the first quarter of fiscal 2006 as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders.

The Series O Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M and N Preferred Stock, a dividend at the rate of six percent per annum of the Series O stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series O Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M and N Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O stated value plus any accrued and unpaid dividends (the “Liquidation Preference”). In addition to being junior the Series M and N Preferred Stock from the standpoint of liquidation, the Series O Preferred also has reduced voting rights. For example, the approval of at least 62.5% of the outstanding shares of Series O Preferred is not required in order for the Company to merge, dispose of substantial assets, engage in affiliate transactions, pay dividends, authorize new stock options plans, license or sell its intellectual property or change the number of board of directors.

Each of the Investors has the right, at its option at any time, to convert any such shares of Series O Convertible Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series O Convertible Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $4.00 per share subject to certain adjustments.

On October 14, 2005, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with one group of institutional investment funds and one accredited investor (the “Investors”). The Purchase Agreements provide for the private placement of 3,099,513 shares of a newly authorized series of the Company’s preferred stock (the “Series P Preferred Stock”) in exchange for aggregate gross proceeds of $10,352,370. The Series P Preferred Stock has a term of three years (the “Term”) and is entitled to receive a dividend at the rate of eight (8) percent per annum of the Series P stated value, payable quarterly, in cash or PIK shares of Series P Preferred at the option of the Company. Under certain events of default, the interest rate will convert to 18%. To the extent that the issuance of such PIK shares would result in the Company issuing in excess of 20% of its outstanding common stock, the issuance will require the prior approval of the Company’s shareholders. Upon any liquidation, dissolution or winding up of the Company, the Investors of the shares of Series P Preferred Stock shall rank on parity with the holders of the Company’s Series M Preferred Stock. Each of the Investors has the right, at its option at any time, to convert any shares of Series P Preferred Stock into shares of Common Stock at the conversion price of $3.34 per share subject to certain adjustments. At any time after the effective date of the Registration Statement and (i) prior to the Term, or (ii) upon a Change of Control, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred by tendering to the Investors 130% of the stated value of the outstanding Series P Preferred together with all accrued dividends. At the Term, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred Stock by tendering to the Investors 100% of the Conversion Price together with all accrued but unpaid dividends. In the event that the Company elects to redeem the Series P prior to the Registration Statement becoming effective, the Company may redeem the Series P by paying to the Investors the greater of: (1) 130% of the outstanding stated value of the Series P Preferred plus accrued dividends, and (2) 100% of the stated value of the Series P plus all accrued dividends, plus 50% of the difference between the conversion price then in effect

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

and the average closing price of the Company’s common stock for the 30 calendar days preceding such redemption. Each investor also received an A Warrant and B Warrant, each a warrant to purchase up to 20% of the amount of Series P Preferred purchased. The exercise of the A Warrant and B Warrant are subject to the prior approval of the Company’s shareholders. The exercise price for both warrants is $4.00, subject to adjustments. Additionally, the B Warrant is only exercisable in the event that a registration statement, allowing for the sale of the Series P Preferred, is not declared effective within 270 days of closing. The Company has the option to redeem both warrants in the event that the Company’s common stock maintains a closing price of at least $7.00 for twenty consecutive trading days. The Investors are also parties to a Registration Rights Agreement (the “Rights Agreement”). The Rights Agreement requires the filing of a registration statement no later than 90 days after the closing date, and that it be effective within 180 days.

In each instance of security sale, it is the opinion of the Company that the offering was fair, to the shareholders at the time of the transaction. For Series M such opinion is supported by a fairness opinion obtained by the Company.

Common stock

During fiscal 2005, the Company issued approximately 12,835,000 shares of common stock as a result of shareholder conversions of Series B, C, D, F, G, H, I, J, K, and L Convertible Preferred Stock in accordance with shareholder approval of Series M Convertible Preferred Stock on February 14, 2005.

During fiscal 2004, the Company issued 74,869 shares, 6,484 shares and 15,836 shares of common stock as a result of shareholder conversions of Series F Preferred, Series G Preferred and Series H Preferred, respectively.

During fiscal 2004, the Company issued 850 shares of restricted common stock to members of the board of directors for their service to the board. The stock vests one year from the date of grant. The Company recorded a charge of approximately $44,570 in the statement of operations based on the fair market value of the common stock as determined on the date of grant using the closing price of the Company’s common stock as quoted on the NASDAQ system.

Reverse Stock Split

Pursuant to the Company’s discussions with the NASDAQ, shareholder approval was granted for a 1:50 reverse stock split at the annual shareholders’ meeting held on February 14, 2005. Such reverse stock split became effective with the trading of shares on February 16, 2005.

9.	EQUITY COMPENSATION PLANS

Stock Options

The Company currently sponsors the 1995 Stock Option Plan, the 2000 Stock Option Plan and the 1996 Director Stock Option Plan. These plans provide for the issuance of up to 50,255 shares. Options may be granted to employees, directors and consultants. With the exception of the 2000 Stock Option Plan, option prices are not less than the fair market value of the Company’s common stock on the date of grant. In the case of the 2000 Stock Option Plan, non-statutory options may be granted at not less than 85% of the fair market value of the Company’s common stock on the date of grant. The majority of the options vest annually in equal amounts over a three-year period. The 2000 Stock Option Plan also allows for the issuance of performance shares or restricted

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

stock. As of July 2, 2005, and July 3, 2004, there were 850 shares of restricted stock outstanding. No restricted stock or performance shares were outstanding as of June 28, 2003 or June 29, 2002.

The Company has 31,243 shares available for grants under the option plans at July 2, 2005.

A summary of the status of the Company’s stock option plans as of July 2, 2005 and activity during the three fiscal years then ended is presented below:

	Options Outstanding Under the Plan *		Weighted- Average Exercise Price *
	ISO	NSO
Balance at June 29, 2002	12,252	11,112	$695.00
Granted	9,615	—	94.50
Forfeited	(3,681)	(860)	367.50

Balance at June 28, 2003	18,186	10,252	544.00
Forfeited	(8,674)	(303)	313.50

Balance at July 3, 2004	9,512	9,949	650.50
Forfeited	(1,107)	(191)	260.15

Balance at July 2, 2005	8,405	9,758	676.04

*	Adjusted to reflect February 16 2005 1:50 reverse stock split

Options Outstanding				Options Exercisable
Range of Exercise Price	Number	Weighted- Average Remaining Contractual Life (in Years)	Weighted- Average Exercise Price	Number	Weighted- Average Exercise Price
$— –$ 100.00	7,335	5.98	$97.62	5,570	$98.89
$290.00–$ 492.25	6,635	5.64	328.71	6,135	331.05
$547.00–$ 677.50	140	3.42	526.86	140	526.86
$812.50–$2,718.75	4,052	4.73	2,307.68	4,052	2,307.68

	18,162	5.56	678.45	15,897	755.29

During fiscal 2003, the Company issued 480,750 incentive stock options to employees in consideration for the employees entering into non-compete agreements. The fair value of these stock options amounted to approximately $382,000 and is being recognized as expense in the statement of operations over the three-year vesting period of the options. Expense recognized in fiscal 2005, 2004 and 2003 related to these stock options was $127,000 each year.

During fiscal 2002, the Company issued 150,000 non-statutory stock options to two of the its board members at 85% of the fair market value of the Company’s common stock on the date of grant. The expense associated with the options amounted to approximately $338,000 and is being recognized in the statement of operations over the three-year vesting period of the options. Expense recognized in fiscal 2005, 2004 and 2003 related to these stock options was $28,000, $113,000 and $112,000, respectively.

In fiscal 2002, the Company issued four non-qualified stock options outside of the Company’s 2000 Stock Option Plan to four employees for the purchase of 400 shares of common stock at a purchase price of $312.50 per share.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

Stock Warrants

As part of the above-described Series M private placement, the new investors required that THLPV reach an agreement to extend, for a two-year period, the July 1, 2004 capital contribution agreement previously entered into between THLPV and the lenders. Under the terms of the capital contribution agreement, in the event that THLPV elects to not provide further financial support for the Company, THLPV is required to notify the Company’s lenders of such decision and provide specific levels of financial support for a thirty (30) day period following the notification. In exchange for entering into the capital contribution agreement, the lenders agreed to waive certain financial covenants under the Company’s credit facilities. At the time, THLPV did not receive any compensation in exchange for entering into the capital contribution agreement. As part of the extension of the capital contribution agreement the Company agreed to issue to THLPV a warrant to purchase shares of common stock equal to 1% of the fully diluted common stock of the Company on a fully converted basis. The term of the warrant is five years and the warrant will have an exercise price of $0.005 per share. Due to the value of the warrant, the Company recorded $2.3 million as a deferred financing cost.

As described above in the sections entitled Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, the Company issued certain warrants to purchase preferred stock to the Holders of both the Series C & D Convertible Preferred Stock. The warrants are subject to adjustments to prevent dilution under the same terms as the Series C & D Convertible Preferred Stock.

A summary of the common stock warrants outstanding at July 2, 2005 is as follows:

Common Stock Warrants Outstanding
Range of Exercise Price	Number	Weighted- Average Remaining Contractual Life (in Years)	Weighted- Average Exercise Price
$ 0.005– 2.50	409,220	4.15	$0.27
11.00– 180.00	13,014	1.40	141.66
212.50– 437.50	3,667	0.90	420.96
732.50–3,231.25	301	1.01	1,610.16

	426,202	4.04	$9.34

On February 12, 2004, the Company issued 69,133 common stock warrants to certain members of the Company’s management. The warrants are initially exercisable into one share of common stock per warrant, have an exercise price of $0.50 per share and a term of seven years. Warrants granted in connection with offers of employment are immediately exercisable upon their grant. All other warrants granted are not exercisable until shareholder approval of their issuance is obtained.

In fiscal 2003, the Company issued 600 common stock warrants at an exercise price of $154.00 per share and 200 common stock warrants at an exercise price of $412.50 per share to consultants in exchange for services rendered. The term of the warrants is five years. The fair value of the warrants was approximately $78,000 and was included in compensation expense in the statement of operations.

10.	EMPLOYEE BENEFIT PLANS

Defined Contribution Retirement Plan

The Company has defined contribution retirement plans (the “Plans”) in accordance with Section 401(k) of the Internal Revenue Code. All full-time employees of the Company and its subsidiaries are eligible to

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

participate in the Plans. Company contributions to these plans are discretionary. The Company made no matching contributions for fiscal years 2005, 2004 or 2003.

11.	COMPUTATION OF LOSS PER SHARE

Loss Per Share

Basic loss per share is computed based on the weighted average number of common shares outstanding by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other obligations to issue common stock such as options, warrants or convertible preferred stock, were exercised or converted into common stock that then shared in the earnings of the Company. For all periods presented, diluted net loss per share is equal to basic net loss per share because the effect of including such securities or obligations would have been antidilutive.

The following table presents a reconciliation of the numerators and denominators of basic and diluted loss per share for fiscal 2005, 2004 and 2003:

	Year Ended
	July 2, 2005	July 3, 2004	June 28, 2003
	(Amounts in thousands, except per share data)
Numerator
Net loss	$(49,844)	$(47,836)	$(12,259)
Value of Common Warrants issued in connection with sale of Series H Preferred	—	—	(2,475)
Beneficial conversion feature for Series H Preferred	—	—	(875)
Beneficial conversion feature for Series I Preferred	—	(25,215)	—
Beneficial conversion feature for Series J Preferred	(7,367)	(4,632)	—
Beneficial conversion feature for Series K Preferred	(14,777)	—	—
Beneficial conversion feature for Series L Preferred	(7,000)	—	—
Beneficial conversion feature for Series M Preferred	(23,111)	—	—
Beneficial conversion feature for Series N Preferred	(4,770)	—	—

Net loss applicable to common shareholders	$(106,869)	$(77,683)	$(15,609)

Denominator for basic and diluted loss per share Weighted average shares	5,087	141	92

Basic and Diluted Loss Per Share	$(21.01)	$(551.89)	$(169.44)

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

The following table presents securities that could potentially dilute basic loss per share in the future. For all periods presented, the potentially dilutive securities were not included in the computation of diluted loss per share because to do so would have been antidilutive:

	July 2, 2005	July 3, 2004	June 28, 2003
	(Amounts in thousands)
Common stock warrants	207	149	39
Preferred stock warrants:
Series C Convertible Preferred	—	72	18
Series D Convertible Preferred	—	46	11
Series M Convertible Preferred	37	—	—
Series N Convertible Preferred	8	—	—
Convertible preferred stock:
Series B Convertible Preferred	—	356	92
Series C Convertible Preferred	—	176	44
Series D Convertible Preferred	—	329	95
Series F Convertible Preferred	—	364	129
Series G Convertible Preferred	—	104	29
Series H Convertible Preferred	—	370	53
Series I Convertible Preferred	—	2,314	—
Series J Convertible Preferred	—	131	—
Series M Convertible Preferred	2,406	—	—
Series N Convertible Preferred	449	—	—

	3,107	4,411	510

12.	INCOME TAXES

The significant components of deferred income tax assets and liabilities, primarily long-term, were as follows (amounts in thousands):

	July 2, 2005	July 3, 2004
Deferred Assets:
Federal net operating loss carryforward	$71,437	$54,148
Bad Debt	3,754	3,460
Accrued Legal	2,756	1,006
Accrued Compensation	445	236
Restructure Costs	491	—
Self Insurance	1,385	3,593
Other	12	120

Total deferred tax benefit	80,280	62,563
Deferred tax liabilities	—	—

	80,280	62,563
Less valuation allowance	(80,280)	(62,563)

Net deferred tax asset	$—	$—

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

At July 2, 2005 the Company had net operating loss carry forwards for income tax purposes of approximately $188.0 million, which expire 2006 through 2025. Usage of a portion of the losses may be limited pursuant to Internal Revenue Code Section 382.

The change in the valuation allowance was an increase of $17.7 million, $17.9 million and $4.9 million in fiscal years 2005, 2004 and 2003, respectively, and resulted principally from net operating loss carry forwards.

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate on loss before income taxes is:

	Fiscal Year Ended
	July 2, 2005	July 3, 2004	June 28, 2003
US federal statutory tax (benefit) rate	(34.0)%	(34.0)%	(34.0)%
State tax (benefit), net of federal	(3.3)%	(4.2)%	(8.4)%
Non-deductible items	0.1%	0.7%	2.4%
Deferred valuation allowance	37.2%	37.5%	40.0%

Effective tax rate	0.0%	0.0%	0.0%

13.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases equipment, vehicles, and buildings under non-cancelable leases.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of July 2, 2005:

Year Ending June 30:
2006	$7,416
2007	5,670
2008	3,009
2009	1,158
2010	634
Thereafter	709

Total minimum payments required(1)	$18,596

(1)	Minimum payments have not been reduced by minimum sublease rentals of $138 due in the future under noncancelable subleases.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

The following is a schedule by years of future minimum lease payments under capital leases together with present value of the net minimum lease payments as of July 3, 2005 (amounts in thousands):

Year Ending June 30:
2006	$20
2007	20
2008	9
2009	4
2010	—
Thereafter	—

Total minimum lease payments	53
Less: Amount representing interest(1)	(7)

Present value of net minimum lease payments(2)	$46

(1)	Amount necessary to reduce net minimum lease payments to present value calculated at the Company’s incremental borrowing rate at the inception of the lease.
(2)	Reflected in the balance sheet as current and non-current obligations under capital leases of $20, and $26, respectively.

Rent expense was $16.9 million, $19.6 million and $16.5 million during the years ended July 2, 2005, July 3, 2004 and June 28, 2003, respectively, offset by sublease rental income of $0.5 million, $1.0 million and $1.0 million, respectively.

Automobile and Workers’ Compensation Liabilities

The Company is partially self-insured for automobile, workers’ compensation and cargo claims. The Company has elected to retain a portion of expected losses through the use of deductibles. Provisions for losses expected under these programs are recorded based upon the Company’s estimates of the aggregate liability for claims incurred. These estimates include the Company’s actual experience based on information received from the Company’s insurance carriers and historical assumptions of development of unpaid liabilities over time. As of July 2, 2005 and July 3, 2004, the Company has deposits recorded of $3.5 million and $6.3 million, respectively.

The Company has established reserves for automobile and workers’ compensation liabilities, which it believes, are adequate. The Company reviews these matters, internally and with outside brokers, on a regular basis to evaluate the likelihood of losses, settlements and litigation related expenses. The Company has managed to fund settlements and expenses through cash flow and believes that it will be able to do so going forward. There have not been any losses that have differed materially from the accrued estimated amounts.

Litigation

The Company is subject to legal proceedings and claims that arise in the ordinary course of their business. The Company determined the size of its legal reserve with respect to these matters in accordance with generally accepted accounting principles based on management’s estimate of the probable liability. In the opinion of management, none of these legal proceedings or claims is expected to have a material effect upon the Company’s financial position or results of operations. However, the impact on cash flows might be material in the periods such claims are settled and paid.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

The Company brought action against SVT, Inc (“SVT”), a company that had previously supplied significant information technology functions to Velocity. The Company successfully sought injunctive relief and money damages. SVT counterclaimed for amounts it said Velocity owed to SVT for services already provided. In the damage portion of the case SVT sought to recover approximately $2.5 million and Velocity sought in excess of $3.0 million. On December 3, 2004 the case settled in favor of SVT for $1.25 million, and payment was made by Velocity in January 2005.

On August 1, 2005, the Company received notice from the Superior Court for the State of California, County of Santa Clara, that the Court had entered an order granting certain motions for summary judgment against the Company in the matter styled Velocity Express, Inc. v. Banc of America Commercial Finance Corporation, Banc of America Leasing and Capital, LLC, John Hancock Life Insurance Company and John Hancock Mezzanine Lenders, LP, Charles F. Short III, Sidewinder Holdings Ltd. and Sidewinder N. A. Ltd. Corp., (the “Plaintiffs”) The motions sought to resolve the substantive liability issues in the case and to recover in excess of $10 million for breach of contract, fees, interest and other charges arising from a contract entered into in 1997 between Corporate Express Delivery Systems, Inc. and Mobile Information Systems, Inc. (“MIS”) By granting the motions, the court did resolve the liability issues and hold that BOA/Hancock is entitled to recover the amounts sued for. The parties have reached a negotiated settlement outside of the court; with the Company making scheduled payments totaling $2.9 million after an initial good faith payment of $0.3 million. In addition, the Plaintiffs will receive 500,000 shares of the Company’s common stock, guaranteed at a $6.00 per share minimum value subject to future conditions. As part of the final settlement, the Company will seek waivers of financial covenants of the Company’s Amended and Restated Loan and Security Agreement with Fleet Capital Corporation and Merrill Lynch Capital (the “Senior Lender”) and with BET Associates, LP relative to waiver of certain financial covenants of its Subordinated Debt. The total accrued settlement cost approximates $5.7 million at July 2, 2005.

On August 5, 2005 the Company entered into a settlement related to actions arising from an effort, by John H. Harland Company (“Harland”), to recover from Velocity payments made by Harland to Patrick Connolly under a long-standing employment agreement between Connelly and a predecessor company to Velocity. Connolly claimed to be entitled to payments of approximately $15,000 per month during his lifetime. An order was entered in the arbitration in April 2005 directing Velocity to resume making the monthly payments. Mr. Connolly died subsequent to the arbitration ruling, thereby terminating any further obligation to make the monthly payments. Under the settlement with Harland, with an initial payment of $250,000, the Company is required to pay $325,000 over the next eleven [11] months, for a total of $575,000.

The MIS and Harland settlement commitments are reflected on the Company’s balance sheet at July 2, 2005 as a component of current liabilities.

14.	RELATED PARTY TRANSACTIONS

Mr. Vincent A. Wasik serves as the Company’s Chief Executive Officer pursuant to a Contractor Services Agreement, effective as of July 28, 2003, between the Company and MCG Global LLC. Mr. Wasik is an owner and principal of MCG Global LLC and was a shareholder and Chairman of the Board of the Company at the time this Contractor Services Agreement was authorized and entered into. The Service Agreement sets forth the rights and duties of both the Company and Mr. Wasik and directs the Company’s Compensation Committee to establish, on an annual basis, Mr. Wasik’s compensation level and eligibility for salary increases, bonuses, benefits and grants of equity. The Service Agreement also allows Mr. Wasik to contract to provide similar services to other businesses as long as Mr. Wasik abides by his confidentiality obligations under the Service Agreement. Furthermore, the Company has agreed to indemnify and hold harmless MCG, its officers, directors, employees and agents, including Mr. Wasik, from liabilities arising out of any services rendered by MCG to the

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

Company, other than as a result of gross negligence or willful misconduct. The Company also agreed to cause MCG and Mr. Wasik to be named as additional insured parties under its Directors and Officers Liability insurance policies. The Service Agreement does not contain any fixed term and may be terminated by either party at any time upon written notice. Other than payment of outstanding fees and expenses owed to MCG at termination, the Service Agreement does not contain any obligation upon the Company to pay severance in the event the agreement is terminated by the Company. During the fiscal year 2005, Mr. Wasik and MCG were reimbursed $62,000 and $96,000, respectively for expenses incurred on the Company’s behalf. In addition the Company paid $600,000 and issued $300,000 of Preferred Stock to MCG in lieu of cash, for continuing and specific services rendered in addition to Mr. Wasik’s compensation; of these amounts the Company recorded compensation expense of $900,000 to Mr. Wasik through MCG for these services. During fiscal 2005, the Company also reimbursed a major investor, THLPV $59,000 for expenses incurred on the Company’s behalf. THLPV also provides the Company with a standby Letter of Credit guarantee of $7.5 million in support of the Company’s revolving credit facility.

As part of the extension of the capital contribution agreement the Company agreed to issue to THLPV a warrant to purchase shares of common stock equal to 1% of the fully diluted common stock of the Company on a fully converted basis. The term of the warrant is five years and the warrant will have an exercise price of $0.0001 per share. Due to the value of the warrant, the Company recorded $2.3 million as a deferred financing cost. [See footnote 9 EQUITY COMPENSATION PLANS]

The Company has an agency relationship with Peritas, a vehicle rental company wholly owned by THLPV. Peritas was initially formed and owned by MCG Global, LLC. MCG established Peritas to accommodate the Company’s need for the Peritas services pending a new owner. Neither MCG nor Mr. Wasik has received any revenue, compensation or benefit from short term ownership or management of Peritas and Peritas was transferred to THLPV for no consideration. The business of Peritas is to rent delivery vehicles to independent contractors who perform services for the Company and other companies. [See footnote 5 CONSOLIDATED FINANCIAL INTEREST ENTITY]

In fiscal 2003, the Company issued $0.2 million of Series H Preferred as compensation for these services.

In fiscal 2002, the Company granted a total of 245,000 warrants to purchase common stock. 200,000 of the warrants are five-year common stock warrants with an exercise price of $2.00 per share. The fair value of the warrants was determined on the date of grant using the Black-Scholes option pricing model, assuming expected volatility of 121%, a risk-free interest rate of 4%, and expected life of five years. The remaining 45,000 warrants are five-year warrants, having an exercise price of $8.10 per share, and were priced at fair market value on the date of grant based on the closing price of the Company’s common stock as quoted on the NASDAQ system. Cash and warrant-based compensation for these services amounted to $1.8 million in fiscal 2002.

15.	LIQUIDITY

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company reported a loss from operations of approximately $45.7 million for the year ended July 2, 2005; and, had negative working capital of approximately $36.5 million at July 2, 2005.

On December 21, 2004 the Company obtained covenant waivers and consents from its lenders. The lenders waived all then existing defaults and delayed the start date for the financial covenants for both minimum EBITDA and interest coverage ratio until the earlier of January 1, 2007 and the date upon which the

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(a) Company’s EBITDA for each of two consecutive months equals or exceeds the Company’s fixed charges (interest expense and scheduled principal payments due with respect to Money Borrowed) for the applicable month and (b) availability under the credit facility for each day of the immediate preceding thirty days is greater than or equal to $1,000,000.

At July 2, 2005, the Company was in violation of certain non-financial affirmative covenants under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders. The Company’s ability to continue as a going concern is dependent on its ability to finance its operations under the revolving credit agreement and its subordinated debt facility. The Company has obtained waivers with respect to the aforementioned debt covenants.

On July 20, 2005 the Company entered into a Stock Agreement, pursuant to which the Company sold 1,400,000 shares of Series O Preferred Convertible Stock (“Series O Preferred Stock”) to investors for $4.00 per share for net proceeds of approximately $5.6 million. [See footnote 16 SUBSEQUENT EVENTS]

On October 14, 2005 the Company entered into a Stock Agreement, pursuant to which the Company sold 3,099,513 shares of Series P Preferred Convertible Stock (“Series P Preferred Stock”) to investors for $3.34 per share for net proceeds of approximately $10.4 million (see footnote 16 SUBSEQUENT EVENTS).

16.	SUBSEQUENT EVENTS

•	New Equity Investments

On July 20, 2005 the Company entered into a Stock Agreement, pursuant to which the Company sold 1,400,000 shares of Series O Preferred Convertible Stock (“Series O Preferred Stock”) to investors for $4.00 per share for net proceeds of approximately $5.6 million. Based on the pricing of the Series O Preferred, the sale of Series O Preferred contained a beneficial conversion amounting to $3.1 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders. [See footnote 8 SHAREHOLDERS’ EQUITY]

On October 14, 2005, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with one group of institutional investment funds and one accredited investor (the “Investors”). The Purchase Agreements provide for the private placement of 3,099,513 shares of a newly authorized series of the Company’s preferred stock (the “Series P Preferred Stock”) in exchange for aggregate gross proceeds of $10,352,370. The Series P Preferred Stock has a term of three years (the “Term”) and is entitled to receive a dividend at the rate of eight (8) percent per annum of the Series P stated value, payable quarterly, in cash or PIK shares of Series P Preferred at the option of the Company. Under certain events of default, the interest rate will convert to 18%. To the extent that the issuance of such PIK shares would result in the Company issuing in excess of 20% of its outstanding common stock, the issuance will require the prior approval of the Company’s shareholders. Upon any liquidation, dissolution or winding up of the Company the Investors of the shares of Series P Preferred Stock shall rank on parity with the holders of the Company’s Series M Preferred Stock. Each of the Investors has the right, at its option at any time, to convert any shares of Series P Preferred Stock into shares of Common Stock at the conversion price of $3.34 per share subject to certain adjustments. At any time after the effective date of the Registration Statement and (i) prior to the Term, or (ii) upon a Change of Control, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred by tendering to the Holder 130% of the stated value of the outstanding Series P Preferred together with all accrued dividends. At the Term, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred Stock by tendering to the Holder 100% of the Conversion Price together with all accrued but unpaid dividends. In the event that the Company elects to redeem the Series P prior to the Registration Statement becoming effective, the Company may redeem the Series P by paying to the Investor the greater of: (1) 130% of the outstanding stated value of the Series P Preferred plus accrued dividends, and (2) 100% of the stated value of the Series P plus all accrued dividends, plus 50% of the difference between the conversion price then in effect and the average closing price of the Company’s common stock for the 30 calendar days preceding such redemption. Each investor also received an A Warrant and B Warrant, each a warrant to purchase up to 20% of the amount of Series P Preferred purchased. The exercise of the A Warrant and B Warrant are subject to the prior approval of the Company’s shareholders. The exercise price for both warrants is $4.00, subject to adjustments. Additionally, the B Warrant is only exercisable in the event that a registration statement, allowing for the sale of the Series P Preferred, is not declared effective within 270 days of closing. The Company has the option to redeem both warrants in the event that the Company’s common stock maintains a closing price of at least $7.00 for twenty consecutive trading days. The Investors are also parties to a Registration Rights Agreement (the “Rights Agreement”). The Rights Agreement requires the filing of a registration statement no later than 90 days after the closing date, and that it be effective within 180 days.

17.	QUARTERLY FINANCIAL INFORMATION (unaudited)

Unaudited summarized financial data by quarter for fiscal years 2005 and 2004 is as follows (in thousands, except per share data):

	Three Months Ended
	July 2, 2005	April 2, 2005 (5)	January 1, 2005	October 2, 2004
Revenue	$57,101	$66,137	$65,511	$67,913
Gross profit	$11,943	12,019	11,497	12,861
Loss from operations(1)(2)(3)	$(18,849)	(12,739)	(8,528)	(5,562)
Net loss applicable to common shareholders(1)(2)(3)	$(24,563)	(37,618)	(20,088)	(24,600)
Basic and diluted net loss per share(1)(2)(3)(4)	$(1.88)	$(5.49)	$(75.71)	$(109.19)

(1)	The quarter ended July 2, 2005 includes $4.9 million in increases to legal settlement reserve.
(2)	Restructuring charges and asset impairments, which included costs for severance, excess facilities, and impairment of long-lived assets were $0.9 million for the quarter ended July 2, 2005, and $0.6 million for the quarter ended April 2, 2005.
(3)	The quarter ended July 2, 2005 includes a $2.3 million adjustment to allowance for doubtful accounts.
(4)	Adjusted for 1:50 reverse stock split on February 16, 2005.
(5)	Amounts previously reported for the quarter ended April 2, 2005 on Form 10-Q as loss from operations, net loss applicable to common shareholders, and basic and diluted net loss per share of ($11,456), ($36,337), and (5.30), respectively, have been changed for adjustments primarily to reflect a $1,092 increase in the estimate of doubtful accounts and a $509 timing difference in the recording of depreciation.

	Three Months Ended (1)
	July 3, 2004	March 27, 2004	December 27, 2003	September 27, 2003
Revenue	$72,023	$67,986	$71,270	$76,639
Gross profit	$9,087	11,463	13,461	15,587
Loss from operations	$(25,580)	(9,085)	(8,009)	(486)
Net loss applicable to common shareholders	$(31,247)	(9,786)	(34,877)	(1,773)
Basic and diluted net loss per share	$(204.58)	$(65.27)	$(318.98)	$(16.34)

(1)	as part of the company’s fiscal year-end close expenses were identified that may have a material impact on the reported results of prior fiscal quarters. Management’s attempts to accurately quantify the extent of the required inter-quarter reclassification(s), and then to assess the need to restate prior quarters’ reported results, have been precluded from definitive completion by the very weaknesses identified herein. As such, attempts to completely quantify and accurately allocate quarter-specific amounts were not possible and therefore all fiscal year-end adjustments were recorded as part of the Company’s fourth quarter results. Corrections of the underlying weaknesses have been identified, and annual fiscal results are fairly stated.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures

The Company’s Audit Committee and its Chief Executive Officer and Chief Financial Officer (the “Certifying Officer”) have evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this annual report on Form 10-K. Based on this evaluation, the Certifying Officer concluded that these disclosure controls and procedures were deficient to ensure that the information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 (as amended) is accurate, and is recorded, processed, summarized and reported within the requisite time periods.

In connection with the preparation of the Company’s consolidated financial statements for the year ended July 2, 2005 certain material weaknesses became evident to management including the inability to fully reconcile cash applications on a timely basis, and due to resource constraints, the inability to close the Company’s books in a timely manner on a month to month basis. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes the Company’s internal controls from reducing to an appropriately low level the risk that material misstatements in its financial statements will not be prevented or detected on a timely basis.

At the direction of the Audit Committee, management has continued to review how the material weaknesses and deficiencies in internal control occurred and is proceeding expeditiously with its existing plan to enhance internal controls and procedures. The Company has accelerated efforts to move to a single financial reporting platform.

PART III

ITEM 10.	DIRECTORS & EXECUTIVE OFFICERS OF THE REGISTRANT

The directors and executive officers of the Company are as follows:

Name	Age	Position
Vincent A. Wasik	61	Chairman of the Board and Chief Executive Officer
James G. Brown	41	Director
Alex Paluch	49	Director
Richard A. Kassar	58	Director
Leslie E. Grodd	59	Director
John J. Perkins	74	Director
Wesley C. Fredenburg	54	General Counsel and Secretary
Andrew B. Kronick	42	Senior Vice President, Sales
Kay Perry Durbin	45	Senior Vice President, Workforce Services
Jeffrey Hendrickson	60	President and Chief Operating Officer
Daniel R. DeFazio	42	Chief Financial Officer

Vincent A. Wasik was appointed as the Company’s Chairman of the Board in August 2001 and was further appointed the Company’s President and Chief Executive Officer on July 28, 2003. In 1995, Mr. Wasik co-founded MCG Global, a private equity firm sponsoring leveraged buyout acquisitions and growth capital investments and has served as Principal of MCG Global since that time. From 1988 to 1991, Mr. Wasik served as Chairman and CEO of National Car Rental System, Inc. From 1980 to 1983, he served as President and CEO of Holland America Line. Mr. Wasik currently serves as an advisory board member of Mitchells/Richards, the largest upscale clothing retailer in Connecticut.

James G. Brown was elected to the Company’s Board in July 2000. Mr. Brown is a founder and Managing Director of TH Lee Putnam Ventures, L.P., a $1 billion private equity fund focused exclusively on Internet and eCommerce companies. Previously, from 1995 to 1999, he served as a Senior Vice President and Industry Leader of GE Equity where he was responsible for strategic and financial investments in eCommerce/Internet, consumer services and media/entertainment companies. Prior to joining GE Equity, Mr. Brown worked with Lehman Brothers as a Vice President from 1994 to 1995. Before that, he served at Bain & Co., an international consulting firm, from 1992 to 1994. He began his career in the media industry, serving two years with A.C. Nielsen in research and two years with CBS Television Network in marketing. In addition to the Company, Mr. Brown is a director of HomePoint Corp., FaceTime Communications, Inc., Prescient Markets, RealPulse.com, Inc. and LN Holdings, Inc.

Alex Paluch was appointed to the Board of Directors in August 2001. Mr. Paluch is a General Partner at East River Ventures Partnership, an investment firm, which focuses in part on emerging technology-driven companies. Mr. Paluch currently serves on the board of directors of Equity Enterprises, Inc.

Richard A. Kassar was appointed to the Board in August 2002. Mr. Kassar has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since 2002. From 2001 to 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From 1999 to 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to 1999, he was employed by Chock Full O’Nuts in various positions, and had served as Senior Vice President and Chief Operating Officer. Mr. Kassar also serves as a director for World Fuel Services, Inc.

Leslie E. Grodd was appointed to the Board in January 2003. A Certified Public Accountant, Mr. Grodd has been a Principal in the law firm of Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut since 1974. Prior to forming the law firm, Mr. Grodd was associated with the firm of Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Grodd is the former chair of both the Federal Tax Committee of the Connecticut Society of Certified Public Accountants and the Executive Committee of the Tax Section of the Connecticut Bar Association. Mr. Grodd holds a Master of Business Administration Degree from New York University, a Bachelor of Arts Degree from the University of Vermont and a Juris Doctor Degree from the St. John’s University School of Law.

John J. Perkins was appointed to the Board in August of 2004. Since 1984 Mr. Perkins has served as the President of International Insurance Group, Ltd. and is currently the Chairman of the Board of that company. Beginning in 1974 Mr. Perkins has also served as a Trustee of the City of Boston Retirement Fund. Between 1974 and 1984, Mr. Perkins was the President of Corroon and Black of Massachusetts. Additionally, Mr. Perkins is the President of Somerset Corporate Advisors, a financial advisory firm, and is a member of the Advisory board of Glasshouse Technologies, Aircuity, Inc., and Tuckerbrook Alternative Investments. Mr. Perkins is a graduate of Boston College with a degree in Economics.

Wesley C. Fredenburg was appointed General Counsel and Secretary of the Company in December 2000. Prior to joining the Company from 1997 until 2000, Mr. Fredenburg served as General Counsel for the Automotive Rental Group of AutoNation, Inc. From until 1997, Mr. Fredenburg served as the General Counsel of National Car Rental Systems, Inc. Prior to that, he was a partner in the law firm of Crowe and Dunlevy.

Andrew B. Kronick joined the Company in December 2001 as its Senior Vice President of National Accounts and Logistics Services. In fiscal 2004, Mr. Kronick was named Senior Vice President, Sales. Prior to joining the Company, from 1999 to 2001, Mr. Kronick served as President of Veredex Logistics and was co-founder of deliverEnow.com, both technology and same-day logistics solutions companies. Prior to that, from 1995 to 1999, he served as Corporate Vice President of Sales and Marketing of Consolidated Delivery & Logistics, a national provider of time-critical logistics solutions, a company of which he was a founding member.

Kay Perry Durbin joined the Company in February 2000 as its Director of Compensation and Benefits. In November 2001, she was named the Company’s Vice President of Compensation and Benefits. In September 2002, she was named Vice President Human Resources, and served in that capacity until August 2004 when she was named Senior Vice President, Workforce Resources. Prior to joining the Company, Ms. Durbin was the Manager Compensation and Benefits for Fleetwood Retail Corporation.

Jeffrey Hendrickson joined the Company in December 2003 as its President and Chief Operating Officer. Prior to joining Velocity Express, from 2002 to 2003, Mr. Hendrickson was President and Chief Executive Officer of Sport & Health Company, a privately held company headquartered in McLean, Virginia. From 2000 to 2002, Mr. Hendrickson was the President and Chief Operating Officer of BC Harris Publishing Company, Inc. During 2000, Mr. Hendrickson served as Executive Vice President, Operations for Park N’ View, Inc. Park N’ View, Inc. filed for protection under Chapter 11 of the Federal Bankruptcy Laws in December 2000. He has also served in a senior executive capacity for such organizations as Brinks, Inc., National Car Rental System, Inc., Chase Manhattan Corporation, and Hertz Corporation.

Daniel R. DeFazio joined the Company in August 2004 as the Senior Vice President, Finance and Controller. In January 2005 he was named the Company’s Chief Financial Officer. Mr. DeFazio is a seasoned finance executive with over 19 years of experience in challenging, highly competitive businesses. Mr. DeFazio most recently served as CFO and Financial Services Partner for Richards Capital & Associates in Miami, Florida. Prior to that he functioned in the roles of CFO, COO and Executive Vice President at VirtualCom, Inc. He has also held other positions in finance with Xerox, Pitney Bowes and PricewaterhouseCoopers. Mr. DeFazio has a Bachelor of Science from Ithaca College in Accounting and Economics, and is also a Certified Public Accountant.

There are no family relationships between directors or executive officers of the Company.

Audit Committee

The Company’s Audit Committee consists of the following individuals: Richard A. Kassar, Chairman, Leslie E. Grodd, and John J. Perkins. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that Richard A. Kassar is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. The members are independent and have met twenty-two times in discussion and review of the Company’s audit efforts.

Nominating Committee

In October 2004, the Board approved the establishment of the Nominating Committee. The Nominating Committee recommends new director nominees to the Board. The Nominating Committee operates under a written charter, which was adopted in October 2004, and serves to identify and recommend individuals qualified to become members of the Board. The Nominating Committee charter is posted on the Company’s web site at www.velocityexp.com under “Investor Info—Governance.” All of the Nominating Committee members meet the independence requirements of the NASDAQ listing standards. The Nominating Committee met once during fiscal 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and the holders of 10% or more of the Company’s stock to file with the Securities and Exchange Commission initial reports of changes in ownership of equity securities of the Company. Based on the Company’s review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during fiscal 2004, its directors, executive officers and holders of 10% or more of the Company’s stock filed all reports on a timely basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which applies to the Company’s directors, officers and employees. The Code of Ethics is filed as an exhibit to this Annual Report on Form 10-K and is published on the Company’s website at www.velocityexp.com under “Investor Info.” Any amendments to the Code of Ethics and waivers of the Code of Ethics for the Company’s Chief Executive Officer or Chief Financial Officer will be published on the Company’s website. You may request a copy of the Code of Ethics at no cost by writing to us at the following address: Velocity Express Corporation, One Morningside Drive North, Building B, Suite 200, Westport, CT 06880 Attention: Corporate Secretary.

ITEM 11.	EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended July 2, 2005, July 3, 2004 and June 28, 2003, the aggregate compensation paid or accrued with respect to the Company’s Chief Executive Officer and up to the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of July 2, 2005 (the “Named Executive Officers”), based upon salary and bonus earned by such executive officers and individuals in fiscal 2005.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options(4)
Vincent A. Wasik(1)	2005	$900,000	$17,287	$—	$—
Chief Executive Officer	2004	510,000	13,965	—	—
	2003	—	—	6,480	—

Andrew B. Kronick	2005	300,000	—	—	—
Senior Vice President, Sales	2004	253,077	—	—	365,764
	2003	195,923	3,245	—	—

Wesley C. Fredenburg	2005	225,000	—	—	—
General Counsel and Secretary	2004	237,981	—	—	365,764
	2003	216,346	—	—	—

Jeffrey Hendrickson	2005	345,192	17,287	—	—
President and Chief Operating Officer	2004	161,538	—	—	1,097,294
	2003	—	—	—	—

Daniel R. DeFazio	2005	204,615	—	—	—
Chief Financial Officer	2004	—	—	—	—
	2003	—	—	—	—

(1)	Mr. Wasik serves as the Company’s Chief Executive Officer pursuant to an agreement between the Company and MCG Global, LLC (“MCG”). Mr. Wasik is an owner and principal of MCG. His compensation is paid through MCG. For 2005, salary includes $300,000 representing 81,370 shares of Series M Preferred Stock.

(2)	For 2005 and 2004, includes health insurance premiums for Mr. Wasik and for Mr. Hendrickson in 2005. For 2003, represents vehicle allowance for Mr. Kronick.

(3)	For 2003 includes 180 shares of restricted stock granted to Mr. Wasik on February 21, 2003 for his service on the Board of Directors. The stock vested one year from the date of grant. On July 2, 2005, the aggregate value of the restricted stock holdings was $1,159.

(4)	In 2004, represents the number of shares of common stock underlying warrants. 6,667 warrants were granted to both Messrs. Kronick and Fredenburg subject to shareholder approval for the grant. Shareholder approval was granted on February 14, 2005. The warrants had an exercise price of $0.50 per share, a term of seven years and are immediately exercisable. The tax treatment for these warrants changed in 2005 resulting in significant tax implications for Messrs. Kronick and Fredenburg who have elected not to receive the warrants and are discussing with the Company replacement warrants. 20,000 warrants were granted to Mr. Hendrickson in connection with his offer of employment with the Company. The warrants have an exercise price of $0.50 per share, a term of seven years and are immediately exercisable. No SARs were granted in any of years presented.

No options were granted during the 2005 fiscal year.

COMPENSATION OF DIRECTORS

Cash Compensation.    During the 4th quarter of fiscal 2005 directors’ compensation was modified to include a combination of cash and stock options. Only the outside directors will receive the cash portion of the compensation. Cash compensation for calendar 2005 was $91,000.

Stock Options and Restricted Stock.    In February 1996, the Company adopted its 1996 Director Stock Option Plan. Until February 2002, each outside director was granted an option to purchase 3,000 shares of Common Stock for each year of service as a director. The term of each option granted under the plan was five years and the exercise price per share for stock granted under the plan was 100% of the fair market value per share on the date on which the respective option was granted.

Effective February 2002 on an annual basis, each director was granted 4,000 options, and the Chairman of the Board was granted an additional 2,000 options. Audit and Executive Committee members were granted 2,000 options, Compensation Committee members were granted 1,000 options, and Executive IT Committee members were granted 1,500 options. The chairperson of each committee received an additional 1,000 options. The term of each option granted under the plan was five years and the exercise price per share for stock granted under the plan was 100% of the fair market value per share on the date on which the respective option was granted.

Effective September 2002, directors and committee members were granted, on an annual basis, shares of restricted stock as compensation for board and committee service. The shares vested one year from the date of grant of the restricted stock. Directors were awarded 4,000 shares, and the Chairman of the Board was granted an additional 2,000 shares. Audit and Executive Committee members were granted 2,000 shares, Compensation Committee members were granted 1,000 shares, and Executive IT Committee members were granted 1,500 shares. The chairperson of each committee received an additional 1,000 shares.

Effective May 2004, directors and committee members were to be granted, on an annual basis, shares of restricted stock as compensation for board and committee service. The shares were to vest one year from the date of grant of the restricted stock. The number of shares of restricted stock was determined by dividing the amount of compensation by the closing price of the Company’s common stock on the date of grant according to the following compensation schedule. Directors were awarded $25,000, and the Chairman of the Board was granted an additional $12,500. Audit Committee members were granted $25,000. Executive and Compensation Committee members were granted $15,000, and Technology Committee members were granted $3,000. Effective October 23, 2004, Nominating Committee members were granted an additional $15,000. The chairperson of each committee received an additional $6,000. No grants were made under this schedule.

Effective April 14, 2005, directors and committee members are granted, on an annual basis, options to purchase shares of the Company’s common stock and, for certain members, cash as compensation for board and committee service. This compensation was also used to compensate directors for calendar year 2004. Only three directors, Richard Kassar, Leslie Grodd and John Perkins receive cash compensation. The cash compensation is made according to the following compensation schedule. Directors are awarded $10,000. Audit Committee members are granted $10,000 and the chairman receives an additional $4,000. Compensation Committee members are granted $8,000. Nominating Committee members are granted $8,000 and the chairperson receives an additional $3,000. The options shares vest one year from the date of grant and have an exercise price equal to the closing market price of the Company’s common stock on the day of the grant. The number of options granted is calculated by dividing the following amounts by the closing market price of the Company’s common stock on the day of the grant. Directors are granted $7,000 and the chairman is granted an additional $3,500. Audit Committee members are granted $7,000 and the chairman receives an additional $3,500. Compensation Committee members are granted $4,000 and the chairman receives an additional $1,000. Nominating Committee members are granted $4,000 and the chairperson receives an additional $1,000.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL AGREEMENTS

The Company has employment contracts and severance agreements in effect with Vincent Wasik, its Chairman and Chief Executive Officer, Wesley C. Fredenburg, its General Counsel and Secretary, Drew Kronick, its Senior Vice President, Sales, Jeffrey Hendrickson, its President, Chief Operating Officer and Daniel DeFazio, its Chief Financial Officer. The Company’s Board of Directors appointed Mr. Wasik as the Company’s Chief Executive Officer on July 28, 2003, with the understanding that the Company and MCG Global, LLC (“MCG”) would enter into a Contractor Services Agreement for Mr. Wasik’s services as the Chief Executive Officer of the Company. On October 20, 2004, the Company and MCG entered into a Contractor Services Agreement, effective as of July 28, 2003 (the “Service Agreement”). Mr. Wasik is an owner and principal of MCG and was a stockholder and Chairman of the Board of the Company at the time this Services Agreement was authorized and executed.

The Service Agreement sets forth the rights and duties of both the Company and Mr. Wasik and directs the Company’s Compensation Committee to establish, on an annual basis, Mr. Wasik’s compensation level and eligibility for salary increases, bonuses, benefits and grants of equity. The Service Agreement also allows Mr. Wasik to contract to provide similar services to other businesses as long as Mr. Wasik abides by his confidentiality obligations under the Service Agreement. Furthermore, the Company has agreed to indemnify and hold harmless MCG, its officers, directors, employees and agents, including Mr. Wasik, from liabilities arising out of any services rendered by MCG to the Company, other than as a result of gross negligence or willful misconduct. The Company also agreed to cause MCG and Mr. Wasik to be named as additional insured parties under its Directors and Officers Liability insurance policies. The Service Agreement does not contain any fixed term and may be terminated by either party at any time upon written notice. Other than payment of outstanding fees and expenses owed to MCG at termination, the Service Agreement does not contain any obligation upon the Company to pay severance in the event the agreement is terminated by the Company.

The Company and Mr. Kronick are parties to an employment agreement dated November 28, 2001, governing his employment with the Company. The agreement sets forth Mr. Kronick’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans and the terms of a non-solicitation and non-competition agreement. Pursuant to the agreement, Mr. Kronick’s employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Kronick with two months’ prior notice. The agreement is not for a fixed period of time. If the agreement is terminated by the Company for reasons other than cause, the Company will pay Mr. Kronick an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Kronick’s employment for cause upon written notice without any further obligation to Mr. Kronick.

The Company and Mr. Fredenburg are parties to an employment agreement dated November 15, 2003, governing his employment with the Company. The agreement sets forth Mr. Fredenburg’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Fredenburg’s employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Fredenburg with two months’ prior notice. The agreement is for a period of two years and, at its expiration, can be renewed at the option of the Company. If the agreement is not renewed, the Company may, at its option and in exchange for Mr. Fredenburg executing a non-competition agreement, offer to pay an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Fredenburg’s employment for cause upon written notice without any further obligation to Mr. Fredenburg.

The Company and Mr. Hendrickson are parties to an employment agreement dated December 15, 2003, governing his employment with the Company. The agreement sets forth Mr. Hendrickson’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Hendrickson’s employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Hendrickson with two months’ prior notice. The agreement is for a period of two years and, at its expiration, can be renewed at the option of the Company. If the agreement is not renewed the Company will, in exchange for Mr. Hendrickson executing a non-competition agreement, offer to pay an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Hendrickson’s employment for cause upon written notice without any further obligation to Mr. Hendrickson.

The Company and Mr. DeFazio are parties to an employment agreement dated March 8, 2005, governing his employment with the Company. The agreement with Mr. DeFazio is “at will” and, therefore, does not have a stated term, and may be terminated by the Company with or without written notice, or by Mr. DeFazio with 30 days’ prior written notice. The agreement sets forth Mr. DeFazio’s compensation level and eligibility for salary increases, bonuses, benefits, and option grants under stock purchase plans. The agreement also provides for Mr. DeFazio’s participation in the Company’s employee benefit programs and other benefits. In the event of termination of Mr. DeFazio’s employment by reason of his death or by his resignation for any reason, the Company shall provide payment to Mr. DeFazio of the earned but unpaid portion of his base salary through the termination date and the pro-rated portion of any bonus due Mr. DeFazio pursuant to any bonus plan or arrangement established prior to the termination of his employment. In the event Mr. DeFazio’s employment was terminated by the Company for cause (as defined in the Employment Agreement), the Company shall provide payment to Mr. DeFazio of the earned but unpaid portion of his base salary through the termination date. In the event Mr. DeFazio’s employment was terminated by the Company without cause, the Company will pay to Mr. DeFazio the earned but unpaid portion of his base salary through the termination date and offer Mr. DeFazio a severance option (the “Severance Option”). The Severance Option will entail the Company (i) paying Mr. DeFazio, as severance pay each month, for twelve consecutive months following the termination of his employment, beginning one month after termination from employment, Mr. DeFazio’s monthly base salary in effect at the time of separation, less customary withholdings; (ii) continuing to pay Mr. DeFazio’s group health and dental insurance coverage for the term of the severance payments or 12 months, whichever is greater; and (iii) causing the immediate vesting of any unvested stock options or stock grants held by Mr. DeFazio at the time of the termination of his employment. The Severance Option is conditioned on Mr. DeFazio executing the Company’s standard general release, without revocation, upon the termination of his employment, and for Mr. DeFazio to comply with a restrictive non-competition covenant for a period of twelve months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2005, the Compensation Committee of the board consisted of James G. Brown, and Richard A. Kassar. Neither Mr. Brown nor Mr. Kassar was at any time during fiscal 2005 or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or the compensation committee of the Company. Through his position as Managing Director of TH Lee Putnam Ventures, L.P., James G. Brown had relationships with the Company requiring disclosure under Item 404 of SEC Regulation S-K. See “Certain Relationships and Related Party Transactions.”

COMPENSATION COMMITTEE REPORT

The following is the report of the compensation committee of the board describing compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 2, 2005.

Compensation Philosophy.    The philosophy of the Company’s compensation committee regarding executive compensation is to link executive pay to corporate performance. A significant portion of executive compensation is tied to the Company’s success in meeting one or more specified performance goals and to appreciation in the Company’s market valuation. The goals of the compensation program are to attract and retain highly talented executives and to motivate them to high levels of performance, recognizing the different impact that various executives have on the achievement of corporate goals.

The key elements of the executive compensation are generally base salary, annual bonus (dependent on corporate and individual performance) and stock options. The compensation committee approves compensation and pay levels as well as stock option grants to executive officers.

Base Salaries.    Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual. Base salaries are reviewed annually, and are adjusted based upon performance contribution, management recommendation and market conditions.

Bonus.    Some of the Company’s executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at the beginning of each year, and eligible executives are assigned target bonus levels.

Stock Options.    The purpose of the Company’s stock option plans is to provide an additional incentive to certain employees of the Company to work to maximize stockholder value. Option grants with short-term vesting are used to reward past performance while option grants with long-term vesting are awarded to encourage employees to take into account the long-term interests of the Company, align employees’ and shareholders’ interests, as well as to create a valuable retention device for key employees. Stock options are typically granted at the time of hire, at the time of promotion or at the time of achievement of a significant corporate objective.

Compensation of Chief Executive Officer.    The compensation committee approved the compensation of Vincent Wasik for fiscal 2005 by way of an agreement between the Company and MCG Global, LLC. Mr. Wasik is an owner and principal of MCG Global, LLC. Compensation in fiscal 2005 under the agreement amounted to $900,000. The compensation committee determined the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers. In determining Mr. Wasik’s base salary, the Committee evaluated his performance by considering the Company’s financial and operating performance for fiscal 2004 as well as Mr. Wasik’s leadership, his ability to foster and maintain a strong, positive and high integrity culture, and his continued ability to develop and implement strategies to enhance shareholder value over the long-term. The Committee also considered Mr. Wasik’s personal performance in a number of additional areas, including growth, innovation, productivity improvement, new ventures, organizational development, diversity and customer and stockholder relations.

Summary.    It is the opinion of the compensation committee that the executive compensation policies and programs in effect for the Company’s executive officers provide an appropriate level of total remuneration that properly aligns the Company’s performance and interests of the Company’s shareholders with competitive executive compensation in a balanced and reasonable manner.

COMPENSATION COMMITTEE

James G. Brown
Richard A. Kassar

Stock Performance Graph

In accordance with Exchange Act regulations, the following performance graph compares the cumulative total shareholder return on the company’s common stock to the cumulative total return on the NASDAQ Stock Market and a selected group of peer issuers over the same period. The peer issuers consist of Consolidated Delivery and Logistics, Inc. and Dynamex. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 in 2000 and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Year	Velocity Express Corporation	S&P SmallCap 600	Nasdaq	Peer Group
2000	$100.00	$100.00	$100.00	$100.00
2001	7.25	109.95	54.48	71.00
2002	7.63	109.81	36.89	75.34
2003	2.15	105.03	40.98	195.12
2004	1.23	138.80	50.60	439.30
2005	0.32	158.98	51.87	511.11

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

As of September 1, 2005, the Company had issued and outstanding 15,318,865 shares of Common Stock, 5,239,546 shares of Series M Preferred, 1,940,248 shares of Series N Preferred and 800,000 shares of Series O Preferred. The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of September 1, 2005, by (i) each person who is known to the Company to own beneficially more than five percent of each class of the Company’s voting securities, (ii) each of the Company’s directors and nominee directors, (iii) each of the Company’s named executive officers, and (iv) all executive officers and directors as a group. Beneficial ownership listed in the tables below based on ownership of the Company’s convertible preferred shares reflects Common Stock equivalents. Each share of Common Stock is entitled to one vote. For purposes of voting as of September 1, 2005, each holder of Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock shall be entitled to vote a number of votes equal to the ratio of the Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock Stated Value to the Market Price multiplied by the number of shares held by such holder, rounded down to the nearest whole number.

Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares and the address of each person identified below is Velocity Express Corporation, One Morningside Drive North, Building B, Suite 300, Westport, Connecticut 06880. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of September 1, 2005.

Reference made herein to TH Lee Putnam Ventures (“THLPV”) includes TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Co Investment Partners, LLC, and Blue Star I, LLC.

Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned(1)
TH Lee Putnam Ventures(2)	11,065,638	72.2%
200 Madison Avenue, Suite 2225, New York, NY 10016

James G. Brown(3)	11,065,908	72.2%
200 Madison Avenue, Suite 2225, New York, NY 10016

Alexander I. Paluch(4)	382,426	2.5%

Vincent A. Wasik(5)	410,402	2.7%

East River Ventures II, LP(6)	350,507	2.3%
645 Madison Avenue, Ste 2200, New York, NY 10022

MCG Global LLC(7)	166,128	1.1%
One Morningside Drive N., Ste 200, Westport, CT 06880

Jeffrey Hendrickson	36,254	*
5674 Shaddlelee Lane W., Fort Meyers, FL 33919

Andrew B. Kronick(8)	1,634	*

Wesley C. Fredenburg(9)	7,358	*

Richard A. Kassar	280	*

Leslie E. Grodd	—	*

John J. Perkins	—	*

Daniel R. DeFazio	—	*

All directors and officers as a group (10 persons)(10)	11,893,781	77.50%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 15,318,865 shares of Common Stock outstanding as of September 1, 2005. Beneficial ownership based upon ownership of convertible preferred stock reflects Common Stock equivalents on an as-if-converted basis. Common Stock issuable pursuant to outstanding warrants, stock options and convertible preferred stock is deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person. More than one person may beneficially own the same shares.

(2)	Includes 10,274,604 shares of Common Stock, 547,857 shares of Common Stock issuable upon conversion of Series M Convertible Preferred, 242,777 shares of Common Stock issuable upon exercise of Warrants and 400 shares of Common Stock issuable upon exercisable of Options owned by THLPV.

(3)	Includes 270 restricted shares of Common Stock owned directly by Mr. Brown and 11,065,638 shares of Common Stock and shares issuable into Common Stock beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.

(4)	Consists of (i) 17,912 shares of Common Stock, 10,881 shares of Common Stock issuable upon conversion of Series M Preferred Stock and 548 shares of Common Stock issuable upon exercise of Warrants owned directly by Mr. Paluch; (ii) 273,557 shares of Common Stock, 68,012 shares of Common Stock issuable upon conversion of Series M Preferred Stock and 8,938 shares of Common Stock issuable upon exercise of Warrants owned by East River Ventures II, LP; and (iii) 2,371 shares of Common Stock and 207 shares of Common Stock issuable upon exercise of Warrants owned by ERV Partners LLC.

(5)	Consists of (i) 98,961 shares of Common Stock, 136,951 shares of Common Stock issuable upon conversion of Series M Preferred Stock, 7,932 shares of Common Stock issuable upon exercise of Warrants, 250 shares of Common Stock issuable upon exercise of Options and 180 shares of restricted stock owned directly by Mr. Wasik; (ii) 161,353 shares of Common Stock and 4, 775 shares of Common Stock issuable upon exercise of Warrants owned by MCG Global LLC.

(6)	Consists of 273,557 shares of Common Stock, 68,012 shares of Common Stock issuable upon conversion of Series M Preferred Stock and 8,938 shares of Common Stock issuable upon exercise of Warrants.

(7)	Consists of 161,353 shares of Common Stock and 4,775 shares issuable upon exercise of Warrants.

(8)	Consists of 1,400 shares issuable upon exercise of Options, 234 shares issuable upon exercise of Warrants.

(9)	Consists of 5,724 shares of Common Stock owned directly, 1,400 shares issuable upon exercise of Options, 234 shares issuable upon exercise of Warrants.

(10)	Consists of an aggregate of 10,861,896 shares of Common Stock, 450 shares of restricted stock, 763,649 shares of Common Stock issuable upon conversion of Series M Preferred Stock 267,786 shares issuable pursuant to presently exercisable Options and Warrants directly owned by directors and officers, 11,065,638 shares beneficially owned by THLPV (for which Mr. Brown disclaims beneficial ownership) 350,507 shares beneficially owned by East River Ventures II LP (for which Mr. Paluch disclaims beneficial ownership), 2,578 shares owned by ERV Partners LLC (for which Mr. Paluch disclaims beneficial ownership), 166,128 shares beneficially owned by MCG Global LLC.

Series M Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Pequot(2) 500 Nyala Farm Road, Westport, CT 06880	1,615,753	31.2%
Scorpion Capital Partners, L.P.(3) 245 Fifth Avenue, 25th Floor, New York, NY 10016	1,588,638	30.6%
Special Situations Private Equity Fund, L.P.(4) 153 E. 53rd Street, 55th Floor, New York, NY 10022	480,709	9.3%
Special Situations Fund III, L.P.(4) 153 E. 53rd Street, 55th Floor, New York, NY 10022	346,682	6.7%
TH Lee Putnam Ventures(5) 200 Madison Avenue, Suite 2225, New York, NY 10016	547,805	10.6%
James G. Brown(6) 200 Madison Avenue, Suite 2225, New York, NY 10016	547,805	10.6%
Vincent A. Wasik	136,951	2.6%
Alex Paluch	78,893	1.5%
Richard A. Kassar	—	*
Leslie E. Grodd	—	*
John J. Perkins	—	*
Wesley C. Fredenburg	—	*
Andrew B. Kronick	—	*
Jeffrey Hendrickson	—	*
Daniel R. DeFazio	—	*
All directors and executive officers as a group (10 persons)(7)	763,649	14.7%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based upon 5,185,075 shares of Series M Preferred outstanding as of September 1, 2005, which are convertible into an aggregate of 5,185,075 shares of Common Stock. The percentage does not consider shares of Series M Preferred based upon the right to receive PIK interest that are not issued and outstanding.

(2)	Includes the right to receive 796,400 shares by Pequot Scott Fund, L.P., the right to receive 472,400 shares by Pequot Navigator Onshore Fund, L.P. and the right to receive 346,953 shares by Pequot Navigator Offshore Fund, Inc.

(3)	Includes the right to receive 1,369,516 shares by Scorpion Capital Partners, L.P. and the right to receive 219,122 shares by Scorpion Acquisition.

(4)	MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(5)	Includes the right to receive 302,199 shares by TH Lee Putnam Ventures, L.P., the right to receive 221,064 shares by TH Lee Putnam Parallel Ventures, L.P., the right to receive 17,695 shares by THLi Co Investment Partners, LLC, and the right to receive 6,847 shares by Blue Star I, LLC.

(6)	Consists of the right to receive shares by TH Lee Putnam Ventures, for which Mr. Brown disclaims beneficial ownership.

(7)	Consists of (i) the right to receive 215,844 shares by officers and directors; and (ii) the right to receive 547,805 shares by THLPV, for which Mr. Brown disclaims beneficial ownership.

Series N Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Crestview Capital Master, LLC(1)	949,796	48.9%
SF Capital Partners Ltd	542,741	28.0%
Scorpion Capital Partners, LP 245 Fifth Avenue, 25th Floor, New York, NY 10016	203,528	10.5%
Gryphon Partners, LP	162,822	8.4%
GSSF Master Fund, LP	81,411	4.2%
James G. Brown	—	*
Vincent A. Wasik	—	*
Alex Paluch	—	*
Richard A. Kassar	—	*
Leslie E. Grodd	—	*
John J. Perkins	—	*
Wesley C. Fredenburg	—	*
Andrew B. Kronick	—	*
Jeffrey Hendrickson	—	*
Daniel R. DeFazio	—	*
All directors and executive officers as a group (10 persons)	—	*

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 1,940,298 shares of Series N Preferred Stock outstanding as of September 1, 2005, which are convertible into an aggregate of 1,940,298 shares of Common Stock. The percentage does not consider shares of Series N Preferred based upon the right to receive PIK interest that are not issued and outstanding. More than one person may be beneficially entitled to the same shares.

Series O Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Gryphon Master Fund, L.P.	250,000	31.3%
GSSF Master Fund, LP	125,000	15.6%
William S. Lapp	75,000	9.4%
Bristol Investment Fund, Ltd.	225,000	28.1%
Smithfield Fiduciary, LLC	125,000	15.6%
James G. Brown	—	*
Vincent A. Wasik	—	*
Alex Paluch	—	*
Richard A. Kassar	—	*
Leslie E. Grodd	—	*

John J. Perkins	—	*

Wesley C. Fredenburg	—	*

Andrew B. Kronick	—	*

Jeffrey Hendrickson	—	*

Daniel R. DeFazio	—	*

All directors and executive officers as a group (10 persons)	—	*

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 800,000 shares of Series O Preferred Stock outstanding as of September 1, 2005, which are convertible into an aggregate of 800,000 shares of Common Stock. The percentage does not consider shares of Series O Preferred based upon the right to receive PIK interest that are not issued and outstanding. More than one person may be beneficially entitled to the same shares.

Equity Compensation Plan Information

The Company maintains the 1995 Stock Option Plan (the “1995 Plan”), the 2000 Stock Option Plan (the “2000 Plan”) and the 1996 Director Stock Option Plan (the “1996 Director Plan”), pursuant to which it may grant equity awards to eligible persons. The shareholders of the Company have approved the 1995 Plan, the 2000 Plan and the 1996 Director Plan.

The following table sets for information about the Company’s equity compensation plans as of July 2, 2005. For more information about the Company’s stock option plans, see footnote 9 to the Consolidated Financial Statements.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	125,984	(1)	$139.71	31,243	(2)
Equity compensation plans not approved by security holders(3)	320,980		15.28	NA

Total	446,964		50.36	31,243

(1)	Includes (i) 3,401 shares to be issued upon exercise of options granted under the 1995 Plan, (ii) 14,581 shares to be issued upon exercise of options granted under the 2000 Plan, (iii) 180 shares to be issued upon exercise of options granted under the 1996 Director Plan, (iv) 7,192 shares to be issued upon the exercise of warrants granted in connection with the sale of Series F Preferred Stock, and (v) 100,630 shares to be issued upon the exercise of warrants granted in connection with the sale of Series H Preferred Stock.

(2)	1,467 shares remaining under the 1995 Plan; 27,616 shares remaining under the 2000 Plan; and 2,160 shares remaining under the 1996 Director Plan.

(3)	Includes (i) 1,900 non-qualified stock options that were issued in October and November 2000 to certain executive officers in connection with their offers of employment with the Company which vested ratably over three years; (ii) 400 non-qualified stock options issued in October 2001 to certain executive officers which vested ratably over two years on each six-month anniversary of the date of grant; (iii) 300 non-qualified stock options issued to a consultant in exchange for services provided in 1999 which option vested on the date of grant; and (iv) 318,380 shares of common stock issuable upon exercise of warrants that were granted to employees and outside contractors for the purpose of compensation and bonuses and have various grant dates, expiration dates and exercise prices. Certain of the warrants contain a provision to allow additional shares of common stock upon exercise of the warrants in the event that the Company issues other equity instruments that would result in dilution to the holders of the warrants. As of July 2, 2005, each warrant is exercisable into one share of common stock.

ITEM 13. CERTAIN	RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

Issuance of Series M Convertible Preferred Stock

Pursuant to a Stock Purchase Agreement entered into on December 21, 2004 and January 31, 2005, and subject to the Company’s fifty-to-one reverse stock split effective February 16, 2005, the Company contracted to issue, upon shareholder approval of its issuance and certain other related proposals, 6,271,567 shares of Series M Convertible Preferred Stock (“Series M Preferred”) for $3.685 per share for proceeds of $22.9 million. Of the total proceeds, approximately $22.6 million was received in cash, and $360,000 was in exchange for services performed for the Company. The initial conversion price of the Series M Preferred was $3.685, and, at the time the Stock Purchase Agreement was entered into, each share of Series M Preferred was convertible into one share of the Company’s common stock.

The Company sold the Series M Preferred to the following directors, officers and/or beneficial owners of 5% or more of any class of the Company’s voting securities: TH Lee Putnam Ventures holds more than 5% of each of Common Stock. Two of its executive officers are also serving on the Company’s Board. Vincent Wasik, the founder and principal of MCG Global LLC and the Chairman of the Board and CEO, owns more than 5% of Common Stock.

Name of Beneficial Owner	Number of Shares of Series M Preferred
TH Lee Putnam Ventures(1)	27,123,187
Vincent Wasik	6,780,797

(1)	A Company director, Mr. James G. Brown is an executive officer of TH Lee Putnam Ventures. Mr. Brown disclaims beneficial ownership of these shares.

Warrant to Purchase Common Stock

As part of the Series M Preferred private placement, THLPV agreed to extend for a two-year period the July 1, 2004 capital contribution agreement previously entered into between THLPV and the Company’s lenders in support of the Company’s revolving credit facility. Under the terms of the capital contribution agreement, in the event that THLPV elects to not provide further financial support for the Company, THLPV is required to notify the Company’s lenders of such decision and provide specific levels of financial support for a thirty-day period following the notification. In exchange for entering into the capital contribution agreement, the lenders agreed to waive certain financial covenants under the Company’s credit facilities. At the time, THLPV did not receive any compensation in exchange for entering into the capital contribution agreement. As part of the extension of the capital contribution agreement, the Company agreed to issue to THLPV, subject to shareholder approval which granted on February 14, 2005, a warrant to purchase 9,677,553 pre-reverse stock split shares of common stock. The term of the warrant will be five years, and the warrant will have an exercise price of $0.0001 per share. Due to the value of the warrant, the Company recorded $2.3 million as a deferred financing cost.

Issuance of Series N Convertible Preferred Stock

Pursuant to a Stock Purchase Agreement entered into on April 28, 2005, the Company contracted to issue to nine institutional and accredited investors 2,544,097 shares of Series N Convertible Preferred Stock (“Series N Preferred”) for $3.685 per share for net proceeds of $9,375,000. Each share of Series N Preferred is convertible into one share of the Company’s common stock, and had an initial conversion price of $3.685 per share subject to certain adjustments.

Issuance of Series O Convertible Preferred Stock

Pursuant to a Stock Purchase Agreement entered into on July 20, 2005, the Company contracted to issue to seven institutional and accredited investors 1,400,000 shares of Series O Convertible Preferred Stock (“Series O Preferred”) for $4.00 per share for net proceeds of $5.6 million. Each share of Series O Preferred is convertible into one share of the Company’s common stock, and had an initial conversion price of $4.00 per share subject to certain adjustments.

Contracts and Arrangements with MCG Global, LLC

The Company has entered into Contractor Services Agreement (the “agreement”) with MCG Global, LLC and its related entities (“MCG”), effective as of July 27, 2003 under which Vincent A. Wasik provides all services as Chief Executive Officer of the Company. Vincent A. Wasik was a shareholder and Chairman of the Board of the Company at the time the agreement was entered into. The agreement provides that the Compensation Committee on an annual basis shall establish the compensation for these services. On January 15, 2005 the Compensation Committee modified the agreement with MCG by eliminating the grant of warrants to purchase shares of the Company’s common stock. In fiscal 2004, the Company recorded compensation expense of $900,000 for these services.

The Company subleases a portion of its headquarters office space in Westport Connecticut from MCG. The sublease agreement was approved by the Company’s Audit Committee who determined that the terms of the sublease were at market rates. The Company also reimburses MCG for limited use of MCG’s personnel and for office expenses.

The Company has an agency relationship with Peritas, LLC (“Peritas”), a vehicle rental company wholly-owned by TH Lee Putnam Ventures (“THLPV”). Peritas was initially formed and owned by MCG Global, LLC. The founder and principal of MCG Global LLC is Vincent Wasik, the Chairman of the Board and CEO of the Company. MCG established Peritas to accommodate the Company’s need for the Peritas services pending a new owner. Neither MCG nor Mr. Wasik has received any revenue, compensation or benefit from short-term ownership or management of Peritas, and Peritas was transferred to THLPV for no consideration. The business of Peritas is to rent delivery vehicles to independent contractors who perform services for the Company and other companies.

THLPV provides the Company with a standby Letter of Credit guarantee of $7.5 million in support of the Company’s revolving credit facility.

ITEM 14. PRINCIPAL	ACCOUNTING FEES AND SERVICES

The following table sets forth the approximate aggregate fees billed to the Company for fiscal years 2005 and 2004 by Ernst & Young LLP, the Company’s principal accountant:

	Fiscal Year
Fee	2005	2004
Audit Fees(1)	$650,000	$695,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)	Includes fees related to the annual audit and quarterly reviews.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by the Company’s Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent auditors in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent auditors and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by the independent auditors and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditors during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by the Company’s Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditors.

All of the services provided by the independent auditors in fiscal 2005, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PART IV.

ITEM 15. EXHIBITS,	FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(1)	Financial Statements

The consolidated financial statements required by this item are listed in Item 8, “Financial Statements and Supplementary Data” herein.

(2)	Financial Statement Schedules

II—Valuation and Qualifying Accounts—years ended July 2, 2005, July 3, 2004 and June 28, 2003.

All other schedules for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

(3)	Exhibits

Reference is made to the Exhibit Index.

(4)	Reports on Form 8-K.

The Company filed one report on Form 8-K during the fiscal quarter ended July 2, 2005, as follows:

(i)	Current Report on Form 8-K filed on May 4, 2005, relating to the issuance of a press release of Velocity Express Corporation reporting Velocity Express Corporation’s private placement of a newly authorized series of the Company’s preferred stock.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westport, state of Connecticut on October 26, 2005.

VELOCITY EXPRESS CORPORATION

By	/s/ VINCENT A. WASIK
Vincent A. Wasik
Chairman of the Board, Chief Executive Officer

By	/s/ DANIEL R. DEFAZIO
Daniel R. DeFazio
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley C. Fredenburg and Mark E. Ties, or either of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or substitute or substitutes may do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT A. WASIK Vincent A. Wasik	Chairman of the Board and Chief Executive Officer	October 26, 2005

/s/ DANIEL R. DEFAZIO Daniel R. DeFazio	Chief Financial Officer	October 26, 2005

/s/ JAMES BROWN James Brown	Director	October 26, 2005

/s/ ALEX PALUCH Alex Paluch	Director	October 26, 2005

/s/ RICHARD A. KASSAR Richard A. Kassar	Director	October 26, 2005

/s/ LESLIE E. GRODD Leslie E. Grodd	Director	October 26, 2005

/s/ JOHN J PERKINS John J Perkins	Director	October 26, 2005

FINANCIAL STATEMENT SCHEDULES

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

Schedule II—Valuation and Qualifying Accounts

Fiscal Years 2005, 2004 and 2003

(Amounts in thousands)

Column A	Column B	Column C	Column D	Column E
Description	Balance at Beginning of Period	Additions charged to cost, expenses, revenues	Deductions(1)	Balance at End of Period
Accounts receivable reserves:
2005	$4,743	$8,028	$2,892	$9,879
2004	2,300	12,491	10,048	4,743
2003	2,250	6,665	6,615	2,300

(1)	write-off of accounts receivable determined to be uncollectible.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Merger Agreement by and among CEX Holdings, Inc., Corporate Express Delivery Systems, Inc., United Shipping & Technology, Inc. and United Shipping & Technology Acquisition Corp., dated as of September 8, 1999 (incorporated by reference to the Company’s Form 8-K, filed October 8, 1999).

2.2	Amendment No. 1 to Merger Agreement by and among CEX Holdings, Inc., Corporate Express Delivery Systems, Inc., United Shipping & Technology, Inc. and United Shipping & Technology Acquisition Corp., dated as of September 22, 1999 (incorporated by reference to the Company’s 8-K, filed October 8, 1999).

2.3	Securities Purchase Agreement among United Shipping & Technology, Inc., TH Lee.Putnam Internet Partners, L.P. and TH Lee. Putnam Internet Parallel Partners, L.P., dated as of May 15, 2000 (incorporated by reference to the Company’s Form 8-K, filed June 2, 2000).

2.4	Securities Purchase Agreement among United Shipping & Technology, Inc., TH Lee.Putnam Internet Partners, L.P., TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC and Blue Star I, LLC, dated as of September 1, 2000 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

2.5	Amendment No. 2 to Merger Agreement, Settlement and General Release Agreement by and among Corporate Express, Inc., successor by merger to CEX Holdings, Inc., Velocity Express, Inc. f/k/a Corporate Express Delivery Systems, Inc., and United Shipping & Technology, Inc. dated August 2, 2001 (incorporated by reference to the Company’s Form 10-Q, filed November 13, 2001).

2.6	Agreement and Plan of Merger by and between United Shipping & Technology, Inc., a Utah corporation, and Velocity Express Corporation, a Delaware corporation, dated as of December 6, 2001 (incorporated by reference to the Company’s Form 8-K, filed January 9, 2002).

2.7	Certificate of Merger of United Shipping & Technology, Inc. (a Utah corporation) into Velocity Express Corporation (a Delaware corporation) (incorporated by reference to the Company’s Form 10-K filed September 27, 2002).

3.1	Amended and Restated Certificate of Incorporation of Velocity Express Corporation (incorporated by reference to the Company’s Form 10-K filed October 14, 2003).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Velocity Express Corporation (incorporated by reference to the Company’s Form S-3/A, File No. 333-88568, filed June 3, 2002).

3.3	Certificate of Designation of Preferences and Rights of Series G Convertible Preferred Stock (incorporated by reference to the Company’s Form 10-K filed September 27, 2002).

3.4	Certificate of Designation of Preferences and Rights of Series H Convertible Preferred Stock and Articles of Amendment to the Restated Articles of Incorporation (incorporated by reference to the Company’s Form 10-Q filed February 18, 2003).

3.5	Bylaws of Velocity Express Corporation (incorporated by reference to the Company’s Form 8-K, filed January 9, 2002).

4.1	Specimen form of the Company’s Common Stock certificate (incorporated by reference to the Company’s Statement on Form SB-2, File No. 333-01652C).

4.2	Specimen form of Velocity Express Corporation Common Stock Certificate (incorporated by reference to the Company’s Form 8-K filed April 5, 2002).

Exhibit Number	Description
4.3	Specimen form of Velocity Express Corporation Common Stock Certificate (incorporated by reference to the Company’s Form 10-K filed September 27, 2002).

10.1	1996 Director Stock Option Plan, as amended (incorporated by reference to the Company’s Form 10-QSB for the fiscal quarter ended January 1, 2000).

10.2	2000 Stock Option Plan (incorporated by reference to the Company’s Definitive Schedule 14A filed on May 8, 2000).

10.3	Exchange Agreement by and among United Shipping & Technology, Inc., UST Delivery Systems, Inc. and CEX Holdings, Inc., dated as of September 24, 1999 (incorporated by reference to the Company’s Form 8-K, filed October 8, 1999).

10.4	Stock Purchase Warrant to Acquire Series C Preferred Stock, issued September 1, 2000 by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for 187,290 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.5	Stock Purchase Warrant to Acquire Series C Preferred Stock, issued September 1, 2000 by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for 142,042 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.6	Stock Purchase Warrant to Acquire Series C Preferred Stock, issued September 1, 2000 by United Shipping & Technology, Inc. to THLi Coinvestment Partners, LLC for 10,598 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.7	Stock Purchase Warrant to Acquire Series C Preferred Stock, issued September 1, 2000 by United Shipping & Technology, Inc. to Blue Star I, LLC for 4,024 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.8	Stock Purchase Warrant to Acquire Series C Preferred Stock, to be issued at the time of the Second Closing by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for 262,204 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.9	Stock Purchase Warrant to Acquire Series C Preferred Stock, to be issued at the time of the Second Closing by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for 198,855 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.10	Stock Purchase Warrant to Acquire Series C Preferred Stock, to be issued at the time of the Second Closing by United Shipping & Technology, Inc. to THLi Coinvestment Partners LLC for 14,837 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.11	Stock Purchase Warrant to Acquire Series C Preferred Stock, to be issued at the time of the Second Closing by United Shipping & Technology, Inc. to Blue Star I, LLC for 5,634 shares of Series C Preferred Stock at a price per share equal to $0.01 (incorporated by reference to the Company’s Form 8-K, filed September 8, 2000).

10.12	Form of non-qualified stock option issued to employees as of June 2000 (incorporated by reference to the Company’s Statement on Form 10-KSB for the fiscal year ended July 1, 2000).

Exhibit Number	Description
10.13	Form of Stock Purchase Warrant to Acquire Preferred Stock dated January 4, 2001, issued by the Company to TH Lee.Putnam Internet Partners, L.P., TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC and Blue Star I, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 9, 2001).

10.14	Form of Stock Purchase Agreement to acquire Subscription Notes presently convertible into an aggregate 624,906 shares of Series D Preferred entered into during March 2001 between the Company and TenX Venture Partners, LLC, HomePoint Corporation, Salah Al-Qahtani and AL-MAL Islamic Company (incorporated by reference to the Company’s Form 8-K, filed May 21, 2001).

10.15	Form of Subscription Notes presently convertible into an aggregate 624,906 shares of Series D Preferred issued to TenX Venture Partners, LLC, HomePoint Corporation, Salah Al-Qahtani and AL-MAL Islamic Company pursuant to Stock Purchase Agreements entered into during March 2001 (incorporated by reference to the Company’s Form 8-K, filed May 21, 2001).

10.16	Form of Warrant to purchase shares of Series D Preferred issued to entities affiliated with TH Lee.Putnam Internet Parallel Partners, L.P. on January 4, 2001 (incorporated by reference to the Company’s Form 8-K, filed May 21, 2001).

10.17	Form of Subscription Note Purchase Agreement to purchase Series F Convertible Preferred Stock entered into between the Company and certain investors in July of 2001. (incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2001).

10.18	Form of Subscription Note issued in connection with the Company’s Series F Convertible Preferred Stock financing in July of 2001. (incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2001).

10.19	Form of Warrant to purchase shares of Common Stock used in connection with the Company’s Series F Convertible Preferred Stock financing in July of 2001. (incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2001).

10.20	Third Amended and Restated Registration Rights Agreement dated as of July 2001, among the Company, TH Lee.Putnam Internet Partners, L.P., TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC, Blue Star I, LLC, RS Investment Management, Inc., Marshall T. Masko, Home Point Corporation, TenX Venture Partners, LLC, Al-Mal Islamic Company, Sheikh Salah A.H. Al-Qahtani and each Series F Convertible Preferred Stock purchaser. (incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2001).

10.21	Warrant to purchase up to 1,000,000 shares of Common Stock at a price of $0.40 per share issued by the Company to BLG Ventures, LLC dated August 23, 2001 (incorporated by reference to the Company’s Form 10-Q filed November 13, 2001).

10.22	Loan and Security Agreement by and among Velocity Express, Inc. and related borrowers, and Fleet Capital Corporation dated as of January 25, 2002. (incorporated by reference to the Company’s Form 10-Q filed May 3, 2002).

10.23	Form of Incentive Stock Option Agreement between United Shipping & Technology, Inc., and management, dated October 29, 2001. (incorporated by reference to the Company’s Form 10-Q filed May 3, 2002).

10.24	Form of Stock Purchase Agreement to purchase Series G Convertible Preferred Stock entered into between the Company and certain investors on May 3, 2002. (incorporated by reference to the Company’s Form 10-K/A-2 filed July 28, 2003).

10.25	Form of Stock Purchase Agreement to purchase Series H Convertible Preferred Stock (incorporated by reference to the Company’s Form 10-Q filed May 16, 2003).

Exhibit Number	Description
10.26	Form of Common Stock Warrant issued in connection with the Company’s Series H Convertible Preferred Stock financing (incorporated by reference to the Company’s Form 10-Q filed February 18, 2003).

10.27	Amended and Restated Loan and Security Agreement by and among Velocity Express, Inc. and related borrowers, and Fleet Capital Corporation dated as of November 26, 2003 (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.28	Note Purchase Agreement by and among Velocity Express, Inc., Velocity Express Corporation and BET Associates LP dated as of November 26, 2003 (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.29	Senior Subordinated Note by and among Velocity Express, Inc., Velocity Express Corporation and BET Associates LP, dated as of November 26, 2003 (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.30	Employment Agreement between Velocity Express, Inc. and Wesley C. Fredenburg (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.31	Employment Agreement between Velocity Express, Inc. and Jeffrey Hendrickson dated December 15, 2003 (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.32	Employment Agreement between Velocity Express, Inc. and John Marsalisi dated December 22, 2003 (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.33	Form of Stock Purchase Agreement to purchase Series I Convertible Preferred Stock (incorporated by reference to the Company’s Form 10-Q filed February 7, 2004).

10.34	Form of Stock Purchase Agreement to purchase Series J Convertible Preferred Stock (incorporated by reference to the Company’s Form 10-Q filed May 11, 2004).

10.35	Form of Common Stock Warrant between Velocity Express Corporation and management, dated February 12, 2004 (incorporated by reference to the Company’s Form 10-Q filed May 11, 2004).

10.36	Velocity Express Corporation Code of Business Conduct and Ethics (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

10.37	Employment Agreement between Velocity Express, Inc. and Andrew B. Kronick dated November 28, 2001 (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

10.38	Employment Agreement between Velocity Express, Inc. and Robert B. Lewis dated January 12, 2004 (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

10.39	Contractor Services Agreement between Velocity Express Corporation and MCG Global, LLC (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

10.40	Stock Purchase Warrant to purchase up to 9,677,553 shares of Common Stock at a price of $0.0001 per share issued to TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Coinvestment Partners, LLC and Blue Star I, LLC dated December 21, 2004 (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

10.41	Stock Purchase Agreement to purchase 7,000,000 shares of the Company’s Series L Convertible Preferred Stock, par value $0.004 per share, at a price of $1.00 per Preferred Share, entered into between the Company and TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Coinvestment Partners, LLC and Blue Star I, LLC dated December 21, 2004 (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

Exhibit Number	Description
21.1	Subsidiaries (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

23.1	Consent of Ernst & Young LLP.

31.1	Section 302 Certification of CEO.

31.2	Section 302 Certification of CFO.

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Capital Contribution Agreement dated July 1, 2004 (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

99.2	Agency Agreement between Velocity Express, Inc. and Peritas, LLC dated May 25, 2004 (incorporated by reference to the Company Form 10-K for the fiscal year ended July 3, 2004).

APPENDIX G

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended April 1, 2006

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                      .

Commission File No. 0-28452

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	87-0355929
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Morningside Drive North, Bldg. B, Suite 300,

Westport, Connecticut 06880

(Address of Principal Executive Offices including Zip Code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES  ☒    NO  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                    Accelerated filer  ☐                    Non-accelerated filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).

YES  ☐    NO  ☒

As of May 12, 2006, there were 16,965,310 shares of common stock of the registrant issued and outstanding.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

INDEX TO FORM 10-Q

April 1, 2006

2

PART I.

ITEM 1.	FINANCIAL STATEMENTS.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)

	April 1, 2006	July 2, 2005
ASSETS
Current assets:
Cash	$2,301	$5,806
Accounts receivable, net of allowance of $4,350 and $9,879 at April 1, 2006 and July 2, 2005, respectively	15,285	19,736
Accounts receivable - other	1,714	809
Prepaid workers’ compensation and auto liability insurance	2,604	3,462
Other prepaid expenses	1,106	1,983
Other current assets	963	290

Total current assets	23,973	32,086
Property and equipment, net	7,205	9,486
Goodwill	42,830	42,830
Deferred financing costs, net	787	1,821
Other assets	1,194	1,133

Total assets	$75,989	$87,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$15,334	$18,962
Accrued insurance and claims	2,119	3,206
Accrued wages and benefits	2,229	2,623
Accrued legal and claims	5,215	7,252
Related party liabilities	124	2,446
Other accrued liabilities	1,570	2,721
Current portion of long-term debt	25,107	31,326

Total current liabilities	51,698	68,536
Long-term debt, less current portion	75	2,829
Accrued insurance and claims	2,807	4,775
Restructuring liabilities	155	354
Other long-term liabilities	348	433
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 10,304 and 8,958 shares issued and outstanding at April 1, 2006 and July 2, 2005, respectively	33,393	31,548
Common stock, $0.004 par value, 700,000 shares authorized 16,965 and 13,065 shares issued and outstanding at April 1, 2006 and July 2, 2005, respectively	68	52
Stock subscription receivable	(7,543)	(7,543)
Additional paid-in-capital	313,035	286,896
Accumulated deficit	(318,071)	(300,553)
Accumulated other comprehensive income - Foreign currency translation	24	29

Total shareholders’ equity	20,906	10,429

Total liabilities and shareholders’ equity	$75,989	$87,356

See notes to consolidated financial statements.

3

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
Revenue	$50,476	$66,137	$152,338	$199,561
Cost of services	36,023	54,118	109,371	163,184

Gross profit	14,453	12,019	42,967	36,377
Operating expenses:
Occupancy	3,255	3,622	9,380	10,693
Selling, general and administrative	13,585	19,853	41,481	51,052

Total operating expenses	16,840	23,475	50,861	61,745

Loss from operations	(2,387)	(11,456)	(7,894)	(25,368)
Other income (expense):
Interest expense	(1,168)	(1,993)	(3,511)	(3,631)
Other	(177)	223	472	408

Loss before income taxes	(3,732)	(13,226)	(10,933)	(28,591)
Income taxes	1	—	1	—

Net loss	$(3,733)	$(13,226)	$(10,934)	$(28,591)

Net loss applicable to common shareholders	$(4,472)	$(36,337)	$(17,518)	$(80,847)

Basic and diluted net loss per share	$(0.27)	$(5.30)	$(1.12)	$(33.17)

Weighted average shares outstanding
Basic and diluted	16,699	6,850	15,581	2,437

See notes to consolidated financial statements.

4

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS

(Unaudited)

(Amounts in thousands)

	Series M Preferred Stock		Series N Preferred Stock		Series O Preferred Stock		Series P Preferred Stock		Common Stock		Stock Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at July 2, 2005	6,414	$22,591	2,544	$8,957	—	$—	—	$—	13,065	$52	$(7,543)	$286,896	$(300,553)	$29	$10,429
Stock option and warrant expense	—	—	—	—	—	—	—	—	—	—	—	1,432	—	—	1,432
Warrants conversion	—	—	—	—	—	—	—	—	19	—	—	4	—	—	4
Warrants issued	—	—	—	—	—	—	—	—	—	—	—	4,891		—	4,891
Preferred Stock PIK Dividends	—	—	—	—	—	—	—	—	—	—	—	2,086	(1,984)	—	102
Offering costs	—	(22)	—	(28)	—	(211)	—	(754)	—	—	—	—	—	—	(1,015)
Issuance of Common Stock	—	—	—	—	—	—	—	—	500	2	—	1,228	—	—	1,230
Issuance of Series M Preferred Stock	228	841	—	—	—	—	—	—	—	—	—	(841)	—	—	—
Issuance of Series O Preferred Stock	—	—	—	—	1,400	5,600	—	—	—	—	—	—	—	—	5,600
Issuance of Series P Preferred Stock	—	—	—	—			3,094	9,152	—	—	—	—	—	—	9,152
Issuance of Series P Preferred Stock for services	—	—	—	—			6	20	—	—	—	—	—	—	20
Conversion of Series M Preferred to Common Stock	(1,270)	(4,682)	—	—	—	—	—	—	1,270	5	—	4,677	—	—	—
Conversion of Series N Preferred to Common Stock	—	—	(1,185)	(4,367)	—	—	—	—	1,185	5	—	4,362	—	—	—
Conversion of Series O Preferred to Common Stock	—	—	—	—	(926)	(3,705)	—	—	926	4	—	3,701	—	—	—
Beneficial conversion of Series N Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	223	(223)	—	—
Beneficial conversion of Series O Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	3,152	(3,152)	—	—
Beneficial conversion of Series P Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	1,225	(1,225)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(10,934)	—	(10,934)
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	—	—	—	(5)	(5)

Comprehensive loss															$(10,939)

Balance at April 1, 2006	5,371	$18,728	1,359	$4,563	474	$1,684	3,100	$8,418	16,965	$68	$(7,543)	$313,035	$(318,071)	$24	$20,906

See notes to consolidated financial statements.

5

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	April 1, 2006	April 2, 2005
OPERATING ACTIVITIES
Net loss	$(10,934)	$(28,591)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	3,304	2,350
Amortization	1,035	1,248
Gain on the sale of assets	(121)	—
Loss from Peritas deconsolidation	—	75
Equity instruments issued in lieu of payment for services received	—	1,147
Change in fair value of settlement liability	345	—
Stock option and warrant expense	1,432	92
Non-cash interest expense	120	201
Provision for doubtful accounts	535	2,209
Change in operating assets and liabilities:
Accounts receivable	3,915	(1,244)
Other current assets	153	1,979
Other assets	(61)	739
Accounts payable	(3,627)	(5,793)
Accrued liabilities	(4,780)	(6,965)

Cash used in operating activities	(8,684)	(32,553)
INVESTING ACTIVITIES
Proceeds from sale of vehicles	136	63
Capital expenditures	(1,032)	(2,274)

Cash used in investing activities	(896)	(2,211)
FINANCING ACTIVITIES
Repayments of revolving credit agreement, net	(8,593)	(264)
Payments of notes payable and long-term debt	(500)	(388)
Proceeds from issuance of preferred stock, net	15,168	40,002
Proceeds from issuance of common stock, net	—	11
Stock subscription receivable, net activity	—	57

Cash provided by financing activities	6,075	39,418

Net change in cash	(3,505)	4,654

Cash, beginning of period	5,806	1,220

Cash, end of period	$2,301	$5,874

See notes to consolidated financial statements.

6

1.	DESCRIPTION OF BUSINESS

Velocity Express Corporation and its subsidiaries (collectively, the “Company”) are engaged in the business of providing same-day transportation and distribution/logistics services to individual consumers and businesses. The Company operates primarily in the United States with limited operations in Canada. The Company currently operates as a single-business segment and thus additional disclosures under Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures About Segments of an Enterprise and Related Information, are not required.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The consolidated financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of the Company, all adjustments consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of April 1, 2006, and the results of its operations for the three and nine months ended April 1, 2006 and April 2, 2005, and its cash flows for the nine months ended April 1, 2006 and April 2, 2005 have been included. The results of operations for the three and nine months ended April 1, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending July 1, 2006. Certain information in footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These consolidated financial statements should be read in conjunction with the financial statements for the year ended July 2, 2005, and the footnotes thereto, included in the Company’s Report on Form 10-K, as amended, filed with the Securities and Exchange Commission for such fiscal year. In connection with the preparation of such consolidated financial statements for the year ended July 2, 2005 certain material weaknesses became evident to management including the inability to fully reconcile cash applications on a timely basis, and due to resource constraints, the inability to close the Company’s books in a timely manner on a month to month basis. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes the Company’s internal controls from reducing to an appropriately low level the risk that material misstatements in its financial statements will not be prevented or detected on a timely basis.

Principles of Consolidation – The consolidated financial statements include the accounts of Velocity Express Corporation and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the consolidation. The consolidated financial statements for the nine month period ended April 2, 2005 also include Peritas as required by FASB Interpretation No. 46, Consolidation of Variable Interest Entities, revised December 2003 [“FIN No. 46”]. In November 2004 the Company no longer had a variable interest in Peritas that was at risk of disproportionate loss pursuant to its voting rights. Accordingly, Peritas was deconsolidated from the Company’s financial statements as of January 2, 2005.

Comprehensive Loss – Comprehensive loss was $10.9 million and $28.4 million for the nine months ended April 1, 2006 and April 2, 2005, respectively. The difference between net loss and total comprehensive loss in the respective periods related to foreign currency translation adjustments.

Reverse stock Split – Shareholder approval was granted for a 1:50 reverse stock split at the shareholders’ meeting held on February 14, 2005. Such reverse stock split became effective at the opening of trading on February 16, 2005. All such share amounts are restated herein to reflect such reverse stock split.

Loss Per Share – Basic loss per share is computed based on the weighted average number of common shares outstanding by dividing net loss applicable to common shareholders by the weighted average number of

7

common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other obligations to issue common stock such as options, warrants or convertible preferred stock, were exercised or converted into common stock that then shared in the earnings of the Company.

The following table sets forth a reconciliation of the numerators and denominators of basic and diluted net loss per common share

	Three Months Ended		Nine Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
	(Amounts in thousands, except per share data)
Numerator
Net loss	$(3,733)	$(13,226)	$(10,934)	$(28,591)
Beneficial conversion feature for Series J Preferred	—	—	—	(7,368)
Beneficial conversion feature for Series K Preferred	—	—	—	(14,777)
Beneficial conversion feature for Series L Preferred	—	—	—	(7,000)
Beneficial conversion feature for Series M Preferred	—	(23,111)	—	(23,111)
Beneficial conversion feature for Series N Preferred	(42)	—	(223)
Beneficial conversion feature for Series O Preferred	(24)	—	(3,152)	—
Beneficial conversion feature for Series P Preferred	(24)	—	(1,225)	—
Series M Preferred PIK dividends	(279)	—	(1,192)	—
Series N Preferred PIK dividends	(78)	—	(283)	—
Series O Preferred PIK dividends	(38)	—	(120)	—
Series P Preferred PIK dividends	(254)	—	(389)	—

Net loss applicable to common shareholders	$(4,472)	$(36,337)	$(17,518)	$(80,847)

Denominator for basic and diluted loss per share Weighted average shares	16,699	6,850	15,581	2,437

Basic and Diluted Loss Per Share	$(0.27)	$(5.30)	$(1.12)	$(33.17)

The following table presents securities that could be converted into common shares and potentially dilute basic loss per share in the future. In the three and nine months ended April 1, 2006 and April 2, 2005, the potentially dilutive securities were not included in the computation of diluted loss per share because to do so would have been antidilutive:

	Three Months Ended		Nine Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
	(Amounts in thousands)
Common stock warrants	3,112	337	1,917	275
Preferred stock warrants:
Series M Convertible Preferred	—	52	—	17
Convertible preferred stock:
Series M Convertible Preferred	5,442	3,278	5,339	1,089
Series N Convertible Preferred	1,829	—	1,829	—
Series O Convertible Preferred	474	—	444	—
Series P Convertible Preferred	3,100	—	1,930	—

	13,957	3,667	11,459	1,381

None of the Company’s outstanding options were included in the computation of diluted EPS because the effect would have been antidilutive. These options were antidilutive because their exercise prices were greater than the average market value of a share of common stock during the period.

8

Share-Based Payments

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Shared-Based Payment (“SFAS 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and amends SFAS No. 95, Statement of Cash Flows. Generally the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

On July 3, 2005, the Company adopted SFAS 123(R) using a modified prospective method resulting in the recognition of share-based compensation expense of $1.1 million and $1.4 million for the three and nine month periods ended April 1, 2006, respectively. Prior period amounts have not been restated. Under this modified prospective method, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS 123(R), we accounted for share-based compensation using APB 25 and related interpretations.

During the three month period ended April 1, 2006 certain stock options awards associated with the departure of the Company’s Chief Financial Officer were modified to provide for immediate vesting. Under SFAS 123(R), this modification requires Velocity to record an additional one-time compensation expense for the remaining unrecognized amount of these stock option awards. The share-based compensation expense of $1.1 million for the three month period ended April 1, 2006 includes severance costs of $0.2 million resulting from this modification.

The following table details the effect on net loss applicable to common shareholders and basic and diluted loss per share had compensation expense for the employee share-based awards been recorded in the three and nine months ended April 2, 2005 based on the fair value method under SFAS 123:

	Three Months Ended April 2, 2005	Nine Months Ended April 2, 2005
	(Amounts in thousands, except per share amounts)	(Amounts in thousands, except per share amounts)
Net loss applicable to common shareholders, as reported	$(36,337)	$(80,847)
Add: Stock-based employee compensation expense included in reported net loss applicable to common shareholders	32	96
Deduct: Stock-based compensation expense determined under fair value method for all awards	(66)	(126)

Pro forma	$(36,371)	$(80,877)

Basic and diluted loss per common share:
As reported	$(5.30)	$(33.17)

Pro forma	$(5.31)	$(33.19)

The Company currently sponsors the 1995 Stock Option Plan, the 2000 Stock Option Plan, the 1996 Director Stock Option Plan, and the 2004 Stock Option Plan. These plans provide for the issuance of up to 7,670,996 shares. Options may be granted to employees, directors and consultants. With the exception of the 2000 Stock Option Plan, option exercise prices are not less than the fair market value of the Company’s common stock on the date of grant. In the case of the 2000 Stock Option Plan, non-statutory options may be granted at not less than 85% of the fair market value of the Company’s common stock on the date of grant. The majority of the options vest annually in equal amounts over a two-year period. The 2000 Stock Option Plan also allows for the issuance of performance shares or restricted stock. As of April 1, 2006, there were 850 shares of restricted stock outstanding. All outstanding restricted stock was vested as of July 2, 2005. The Company has 3,366,370 shares available for grants under the option plans at April 1, 2006.

9

The Company uses the Black-Scholes option-pricing model to calculate the fair value of share based awards. The key assumptions for this valuation method include the expected term of the option, stock price volatility, risk-free interest rate, dividend yield, exercise price, and forfeiture rate. Many of these assumptions are judgmental and highly sensitive in the determination of compensation expense.

Under the assumptions indicated below, the weighted-average fair value of stock option grants to employees for the nine months ended April 1, 2006 was $1.92 per share. For the nine month period ended April 1, 2006, the fair value of the warrants granted to employees was $2,139,783. Also, in the nine month period ended April 1, 2006, the Company issued 142,333 common stock warrants to a broker in connection with costs of a prior period issue of preferred stock. The Company recorded the warrants at $896,017 which was the fair value of the services received. There were no options or warrant grants during fiscal 2005, or during the quarter ended April 1, 2006.

The table below indicates the key assumptions used in the option and warrant valuation calculations for share based awards granted to employees in the nine months ended April 1, 2006 and a discussion of our methodology for developing each of the assumptions used in the valuation model:

Nine Months Ended April 1, 2006
Term	1.62 Years
Volatility	170.60%
Dividend Yield	0.00%
Risk-free interest rate	4.33%
Forfeiture rate	2.89%

Term - This is the period of time over which the awards granted are expected to remain outstanding. The options and warrants issued in the nine month period ended April 1, 2006 have a maximum contractual term of either five or seven years. An increase in the expected term will increase compensation expense.

Volatility - This is a measure of the amount by which a price has fluctuated or is expected to fluctuate. Volatility is based on historical volatility of the Company’s common stock value and other factors, such as expected changes in volatility arising from planned changes in the Company’s business operations. An increase in the expected volatility will increase compensation expense.

Risk-Free Interest Rate - This is the U.S. Treasury rate for the week of the grant having a term equal to the expected term of the awards. An increase in the risk-free interest rate will increase compensation expense.

Dividend Yield - The Company has not made any dividend payments during the last five fiscal years and has no plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease compensation expense.

Forfeiture Rate - This is the estimated percentage of awards granted that are expected to be forfeited or canceled before becoming fully vested. An increase in the forfeiture rate will decrease compensation expense.

10

A summary of the status of the Company’s outstanding stock options as of April 1, 2006 and activity during the nine month period then ended is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value (in thousands)
Balance July 3, 2005	18,163	$678.45
Granted	1,665,931	2.56
Expired/Forfeited	(1,293)	607.26

Options outstanding, April 1, 2006	1,682,801	$10.04	9.65 years	$—

Options exercisable, April 1, 2006	141,871	$85.57	0.57 years	$—

As of April 1, 2006 there was $3.7 million of total unrecognized compensation cost related to stock options.

There have been no exercises of stock options during the nine months ended April 1, 2006.

In the nine month period ended April 1, 2006, the Company granted 2,715,022 common stock warrants to certain employees for services provided. The Company calculated the fair value of the common stock warrants using the Black-Scholes option-pricing model using the parameters detailed above.

A summary of the status of the Company’s common stock warrants outstanding as of April 1, 2006 and activity during the nine month period then ended is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value (in thousands)
Balance - Warrants Outstanding Beginning of Period	426,202	$9.34
Granted	2,715,022	$3.30
Exercised	(7,000)	$0.50
Forfeit/Expired	(3,181)	$426.84

Warrants outstanding, April 1, 2006	3,131,043	$3.70	2.95 years	$520,674

Warrants exercisable, April 1, 2006	611,389	$5.40	3.83 years	$520,674

3.	RESTRUCTURING

During the quarter ended April 1, 2006, the Company recorded a charge of $0.3 million related to severance and benefits for approximately 120 employees, and related to revisions in its estimates of previously recorded costs and losses associated with excess facilities.

At the end of the third quarter of fiscal 2005, the Company’s management moved to redefine the business model to take advantage of the Company’s strengths in service delivery to its local markets. Approximately 40 operating centers were designated for closure and employee headcount was reduced by about 200. At that time, the Company recorded a charge of $602,000 related to the restructuring, mostly reflective of severance costs. During the fourth quarter of fiscal 2005, the Company ceased use of most of the named facilities and recorded an additional $550,000 in net lease contract termination costs and fixed asset impairments; as well as $100,000 in severance, and an estimated $300,000 charge was recorded to recognize the cost of spare cell phone service contracts that have no future economic benefit to the Company.

Approximately $0.8 million of the liability remained accrued at April 1, 2006, of which $0.6 million is included with current accrued liabilities.

11

Changes in the restructure liabilities, for the nine months ended April 1, 2006, follow:

	Restructuring Liabilities July 2, 2005	Restructuring Costs	Payments	Adjustments and Changes in Estimates	Restructuring Liabilities April 1, 2006
Employee termination benefits	$520	$277	$(427)	$(59)	$311
Lease termination costs	559		(228)	57	388
Other	311		(210)	(41)	60

	$1,390	$277	$(865)	$(43)	$759

4.	LONG-TERM DEBT

Long-term debt consisted of the following:

	April 1, 2006	July 2, 2005
	(Amounts in thousands)
Revolving note	$19,236	$27,829
Senior subordinated note	5,647	5,627
Other	299	699

	25,182	34,155
Less current maturities	(25,107)	(31,326)

Total Long Term Debt	$75	$2,829

The Company maintains a revolving credit facility with Bank of America/Fleet Capital Corporation (the “Senior Lender”) that allows for borrowings up to the lesser of $42.5 million or an amount based on a defined portion of eligible receivables. As of April 1, 2006 the balance borrowed under the facility equals $19.2 million. Interest is payable monthly at a rate, which is adjusted annually by an amount not exceeding 25 basis points depending upon the Company’s achieving certain conditions as defined in the agreement, of prime plus 1.25% (9.25% at April 1, 2006), or, at the Company’s election, at LIBOR plus 3.25%. As of April 1, 2006, the Company had 52% of the facility usage under LIBOR contracts at an interest rate of 8.0%. In addition, the Company is required to pay a commitment fee of 0.375% on unused amounts of the total commitment, as defined in the agreement. The facility terminates on December 31, 2006. While the Company is in negotiations to extend or replace the revolving credit facility, failure to do so will require the Company to raise additional capital in order to sustain continuing operations.

Substantially all of the Company’s assets have been pledged to secure borrowings under the revolving credit facility and senior subordinated note. The Company is subject to certain restrictive covenants under the agreements, the more significant covenants include limitations on capital asset expenditures, dividends, acquisitions, new indebtedness in excess of $0.5 million and changes in capital structure. The Company is also required to maintain financial covenants related to capital expenditures and to maintain definitive levels of minimum availability. Unused availability was $2.4 million at April 1, 2006. Due to the characteristics of the revolving credit facility, the Company has classified the amount outstanding under the revolving credit facility as a current liability.

On March 31, 2004, July 1, 2004, and December 21, 2004, the Company entered into the third, fourth, and fifth amendments, respectively, to the amended and restated revolving credit facility with the Senior Lender. The purpose of these amendments was to reset certain of the financial covenants provided for in the agreement discussed above.

12

On December 7, 2005 the Company entered into the sixth amendment to the amended and restated revolving credit facility with the Senior Lender. The purpose of the amendment was to approve, and allow payments under, the terms of the negotiated settlement to resolve litigation arising from a contract entered into in 1997 between Corporate Express Delivery Systems, Inc. and Mobile Information Systems, Inc. (“MIS”). [See footnote 5, Litigation]. This amendment also approved the restructure of the senior subordinated debt allowing for quarterly principal repayments of $100,000.

On February 17, 2006 the Company entered into the seventh amendment to the amended and restated revolving credit facility with the Senior Lender whereby the Senior Lender released $2.0 million of previously restricted availability after receiving a limited guarantee in the amount of $2.0 million from one of the Company’s investors, TH Lee Putnam Ventures (“THLPV”). THLPV received no compensation, consideration or promises from the Company in exchange for providing the guarantee. The Company’s Senior Lendor further agreed to reduce the restriction on availability to $0 upon satisfaction of additional conditions. The fair value assigned to the guarantee was nominal.

The Company also maintains a $6.0 million senior subordinated note with interest payable quarterly at 15% per annum (to be reduced to 12% upon the occurrence of certain events). The initial carrying value of the senior subordinated note was $6.0 million and was reduced by $0.6 million for the fair value of Series I Preferred Stock issued to the senior subordinated lender. The unamortized discount was $0.3 million at April 1, 2006, and is being amortized over the remaining term of the note. The Company also incurred fees of $0.2 million, $0.1 million of which were satisfied through the issuance of Series I Preferred Stock. These fees were recorded as deferred financing costs and are also being amortized over the life of the loan. The senior subordinated note included a requirement of quarterly principal repayments of $0.5 million beginning January 31, 2005 if agreed to by the Senior Lender. No principal payments have been made to the senior subordinated note holder under this schedule as such payments have not been approved by the Senior Lender.

On December 7, 2005 the senior subordinated note was amended and restated to adjust the entire principal payment schedule to $100,000 per quarter with a lump sum final payment at the October 31, 2007 maturity date, all of which has been recorded as Current portion of long-term debt on the Company’s consolidated balance sheet (see discussion regarding compliance with non-financial affirmative covenants below). The Senior Lender has approved and authorized such schedule of payments. In accordance with the new amended and restated agreement the Company is now required to pay a service fee of $10,000 per month related to the acquisition and management of the indebtedness; it had previously been $5,000 per month under the prior agreement structure. The senior subordinated note is due October 31, 2007. The note remains subordinate to the revolving credit facility.

At April 1, 2006, the Company had in place waivers of its financial debt covenants relating to its revolving credit facility and its senior subordinated debt facility. These waivers are in effect through January 1, 2007.

At April 1, 2006, the Company was not in compliance with i) certain non-financial affirmative covenants, and ii) a non-financial negative covenant under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders, and total indebtedness, respectively. [See footnote 7, Liquidity]. The Company will pursue waivers pertaining to these matters of compliance.

5.	LITIGATION

On August 1, 2005, the Company received notice from the Superior Court for the State of California, County of Santa Clara, that the Court had entered an order granting certain motions for summary judgment against the Company in the matter styled Velocity Express, Inc. v. Banc of America Commercial Finance Corporation, Banc of America Leasing and Capital, LLC, John Hancock Life Insurance Company and John Hancock Mezzanine Lenders, LP, Charles F. Short III, Sidewinder Holdings Ltd. and Sidewinder N. A. Ltd. Corp., (the “Plaintiffs”) The motions sought to resolve the substantive liability issues in the case and to recover

13

in excess of $10 million for breach of contract, fees, interest and other charges arising from a contract entered into in 1997 between Corporate Express Delivery Systems, Inc., a predecessor company, and Mobile Information Systems, Inc. (“MIS”). By granting the motions, the court did resolve the liability issues and hold that Banc of America/Hancock is entitled to recover the amounts sued for.

On December 7, 2005 the parties executed a negotiated settlement outside of the court; with the Company making scheduled payments totaling $2.9 million after initial good faith payments of $0.3 million. In addition, on December 9, 2005, the Plaintiffs were issued 500,000 shares of the Company’s common stock, guaranteed at a $6.00 per share minimum value subject to future conditions (the “Guarantee”). The Plaintiffs also received an accelerated payment of $0.5 million of the $2.9 million settlement pursuant to conditions of the agreement related to the Company’s raise of any equity funding. The total charge of the settlement plus legal fees was approximately $5.8 million, of which $0.1 million was charged in the nine months ended April 1, 2006. The Company recorded imputed interest of $0.2 million for the nine months ended April 1, 2006. As part of the final settlement, the Company received waivers of financial covenants of the Company’s Amended and Restated Loan and Security Agreement, with the Senior Lender, and with BET Associates, LP relative to waiver of certain financial covenants of its Subordinated Debt. At issuance of the Common Stock, the Guarantee had an estimated initial fair value of $1.8 million, which was recorded as a liability on the consolidated balance sheet. The estimated fair value of the Guarantee was determined using the December 9, 2005 closing price of the Company’s Common Stock trading on the NASDAQ-SCM stock market. For the three and nine months ended April 1, 2006, the Company recorded other expense on the consolidated statements of operations for the change in fair value of the Guarantee of approximately $0.2 million and $0.3 million, respectively. The Guarantee will be adjusted to its fair value on a quarterly basis, with the corresponding charge or credit to other expense or other income. At April 1, 2006, the estimated fair value of the Guarantee was $2.1 million.

In March 2006, the Company executed a settlement agreement to resolve litigation pending with Nextel of Texas, inc. in which the Company claimed that Nextel’s invoices contained significant overcharges. Nextel claimed that the Company owed in excess of $1.3 million for phone services. Under the settlement, the parties are to dismiss all claims against the other and the Company will pay Nextel $700,000, payable in fourteen equal monthly payments, with the first payment due April 1, 2006. The present value of such amounts is accrued on the Company’s consolidated balance sheet. Imputed interest was nominal for the three and nine months ended April 1, 2006. The Company will pursue the required bank waiver to allow for assumption of the debt, as the level of debt assumed resulted in non-compliance of a debt covenant.

6.	SHAREHOLDERS’ EQUITY

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 999,515,270 shares of capital stock, consisting of 700,000,000 shares of common stock and 299,515,270 shares of preferred stock, par value $.004 per share. Of such preferred stock, we have designated 6,904,783 shares as Series M Preferred; 2,544,097 shares as Series N Preferred; 1,625,000 shares as Series O Preferred; and 5,022,000 shares as Series P Preferred. As of April 1, 2006, we had 16,965,310 shares of common stock outstanding; 5,023,098 shares of common stock reserved for future issuance under our stock-based plans; 1,651,762 shares of common stock reserved for issuance under our outstanding common stock options; 3,040,876 shares of common stock reserved for issuance under our outstanding common stock warrants; 13,685,320 shares of common stock reserved for issuance upon conversion of outstanding Series M, N, O and P Preferred; and 250,000 shares of common stock for possible issuance under a settlement agreement and mutual release. As a result of the foregoing, we have 659,383,634 shares of authorized but unissued common stock remaining available for other purposes and 283,419,390 shares of authorized but undesignated preferred stock remaining available for other purposes.

Series O Convertible Preferred Stock - On July 20, 2005, the Company executed Stock Purchase Agreements with seven institutional and accredited investors to provide for the private placement of 1,400,000 shares of a newly authorized series of the Company’s preferred stock (the “Series O Preferred”) in exchange for aggregate gross proceeds of $5,600,000. Based on the pricing of the Series O Preferred, the sale of Series O Preferred contained a beneficial conversion amounting to $3.1 million which was recognized as a deemed dividend to preferred shareholders at the time of the sale with a charge against net loss available to common shareholders.

14

The Series O Preferred is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M Preferred and N Preferred, a dividend at the rate of 6% per annum of the Series O Preferred stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series O Preferred shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M Preferred and N Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O Preferred stated value plus any accrued and unpaid dividends (the “Liquidation Preference”). In addition to being junior to the Series M Preferred and N Preferred from the standpoint of liquidation, the Series O Preferred also has reduced voting rights. For example, the approval of at least 62.5% of the outstanding shares of Series O Preferred is not required in order for the Company to merge, dispose of substantial assets, engage in affiliate transactions, pay dividends, authorize new stock options plans, license or sell its intellectual property or change the number of board of directors.

Each of the investors has the right, at its option at any time, to convert any such shares of Series O Preferred into such number of fully paid and non assessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series O Preferred so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $4.00 per share subject to certain adjustments.

Series P Convertible Preferred Stock - On October 14, 2005, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with one group of institutional investment funds and one accredited investor (the “Investors”). The Purchase Agreements provided for the private placement of 3,099,513 shares of a newly authorized series of the Company’s preferred stock (the “Series P Preferred”) in exchange for aggregate gross proceeds of $10,352,370. The Series P Preferred has a term of three years (the “Term”) and is entitled to receive a dividend at the rate of 8% per annum of the Series P Preferred stated value, payable quarterly, in cash or PIK shares of Series P Preferred at the option of the Company. Under certain events of default, the dividend rate will convert to 18%. To the extent that the issuance of such PIK shares would result in the Company issuing in excess of 20% of its outstanding Common Stock, the issuance will require the prior approval of the Company’s shareholders. Upon any liquidation, dissolution or winding up of the Company, the Investors of the shares of Series P Preferred shall rank on parity with the holders of the Company’s Series M Preferred Stock. Each of the Investors has the right, at its option at any time, to convert any shares of Series P Preferred into shares of Common Stock at the conversion price of $3.34 per share subject to certain adjustments. At any time after the effective date of the Registration Statement and (i) prior to the Term, or (ii) upon a Change of Control, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred by tendering to the Holder 130% of the stated value of the outstanding Series P Preferred together with all accrued dividends. At the end of the Term, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred by tendering to the holder 100% of the conversion price together with all accrued but unpaid dividends. In the event that the Company elects to redeem the Series P Preferred prior to the Registration Statement becoming effective, the Company may redeem the Series P Preferred by paying to the Investor the greater of: (1) 130% of the outstanding stated value of the Series P Preferred plus accrued dividends, and (2) 100% of the stated value of the Series P Preferred plus all accrued dividends, plus 50% of the difference between the conversion price then in effect and the average closing price of the Company’s Common Stock for the 30 calendar days preceding such redemption. Each Investor also received an A Warrant and B Warrant, each to purchase up to 20% of the amount of Series P Preferred purchased. The exercise of the A Warrant and B Warrant are subject to the prior approval of the Company’s shareholders. The exercise price for both warrants is $4.00, subject to adjustments. Additionally, the B Warrant is only exercisable in the event that a registration statement, allowing for the sale of the Series P Preferred, is not declared effective within 270 days of closing. The Company allocated $1.2 million of the proceeds to the warrants based on their fair values. The Company has the option to redeem both warrants in the event that the Company’s common stock maintains a closing price of at least $7.00 for twenty consecutive trading days. The Investors are also parties to a Registration Rights Agreement (the “Rights Agreement”). The Rights Agreement requires the filing of a registration statement no later than 90 days after the closing date, and that it be effective within 180 days. Due to the value of the A warrant, the sale of Series P Preferred contained a beneficial conversion amounting to $1.2 million which was recognized as a deemed dividend to preferred shareholders at the time of sale and as a charge against net loss available to common shareholders.

Capital Contribution Agreement - As part of the Series M Convertible Preferred Stock private placement, the then new investors required that THLPV reach an agreement to extend, for a two-year period, the July 1, 2004 capital contribution agreement previously entered into between THLPV and the lenders.

15

Under the terms of the capital contribution agreement, in the event that THLPV elects to not provide further financial support for the Company, THLPV is required to notify the Company’s lenders of such decision and provide specific levels of financial support for a thirty (30) day period following the notification. In exchange for entering in to the capital contribution agreement, the lenders agreed to waive certain financial covenants under the Company’s credit facilities. At the time, THLPV did not receive any compensation in exchange for entering into the capital contribution agreement. As part of the extension of the capital contribution agreement the Company agreed to issue to THLPV a warrant to purchase shares of common stock equal to 1% of the fully diluted common stock of the Company on a fully converted basis. The term of the warrant is five years and has an exercise price of $0.0001 per share. Due to the value of the warrant, the Company recorded $2.3 million as a deferred financing cost.

On February 17, 2006, in connection with the seventh amendment to the amended and restated revolving credit facility with the Senior Lender, the Company entered into the first amendment to the Capital Contribution Agreement whereby the Senior Lender acknowledges that in the event that THLPV elects to not provide further financial support for the Company, the maximum amount of the deposit that THLPV may be required to make shall be reduced from $1,950,000 to $1,450,000.

7.	LIQUIDITY

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses and used cash in its operating activities for several years. For the three and nine months ended April 1, 2006, the Company had a net loss applicable to common shareholders of $4.5 million and $17.5 million, respectively; and used cash during the nine month period ended April 1, 2006 of $8.7 million in operating activities. As of April 1, 2006, the Company had $2.3 million in cash, a working capital deficiency of $27.7 million, and $2.4 million of available borrowing under its revolving credit facility. The facility terminates on December 31, 2006. While the Company is in negotiations to extend or replace the revolving credit facility, failure to do so will require the Company to raise additional capital in order to sustain continuing operations. These conditions raise substantial doubts about the Company’s ability to continue as a going concern.

The Company is managing to a plan to achieve positive cash flow by the end of the first fiscal quarter of the fiscal year ended June 30, 2007. Key components of the plan are improving gross margin through continued utilization of Company’s routing optimization software and reduced expenses by gaining efficiencies through the centralization of certain administrative functions. In addition, the Company is pursuing profitable revenue growth opportunities with numerous existing and potential customers in targeted vertical segments.

Management has identified an acquisition target that augments its current operation, leverages its selling, general, and administrative infrastructure and provides positive cash flow. Additionally, management is actively engaged in current negotiations to provide additional sources of debt and equity capital, and anticipates successful execution to secure these funds in the near term. There can be no assurance that management can successfully implement its business plan or raise sufficient capital. Without sufficient additional capital or long term debt and ultimately profitable operating results the Company will not be able to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

On February 16, 2006 the Company’s Senior Lender released $2.0 million of previously restricted availability after receiving a limited guarantee in the amount of $2.0 million from one of the company’s investors, THLPV. THLPV received no compensation, consideration or promises from the Company in exchange for providing the guarantee.

At April 1, 2006, the Company was not in compliance with i) certain non-financial affirmative covenants, and ii) a non-financial negative covenant under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders, and total indebtedness, respectively. The Company will pursue waivers pertaining to these matters of compliance.

16

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

In accordance with the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements in this Form 10-Q and elsewhere that are forward-looking and that provide other than historical information, involve risks and uncertainties that may impact the Company’s results of operations. These forward-looking statements include, among others, statements concerning the Company’s general business strategies, financing decisions, and expectations for funding capital expenditures and operations in the future. When used herein, the words “believe,” “plan,” “continue,” “hope,” “estimate,” “project,” “intend,” “expect,” and similar expressions are intended to identify such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, no statements contained in this Form 10-Q should be relied upon as predictions of future events. Such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized. The risks and uncertainties inherent in these forward-looking statements could cause results to differ materially from those expressed in or implied by these statements.

Readers are cautioned not to attribute undue certainty to the forward-looking statements contained herein, which speak only as of the date hereof. The information contained in this Form 10-Q is believed by the Company to be accurate as of the date hereof. Changes may occur after that date, and the Company will not update that information except as required by law in the normal course of its public disclosure practices.

Overview

The Company is engaged in the business of providing same-day time-critical logistics solutions to individual consumers and businesses, primarily in the United States with limited operations in Canada.

The Company has one of the largest nationwide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistics services.

The Company’s service offerings are divided into the following categories:

•	Scheduled logistics consisting of the daily pickup and delivery of parcels with narrowly defined time schedules predetermined by the customer.

•	Distribution logistics consisting of the receipt of customer bulk shipments that are divided and sorted at major metropolitan locations and delivered into multiple routes with defined endpoints and more broadly defined time schedules.

•	Expedited logistics consisting of unique and expedited point-to-point service for customers with extremely time sensitive delivery requirements.

17

The Company’s customers represent a variety of industries and utilize the Company’s services across multiple service offerings. Revenue categories and percentages of total revenue for the nine months ended April 1, 2006 and April 2, 2005 were as follows:

	Nine Months Ended
	April 1, 2006	April 2, 2005
Commercial and office products	49.4%	40.3%
Healthcare	21.6%	27.2%
Financial services	16.7%	19.1%
Transportation and logistics	5.6%	7.4%
Energy	4.9%	4.6%
Technology	1.8%	1.4%

For the three months ended April 1, 2006, two customers within the Commercial and Office Products service offerings accounted for 14.7% and 10.9% of the Company’s net revenues. For the nine months ended April 1, 2006, these two customers accounted for 13.2% and 10.6% of net revenues.

With the enactment of the Federal Law known as Check 21, on October 28, 2004, the Company anticipates continued derogation of financial services revenue as financial institutions will now electronically scan and process checks, without the required need to move the physical documents to the clearing institution. More than off-setting this derogation of revenue in the financial services industry, the Company believes that in addition to a greater product mix towards commercial and office products, it will also continue to benefit from the growth in healthcare and healthcare related services industries within the United States, and be able to effectively leverage their broad coverage footprint to capitalize on this national growth industry.

During fiscal 2006, the Company plans to continue to invest in technologies that will increase its competitive advantage in the market by providing more economical delivery routing, enhance package tracking, and increase productivity from both a frontline delivery and back office perspective. During fiscal years 2004 and 2005, the Company spent over $5 million, in the development and implementation of route management software solutions that have proven to have a significant impact on reducing overall delivery cost and enhance the Company’s ability to better manage its variable operating cost. During the nine months ended April 1, 2006, the Company spent $0.6 million in the development of package tracking technology.

Historical Results of Operations

Revenue for the quarter ended April 1, 2006 decreased $15.7 million or 23.7% to $50.5 million from $66.1 million for the quarter ended April 2, 2005. The decrease in revenue for the quarter ended April 1, 2006 compared to the same period last year was primarily the result of a restructuring program carried out between March and June 2005. Over 40 locations were closed and a number of unprofitable accounts were resigned.

Revenue for the nine months ended April 1, 2006 decreased $47.2 million or 23.7% to $152.3 million from $199.6 million for the nine months ended April 2, 2005, primarily as the result of the above-described restructuring program. Approximately 22.5% of the decrease in revenue was eliminated through the closure of over 40 locations and resigning a number of unprofitable accounts. Approximately $0.9 million of the decrease relates to the consolidation of Peritas revenue during the nine month period ended April 2, 2005 while there is no consolidation of Peritas revenue during the nine month period ended April 1, 2006.

Cost of services for the quarter ended April 1, 2006 was $36.0 million, a decrease of $18.1 million or 33.4% from $54.1 million for the quarter ended April 2, 2005. Of the reduction in cost, $12.8 million resulted from reduced revenue. The remaining reduction in cost was the result of completing the conversion of the Company’s delivery model. Driver pay was reduced by $3.8 million, vehicle cost was reduced by $1.6 million, and insurance was reduced by $0.8 million, while purchased transportation and other direct costs increased $0.9 million. As a result, gross margin increased from 18.2% in the prior year quarter to 28.6% for the quarter ended April 1, 2006.

18

Cost of services for the nine months ended April 1, 2006 was $109.4 million, a decrease of $53.8 million or 33.0% from $163.2 million for the nine months ended April 2, 2005. Of the reduction in cost, $38.7 million resulted from reduced revenue. The remaining reduction in cost, and improvement in gross margin, was the result of completing the conversion of the Company’s delivery model. Driver pay was reduced by $7.6 million, insurance was reduced by $5.7 million, vehicle cost was reduced by $4.7 million, while purchased transportation and other direct costs increased $3.5 million. Approximately $0.6 million of the decrease relates to the consolidation of Peritas costs during the nine month period ended April 2, 2005 while there is no consolidation of Peritas costs during the nine month period ended April 1, 2006. As a result of the above, gross margin increased from 18.2% in the prior year nine months period to 28.2% for the nine months ended April 1, 2006.

Occupancy charges for the quarter ended April 1, 2006 were $3.3 million, a decrease of $0.4 million or 10.1% from $3.6 million for the quarter ended April 2, 2005. This decrease is also a result of Company’s restructuring during the third fiscal quarter of 2005 and the closure of more than 40 locations, partially offset by higher utility expenses and less sublet rental income.

Occupancy charges for the nine months ended April 1, 2006 were $9.4 million, a decrease of $1.3 million or 12.3% from $10.7 million for the nine months ended April 2, 2005. This decrease is also a result of Company’s restructuring during the third fiscal quarter of 2005.

Selling, general and administrative expenses for the quarter ended April 1, 2006 were $13.6 million or 26.9% of revenue, a decrease of $6.3 million or 31.6% as compared with $19.9 million or 30.0% of revenue for the quarter ended April 2, 2005. The decrease in SG&A for the quarter period resulted primarily from the Company’s third fiscal quarter 2005 restructure, continuing focused efforts on cost control, and bad debt recoveries. Salary and benefits were reduced $2.0 million, bad debts changed from expense for the three month period ended April 2, 2005 of $1.4 million to recoveries for the three month period ended April 1, 2006 of $0.5 million, a change of $1.9 million, legal fees decreased $0.7 million, telecommunications were reduced $0.6 million, travel was reduced $0.5 million, and other items decreased $0.5 million.

Selling, general and administrative expenses for the nine months ended April 1, 2006 were $41.5 million or 27.2% of revenue, a decrease of $9.6 million or 18.8% as compared with $51.1 million or 25.6% of revenue for the nine months ended April 2, 2005. The decrease in SG&A for the nine months period resulted primarily from the Company’s third fiscal quarter 2005 restructure and continuing focused efforts on cost control. Salary and benefits were reduced by $5.2 million, legal fees decreased $1.8 million, bad debt expense decreased $1.7 million, telecommunications were reduced by $1.2 million, travel decreased $1.1 million, and office supplies decreased $0.6 million, while depreciation increased $1.0 million primarily for the depreciation of GEOCOM route management software, legal settlements increased $0.9 million ($0.5 million for settlement with Nextel in excess of established reserve), and other selling, general and administrative expenses increased $0.5 million. Approximately $0.2 million of the decrease relates to the consolidation of Peritas costs during the nine month period ended April 2, 2005 while there is no consolidation of Peritas costs during the nine month period ended April 1, 2006.

Interest expense for the quarter ended April 1, 2006 decreased $0.8 million to $1.2 million from $2.0 million for the quarter ended April 2, 2005. The decrease is primarily comprised of $0.6 million of amortized financing costs associated with the note issued in advance of the Series M Convertible Preferred Stock. Interest expense increased $0.1 million on the amended and restated revolving credit facility with Bank of America/Fleet as compared to the nine months ended April 2, 2005 due to increases in the average blended interest rate by approximately 2%, partially offset by a decrease in interest due to a decrease in the average balance outstanding by approximately $1.8 million.

Interest expense for the nine months ended April 1, 2006 decreased $0.1 million to $3.5 million from $3.6 million for the nine months ended April 2, 2005. The decrease is comprised of $0.2 million in interest to Comerica during the nine months ended April 2, 2005 while there was no interest to Comerica during the nine month period ended April 1, 2006 and $0.2 million of amortized financing costs associated with the note issued in advance of the Series M Convertible Preferred Stock. These decreases were offset by increases of $0.3 million for the interest component of legal settlement payments, and minimum lease payments made for restructured locations, and $0.1 million more in interest plus commitment fees incurred on the average balance

19

outstanding on the amended and restated revolving credit facility with Bank of America/Fleet. Increases in the average blended interest rate by approximately 2% were partially offset by a decrease in interest due to a decrease in the average balance outstanding by approximately $5.0 million.

The primary financial metric management uses to operate the business is Adjusted EBITDA (earnings/losses before interest, income taxes, depreciation, amortization, stock compensation, changes in fair value of its settlement liability, and other non-cash charges). Adjusted EBITDA is a supplemental measure presented here because management believes that it is a widely accepted and a useful financial indicator regarding our results of operations. Management believes Adjusted EBITDA assists in analyzing and benchmarking the improved performance and value of our business. Although our management uses Adjusted EBITDA as a financial measure to assess the performance of our business compared to that of others in our industry, the use of Adjusted EBITDA is limited because it does not include certain costs that are material in amount, such as interest, income taxes, depreciation, amortization, restructuring, stock compensation, and other costs necessary to operate our business. Adjusted EBITDA is not a recognized term under generally accepted accounting principles and, when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, not as an alternative for, operating income, net income and cash flows from operating activities.

The Company’s Adjusted EBITDA was negative EBITDA of approximately $2.3 million (-1.5% of sales) for the nine months ended April 1, 2006, compared to negative $22.5 million (-11.3% of sales) in the same period last year. The improvement in Adjusted EBITDA margin as a percentage of sales is due to lower cost of sales and lower selling, general and administrative expenses mentioned above.

The following table reconciles net loss presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA, which is a non-GAAP financial measure:

	Three Months Ended		Nine Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
	(In thousands)
Net loss	$(3,733)	$(13,226)	$(10,934)	$(28,591)
Add back:
Interest	814	1,025	2,476	2,383
Income Taxes	1		1
Depreciation	1,092	228	3,305	2,350
Amortization of deferred financing fees	354	968	1,035	1,248
Stock compensation	1,080	32	1,432	96
Change in fair value of settlement liability	170	—	345	—

Adjusted EBITDA	$(222)	$(10,973)	$(2,340)	$(22,515)

Adjusted EBITDA for the quarters ended April 2, 2005, July 2, 2005, October 1, 2005, December 31, 2005, and April 1, 2006 was as follows:

	Quarter Ended
	April 1, 2006	December 31, 2005	October 1, 2005	July 2, 2005	April 2, 2005
	(In thousands)
Revenue	$50,476	$49,316	$52,546	$57,101	$66,137
Gross profit	14,453	14,180	14,334	11,943	12,019

Gross margin	28.6%	28.8%	27.3%	20.9%	18.2%
Expenses included in adjusted EBITDA	14,675	15,070	15,564	30,836	22,992

Adjusted EBITDA	$(222)	$(890)	$(1,230)	$(18,893)	$(10,973)

The following table reconciles net loss presented in accordance with GAAP to Adjusted EBITDA:

	Quarter Ended
	April 1, 2006	December 31, 2005	October 1, 2005	July 2, 2005	April 2, 2005
	(In thousands)
Net loss	$(3,733)	$(3,707)	$(3,494)	$(21,253)	$(13,226)
Add back:
Interest	814	906	755	779	1,025
Income taxes	1	—	—	—	—
Depreciation	1,092	1,104	1,109	1,167	228
Amortization of deferred financing fees	354	341	341	340	968
Stock compensation	1,080	290	62	59	32
Change in fair value of settlement liability	170	175	—	—	—

Adjusted EBITDA	$(222)	$(891)	$(1,227)	$(18,908)	$(10,973)

20

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Shared-Based Payment (“SFAS 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and amends SFAS No. 95, Statement of Cash Flows. Generally the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

On July 3, 2005, the Company adopted SFAS 123(R) using a modified prospective method resulting in the recognition of share-based compensation expense of $1.1 million, and $1.4 million for the three and nine month periods ended April 1, 2006, respectively. Prior period amounts have not been restated. Under this modified prospective method, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS 123(R), we accounted for share-based compensation using APB 25 and related interpretations in accounting for our plans.

Liquidity and Capital Resources

Cash used in operations was $8.7 million for the first nine months of fiscal 2006 as compared to $32.6 million for the nine month period ended April 2, 2005. Net losses of $10.9 million for the nine months ended April 1, 2006 included non-cash charges of $6.6 million, leaving $4.3 million of negative cash flow from net losses. An additional $4.4 million of cash used to fund working capital changes resulted in $8.7 million of negative cash flow from operating activities. Cash generated as a result of the decrease in accounts receivable was approximately $3.9 million resulting from a decrease in revenue and a reduction in the average collection period from 46 days to 36 days. Accounts payable used approximately $3.6 million as a result of our smaller operations and changes in vendor payment requirements. The remaining use of working capital of $4.7 million was primarily due to funding of insurance, legal and other miscellaneous claims.

Cash used in investing activities was $0.9 million for the first nine months of fiscal 2006 as compared with $2.2 million for the nine month period ended April 2, 2005, and consisted primarily of capital expenditures for the Company’s continued efforts to leverage technology to provide customer-driven package tracking technology solutions.

Cash provided as a result of financing activities amounted to $6.1 million during first nine months of fiscal 2006 as compared to $39.4 million for the nine month period ended April 2, 2005. The primary source of cash was from issuance of preferred stock, which provided $15.2 million for the nine months ended April 1, 2006, as compared to $40.0 million for the nine month period ended April 2, 2005. Net reductions of long-term debt and on borrowings on the revolving credit facility used $9.1 million for the nine months ended April 1, 2006, as compared to $0.7 million for the nine month period ended April 2, 2005.

As of April 1, 2006, the Company had no outstanding purchase commitments for capital improvements.

The Company reported a loss from operations of approximately $8.0 million for the first nine months of fiscal 2006 and has negative working capital of approximately $27.7 million at April 1, 2006.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses and used cash in its operating activities for several years. For the three and nine months ended April 1, 2006, the Company had a net loss applicable to common shareholders of $4.5 million and $17.5 million, respectively; and used cash during the nine month period ended April 1, 2006 of $8.7 million in operating activities. As of April 1, 2006, the Company had $2.3 million in cash, a working capital deficiency of $27.7 million, and $2.4 million of available borrowing under its revolving credit facility. The facility terminates on December 31, 2006. While the Company is in negotiations to extend or replace the revolving credit facility, failure to do so will require the Company to raise additional capital in order to sustain continuing operations. These conditions raise substantial doubts about the Company’s ability to continue as a going concern.

21

The Company is managing to a plan to achieve positive cash flow by the end of the first fiscal quarter of the fiscal year ended June 30, 2007. Key components of the plan are improving gross margin through continued utilization of Company’s routing optimization software and reduced expenses by gaining efficiencies through the centralization of certain administrative functions. In addition, the Company is pursuing profitable revenue growth opportunities with numerous existing and potential customers in targeted vertical segments.

Management has identified an acquisition target that augments its current operation, leverages its selling, general, and administrative infrastructure and provides positive cash flow. Additionally, management is actively engaged in current negotiations to provide additional sources of debt and equity capital, and anticipates successful execution to secure these funds in the near term. There can be no assurance that management can successfully implement its business plan or raise sufficient capital. Without sufficient additional capital or long term debt and ultimately profitable operating results the Company will not be able to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

On March 31, 2004, July 1, 2004, and December 21, 2004, the Company entered into the third, fourth, and fifth amendments, respectively, to the amended and restated revolving credit facility with Bank of America/Fleet. The purpose of these amendments was to reset certain of the financial covenants provided for in the agreement discussed above.

On December 7, 2005 the Company entered into the sixth amendment to the amended and restated revolving credit facility with Bank of America/Fleet. The purpose of the amendment was to approve, and allow payments under, the terms of the negotiated settlement to resolve litigation arising from a contract entered into in 1997 between Corporate Express Delivery Systems, Inc. and Mobile Information Systems, Inc. (“MIS”). [See footnote 5, Litigation].

On February 17, 2006 the Company entered into the seventh amendment to the amended and restated revolving credit facility with Bank of America/Fleet whereby the Company’s Senior lender released $2.0 million of previously restricted availability after receiving a limited guarantee in the amount of $2.0 million from one of the Company’s investors, TH Lee Putnam Ventures (“THLPV”). THLPV received no compensation, consideration or promises from the Company in exchange for providing the guarantee. The Company’s Senior Lender further agreed to reduce the restriction on availability to $0 upon satisfaction of additional conditions.

At April 1, 2006, the Company was not in compliance with i) certain non-financial affirmative covenants and ii) a non-financial negative covenant under the revolving credit facility and its senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders, and total indebtedness, respectively. [See footnote 7, Liquidity]. The Company will pursue waivers pertaining to these matters of compliance.

We are continuing to pursue operational efficiencies through more effective management of our independent contractor driver force, reducing back office workforce, and pursuing savings in other areas.

Management expects that its future capital requirements will generally be met from internally generated cash flow. The Company’s access to other sources of capital, such as additional bank borrowings and the issuance of debt securities, is affected by, among other things, general market conditions affecting the availability of such capital.

22

Risk Factors

Given our history of losses, we cannot predict whether we will be able to achieve or sustain profitability or positive cash flow. Our operating losses have significantly exceeded the cost savings resulting from reorganization and improved systems. Our net losses applicable to common shareholders for the nine months ended April 1, 2006 and April 2, 2005, were $17.5 million and $80.8 million, respectively. The respective periods’ net losses were $10.9 million and $28.6 million. The larger amount of losses applicable to common shareholders for such periods was caused by beneficial conversion charges of $4.6 million and $52.3 million and PIK dividends of $2.0 million and $0.0 million for the respective periods. Our net losses applicable to common shareholders for the fiscal years ended July 2, 2005 and July 3, 2004 were $106.9 million and $77.7 million, respectively. The respective periods’ net losses were $49.8 million and $47.8 million. The increased amount of losses applicable to common shareholders for such periods was caused by beneficial conversion charges of $57.0 million and $29.9 million for the respective periods. To achieve profitability, we must successfully pursue new revenue opportunities, effectively limit the impact of competitive pressures on pricing and freight volumes, and fully implement our technology initiatives and other cost-saving measures. We cannot assure you that we will ever achieve or sustain profitability or positive cash flow.

We have experienced certain material weaknesses in our internal control over financial reporting. In connection with the preparation of our consolidated financial statements for the year ended July 2, 2005, certain material weaknesses became evident to our management, including the inability to fully reconcile cash applications on a timely basis, and due to resource constraints, the inability to close our books in a timely manner on a month-to-month basis. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes our internal controls from reducing to an appropriately low level the risk that material misstatements in our financial statements will not be prevented or detected on a timely basis.

We have taken steps to attempt to improve our internal controls and our control environment. We have established, and are implementing, a cash applications initiative to ensure timely and accurate posting of cash receipts and have aggressively recruited experienced professionals to augment and upgrade our financial staff to address issues of timeliness in financial reporting. Although we believe that these corrective steps will enable management to conclude that the internal controls over our financial reporting are effective when they are fully implemented, we cannot assure you these steps will be sufficient. We may be required to expend additional resources to identify, assess and correct any additional weaknesses in internal control.

Early termination or non-renewal of contracts could negatively affect our operating results. Our contracts with our commercial customers typically have a term of one to three years, but are often terminable earlier at will upon 30 or 60 days notice. Early termination or non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations.

We face a customer concentration risk. We have two customers that each accounted for more than 10% of net revenues for the three and nine months ended April 1, 2006. If either of these customers were to modify the service level obtained from us or transition to another service provider, it would adversely affect our financial position, results of operations and cash flows.

We may be unable to successfully compete with others in the same-day delivery and logistics services market. The market for same-day delivery and logistics services has been and is expected to remain highly competitive. Competition is often particularly intense for basic delivery services. High fragmentation and low barriers to entry characterize the industry. Other companies in the industry compete with us not only for provision of services but also for qualified drivers. Some of these companies have longer operating histories and greater financial and other resources than we have. Additionally, companies that do not currently operate delivery and logistics businesses may enter the industry in the future. We cannot assure you that we will be able to effectively compete with existing or future competitors.

We are exposed to litigation stemming from the accidents or other activities of our drivers and messengers. As of April 1, 2006, we utilized the services of approximately 2,860 drivers and messengers. From time to time such persons are involved in accidents or other activities that may give rise to liability claims against us. We currently carry liability insurance with a per-occurrence and an aggregate limit of $5 million. Our independent contractor owner-operators are required to maintain liability insurance of at least the minimum amounts required by applicable state or provincial law. We also have insurance policies covering

23

property and fiduciary trust liability, which coverage includes all drivers and messengers. We cannot assure you that claims against us will not exceed the applicable amount of coverage, that our insurer will be solvent at the time of settlement of an insured claim, or that we will be able to obtain insurance at acceptable levels and costs in the future. If we were to experience a material increase in the frequency or severity of accidents, liability claims, workers’ compensation claims, unfavorable resolutions of claims, or insurance costs, our business, financial condition and results of operations could be materially adversely affected.

We do not pay federal or state employment taxes for our drivers who are independent contractors. A significant number of our drivers are independent contractors and not our employees. From time to time, federal and state taxing authorities have sought to assert that independent contractor drivers in the same-day transportation and transportation industries are employees. We do not pay or withhold federal or state employment taxes with respect to drivers who are independent contractors. Although we believe that the independent contractors we utilize are not employees under existing interpretations of federal and state laws, we cannot guarantee that federal and state authorities will not challenge this position or that other laws or regulations, including tax laws and laws relating to employment and workers’ compensation, will not change. If the IRS were to successfully assert that our independent contractors are in fact our employees, we would be required to pay withholding taxes and extend employee benefits to these persons, and could be required to pay penalties or be subject to other liabilities as a result of incorrectly classifying employees. If drivers are deemed to be employees rather than independent contractors, we could be required to increase their compensation. Any of the foregoing possibilities could increase our operating costs and have a material adverse effect on our business, financial condition and results of operations.

Changes in spending on local delivery services could negatively affect our operating results. Our sales and earnings are especially sensitive to events that affect the delivery services industry, including extreme weather conditions, economic factors affecting our significant customers and shortages of or disputes with labor, any of which could result in our inability to service our clients effectively or to profitably manage our operations.

Our operations depend upon governmental licenses and permits. Although certain aspects of the transportation industry have been significantly deregulated, our delivery operations are still subject to various federal (U.S. and Canadian), state, provincial and local laws, ordinances and regulations that in many instances require certificates, permits and licenses. Our failure to maintain required certificates, permits or licenses, or to comply with applicable laws, ordinances or regulations could result in substantial fines or possible revocation of our authority to conduct certain of our operations.

Our reputation will be harmed, and we could lose customers, if the information and telecommunication technologies on which we rely fail to adequately perform. Our business depends upon a number of different information and telecommunication technologies as well as the ability to develop and implement new technology enabling us to manage and process a high volume of transactions accurately and timely. Any impairment of our ability to process transactions in this way could result in the loss of customers and diminish our reputation.

We may be unable to recruit, motivate and retain qualified management personnel. Our success depends on the skills, experience and performance of certain key members of our management. The loss of the services of any of these key employees could have a material adverse effect on our business, financial condition and results of operations. Our future success and plans for growth also depend on our ability to attract and retain skilled personnel in all areas of our business. There is strong competition for skilled management personnel in the same-day delivery and logistics businesses.

We may be unable to recruit, motivate and retain qualified delivery personnel. We depend upon our ability to attract and retain qualified delivery personnel who possess the skills and experience necessary to meet the needs of our operations. We compete in markets in which unemployment is generally relatively low and the competition for owner-operators and other employees is intense. We must continually evaluate and upgrade our pool of available owner-operators to keep pace with demands for delivery services. We cannot assure you that qualified delivery personnel will continue to be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified delivery personnel could have a material adverse impact on our business, financial condition and results of operations.

24

Fluctuations in our operating results may decrease the price of our securities. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common stock, investor perception of us and general economic and market conditions. Variations in our operating results, general trends in the delivery/logistics industry, government regulation and other factors could cause the market price of the common stock to fluctuate significantly. The stock market has, on occasion, experienced extreme price and volume fluctuations that have often particularly affected market prices for smaller companies and that often have been unrelated or disproportionate to the operating performance of the affected companies, and the price of our common stock could be affected by such fluctuations.

Increased fuel and transportation costs could diminish our ability to attract owner-operators. The owner-operators we utilize are responsible for all vehicle expense including maintenance, insurance, fuel and all other operating costs. We make every reasonable effort to include fuel cost adjustments in customer billings that are paid to owner-operators to offset the impact of fuel price increases. If future fuel cost adjustments are insufficient to offset owner-operators’ costs, we may be unable to attract a sufficient number of owner-operators, which would negatively impact our business, financial condition and results of operations.

We may be unable to fund our significant future capital needs, and we may need additional funds sooner than anticipated. We have depended, and if we are unable to execute against our plan, are likely to continue to depend, on our ability to obtain additional financing to fund our liquidity requirements. We may not be able to continue to obtain additional capital when needed, and additional capital may not be available on satisfactory terms. Achieving our financial goals involves maximizing the effectiveness of the variable cost model, the implementation of customer-driven technology solutions and continued leverage of the consolidated back office SG&A platform. To date, we have primarily relied upon debt and equity investments to fund these activities. We may be required to engage in additional financing activities to raise capital required for our operations. If we issue additional equity securities or convertible debt to raise capital, the issuance may be dilutive to the holders of our common stock. In addition, any additional issuance may require us to grant rights or preferences that adversely affect our business, including financial or operating covenants.

Our ability to fund operations depends on our ability to maintain the financing under our revolving credit agreement and our subordinated debt facility. At April 1, 2006, we were not in compliance with i) certain non-financial affirmative covenants and ii) a non-financial negative covenant under the revolving credit facility and our senior subordinated debt facility with respect to furnishing financial statements on a timely basis to the respective lenders and total indebtedness, respectively. Although we intend to pursue waivers pertaining to these matters of compliance, we cannot assure you we will be able to obtain or maintain such waivers in the future and we may be unable to regain or maintain compliance with our debt covenants in the future.

If we do not maintain our NASDAQ listing, you may have difficulty trading our securities. We will need to maintain certain financial and corporate governance qualifications to keep our securities listed on the NASDAQ Capital Market (“NASDAQ”). At various times in the past we have received notices from NASDAQ that we would be delisted due to a variety of matters, including failure to maintain a minimum bid price of $1.00, failure to timely hold an annual shareholders meeting and failure to meet the minimum levels of stockholders’ equity. In each instance we have taken the actions required by NASDAQ to maintain continued listing, but we cannot assure you that we will at all times meet the criteria for continued listing. In the event of delisting, trading, if any, would be conducted in the over-the-counter market in the so-called “pink sheets” or on the OTC Bulletin Board. In addition, our securities could become subject to the SEC’s “penny stock rules.” These rules would impose additional requirements on broker-dealers who effect trades in our securities, other than trades with their established customers and accredited investors. Consequently, the delisting of our securities and the applicability of the penny stock rules may adversely affect the ability of broker-dealers to sell our securities, which may adversely affect your ability to resell our securities. If any of these events take place, you may not be able to sell as many securities as you desire, you may experience delays in the execution of your transactions and our securities may trade at a lower market price than they otherwise would.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm. As

25

directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring public companies to include a report of management on internal control over financial reporting in their annual reports. In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting as well as the operating effectiveness of the company’s internal controls over financial reporting. We do not expect to be subject to these requirements for fiscal 2006 or fiscal 2007. We are evaluating our internal controls over financial reporting in order to allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls, as a required part of our annual report, beginning with our annual report for fiscal 2008.

While we expect to expend significant resources during fiscal 2007 in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, we cannot assure you that we will not receive an adverse report on our assessment of our internal controls over financial reporting and/or the operating effectiveness of our internal controls over financial reporting from our independent registered public accounting firm.

If we identify further significant deficiencies or material weaknesses in our internal controls over financial reporting that we cannot remediate in a timely manner or we receive an adverse report from our independent registered public accounting firm with respect to our internal controls over financial reporting, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could be adversely affected.

In addition to the above, if our independent registered public accounting firm is unable to rely on our internal controls over financial reporting in connection with their audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy themselves as to the material accuracy of our financial statements and related disclosures, it is possible that we could receive a qualified or adverse audit opinion on those financial statements. In that event, the market for our common stock could be adversely affected. In addition, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could be adversely affected.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

The Company’s operations are not currently subject to material market risks for interest rates, foreign currency rates, or other market price risks. However, the Company has revolving debt of $19.2 million at April 1, 2006. If the entire revolving credit facility were subject to a one percentage point change in the borrowing rate, the corresponding annualized effect on interest expense would be $192,000.

ITEM 4.	CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, under the supervision and with the participation of the Company’s management, including the company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO) (the “Certifying Officers”), the Company carried out an evaluation of the effectiveness of its “disclosure controls and procedures” (as the term is defined in the Securities Exchange Act of 1934, as amended (the “Act”) Rules 13a-15(e) and 15d-15(e) to mean controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports it files or submits under the Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Act is accumulated and communicated to the issuer’s management, including the Certifying Officers, to allow timely decisions regarding required disclosure).

26

As we reported in our Form 10-K for the fiscal year ended July 1, 2005 (filed October 19, 2005), as amended on October 26, 2005, in connection with the audit of our financial statements for that year, certain material weaknesses became evident to management including the inability to fully reconcile cash applications on a timely basis and, due to resource constraints, the inability to close the Company’s books in a timely manner on a month to month basis. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes the Company’s internal controls from reducing to an appropriately low level the risk that material misstatements in its financial statements will not be prevented or detected on a timely basis. Based on this evaluation, the Certifying Officers concluded that the Company’s disclosure controls and procedures were not effective to ensure that material information was recorded, processed, summarized and reported by management of the Company on a timely basis in order to comply with the Company’s disclosure obligations under the Act, and the rules and regulations promulgated thereunder. Such material weakness and associated ineffectiveness, as reported in Form 10-K under “Item 9A. Controls and procedures” have been evaluated, and at April 1, 2006, the Company has action plans in place to address and eliminate them.

(b) Changes in internal controls over financial reporting

During the quarter ended April 1, 2006, the Company completed its transition to a single cash application platform and has introduced procedures that ensure timely and accurate posting of cash receipts. Management is evaluating the design and operation of these new internal controls in order to enable management to conclude that these new internal controls are effective to ensure that cash applications are accurately recorded, processed, summarized and reported within the requisite time periods in the Company’s financial statements.

The Company has aggressively recruited experienced professionals to augment and upgrade our financial staff to address issues of timeliness in financial reporting.

PART II

ITEM 1.	LEGAL PROCEEDINGS.

The Company is a party to litigation and has claims asserted against it incidental to its business. Most of such claims are routine litigation that involve workers’ compensation claims, claims arising out of vehicle accidents and other claims arising out of the performance of same-day transportation services. The Company carries workers’ compensation insurance and auto liability coverage for its employees. The Company and its subsidiaries are also named as defendants in various employment-related lawsuits arising in the ordinary course of the business of the Company. The Company vigorously defends against all of the foregoing claims.

The Company has established reserves for litigation, which it believes are adequate. The Company reviews its litigation matters on a regular basis to evaluate the demands and likelihood of settlements and litigation related expenses. Based on this review, the Company does not believe that the pending active lawsuits, if resolved or settled unfavorably to the Company, would have a material adverse effect upon the Company’s balance sheet or results of operations. The Company has managed to fund settlements and litigation expenses through cash flow and believes that it will be able to do so going forward. Settlements and litigation expenses have not had a material impact on cash flow and the Company believes they will not have a material impact going forward.

Cautionary Statements Regarding Pending Litigation and Claims

The Company’s statements above concerning pending litigation constitute forward-looking statements. Investors should consider that there are many important factors that could adversely affect the Company’s assumptions and the outcome of claims, and cause actual results to differ materially from those projected in the forward-looking statements. These factors include:

•	The Company has made estimates of its exposure in connection with the lawsuits and claims that have been made. As a result of litigation or settlement of cases, the actual amount of exposure in a given case could differ materially from that projected. In addition, in some instances, the Company’s liability for claims may increase or decrease depending upon the ultimate development of those claims.

27

•	In estimating the Company’s exposure to claims, the Company is relying upon its assessment of insurance coverages and the availability of insurance. In some instances insurers could contest their obligation to indemnify the Company for certain claims, based upon insurance policy exclusions or limitations. In addition, from time to time, in connection with routine litigation incidental to the Company’s business, plaintiffs may bring claims against the Company that may include undetermined amounts of punitive damages. The Company is currently not aware of any such punitive damages claim or claims in the aggregate which would exceed 10% of its current assets. Such punitive damages are not normally covered by insurance.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

As of July 3, 2004, the Company was not in compliance with the minimum availability or interest coverage ratio covenants in the revolving credit facility and the interest coverage ratio covenant in the senior subordinated debt facility. However, the Company had in place waivers of its financial debt covenants related to its revolving credit facility and its senior subordinated debt facility. These waivers were in effect through January 1, 2005; and, pursuant to the Company’s receipt of $21.0 million of investment capital on December 21, 2004 the Company obtained additional waivers and consents from its lenders. The lenders waived all existing defaults and delayed the start date for the financial covenants for both minimum EBITDA and interest coverage ratio until the earlier of January 1, 2007 or the date upon which the (a) Company’s EBITDA for each of two consecutive months equals or exceeds the Company’s fixed charges (interest expense and scheduled principal payments due with respect to money borrowed) for the applicable month and (b) availability under the credit facility for each day of the immediately preceding thirty days is greater than or equal to $1,000,000.

As of April 1, 2006, the Company was not in compliance with i) certain non-financial covenants and ii) a non-financial negative covenant relative to the timely remittance of monthly financial statements to its lenders and total indebtedness, respectively. The Company is working to secure waivers to cure this situation.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On January 27, 2006 at a special meeting of shareholders, the Company submitted to its shareholders three matters, all of which were approved. The matters and voting thereon were as follows:

1.	To approve certain terms of Series P Convertible Preferred Stock (“Series P”) to permit the Company to (a) issue additional Series P as payment-in-kind dividends, (b) issue additional conversion shares pursuant to anti-dilution provisions of the Series P, and (c) exercise of the A Warrant and B Warrant issuable in connection with the Series P.

For	17,617,496
Against	99,917
Abstain	9,120
Broker non-votes	0

2.	To approve certain terms of Series N Convertible Preferred Stock (“Series N”) to permit the Company to issue additional Series N as payment-in-kind dividends, and the issuance of additional conversion shares pursuant to anti-dilution provisions thereof; and

For	17,616,794
Against	100,618
Abstain	9,121
Broker non-votes	0

28

3.	To approve certain terms of Series O Convertible Preferred Stock (“Series O”) to permit the Company to issue additional Series O as payment-in-kind dividends, and the issuance of additional conversion shares pursuant to anti-dilution provisions thereof.

For	17,616,710
Against	100,702
Abstain	9,121
Broker non-votes	0

ITEM 5.	OTHER INFORMATION.

Not Applicable.

ITEM 6.	EXHIBITS.

Exhibits required by Item 601 of Regulation S-K:

31.1	Section 302 Certification of CEO.

31.2	Section 302 Certification of CFO.

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

29

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of Westport, State of Connecticut on May 15, 2006.

VELOCITY EXPRESS CORPORATION.

By	/s/ Vincent A. Wasik
VINCENT A. WASIK Chief Executive Officer

By	/s/ Edward W. Stone
EDWARD W. STONE Chief Financial Officer

30

APPENDIX H

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM              TO

COMMISSION FILE NUMBER 0-26954

CD&L, INC.

(Exact name of registrant as specified in its charter)

DELAWARE 22-3350958

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 WESLEY STREET SOUTH HACKENSACK, NEW JERSEY	07606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 487-7740

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Name of each exchange on which registered

COMMON STOCK, PAR VALUE AMERICAN STOCK EXCHANGE

$.001 PER SHARE

Securities registered pursuant to section 12(g) of the Act: NONE

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether: the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. (as defined in Rule 12b-2 of the Securities Exchange Act of 1934)

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).    Yes  ☐    No  ☒

The aggregate market value of voting common equity of the registrant held by non-affiliates (for this purpose, persons and entities other than executive officers, directors, and 5% or more stockholders) of the registrant computed by reference to the price at which the registrant’s common equity was last sold, as of the last business day of the registrant’s most recently completed second fiscal quarter (June 30, 2005), was $15,101,794.

The number of shares of the registrant’s Common Stock, $.001 par value, outstanding was 10,012,479 and the aggregate market value of voting common equity of the registrant held by non-affiliates of the registrant was $22,139,621 as of March 21, 2006.

DOCUMENTS INCORPORATED BY REFERENCE: The registrant intends to file a definitive proxy statement pursuant to Regulation 14A within 120 days of the end of the fiscal year ended December 31, 2005. Portions of such proxy statement are incorporated by reference into Part III of this Form 10-K.

CD&L, INC.

FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 2005

2

PART I

Statements and information presented within this Annual Report on Form 10-K for CD&L, Inc. (the “Company”, “CD&L”, “us” or “we”) include certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes” and “estimates” and similar expressions are generally intended to identify forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors (Item 1A. — Risk Factors) discussed below, general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by us, changes in laws or regulations and other factors, many of which are beyond our control. Readers are cautioned that any such statements are not guarantees of future performance and that, actual results or developments may differ materially from those projected in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these factors.

ITEM 1. BUSINESS

OVERVIEW

We are one of the leading national full-service providers of customized, same-day, time-critical, delivery services to a wide range of commercial, industrial and retail customers. Our services are provided throughout the United States.

We offer the following delivery services:

•	rush delivery service, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point-to-point on an as-needed basis;

•	distribution services, providing same-day delivery for many pharmaceutical and office supply wholesalers, for manufacturers to retailers and interbranch distribution of financial documents in a commingled system;

•	facilities management, including providing and supervising mailroom personnel, mail and package sorting, internal delivery and outside local messenger services; and

•	dedicated contract logistics, providing a comprehensive solution to major corporations that want the control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

OUR INDUSTRY

The same-day delivery industry is serviced by a fragmented system of thousands of companies that include only a small number of large regional or national operators. The industry is impacted by the following:

•	Outsourcing and Vendor Consolidation. Commercial and industrial businesses more and more seem to be choosing to outsource their same-day delivery requirements as a result of their evaluation of outsource solutions versus in-house fleets.

•	Competition. This highly fragmented industry remains fiercely competitive regarding price points.

3

OUR SERVICES

We provide our customers with a broad range of customized, same-day, time-critical, delivery service options.

Rush. In providing rush delivery services, or services on demand, our messengers and drivers respond to customer requests for the immediate pickup and delivery of time-sensitive packages. We generally offer one- two- and four-hour service, on a 7-days-a-week, 24-hours-a-day basis. Our typical customers for rush service include commercial and industrial companies, health care providers and service providers such as accountants, lawyers, advertising and travel agencies and public relations firms.

Routed and Scheduled. Our distribution services are provided on a same-day basis. We typically pick up or receive large shipments of products, which are then scanned, sorted, routed and delivered. These deliveries are made in accordance with a customer’s predetermined schedule that generally provides for deliveries to be made at specific times. Typical routes may include deliveries from pharmaceutical suppliers to pharmacies, from manufacturers to retailers, the interbranch distribution of financial documents, payroll data and other time-critical documents for banks, financial institutions and insurance companies. We also provide these services to large retailers for home delivery, including large cosmetic companies, door-to-door retailers, catalog retailers, home health care distributors and other direct sales companies.

Facilities Management. We provide complete mailroom management services, by offering customized solutions that include performing the entire mailroom function. These include mail meter management, messenger delivery services, main entrance personnel and management personnel.

Dedicated Contract Logistics. We offer efficient and cost-effective dedicated delivery solutions, such as fleet replacement solutions, dedicated delivery systems and transportation systems management services. These services provide major health care providers, office product companies, retailers and financial institutions with the control, flexibility and image of an in-house fleet and with all of the economic benefits of outsourcing.

OUR INTERNAL OPERATIONS

We operate from 86 leased facilities and 28 customer-owned facilities in 23 states and with various managed agents in most other states. The size of each facility varies, but typically includes dedicated dispatch and order entry functions as well as delivery personnel. We accomplish coordination and deployment of our delivery personnel either through communications systems linked to our computers, through pagers, mobile data units or by radio or telephone. We route a shipment according to its type and weight, the geographic distance between its origin and destination and the time allotted for its delivery. In the case of scheduled deliveries, we design routes to minimize the unit costs of the deliveries and to enhance route density. We continue to deploy new hardware and software systems designed to enhance the capturing, routing, tracking and reporting of deliveries throughout our network. To further improve customer service, we offer customers the opportunity to access this information via the Internet.

SALES AND MARKETING

We believe that a direct sales force most effectively reaches customers for same-day, time-critical delivery services and, accordingly, we do not currently engage in mass media advertising. We market directly to individual customers by designing and offering customized service packages after determining their specific delivery and distribution requirements. We have implemented a coordinated major account strategy by building on established relationships with regional and national customers.

Many of the services we provide, such as facilities management, dedicated contract logistics and routed delivery services are determined on the basis of competitive bids. However, we believe that quality and service capabilities are also important competitive factors. We derive a substantial portion of our revenues from customers with whom we have entered into contracts.

4

COMPETITION

The market for our delivery services is highly competitive. We believe that the principal competitive factors in the markets in which we compete are service performance, dedicated resources, technology and price. We compete on all of those factors. Most of our competitors in the time-critical, same-day, delivery market are privately held companies that operate in only one location or within a limited service area. Our services are available 24-hours-a-day, 7-days-a-week.

ACQUISITIONS AND SALES OF BUSINESSES

We were formed as a Delaware corporation in June 1994. As of December 31, 2005, we had acquired twenty-seven same-day time-critical delivery businesses, including the eleven companies that we acquired simultaneously with the commencement of our operations in November 1995. We paid approximately $67,800,000 ($29,600,000 in cash and 2,935,702 shares of our Common Stock) to acquire the eleven founding companies. In addition to the acquisition of those companies, we acquired certain additional assets from two companies in transactions that we accounted for as purchases. Those acquired assets were not material.

From 1996 to 1999, we acquired thirteen additional businesses that had approximately $65,000,000 in aggregate annual revenues. We paid approximately $31,000,000 to acquire those companies using a combination of cash, seller-financed debt and shares of our Common Stock.

On December 1, 2000, we made a strategic decision to dispose of our air delivery business. On March 30, 2001, we consummated a transaction providing for the sale of certain assets and liabilities of Sureway Air Traffic Corporation, Inc. (“Sureway”), our air delivery business. The selling price for the net assets was approximately $14,150,000 and was comprised of $11,650,000 in cash, a subordinated promissory note (the “Note Receivable”) for $2,500,000 and contingent cash payments based upon the ultimate development of certain liabilities retained by us. This sale was classified as discontinued operations in the consolidated statement of operations for the year ended December 31, 2001.

In February 1999, we became obligated to repay seller-financed acquisition debt of $1,650,000 related to our acquisition of Gold Wings. As of February 28, 2003, the note had a remaining principal balance of $1,034,000 (the “CDL/Gold Note”). On February 28, 2003, we completed a series of related transactions with GMV Express, Inc. (“GMV”), Richard Gold (a principal of GMV) (“Gold”) and his affiliates, and Global Delivery Systems LLC (“Global”) and its subsidiary, Sureway Worldwide LLC (“Sureway Worldwide”). The net effect of the transactions with Global, Sureway Worldwide, GMV and Gold was that we assigned the Note Receivable to GMV in exchange for a release on the CDL/Gold Note payable, so that we were relieved of our $1,034,000 liability for the CDL/Gold Note and we had no further rights to the Note Receivable. In addition, we received payments from Sureway Worldwide and Global of approximately $117,000 ($72,000 in settlement of disputed claims and $45,000 for other amounts due) and provided Gold with a release covering claims of breach of certain noncompetition agreements. As a result of this transaction, we recorded a gain of $1,034,000 during the year ended December 31, 2003, included as a component of other (income) expense, net, on the consolidated statement of operations.

On June 14, 2001, we consummated a transaction providing for the sale of all the outstanding stock of National Express, Inc., our ground courier operations in the Mid-West, to First Choice Courier and Distribution, Inc. (“First Choice”). The selling price was approximately $2,530,000 and was comprised of $880,000 in cash and a subordinated promissory note (the “Promissory Note”) for $1,650,000.

As of March 14, 2003, the Promissory Note was amended to defer the interest and principal payments due on December 14, 2002 and March 14, 2003. The new quarterly payment schedule commenced on June 14, 2003 with interest only payments at a new interest rate at 9.0% per annum. Upon the earlier of June 14, 2004 or the maker of the Promissory Note meeting certain financial benchmarks, principal payments were to resume and the interest rate would prospectively revert back to 7.0% per annum. The final balloon payment of approximately $1,100,000 plus any outstanding principal or unpaid interest remained due on June 14, 2006.

On March 1, 2004, we consummated a transaction providing for the repurchase of certain Indiana-based assets and liabilities sold to First Choice in June 2001. The acquisition included the release of certain noncompete agreements. Consideration for the repurchase included cancellation of the Promissory Note owed by First Choice of approximately $1,600,000 plus a three-year contingent earn-out based on net revenue generated by the accounts repurchased. The majority of the repurchase price of the Indiana acquisition is related to the value of the customer list. An intangible asset of $1,014,000 (net of $587,000 accumulated amortization) was included in the December 31, 2005 consolidated balance sheet. This asset is being amortized over 5 years.

5

REGULATION

Our delivery operations are subject to various state and local regulations and, in many instances, require permits and licenses from state authorities. To a limited degree, state and local authorities have the power to regulate the delivery of certain types of shipments and operations within certain geographic areas. Interstate and intrastate motor carrier operations are also subject to safety requirements prescribed by the U.S. Department of Transportation (“DOT”) and by state departments of transportation. If we fail to comply with applicable regulations, we could face substantial fines or possible revocation of one or more of our operating permits.

SAFETY

We seek to ensure that contracted drivers meet safety standards established by our customers and our insurance carriers as well as the DOT.

EMPLOYEES AND INDEPENDENT CONTRACTORS

As of December 31, 2005, we employed approximately 1,500 full-time and part-time people, 115 as drivers, 551 as messengers, 607 in operations, 161 in clerical and administrative positions, 36 in sales, 28 in information technology and 6 in executive management. We are not a party to any collective bargaining agreements. We had agreements with approximately 3,000 independent contractors as of December 31, 2005. We have not experienced any work stoppages and believe that our relationship with our employees and independent contractors is good.

6

ITEM 1A. RISK FACTORS

You should carefully consider the following factors as well as the other information in this report before deciding to invest in shares of our Common Stock.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY OUR FINANCIAL CONDITION, OUR CREDIT FACILITY, OUR OTHER SENIOR DEBT AND THE INSTRUMENTS GOVERNING OUR OTHER DEBT.

We had an accumulated deficit of ($3,056,000) as of December 31, 2005. On numerous occasions, we have had to amend and obtain waivers of the terms of our credit facilities and senior debt as a result of covenant violations or for other reasons. On April 14, 2004, we restructured our senior subordinated debt and related covenants. The restructuring included an agreement among us, our lenders, certain members of CD&L management and others which improved our short-term liquidity and reduced our interest expense. The restructuring eased the financial covenants to our senior secured lenders to which we are subject and in October 2005 we further reduced the principal balance due on our senior subordinated debt to $4,000,000. However, if we were to fail to meet covenants to our secured lender in the future, there can be no assurances that our lenders would agree to waive any future covenant violations, renegotiate and modify the terms of our loans or further extend the maturity date should it become necessary to do so. Further, there can be no assurances that we will be able to meet our revenue, cost or income projections, upon which the debt covenants to our secured lender are based.

PRICE COMPETITION COULD REDUCE THE DEMAND FOR OUR SERVICE.

The market for same-day delivery and logistics services has been and is expected to remain highly competitive. Competition is often intense, particularly for basic delivery services. High fragmentation and low barriers to entry characterize the industry. Other companies in the industry compete with us not only for provision of services but also for qualified drivers. Some of these companies have longer operating histories and greater financial and other resources than us. Additionally, companies that do not currently operate delivery and logistics businesses may enter the industry in the future. Price competition can cause margin erosion and prevent us from increasing our prices to our customers commensurate with cost increases.

WE DO NOT HAVE LONG-TERM CONTRACTS WITH OUR CUSTOMERS.

Our contracts with our customers typically are terminable upon 30 days notice. We often have significant start-up costs when we begin servicing a new customer in a new location. Termination of these contracts could have a material adverse effect on our business, financial condition and results of operations.

WE RELY ON A FEW LARGE CUSTOMERS.

For the years ended December 31, 2005 and 2004, our four largest customers accounted for 28.1% and 31.0% of our revenues, respectively, and our top ten customers accounted for 46.9% and 48.1% of our revenues, respectively. The loss of any of these customers could have a material adverse effect on our results of operations.

CLAIMS ABOVE OUR INSURANCE LIMITS, OR SIGNIFICANT INCREASES IN OUR INSURANCE PREMIUMS, MAY REDUCE OUR PROFITABILITY.

We currently employ 97 full-time and 18 part-time drivers. From time to time, some of these employee drivers are involved in automobile accidents. We currently carry liability insurance of $1,000,000 for each employee driver, subject to applicable deductibles, and carry umbrella coverage up to $5,000,000. However, claims against us may exceed the amounts of available insurance coverage. We also contract with approximately 3,000 independent contractor drivers. In accordance with our policy, all independent contractor drivers are required to maintain liability coverage as well as workers’ compensation or occupational accident insurance. If we were to experience a material increase in the frequency or severity of accidents, liability claims or workers’ compensation claims or unfavorable resolutions of claims, our operating results could be materially affected. For independent contractor drivers, we carry umbrella coverage of $5,000,000.

7

AS A SAME-DAY DELIVERY COMPANY, OUR ABILITY TO SERVICE OUR CLIENTS EFFECTIVELY OFTEN DEPENDS UPON FACTORS BEYOND OUR CONTROL.

Our revenues and earnings are especially sensitive to events that are beyond our control that affect the same-day delivery services industry, including:

•	extreme weather conditions;

•	economic factors affecting our significant customers;

•	mergers and consolidations of existing customers;

•	ability to purchase insurance coverage at reasonable prices;

•	U.S. business activity; and

•	the levels of unemployment.

WE DEPEND ON THE AVAILABILITY OF QUALIFIED DELIVERY PERSONNEL.

We depend on our ability to attract and retain, as employees or independent contractors, qualified delivery personnel who possess the skills and experience necessary to meet the needs of our operations. We compete in many markets in which unemployment is generally relatively low and the competition for owner-operators and other employees is intense. We must continually evaluate and upgrade our pool of available owner-operators to keep pace with demands for delivery services. There can be no assurance that qualified delivery personnel will continue to be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified delivery personnel could have a material adverse impact on our business, financial condition and results of operations.

RISING FUEL COSTS CAN ADVERSELY AFFECT OUR BUSINESS.

The owner-operators that we use are responsible for all vehicle expenses, including maintenance, insurance, fuel and all other operating costs. We try to include fuel cost adjustments in customer billings that are paid to owner-operators to offset the impact of fuel price increases. If future fuel cost adjustments are insufficient to offset owner-operators’ costs, we may be unable to attract a sufficient number of owner-operators, which may negatively impact our business, financial condition and results of operations.

OUR ATTEMPTS AT GEOGRAPHIC EXPANSION MAY NOT BE SUCCESSFUL.

We are attempting to expand geographically on the West Coast and into the Midwest. Each new facility we open involves increased rent charges, higher travel costs and additional operating personnel. If we do not generate sufficient revenues at these new locations to cover the additional SG&A and other costs, their operation will have a negative impact on our financial condition and results of operations.

OUR REPUTATION WILL BE HARMED, AND WE COULD LOSE CUSTOMERS, IF THE INFORMATION AND TELECOMMUNICATIONS TECHNOLOGIES ON WHICH WE RELY FAIL TO ADEQUATELY PERFORM.

Our business depends upon a number of different information and telecommunication technologies as well as the ability to develop and implement new technology enabling us to manage and process a high volume of transactions accurately and timely. Any impairment of our ability to process transactions in this way could result in the loss of customers and diminish our reputation.

GOVERNMENTAL REGULATION OF THE TRANSPORTATION INDUSTRY, PARTICULARLY WITH RESPECT TO OUR INDEPENDENT CONTRACTORS, MAY SUBSTANTIALLY INCREASE OUR OPERATING EXPENSES.

A significant number of our drivers are currently independent contractors, meaning that they are not our employees. From time to time, federal and state taxing authorities have sought to assert that independent contractor drivers in the same-day transportation and transportation industries are employees. We do not pay or withhold federal or state employment taxes with respect to drivers who are independent contractors. Although we believe that the independent contractors we use are not employees under existing interpretations of federal and state laws, federal and state authorities may challenge this position or change other relevant laws or regulations, including tax laws and laws relating to employment and workers’ compensation. If the Internal Revenue Service or a state taxing authority were to successfully assert that our independent contractors are in fact our employees, we would be required to pay withholding taxes, extend additional employee benefits to these persons and could be required to pay penalties or be subject to other liabilities as a result of incorrectly classifying employees. If drivers are deemed to be employees rather than independent contractors, we could be required to contribute to workers’ compensation as well. Any of the foregoing possibilities could increase our operating costs and have a material adverse effect on our business, financial condition and results of operations.

8

STOCKHOLDERS WILL EXPERIENCE DILUTION WHEN WE ISSUE THE ADDITIONAL SHARES OF COMMON STOCK THAT WE ARE PERMITTED OR REQUIRED TO ISSUE UNDER CONVERTIBLE NOTES, OPTIONS AND WARRANTS.

We are permitted, and in some cases obligated, to issue shares of common stock in addition to the common stock that is currently outstanding. If and when we issue these shares, the percentage of the common stock currently issued and outstanding will be diluted. The following is a summary of additional shares of common stock that we have currently reserved for issuance as of December 31, 2005:

•	506,250 shares are issuable upon the exercise of outstanding warrants at an exercise price of $.001 per share.

•	4,000,000 shares are issuable upon the exercise of options or other benefits under our employee stock option plan, consisting of:

•	outstanding options to purchase 4,000,000 shares at a weighted average exercise price of $1.99 per share, of which options covering 2,758,348 shares were exercisable as of December 31, 2005; and

•	2,000,000 shares available for future awards after December 31, 2005, subject to ratification at the June 2006 annual stockholder meeting.

•	500,000 shares are issuable upon the exercise of options or other benefits under our independent director stock option plan, consisting of:

•	outstanding options to purchase 249,000 shares at a weighted average exercise price of $1.59 per share, of which options covering 201,000 shares were exercisable as of December 31, 2005; and

•	251,000 shares available for future awards after December 31, 2005.

•	155,197 shares are issuable upon the exercise of outstanding convertible notes issued to sellers of businesses to us at a weighted average exercise price of $6.15 per share.

•	3,937,008 shares are issuable upon the conversion of the convertible notes issued to investors as part of our April 2004 restructuring at a weighted average exercise price of $1.016 per share.

•	3,937,010 shares are issuable upon the conversion of the outstanding shares of our Series A Preferred Stock, par value $.001 per share (“Preferred Stock”) at a weighted average exercise price of $1.016 per share.

OUR SUCCESS DEPENDS ON THE CONTINUED SERVICE OF OUR KEY MANAGEMENT PERSONNEL.

Our future success depends, in part, on the continued service of our key management personnel. If certain employees were unable or unwilling to continue in their present positions, our business, financial condition, operating results and future prospects could be materially adversely affected.

IF WE FAIL TO MAINTAIN OUR GOVERNMENTAL PERMITS AND LICENSES, WE MAY BE SUBJECT TO SUBSTANTIAL FINES AND POSSIBLE REVOCATION OF OUR AUTHORITY TO OPERATE OUR BUSINESS IN CERTAIN JURISDICTIONS.

9

Our delivery operations are subject to various state, local and Federal regulations that, in many instances, require permits and licenses. If we fail to maintain required permits or licenses, or to comply with applicable regulations, we could be subject to substantial fines or our authority to operate our business in certain jurisdictions could be revoked.

OUR CERTIFICATE OF INCORPORATION, BYLAWS, STOCKHOLDER RIGHTS PLAN AND DELAWARE LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER THAT CURRENT STOCKHOLDERS MAY CONSIDER FAVORABLE.

Provisions of our certificate of incorporation, bylaws and our stockholder protection rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition that you may consider favorable. These provisions of our certificate of incorporation and bylaws:

•	establish a classified board of directors in which only a portion of the total number of directors will be elected at each annual meeting;

•	authorize the Board of Directors to issue Preferred Stock;

•	do not provide for cumulative voting in the election of directors; and

•	limit the persons who may call special meetings of stockholders.

We have adopted a stockholder protection rights plan in order to protect against offers to acquire us that our board of directors believes inadequate or otherwise not to be in our best interests. There are, however, possible disadvantages to having the plan in place, which might adversely impact us. The existence of the plan may limit our flexibility in dealing with potential acquirers and may deter potential acquirers from approaching us.

We are subject to section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder. Section 203 generally does not apply if the business combination or the transaction in which the person became an interested stockholder is approved in advance. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, with affiliates and associates, owns or, within three years before the determination of interested stockholder status, did own 15% or more of a corporation’s voting stock. Section 203 may delay or prevent a change in control of us without further action by the stockholders.

WE HAVE SIGNIFICANT INTANGIBLE ASSETS.

The value of our goodwill is significant relative to total assets and stockholders equity. We review goodwill for impairment on at least an annual basis. While there was no impairment of goodwill in 2005, changes in business conditions or interest rates could materially impact our estimates of future operations and result in an impairment of goodwill.

BASED ON CURRENT DISCUSSIONS WITH THE SECURITIES AND EXCHANGE COMMISSION

(“SEC”), WE MAY BE REQUIRED TO AMEND PRIOR FILINGS.

The SEC has asked the Company to provide additional support for its accounting for the March 1, 2004 transaction wherein the Company repurchased certain Indiana-based assets and liabilities originally sold to First Choice Courier in June 2001. Consideration for the repurchase included cancellation of a promissory note receivable owed by First Choice plus a three year contingent earn-out based on retained revenue. The majority of the purchase price related to the value of the First Choice customer list. An intangible asset of $1,602,000 was recorded as of the purchase date. The asset is being amortized over five years. The SEC is questioning if all, or part, of the purchase price should have been accounted for as forgiveness of debt. The Company disagrees with that position and believes its accounting for the transaction is correct.

10

If however, after review and discussion, the SEC does not ultimately agree with the Company’s accounting, the Company may be required to amend prior years filings and there may be an adjustment required in previously reported operating results.

The Company will be communicating with the SEC subsequent to this filing to resolve this issue.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Not applicable.

AVAILABLE INFORMATION

Our Internet website address is www.cdl.net. We will make available, free of charge at the “Investor Relations” portion of the website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). Such information is available in print to any stockholder who requests it from us.

11

ITEM 2. PROPERTIES

As of December 31, 2005, we operated from 86 leased facilities (not including 28 customer-owned facilities). These facilities are principally used for operations, general and administrative functions and training. In addition, several facilities also contain storage and warehouse space. The table below summarizes the location of our current leased facilities.

STATE	NUMBER OF LEASED FACILITIES
New York	16
California	15
Florida	15
New Jersey	5
North Carolina	4
Maine	3
Louisiana	2
Ohio	2
Pennsylvania	3
Nevada	2
Michigan	2
Oklahoma	2
Tennessee	1
Indiana	2
Massachusetts	2
South Carolina	1
Washington	2
Connecticut	1
Georgia	2
Maryland	1
Texas	1
Vermont	1
Washington, D.C	1

Total	86

Our corporate headquarters is located at 80 Wesley Street, South Hackensack, New Jersey. We believe that our properties are generally well maintained, in good condition and adequate for our present needs. Furthermore, we believe that suitable additional or replacement space will be available when required.

As of December 31, 2005, we owned or leased approximately 106 vehicles of various types, which are operated by drivers employed by us. We also utilize independent contractors who provide their own vehicles and are required to carry at least the minimum amount of insurance required by law.

Our aggregate rental expense, primarily for facilities, was approximately $8,223,000, for the year ended December 31, 2005. See Note 11 to our Consolidated Financial Statements.

ITEM 3. LEGAL PROCEEDINGS

From time to time, we become a party to litigation arising in the normal course of our business, most of which involves claims for uninsured personal injury and property damage incurred in connection with our same-day delivery operations. In connection therewith, we had recorded liabilities of $555,000 and $774,000 as of December 31, 2005 and 2004, respectively.

Also from time to time, Federal and state authorities have sought to assert that independent contractors in the transportation industry, including those utilized by us, are employees rather than independent contractors. We believe that the independent contractors that we utilize are not employees under existing interpretations of Federal and state laws. However, Federal and state authorities have challenged and may continue to challenge this position. Further, laws and regulations, including tax laws, and the interpretations of those laws and regulations, may change.

12

We are not aware of any actions, including the actions described above, that would have a material adverse effect on our consolidated financial position or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

13

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Company’s Common Stock has been trading on the American Stock Exchange under the symbol “CDV” since February 23, 1999. The following table sets forth the high and low closing sales prices for the Common Stock for 2004 and 2005.

2004	LOW	HIGH
First Quarter	$0.78	$1.61
Second Quarter	$0.93	$2.15
Third Quarter	$1.15	$2.17
Fourth Quarter	$1.31	$1.96

2005	LOW	HIGH
First Quarter	$1.52	$2.22
Second Quarter	$1.73	$2.03
Third Quarter	$1.38	$1.80
Fourth Quarter	$1.37	$3.36

On March 21, 2006, the last reported sale price of the Common Stock was $2.43 per share. As of March 21, 2006, there were approximately 253 stockholders of record of Common Stock.

DIVIDENDS

The Company has not declared or paid any dividends on its Common Stock. The Company currently intends to retain earnings to support its growth strategy and does not anticipate paying dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Company’s Board of Directors after taking into account various factors, including the Company’s financial condition, results of operations, current and anticipated cash needs and plans for expansion. The Company’s ability to pay cash dividends on the Common Stock is also limited by the terms of its revolving credit facility and the Convertible Notes issued in the April 2004 restructuring of its Senior Notes. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
	(A)	(B)	(C)
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	4,755,250	$1.76	2,251,000	(1)
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	—	—	—

TOTAL	4,755,250	$1.76	2,251,000

(1)	Of this total, 2,000,000 options available for future issuance are subject to ratification at the June 2006 annual stockholder meeting.

14

ITEM 6. SELECTED FINANCIAL DATA

The selected consolidated financial data set forth below as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 is derived from the Company’s audited consolidated financial statements, which are included elsewhere herein. The selected consolidated financial data set forth below as of December 31, 2003 and as of and for the year ended December 31, 2002 is derived from the Company’s consolidated financial statements audited by Deloitte & Touche LLP and as of and for the year ended December 31, 2001 is derived from the Company’s consolidated financial statements audited by Arthur Andersen LLP, independent public accountants who have ceased operations. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto and with Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this report.

SELECTED FINANCIAL DATA

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

STATEMENT OF OPERATIONS DATA:

	CD&L, Inc. and Subsidiaries (1)
	For The Year Ended December 31,
	2005	2004	2003	2002	2001
Revenue	$221,883	$197,724	$166,083	$157,232	$160,544
Gross profit	43,591	37,454	32,735	30,080	32,704
Selling, general and administrative expenses	36,809	31,105	28,136	25,492	26,881
Goodwill impairment	—	—	—	—	3,349
Depreciation and amortization	1,115	1,051	756	1,173	2,476
Other (income) expense, net	(31)	601	(1,496)	206	4,685
Interest expense	1,529	1,859	2,534	2,734	2,897
Income (loss) from continuing operations	2,507	1,583	1,683	285	(5,804)
Provision for loss on disposal of assets, net of income taxes	—	—	—	—	(465)
Net income (loss)	$2,507	$1,583	$1,683	$285	$(6,269)
Basic income (loss) per share:
- Continuing operations	$.26	$.20	$.22	$.04	$(.76)
- Discontinued operations	—	—	—	—	(.06)

- Net income (loss)	$.26	$.20	$.22	$.04	$(.82)

Diluted income (loss) per share:
-Continuing operations	$.15	$.13	$.21	$.03	$(.76)
-Discontinued operations	—	—	—	—	(.06)

-Net income (loss)	$.15	$.13	$.21	$.03	$(.82)

Basic weighted average shares outstanding	9,465	7,737	7,659	7,659	7,659
Diluted weighted average shares outstanding	20,082	14,513	8,174	8,167	7,659

OTHER DATA:

	CD&L, Inc. and Subsidiaries (1) December 31,
	2005	2004	2003	2002	2001
Earnings before interest, taxes, depreciation and amortization (EBITDA) (2):
Income (loss) from continuing operations	$2,507	$1,583	$1,683	$285	$(5,804)
Adjustments:
Income taxes	1,662	1,255	1,122	190	(1,780)
Interest expense	1,529	1,859	2,534	2,734	2,897
Depreciation and amortization	1,115	1,051	756	1,173	2,476

EBITDA	$6,813	$5,748	$6,095	$4,382	$(2,211)

15

BALANCE SHEET DATA:

	CD&L, Inc. and Subsidiaries (1) December 31,
	2005	2004	2003	2002	2001
Working capital	$6,365	$8,063	$1,807	$2,869	$4,923
Equipment and leasehold improvements, net	3,438	1,946	1,446	1,233	1,961
Goodwill and other intangible assets, net	12,716	13,268	11,968	12,192	12,252
Total assets	48,347	42,742	40,352	33,821	35,481
Total debt	14,765	15,108	20,137	17,483	20,595
Stockholders’ equity	$16,384	$12,604	$5,583	$3,900	$3,615

(1)	The basic and diluted (loss) per share for discontinued operations in 2001 pertain to discontinued air operations in 2000 which were subsequently disposed of in 2001.
(2)	EBITDA is defined as income from continuing operations excluding interest, taxes, depreciation and amortization of goodwill and other assets (as presented on the face of the income statement). It does not include the 2001 provision for losses on disposal of assets. EBITDA is supplementally presented because management believes that it is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness, maintain current operating levels of fixed assets and acquire additional operations and businesses. EBITDA should not be considered as a substitute for statement of income or cash flow data from the Company’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. In addition, the Company’s definition of EBITDA may not be identical to similarly entitled measures used by other companies.

16

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future.

Forward-looking statements may not be realized due to a variety of factors, including, without limitation the factors listed above under “Risk Factors” in this annual report.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this annual report or the date of the document incorporated by reference in this annual report. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and we believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will occur or be achieved or accomplished.

OVERVIEW

The Company is one of the leading national full-service providers of customized, same-day, time-critical, delivery services to a wide range of commercial, industrial and retail customers. These services are provided throughout the United States. The Company currently operates in a single-business segment and thus additional disclosures under Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information, are not required.

The Company offers the following delivery services:

•	Rush delivery services, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point-to-point on an as-needed basis;

•	Distribution services, providing same-day delivery for many pharmaceutical and office supply wholesalers, from manufacturers to retailers and inter-branch distribution of financial documents in a commingled system;

•	Facilities management, including providing and supervising mailroom personnel, mail and package sorting, internal delivery and outside local messenger services; and

•	Dedicated contract logistics, providing a comprehensive solution to major corporations that want the control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

Revenue consists primarily of charges to the Company’s customers for delivery services. These customers are billed as the services are rendered, mostly on a weekly basis. Recurring charges related to facilities management or contract logistics services are typically billed on a monthly basis. The Company’s recent revenue growth has been attributable to the expansion of its current customer base into new geographical areas. The Company has always had a strong presence in the Northeast and Southeast regions of the country. As a result of its nationwide business development program, the Company has doubled its revenue volume on the West coast during 2005 compared to the same period for 2004. The goal for next year is to focus on expanding the Company’s footprint even further and gain a strategic presence in the central U.S.

17

Cost of revenue consists primarily of independent contractor delivery costs, other direct pick-up and delivery costs and the costs of dispatching rush demand messengers. In addition, the cost of fuel is included in cost of revenue. With the hurricanes in the Southeast region, fuel prices spiked at the end of the third quarter. While this did not have a material impact on the Company’s 2005 results, the increase in fuel prices may have an impact on its future results.

Selling, general and administrative expense (“SG&A”) includes the costs to support the Company’s sales effort and the expense of maintaining facilities, information systems, financial, legal and other administrative functions. While SG&A costs are not directly correlated with revenue volume, the Company has experienced increased rent charges and higher travel costs as a result of opening new facilities to facilitate its recent expansion into new geographical locations. In addition, the Company has increased its sales force and operating personnel significantly in the West coast to manage the revenue growth from 2005 along with the anticipated growth of the region going forward.

The Company continues to invest in its infrastructure and is currently in the development stage of implementing a state-of-the-art, web-enabled, business information management system. It will provide the scalability, availability and security required to manage the future growth of driver, route, tracking and reporting components of the Company’s ground distribution services.

The consolidated financial statements of the Company, including all related notes, which appear elsewhere in this report, should be read in conjunction with this discussion of the Company’s results of operations and its liquidity and capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company’s discussion and analysis of financial condition and results of operations are based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to accounts receivable, intangible assets, insurance reserves, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies reflect more significant judgments and estimates used in the preparation of its consolidated financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make payments when due or within a reasonable period of time thereafter. The Company does not obtain collateral. The Company estimates the amount of the allowance for doubtful accounts by evaluating past due aging trends, analyzing customer payment histories and assessing market conditions relating to its customers’ operations and financial condition. Such allowance is developed principally for specific customers. As of December 31, 2005, the Company has estimated that an allowance for doubtful accounts of $542,000 is needed to cover the current receivable base. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make required payments, additional revisions to the allowance may be required.

18

REVENUE RECOGNITION

Revenue is recognized when pervasive evidence of an arrangement exists, the price to the customer is fixed or determinable and collection is reasonably assured. The Company interprets the timing of revenue recognition to be when services are rendered to customers and expenses are incurred. This policy applies to all of the Company’s same-day, time-critical delivery service options, including Rush, Scheduled, Facilities Management and Dedicated Contract Logistics. Certain customers pay in advance, giving rise to deferred revenue. This policy is consistent with prior years.

GOODWILL

The value of the Company’s goodwill is significant relative to total assets and stockholders’ equity. The Company reviews goodwill for impairment on, at least, an annual basis using several fair-value based tests, which include, among others, a discounted cash flow and terminal value computation as well as comparing the Company’s market capitalization to its book value. The discounted cash flow and terminal value computation is based on management’s estimates of results from future operations. During 2005, an annual impairment test was performed and the Company determined that there was no impairment of goodwill. As such, there was no impact on the 2005 statement of operations related to goodwill. Changes in business conditions or interest rates could materially impact management’s estimates of results from future operations and, consequently, the Company’s evaluation of fair value could result in an impairment of goodwill. Such impairment, if any, could have a significant impact on the Company’s reported results from future operations and financial condition. Examples of changes in business conditions include, but are not limited to, bankruptcy or loss of a significant customer, a significant adverse change in regulatory factors, a loss of key personnel, increased levels of competition from companies with greater financial resources than the Company and margin erosion caused by the Company’s inability to increase prices to its customers at the same rate as that of the associated cost increases.

INSURANCE RESERVES

The Company insures certain of its risks through insurance policies, but retains risk as a result of its deductibles related to such insurance policies. The Company’s deductible for workers’ compensation is $500,000 per loss. The deductible for employee health medical costs is $150,000 per loss. Effective July 1, 2003, automobile liability coverage is maintained for covered vehicles through a fully insured indemnity program with no deductible. The Company reserves the estimated amounts of uninsured claims and deductibles related to such insurance retentions for claims that have occurred in the normal course of business. These reserves are established by management based upon the recommendations of third party administrators who perform a specific review of open claims, which include fully developed estimates of both reported claims and incurred but not reported claims, as of the balance sheet date. Actual claim settlements may differ materially from these estimated reserve amounts. As of December 31, 2005, the Company has accrued approximately $1,200,000 for estimated losses incurred, but not reported. The Company has also accrued $196,000 for incurred, but unpaid, employee health medical costs as of December 31, 2005.

INCOME TAXES

The Company files income tax returns in every jurisdiction in which it has reason to believe it is subject to tax. Historically, the Company has been subject to examination by various taxing jurisdictions. To date, none of these examinations has resulted in any material additional tax. Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdiction’s laws or regulations.

RESULTS OF OPERATIONS 2005 COMPARED WITH 2004

The following discussion compares the Company’s results of operations for the year ended December 31, 2005 and the year ended December 31, 2004.

INCOME AND EXPENSE AS A PERCENTAGE OF REVENUE

	For the Years Ended December 31,
	2005	2004
Revenue	100.0%	100.0%

Gross profit	19.6%	18.9%

Selling, general and administrative expenses	16.6%	15.7%
Depreciation and amortization	0.5%	0.5%
Other (income) expense, net	0.0%	0.3%
Interest expense	0.7%	1.0%

Income before provision for income taxes	1.9%	1.4%

Net income	1.1%	0.8%

19

REVENUE

Revenue for the year ended December 31, 2005 increased by $24,159,000, or 12.2%, to $221,883,000 from $197,724,000 for the year ended December 31, 2004. This increase in revenue includes new business of approximately $29,159,000, partially offset by lost business of approximately $5,000,000. The overall increase is partially attributable to the expansion of the Company’s current customer base into new geographical areas. Due to the Company’s nationwide business development program, revenue in the Company’s West region increased by $10,922,000 or 65.5%, from $16,679,000 in 2004 to $27,601,000 in 2005.

COST OF REVENUE

Cost of revenue consisted primarily of independent contractor delivery costs, other direct pick-up and delivery costs and the costs of dispatching rush demand messengers. These costs increased by $18,022,000, or 11.2%, from $160,270,000 for 2004 to $178,292,000 in 2005. Stated as a percentage of revenue, these costs decreased to 80.4% for 2005 compared to 81.1% for 2004. The improved margin was due primarily to increased route optimization, as new revenue provided higher density in existing route structures. In addition, there was an overall reduction in cost of sales due to the following factors:

Insurance reimbursements	$654,000	(1)
Reduction in delivery vehicle costs	649,000
New Orleans business interruption recovery	119,000

(1)	Of this amount, $300,000 related to an agreement with Global Delivery Systems LLC (“GDS”) to reimburse insurance expenses that the Company paid on behalf of GDS (see Related Party Transactions in Note 15 in Notes to Consolidated Financial Statements contained within this Annual Report).

The increase in margin was offset partially by a $446,000 increase in claims as compared to 2004.

SG&A

SG&A included costs to support the Company’s sales effort and the expense of maintaining facilities, information systems, financial, legal and other administrative functions. SG&A increased by $5,704,000, or 18.3%, from $31,105,000 in 2004 to $36,809,000 in 2005. As a percentage of revenue, SG&A increased to 16.6% in 2005 compared to 15.7% of revenue in 2004. The increase in SG&A was primarily due to the following:

	Increase from 2004
Compensation	$2,559,000	19.3%
Premises — rent	918,000	18.5%
Consulting fees	555,000	110.5%
Vacation (reversal of accrual in prior year)	541,000	101.3%
Travel and entertainment	499,000	36.4%
Repairs and maintenance	232,000	49.1%

20

All other net increases including payroll taxes, legal fees, computer costs and personnel recruiting costs totaled $400,000, including a $963,000 reduction in the provision for doubtful accounts based on the historical effectiveness of the Company’s receivables management.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization increased by $64,000, or 6.1%, from $1,051,000 for 2004 to $1,115,000 for 2005.

OTHER (INCOME) EXPENSE, NET

Other (income) expense, net, had a net change of $632,000, to $31,000 of income in 2005 from $601,000 of expense in 2004. The 2004 other expense was mainly due to the write-off of deferred financing costs and original issue discount related to the original Senior Notes which were restructured on April 14, 2004.

INTEREST EXPENSE

Interest expense decreased by $330,000 from $1,859,000 in 2004 to $1,529,000 in 2005. This decrease was primarily due to the full year effect of the restructuring of the Senior Subordinated Notes. See Liquidity and Capital Resources — Long-term Debt included elsewhere herein.

PROVISION FOR INCOME TAXES

The provision for income taxes increased by $407,000 to $1,662,000 in 2005 as compared to $1,255,000 in 2004. The tax rate for 2005 was 39.9% of pretax income compared to 44.2% of pretax income in 2004. This reduction in the tax rate was primarily due to tax refunds received during 2005 totaling $389,000. Before the impact of the tax refunds received, the effective tax rate for 2005 was 47%.

RESULTS OF OPERATIONS 2004 COMPARED WITH 2003

The following discussion compares the Company’s results of operations for the year ended December 31, 2004 and the year ended December 31, 2003.

INCOME AND EXPENSE AS A PERCENTAGE OF REVENUE

	For the Years Ended December 31,
	2004	2003
Revenue	100.0%	100.0%

Gross profit	18.9%	19.7%

Selling, general and administrative expenses	15.7%	16.9%
Depreciation and amortization	0.5%	0.5%
Other expense (income), net	0.3%	(0.9)%
Interest expense	1.0%	1.5%

Income before provision for income taxes	1.4%	1.7%

Net income	0.8%	1.0%

21

REVENUE

Revenue for the year ended December 31, 2004 increased by $31,641,000, or 19.1%, to $197,724,000 from $166,083,000 for the year ended December 31, 2003. The increase was due to new customers as well as a higher volume of business from existing customers. The revenue growth reflected the launch of the Company’s nationwide business development program and its ability to expand into new markets with its existing customer base, partially offset by the business interruptions during the year related to hurricanes in the southeast and the presidential conventions in New York City and Boston.

COST OF REVENUE

Cost of revenue consisted primarily of independent contractor delivery costs, other direct pick-up and delivery costs and the costs of dispatching rush demand messengers. These costs increased by $26,922,000, or 20.2%, from $133,348,000 for 2003 to $160,270,000 in 2004. Stated as a percentage of revenue, these costs increased to 81.1% for 2004 compared to 80.3% for 2003. The increase in cost of revenue stated as a percentage of revenue was due primarily to increased cost of utilizing independent contractors (direct delivery costs increased by 3.3% as a percentage of revenue). This increase in cost of sales as a percentage of revenue was partially offset by:

•	A $350,000 reversal of the direct labor vacation accrual due to a change in the vacation policy effective December 31, 2004.

•	A decrease in Company delivery vehicle expenses of $235,000.

•	A reduction in cargo claims of $148,000.

SG&A

SG&A included costs to support the Company’s sales effort and the expense of maintaining facilities, information systems, financial, legal and other administrative functions. SG&A increased by $2,969,000, or 10.6%, from $28,136,000 in 2003 to $31,105,000 in 2004. As a percentage of revenue, SG&A decreased to 15.7% in 2004 compared to 16.9% of revenue in 2003. The overall increase in SG&A was due primarily to the following factors:

•	A $2,146,000 increase in compensation expense which included the addition of approximately 20 new employees in our administrative, sales and information technology departments and higher incentive compensation as compared to 2003.

•	A $459,000 increase in premises rent.

•	A $437,000 increase in the provision for doubtful accounts, primarily due to increased sales volume in 2004.

•	Other increases in SG&A primarily related to computer costs, utilities, travel expenses and office supplies.

The above factors were partially offset by the following:

•	A $541,000 decrease in professional fees, primarily due to a reduction in legal fees.

•	A $535,000 reversal of the SG&A vacation accrual due to a change in the vacation policy effective December 31, 2004.

•	A $317,000 reduction in medical claims.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization increased by $295,000, or 39.0%, from $756,000 for 2003 to $1,051,000 for 2004. Factors driving such increase included the amortization of the First Choice customer list and the depreciation of the Company’s new People Soft financial system.

OTHER (INCOME) EXPENSE, NET

Other (income) expense, net, had a net change of $2,097,000, to $601,000 of expense in 2004 from $1,496,000 of income in 2003. The 2004 other expense was mainly due to the write-off of deferred financing costs and original issue discount related to the original Senior Notes which were restructured on April 14, 2004. The Company recorded a gain included in other (income) expense, net, of $1,034,000 during the year ended December 31, 2003 as a result of the exchange of the Sureway Note Receivable discussed elsewhere herein. Also included in other income for 2003 was a $220,000 World Trade Center Recovery Grant received by one of the Company’s New York City facilities and $149,000 of interest income on the Mid-West note receivable discussed in Note 3 to the Company’s audited consolidated financial statement contained herein.

22

INTEREST EXPENSE

Interest expense decreased by $675,000 from $2,534,000 in 2003 to $1,859,000 in 2004. This decrease was primarily due to the restructuring of the Senior Notes. See Liquidity and Capital Resources — Long-term Debt included elsewhere herein.

PROVISION FOR INCOME TAXES

The provision for income taxes was 44% of pretax income in 2004 compared to 40% of pre-tax income in 2003. The increase in the provision for 2004 was primarily due to an increase in state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s working capital decreased by $1,698,000 from $8,063,000 as of December 31, 2004 to $6,365,000 as of December 31, 2005. The decrease was primarily the result of increases in short-term borrowings of $4,112,000 and accounts payable, accrued liabilities and bank overdrafts of $1,651,000, partially offset by an increase in net accounts receivable of $4,828,000.

Cash and cash equivalents increased by $220,000 during 2005. Cash of $1,507,000 was provided by operating activities, primarily due to the decrease in working capital from 2004 as described above. Cash of $2,277,000 was used in investing activities primarily for the capital expenditures discussed below. Cash of $990,000 was provided by financing activities through increased use of the Company’s line of credit.

Capital expenditures amounted to $2,305,000, $1,254,000 and $968,000 for the years ended December 31, 2005, 2004 and 2003, respectively. These expenditures related primarily to enhanced and expanded information systems capability and upgraded Company facilities in the ordinary course of business. Increased expenditures in 2005 related to the continued implementation and customization of the PeopleSoft financial system. Capital expenditures of approximately $1,200,000 are anticipated for the year ending December 31, 2006.

Short-term borrowings —

At December 31, 2005, short-term borrowings totaled $8,921,000 consisting of a line of credit balance of $8,080,000 and $841,000 of outstanding borrowings related to the insurance financing arrangements discussed below. At December 31, 2004, short-term borrowings totaled $4,809,000 consisting of a line of credit balance of $4,190,000 and $619,000 of outstanding borrowings related to the insurance financing arrangements entered into in 2004.

As of June 27, 2002, CD&L and Summit Business Capital Corporation, doing business as Fleet Capital — Business Finance Division, entered into an agreement establishing a revolving credit facility (the “Fleet Facility”) of $15,000,000. The Fleet Facility, which was due to expire on June 27, 2005 but was extended through January 31, 2006, provides CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, plus 25 basis points (7.5% at December 31, 2005) and LIBOR based loans at the bank’s LIBOR, as defined, plus 225 basis points. Credit availability was based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $15,000,000 and was collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries. The maximum borrowings outstanding under the Fleet Facility during 2005 were $8,673,000. As of December 31, 2005, the Company had total cash on hand and borrowing availability of $2,965,000 under the Fleet Facility, after adjusting for restrictions related to outstanding standby letters of credit of $4,582,000 and minimum availability requirements.

23

Under the terms of the Fleet Facility, the Company is required to maintain certain financial ratios and comply with other financial conditions. The Fleet Facility also prohibits the Company from incurring certain additional indebtedness, limits certain investments, advances or loans and restricts substantial asset sales, capital expenditures and cash dividends. The Company was in compliance with its debt covenants, as amended, as of December 31, 2005.

As of January 31, 2006, CD&L and Bank of America, N.A. (successor by merger to Fleet Capital Corporation) entered into a new agreement (the “Bank of America Facility”) which replaced the prior Fleet Facility. The Bank of America Facility, which expires on September 30, 2008, continues to provide CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, and LIBOR based loans at the bank’s LIBOR rate, as defined, plus 200 basis points. Credit availability is based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $20,000,000 and is collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries.

Insurance Financing Agreements —

In connection with the renewal of certain of the Company’s insurance policies, CD&L entered into an agreement to finance annual insurance premiums. A total of $1,676,000 was financed through this arrangement as of July 30, 2005. Monthly payments, including interest, amount to $170,000. The interest rate is 4.75% and the note matures in May 2006. The related annual insurance premiums were paid to the various insurance companies at the beginning of each policy year. The outstanding debt amount of $841,000 at December 31, 2005 ($619,000 at December 31, 2004) was included in short-term borrowings. The corresponding prepaid insurance has been recorded in prepaid expenses and other current assets.

The following tables summarize our contractual obligations and other commercial commitments as of December 31, 2005:

	PAYMENTS DUE BY PERIOD
CONTRACTUAL OBLIGATIONS (IN THOUSANDS)	2006	2007	2008	2009	2010	THEREAFTER	TOTAL
Long-term debt	$548	$528	$533	$228	$—	$4,000	$5,837
Capital leases	$4	$3	$—	$—	$—	$—	$7

Total long-term debt	$552	$531	$533	$228	$—	$4,000	$5,844

Interest payments due on long-term debt (not included above)	$526	$493	$494	$484	$480	$179	$2,656

Operating leases (Primarily for facilities) (a)	$4,867	$3,661	$2,512	$1,532	$829	$329	$13,730

(a)	These contractual obligations only include operating leases in effect as of December 31, 2005.

24

Other Contractual Obligations:

The Company has entered into employment agreements with its key executives which, under certain change in control circumstances, could result in total cash payments of as much as approximately $4,000,000. See Item 11.

	AMOUNT OF COMMITMENT EXPIRATION PER PERIOD
OTHER COMMERCIAL COMMITMENTS (IN THOUSANDS)	2006	2007		2008		2009		2010		THEREAFTER		TOTAL
Working Capital Facility (Including Standby Letters of Credit)	$—	$—		$20,000		$—		$—		$—		$20,000
Standby Letter of Credit	$4,582	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)

(b)	The Company is required to provide a standby letter of credit per the terms of its current captive insurance program. The values of future standby letters of credit will vary depending on future insurance premiums.

LONG-TERM DEBT:

On January 29, 1999, the Company completed a $15,000,000 private placement of the Senior Notes and warrants with three financial institutions. The Senior Notes originally bore interest at 12.0% per annum and were subordinate to all senior debt including the Company’s Fleet Facility. For description of the Fleet Facility, see “Liquidity and Capital Resources”. Under the terms of the Senior Notes, as amended, the Company was required to maintain certain financial ratios and comply with other financial conditions contained in the Senior Notes agreement.

At March 31, 2004, the Company owed $11,000,000 of principal on the Senior Notes. On April 14, 2004, an agreement was reached among the Company, BNP Paribas (“Paribas”), Exeter Venture Lenders, L.P. (“Exeter Venture”) and Exeter Capital Partners IV, L.P. (“Exeter Capital”) and together with Exeter Venture and Paribas (the “Original Note holders”) and certain members of CD&L management and others (“Investors”) as to the financial restructuring of the Senior Notes. The Original Note holders agreed to convert a portion of the existing debt due from CD&L into equity and to modify the terms of the Senior Notes if the Investors purchased a portion of the notes and accepted similar modifications. The nature of the restructuring was as follows:

(a) The Original Note holders exchanged Senior Notes in the aggregate principal amount of $4,000,000 for shares of the Preferred Stock, with a liquidation preference of $4,000,000. The Preferred Stock is convertible into 3,937,010 shares of Common Stock, does not pay dividends (unless dividends are declared and paid on the Common Stock) and is redeemable by the Company for the liquidation value. The conversion price is $1.016 per share which was equal to the average closing price for the Company’s common stock for the 5 days prior to the closing. Holders of the Preferred Stock have the right to elect two directors.

(b) The Original Note holders and the Company amended the terms of the remaining $7,000,000 principal balance of the Senior Notes, and then exchanged the amended notes for the new notes, which consist of two series of convertible notes, the Series A Convertible Subordinated Notes (the “Series A Convertible Notes”) in the principal amount of $3,000,000 and the Series B Convertible Subordinated Notes (“Series B Convertible Notes”) in the principal amount of $4,000,000 (collectively, the “Convertible Notes”). The loan agreement that governed the Senior Notes was amended and restated to reflect the terms of the Convertible Notes, including the elimination of most financial covenants. The principal amount of the Convertible Notes is due in a balloon payment at the maturity date of April 14, 2011. The Convertible Notes bear interest at a rate of 9% for the first two years of the term, 10.5% for the next two years and 12% for the final three years of the term and will be paid quarterly. As the interest on the Convertible Notes increases over the term of the notes, the Company records the associated interest expense on a straight-line basis using a blended rate of 10.71%, giving rise to accrued interest over the early term of the Convertible Notes. The terms of the two series of Convertible Notes are identical except for the conversion price ($1.016 for the Series A Convertible Notes, the average closing price for the Company’s Common Stock for the 5 days prior to the closing and $2.032 for the Series B Convertible Notes). The Series B Convertible Notes were subsequently extinguished on October 31, 2005, as described below.

25

(c) The Investors purchased the Series A Convertible Notes from the Original Note holders for a price of $3,000,000.

(d) The Company issued an additional $1,000,000 of Series A Convertible Notes to the Investors for an additional payment of $1,000,000, the proceeds of which were used to reduce short-term debt.

(e) The Investors, the Original Note holders and the Company entered into a Registration Rights Agreement pursuant to which the shares of the Company’s common stock issuable upon conversion of the Preferred Stock (3,937,010 shares) and the Convertible Notes (3,937,008 shares for Series A and 1,968,504 shares for Series B) would be registered for resale with the SEC. Subsequently, on August 2, 2005, the Company filed the required registration statement and the registration statement was declared effective on August 11, 2005.

The Company cannot be compelled to redeem the Preferred Stock for cash at any time.

As a result of the debt restructuring described above, the Company took a charge of $628,000 recorded in other expense in the second quarter of 2004, representing the unamortized balance of the original issue discount and deferred financing costs related to the original private placement of the Senior Notes.

Costs incurred relative to the aforementioned transactions amounted to approximately $592,000. Of this amount, $420,000 has been accounted for as deferred financing costs and is being amortized over the term of the new financing agreements. The remaining $172,000 has been accounted for as a reduction of additional paid-in capital. These amounts have been allocated based on the proportion of debt to equity raised in the aforementioned transactions. These amounts were subsequently adjusted due to the extinguishment of the Series B Convertible Notes. As of December 31, 2005, remaining costs related to this transaction amounted to approximately $337,000. Of this amount, $225,000 continues to be amortized as a deferred financing cost and $112,000 remains as a reduction of additional paid-in capital.

On October 31, 2005, the Company retired the Series B Convertible Notes that were issued to Paribas, Exeter Capital and Exeter Venture. The principal amount of the Series B Convertible Notes totaled $4,000,000 as of the retirement date. The portion of the Series B Convertible Notes held by Paribas was satisfied by a cash payment of $2,666,667 principal and $40,000 of accrued interest through October 31, 2005. Exeter Venture and Exeter Capital (collectively “Exeter”) held the remaining $1,333,333 of the Series B Convertible Notes. Exeter exercised their right of conversion of their notes and, as such, the Company issued to Exeter a total of 656,168 shares of the Company’s Common Stock. In addition, a cash payment of $20,000 was made to Exeter relating to accrued interest through October 31, 2005.

Long-term debt consisted of the following (in thousands) —

	DECEMBER 31,
	2005	2004
Series A Convertible Subordinated Notes	$4,000	$4,000
Series B Convertible Subordinated Notes	—	4,000
Capital lease obligations due through October 2007 with interest at rates ranging from 5.45% to 11.5% and collateralized by the related property.	7	5
Seller-financed debt for acquisitions, payable in monthly installments through May 2009. Interest is payable at rates ranging between 7.0% and 9.0%.	1,837	2,294

	5,844	10,299
Less — Current maturities	(552)	(487)

	$5,292	$9,812

26

The aggregate annual principal maturities of debt (excluding capital lease obligations) as of December 31, 2005 were as follows (in thousands) —

2006	$548
2007	528
2008	533
2009	228
2010	—
Thereafter	4,000

Total	$5,837

The Company leases certain transportation and warehouse equipment under capital lease agreements that expire at various dates through 2007. At December 31, 2005, minimum annual payments under capital leases, including interest, were as follows (in thousands) —

2006	$5
2007	3

Total minimum payments	8
Less — Amounts representing interest	(1)

Net minimum payments	7
Less — Current portion of obligations under capital leases	(4)

Long-term portion of obligations under capital leases	$3

The Company had an accumulated deficit of ($3,056,000) as of December 31, 2005. On numerous occasions, The Company has had to amend and obtain waivers of the terms of its credit facilities and senior debt as a result of covenant violations or for other reasons. On April 14, 2004, the Company restructured its senior subordinated debt and related covenants. The restructuring included an agreement among the Company, its lenders and certain members of CD&L management and others which improved the Company’s short-term liquidity and reduced interest expense. The restructuring eased the financial covenants to our senior secured lenders to which the Company is subject, and in October 2005 we further reduced the principal balance due on our senior subordinated debt to $4,000,000. However, if the Company were to fail to meet covenants to our secured lender in the future, there can be no assurances that its lenders will agree to waive any future covenant violations, renegotiate and modify the terms of their loans, or further extend the maturity date, should it become necessary to do so. Further, there can be no assurances that the Company will be able to meet its revenue, cost or income projections, upon which the debt covenants to our secured lender are based.

Management believes that cash flows from operations and its borrowing capacity are sufficient to support the Company’s operations and general business and capital requirements through at least the next twelve months. Such conclusions are predicated upon sufficient cash flows from operations and the continued availability of a revolving credit facility. The risks associated with cash flows from operations are mitigated by the Company’s low gross profit margin. Unless extraordinary, decreases in revenue should be accompanied by corresponding decreases in costs, resulting in minimal impact to liquidity. The risks associated with the revolving credit facility are as discussed above.

27

NEW ACCOUNTING STANDARDS AND PRONOUNCEMENTS

In December 2004, SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) was issued. SFAS 123(R) revises SFAS 123 and supersedes APB 25. SFAS 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, SFAS 123 as amended permitted entities the option of continuing to apply the intrinsic value method under APB 25 that the Company has been using, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair value-based method been used. SFAS 123(R) requires that the compensation cost relating to all share-based payment transactions, including employee stock options, be recognized in the historical financial statements. That cost will be measured based on the fair value of the equity or liability instrument issued. The Company will be required to apply the guidance in SFAS 123(R) beginning with the first quarter of 2006. At that time, compensation expense related to the Company’s stock-based employee compensation plans will be recorded over the service period in the financial statements, as required by SFAS 123(R).

In December 2004, SFAS No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”) was issued. SFAS 153 amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. As of December 31, 2005, the Company is not involved in any exchanges of nonmonetary assets.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”) which replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented based on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

INFLATION

While inflation has not had a material impact on the Company’s results of operations for the last three years, recent fluctuations in fuel prices can and do affect the Company’s operating costs.

28

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is exposed to the effect of changing interest rates. At December 31, 2005, the Company’s debt consisted of approximately $6,685,000 of fixed rate debt with a weighted average interest rate of 7.91% and $8,080,000 of variable rate debt with a weighted average interest rate of 6.44%. At December 31, 2004, the Company’s debt consisted of approximately $10,918,000 of fixed rate debt with a weighted average interest rate of 8.25% and $4,190,000 of variable rate debt with a weighted average interest rate of 4.59%. The variable rate debt consists of borrowings of revolving line of credit debt at the bank’s prime rate plus 25 basis points (7.50% and 5.50% at December 31, 2005 and 2004, respectively).

If interest rates on variable rate debt were to increase by 64 basis points (one-tenth of the weighted average interest rate at December 31, 2005), the net impact to the Company’s results of operations and cash flows for the year ended December 31, 2005 would be a decrease of income before provision for income taxes and cash flows from operating activities of approximately $52,000. The comparable risk for the year ended December 31, 2004 was a $19,000 net impact to income and cash flows. The overall shift in debt from fixed rate to variable rate in 2005, and the resulting increase in market risk, was the result of utilizing the Company’s line of credit to fund the extinguishments of the Series B Convertible Notes as previously discussed in the Liquidity and Capital Resources section of Item 7. to this Annual Report.

Maximum borrowings of revolving line of credit debt during the year ended December 31, 2005 were $8,673,000.

29

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CD&L, Inc.:

We have audited the accompanying consolidated balance sheets of CD&L, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. Our audit also included the financial statement schedule for the years ended December 31, 2005 and 2004 listed in the Index at Item 15. These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of CD&L, Inc. and Subsidiaries as of December 31, 2005 and 2004, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such financial statement schedule for the years ended December 31, 2005 and 2004, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ J.H.Cohn LLP

Roseland, New Jersey

March 29, 2006

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CD&L, Inc.:

We have audited the accompanying consolidated statements of operations, changes in stockholders’ equity and cash flows of CD&L, Inc. and Subsidiaries (the “Company”) for the year ended December 31, 2003. Our audit also included the financial statement schedule for the year ended December 31, 2003, listed in the Index at Item 15. These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the results of operations and cash flows of CD&L, Inc. and subsidiaries for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such financial statement schedule for the year ended December 31, 2003, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

New York, New York

March 26, 2004 (except with respect to the matters discussed in Notes 8 and 14, as to which the date is April 14, 2004)

32

CD&L, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	DECEMBER 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents (Note 2)	$837	$617
Accounts receivable, less allowance for doubtful accounts of $542 and $1,330 in 2005 and 2004, respectively (Notes 2 and 8)	26,376	21,548
Deferred income taxes (Notes 2 and 10)	157	1,248
Prepaid expenses and other current assets (Note 4)	3,891	3,606

Total current assets	31,261	27,019

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net (Notes 2 and 5)	3,438	1,946
GOODWILL, net (Notes 2 and 6)	11,531	11,531
OTHER INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS, net (Notes 2 and 6)	1,185	1,737
SECURITY DEPOSITS	932	509

Total assets	$48,347	$42,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings (Note 8)	$8,921	$4,809
Current maturities of long-term debt (Notes 2 and 8)	552	487
Accounts payable and bank overdrafts (Note 2)	6,946	4,200
Accrued expenses and other current liabilities (Note 7)	8,477	9,460

Total current liabilities	24,896	18,956

LONG-TERM DEBT, net of current maturities (Notes 2 and 8)	5,292	9,812
DEFERRED INCOME TAXES (Notes 2 and 10)	1,361	1,100
OTHER LONG-TERM LIABILITIES	414	270

Total liabilities	31,963	30,138

COMMITMENTS AND CONTINGENCIES (Notes 11 and 12)

STOCKHOLDERS’ EQUITY (Notes 12, 13 and 14):
Preferred stock, $.001 par value; 2,000,000 shares authorized; 393,701 shares issued and outstanding in 2005 and 2004	4,000	4,000
Common stock, $.001 par value; 30,000,000 shares authorized, 10,041,846 and 9,385,678 shares issued in 2005 and 2004, respectively	10	9
Additional paid-in capital	15,592	14,320
Treasury stock, 29,367 shares at cost	(162)	(162)
Accumulated deficit	(3,056)	(5,563)

Total stockholders’ equity	16,384	12,604

Total liabilities and stockholders’ equity	$48,347	$42,742

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

33

CD&L, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	FOR THE YEARS ENDED DECEMBER 31,
	2005	2004	2003
Revenue (Note 2)	$221,883	$197,724	$166,083
Cost of revenue (exclusive of depreciation and amortization)	178,292	160,270	133,348

Gross profit	43,591	37,454	32,735

Selling, general and administrative expenses	36,809	31,105	28,136
Depreciation and amortization	1,115	1,051	756
Other (income) expense, net (Note 15)	(31)	601	(1,496)
Interest expense	1,529	1,859	2,534

	39,422	34,616	29,930

Income before provision for income taxes	4,169	2,838	2,805

Provision for income taxes (Notes 2 and 10)	1,662	1,255	1,122

Net income	$2,507	$1,583	$1,683

Net income per share (Note 2):
Basic	$.26	$.20	$.22

Diluted	$.15	$.13	$.21

Basic weighted average common shares outstanding	9,465	7,737	7,659

Diluted weighted average common shares outstanding	20,082	14,513	8,174

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

34

CD&L, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(IN THOUSANDS, EXCEPT SHARE DATA)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE AT DECEMBER 31, 2002	—	$—	7,658,660	$8	$12,883	$(162)	$(8,829)	$3,900
Net income	—	—	—	—	—	—	1,683	1,683

BALANCE AT DECEMBER 31, 2003	—	—	7,658,660	8	12,883	(162)	(7,146)	5,583
Senior Debt restructuring	393,701	4,000	—	—	(172)	—	—	3,828
Rights offering	—	—	1,697,651	1	1,609	—	—	1,610
Net income	—	—	—	—	—	—	1,583	1,583

BALANCE AT DECEMBER 31, 2004	393,701	4,000	9,356,311	9	14,320	(162)	(5,563)	12,604
Conversion of Series B Convertible Notes	—	—	656,168	1	1,272	—	—	1,273
Net income	—	—	—	—	—	—	2,507	2,507

BALANCE AT DECEMBER 31, 2005	393,701	$4,000	10,012,479	$10	$15,592	$(162)	$(3,056)	$16,384

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

35

CD&L, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	FOR THE YEARS ENDED DECEMBER 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,507	$1,583	$1,683
Adjustments to reconcile net income to net cash provided by (used in) operating activities —
Noncash extinguishment of debt	—	—	(1,034)
Gain on disposal of equipment and leasehold improvements	(7)	(16)	(96)
Depreciation and amortization, including amortization of deferred financing costs	1,184	1,244	1,154
Deferred financing charge/original issue discount (OID) write-off	160	628	—
Allowance for doubtful accounts	(788)	458	629
Deferred income tax expense (benefit)	1,352	1,546	(121)
Changes in operating assets and liabilities
(Increase) decrease in —
Accounts receivable	(4,040)	(3,220)	(4,506)
Prepaid expenses and other current assets	(345)	(1,080)	(1,942)
Note receivable, security deposits and other assets	(423)	99	(357)
Increase (decrease) in —
Accounts payable and accrued liabilities and bank overdrafts	1,763	(732)	2,223
Other long-term liabilities	144	30	(29)

Net cash provided by (used in) operating activities	1,507	540	(2,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to equipment and leasehold improvements	(2,305)	(1,254)	(968)
Proceeds from sale of equipment and leasehold improvements	28	20	102

Net cash used in investing activities	(2,277)	(1,234)	(866)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) short-term borrowings, net	4,112	(958)	5,767
Repayments of long-term debt	(3,127)	(1,447)	(2,260)
Proceeds from long-term debt	5	1,000	—
Proceeds from rights offering	—	1,610	—
Deferred financing costs	—	(591)	—

Net cash provided by (used in) financing activities	990	(386)	3,507

Net increase (decrease) in cash and cash equivalents	220	(1,080)	245
CASH AND CASH EQUIVALENTS, beginning of year	617	1,697	1,452

CASH AND CASH EQUIVALENTS, end of year	$837	$617	$1,697

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

36

CD&L, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION, BASIS OF PRESENTATION AND BUSINESS:

CD&L, Inc. (the “Company” or “CD&L”) was founded in June 1994.

The Company provides an extensive network of same-day delivery services to a wide range of commercial, industrial and retail customers. The Company’s operations are currently concentrated on the East Coast, with continued growth on the West Coast.

The Company has an accumulated deficit of ($3,056,000) as of December 31, 2005. As discussed in Note 8, on numerous occasions, the Company has had to amend and obtain waivers of the terms of its credit facilities and senior debt as a result of covenant violations or for other reasons. On April 14, 2004, the Company restructured its senior debt. The restructuring included an agreement among the Company, its lenders, members of CD&L management and others which improved the Company’s short-term liquidity and reduced interest expense.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation —

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of the Financial Statements —

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents —

CD&L considers all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. Bank overdrafts of $3,790,000, $2,096,000 and $2,649,000 are included in accounts payable as of December 31, 2005, 2004 and 2003, respectively.

37

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make payments when due or within a reasonable period of time thereafter. The Company does not obtain collateral. The Company estimates the amount of the allowance for doubtful accounts by evaluating past due aging trends, analyzing customer payment histories and assessing market conditions relating to its customers’ operations and financial condition.

Equipment and Leasehold Improvements —

Equipment and leasehold improvements are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and assets subject to capital leases are amortized over the shorter of the terms of the leases or the estimated useful lives of the assets.

Vehicle Maintenance and Repair —

Vehicle maintenance and repair costs are expensed as incurred. Vehicle maintenance and repair expenses were $164,000, $291,000 and $331,000 for the years ended 2005, 2004 and 2003, respectively. These expenses are included as a component of Cost of Revenue on the Consolidated Statements of Operations. Due to the nature of the Company’s operations, the bulk of its vehicles are vans, pickups and passenger cars. As such, the Company does not incur significant overhaul expenses that require capitalization.

Goodwill —

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). This Statement required that goodwill no longer be amortized over an estimated useful life but be considered as having an indefinite life and tested for impairment on an annual basis. As required by SFAS 142, annual impairment tests were completed at the end of fiscal 2005, 2004 and 2003 and the Company determined that there was no impairment.

The carrying amount of the Company’s goodwill is significant relative to total assets and stockholders’ equity. The Company reviews goodwill for impairment on at least an annual basis using several fair-value based tests, which include, among others, a discounted cash flow and terminal value computation as well as comparing the Company’s market capitalization to its book value. The discounted cash flow and terminal value computation are based on management’s estimates of results from future operations. Changes in business conditions or interest rates could materially impact management’s estimates of results from future operations and, consequently, the Company’s evaluation of fair value could result in an impairment of goodwill. Such impairment, if any, could have a significant impact on the Company’s reported results from future operations and financial condition.

Deferred Financing Costs —

The costs incurred to obtain debt financing, including all related fees, are included in other intangible assets and deferred financing costs in the accompanying consolidated balance sheets and are amortized as interest expense over the term of the related financing, usually from 3 — 7 years. Such costs are amortized over the term of the related debt agreements using the straight-line method, which approximates that of the effective interest method.

Insurance —

The Company insures certain of its risks through insurance policies, but retains risk as a result of its deductibles related to such insurance policies. The Company’s deductible for workers’ compensation is $500,000 per loss. The deductible for employee health medical costs is $150,000 per loss. Effective July 1, 2003, automobile liability coverage is maintained for covered vehicles through a fully insured indemnity program with no deductible. The Company reserves the estimated amounts of uninsured claims and deductibles related to such insurance retentions for claims that have occurred in the normal course of business. These reserves are established by management based upon the recommendations of third party administrators who perform a specific review of open claims, which include fully developed estimates of both reported claims and incurred but not reported claims, as of the balance sheet date. Actual claim settlements may differ materially from these estimated reserve amounts. As of December 31, 2005, the Company has accrued approximately $1,200,000 for estimated losses incurred, but not reported. The Company has also accrued $196,000 for incurred, but unpaid, employee health medical costs as of December 31, 2005.

38

A portion of the premium payments made by CD&L to its shared captive insurance company (the “Captive”) includes allocated amounts to fund the losses that are in a risk-sharing layer of the Captive. If losses for a member of the Captive exhaust the funds that the member is required to pay to the Captive for a given policy year, the excess losses are shared among all other members of the Captive, on a proportional basis, based on member premiums.

In connection with the renewal of certain of the Company’s insurance policies, CD&L entered into an agreement to finance annual insurance premiums. A total of $1,676,000 was financed through this arrangement as of July 30, 2005. Monthly payments, including interest, amount to $170,000. The interest rate is 4.75% and the note matures in May 2006. The related annual insurance premiums were paid to the various insurance companies at the beginning of each policy year. The outstanding debt amount of $841,000 at December 31, 2005 ($619,000 at December 31, 2004) is included in short-term borrowings. The corresponding prepaid insurance has been recorded in prepaid expenses and other current assets.

The Company also requires its independent contractors to maintain auto insurance coverage, as well as workers’ compensation or occupational accident insurance.

Significant Customers —

For the years ended December 31, 2005 and 2004, our four largest customers accounted for 28.1% and 31.0% of revenue, respectively. As of December 31, 2005 and 2004, these customers accounted for 19.3% and 19.9% of gross accounts receivable, respectively. For the years ended December 31, 2005, 2004 and 2003, our two largest customers accounted for 15.6%, 18.0% and 14.7% of revenue, respectively.

Revenue Recognition —

Revenue is recognized when pervasive evidence of an arrangement exists, the price to the customer is fixed or determinable and collection is reasonably assured. The Company interprets the timing of revenue recognition to be when services are rendered to customers and expenses are incurred. This policy applies to all of the Company’s same-day, time-critical delivery service options, including Rush, Scheduled, Facilities Management and Dedicated Contract Logistics. Certain customers pay in advance, giving rise to deferred revenue.

Income Taxes —

CD&L accounts for income taxes utilizing the asset and liability approach. Deferred income taxes are provided for differences in the recognition of assets and liabilities for tax and financial reporting purposes. Temporary differences result primarily from accelerated depreciation and amortization for tax purposes and various accruals and reserves being deductible for tax purposes in future periods.

Long-Lived Assets —

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which became effective for the Company in 2002, addresses financial accounting and reporting for the impairment or disposal of long-lived assets with definite lives. This Statement extends the reporting requirements to include reporting separately as discontinued operations, components of an entity that have either been disposed of or classified as held-for-sale. The Company shall recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. That assessment shall be based on the carrying amount of the asset at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

39

Fair Value of Financial Instruments —

Due to the short maturities of the Company’s cash, receivables and payables, the carrying value of these financial instruments approximates their fair values. The fair value of the Company’s debt is estimated based on the current rates offered to the Company for debt with similar remaining maturities. The Company believes that the carrying value of its debt approximates the fair value of such debt instruments.

Stock-Based Compensation —

The Company applies the intrinsic value method provided for by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for its employee stock options as permitted by SFAS 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”). APB 25 only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date the stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially. The Company has elected to continue to recognize stock-based compensation using the intrinsic value method and has incorporated the additional disclosure requirements of SFAS 123 and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” (“SFAS 148”). The Company’s stock options have all been issued with their exercise price at market value at the date of grant. Accordingly, no compensation expense has been recognized for its stock-based compensation plans. Pro forma information regarding net income and net income per share is required under the provisions of SFAS 148, and has been determined as if the Company had accounted for its stock options under the fair value method provided for in SFAS 123. As a result of the amendments to SFAS 123 discussed below, the Company will be required to expense the fair value of employee stock options over the vesting period beginning with its first quarter of 2006.

The weighted-average fair value of options granted during the years ended December 31, 2005, 2004 and 2003 was $1.89, $1.06 and $0.51, respectively. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 2005, 2004 and 2003-

	2005	2004	2003
Risk-free interest rate	4.16%	3.10%	4.15%
Volatility factor	47%	98%	97%
Expected life	6.4 years	7.0 years	7.0 years
Dividend yield	None	None	None

The pro forma information regarding net income and net income per share were as follows (in thousands, except per share data)-

	2005	2004	2003
Net income — as reported	$2,507	$1,583	$1,683
Stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(561)	(482)	(5)

Net income — pro forma	$1,946	$1,101	$1,678

Basic income per share:
Net income per share — as reported	$.26	$.20	$.22

Net income per share — pro forma	$.21	$.14	$.22

Diluted income per share:
Net income per share — as reported	$.15	$.13	$.21

Net income per share — pro forma	$.12	$.09	$.21

40

Net Income Per Share —

Basic net income per share represents net income divided by the weighted average shares outstanding. Diluted net income per share represents net income divided by the weighted average shares outstanding adjusted for the incremental dilution of potentially dilutive common shares.

A reconciliation of weighted average common shares outstanding to weighted average common shares outstanding assuming dilution follows:

	2005	2004	2003
Basic weighted average common shares outstanding	9,465,078	7,737,084	7,658,660
Effect of dilutive securities:
Stock options and warrants	1,064,919	829,152	515,419
Convertible preferred stock	3,937,010	2,952,758	—
Subordinated convertible debentures	5,579,211	2,952,756	—
Seller-financed convertible notes	35,724	41,148	—

Diluted weighted average common shares outstanding	20,081,942	14,512,898	8,174,079

A reconciliation of net income as reported to net income as adjusted for the net effect of dilutive securities follows (in thousands) —

	2005	2004	2003
Net income, as reported	$2,507	$1,583	$1,683
Effect of dilutive securities:
Interest on subordinated convertible debentures	471	257	—
Interest on seller-financed convertible notes	12	11	—

Net income, as adjusted for the effect of dilutive securities	$2,990	$1,851	$1,683

The following potentially dilutive common shares were excluded from the computation of diluted net income per share because the exercise or conversion price was greater than the average market price of common shares —

	2005	2004	2003
Stock options and warrants	1,430,197	1,774,572	1,863,668
Subordinated convertible debentures	—	1,476,378	—
Seller-financed convertible notes	135,349	169,244	352,905

41

New Accounting Standards and Pronouncements —

In December 2004, SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) was issued. SFAS 123(R) revises SFAS 123 and supersedes APB 25. SFAS 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, SFAS 123 as amended permitted entities the option of continuing to apply the intrinsic value method under APB 25 that the Company has been using, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair value-based method been used. SFAS 123(R) requires that the compensation cost relating to all share-based payment transactions, including employee stock options, be recognized in the historical financial statements. That cost will be measured based on the fair value of the equity or liability instrument issued. The Company will be required to apply the guidance in SFAS 123(R) beginning with the first quarter of 2006. At that time, compensation expense related to the Company’s stock-based employee compensation plans will be recorded over the service period in the financial statements, as required by SFAS 123(R).

In December 2004, SFAS No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”) was issued. SFAS 153 amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. As of December 31, 2005, the Company is not involved in any exchanges of nonmonetary assets.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”) which replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented based on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

Reclassifications —

Certain reclassifications have been made to the prior years’ consolidated financial statements in order to conform to the 2005 presentation.

(3) 2004 ACQUISITION:

On March 1, 2004, the Company consummated a transaction providing for the repurchase of certain Indiana-based assets and liabilities sold to First Choice in June 2001. The acquisition included the release of certain non-compete agreements. Consideration for the repurchase included cancellation of a certain note receivable owed by First Choice of approximately $1,600,000 plus a three-year contingent earn-out based on future net revenue generated by the customer accounts repurchased. The majority of the purchase price of the Indiana acquisition on March 1, 2004 related to the value of the customer list. A net intangible asset of $1,014,000 and $1,335,000 (net of accumulated amortization of $587,000 and $267,000) is included in the consolidated balance sheets as of December 31, 2005 and 2004, respectively. This asset is being amortized over 5 years.

(4) PREPAID EXPENSES AND OTHER CURRENT ASSETS:

Prepaid expenses and other current assets consist of the following (in thousands) —

	DECEMBER 31,
	2005	2004
Prepaid insurance	$3,196	$2,277
Other receivables	204	219
Prepaid income taxes	—	779
Other	491	331

	$3,891	$3,606

42

(5) EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

Equipment and leasehold improvements consist of the following (in thousands) -

		DECEMBER 31,
	USEFUL LIVES	2005	2004
Transportation and warehouse equipment	3-7 years	$929	$1,019
Office equipment	3-7 years	4,486	2,296
Furniture and fixtures	5-7 years	111	103
Leasehold improvements	Lease period	845	748

		6,371	4,166
Less — accumulated depreciation and amortization		(2,933)	(2,220)

		$3,438	$1,946

Included in office equipment is $1,755,000 and $319,000 of information systems not yet in service as of December 31, 2005 and 2004, respectively. Depreciation and amortization expense for equipment and leasehold improvements for the years ended December 31, 2005, 2004 and 2003 were approximately $794,000, $784,000 and $756,000, respectively.

Leased equipment under capitalized leases (included above) consists of the following (in thousands) —

	DECEMBER 31,
	2005	2004
Equipment	$12	$8
Less -- accumulated depreciation	(5)	(4)

	$7	$4

The Company entered into capital lease obligations of $4,000 and $0 in 2005 and 2004, respectively, for warehouse equipment.

(6) GOODWILL, OTHER INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS:

Goodwill consists of the following (in thousands) —

		DECEMBER 31,
	USEFUL LIFE	2005	2004
Goodwill	Indefinite	$17,176	$17,176
Less -- accumulated amortization and impairment		(5,645)	(5,645)

		$11,531	$11,531

Other intangible assets and deferred financing costs consist of the following (in thousands) —

		DECEMBER 31,
	USEFUL LIVES	2005	2004
Customer list	5 years	$1,602	$1,602
Less — accumulated amortization		(587)	(267)

Customer list, net		1,015	1,335

Deferred financing costs	3 --7 years	375	570
Less — accumulated amortization		(205)	(168)

Deferred financing costs, net		170	402

		$1,185	$1,737

43

Amortization of deferred financing costs for the years ended December 31, 2005, 2004 and 2003 was approximately $81,000, $149,000 and $224,000, respectively. Amortization of deferred financing costs has been recorded as interest expense.

Estimated amortization of the customer list and deferred financing costs for the years subsequent to December 31, 2005 (in thousands) —

2006	$353
2007	353
2008	353
2009	85
2010	32
Thereafter	9

The customer list will be fully amortized in 2009.

(7) ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

Accrued expenses and other current liabilities consist of the following (in thousands) —

	DECEMBER 31,
	2005	2004
Payroll and related expenses	$2,120	$1,911
Third party delivery costs	2,152	2,743
Insurance	2,162	2,157
Professional fees	269	269
Interest	261	216
Uninsured personal injury and property damage claims (Note 11)	555	774
Other	958	1,390

	$8,477	$9,460

(8) SHORT-TERM BORROWINGS AND LONG-TERM DEBT:

Short-term borrowings —

At December 31, 2005, short-term borrowings totaled $8,921,000 consisting of a line of credit balance of $8,080,000 and $841,000 of outstanding borrowings related to the insurance financing arrangements discussed below. At December 31, 2004, short-term borrowings totaled $4,809,000 consisting of a line of credit balance of $4,190,000 and $619,000 of outstanding borrowings related to the insurance financing arrangements entered into in 2004.

As of June 27, 2002, CD&L and Summit Business Capital Corporation, doing business as Fleet Capital—Business Finance Division, entered into an agreement establishing a revolving credit facility (the “Fleet Facility”) of $15,000,000. The Fleet Facility which was due to expire on June 27, 2005 but was extended through January 31, 2006, provided CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, plus 25 basis points (7.50% at December 31, 2005) and LIBOR based loans at the bank’s LIBOR, as defined, plus 225 basis points. Credit availability was based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $15,000,000 and was collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries. The maximum borrowings outstanding under the Fleet Facility during 2005 were $8,673,000. As of December 31, 2005, the Company had total cash on hand and borrowing availability of $2,965,000 under the Fleet Facility, after adjusting for restrictions related to outstanding standby letters of credit of $4,582,000 and minimum availability requirements.

44

Under the terms of the Fleet Facility, the Company was required to maintain certain financial ratios and comply with other financial conditions. The Fleet Facility also prohibited the Company from incurring certain additional indebtedness, limited certain investments, advances or loans and restricted substantial asset sales, capital expenditures and cash dividends. The Company was in compliance with its debt covenants, as amended, as of December 31, 2005.

As of January 31, 2006, CD&L and Bank of America, N.A. (successor by merger to Fleet Capital Corporation) entered into a new agreement (the “Bank of America Facility”) which replaced the prior Fleet Facility. The Bank of America Facility, which expires on September 30, 2008, continues to provide CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, and LIBOR based loans at the bank’s LIBOR rate, as defined, plus 200 basis points. Credit availability is based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $20,000,000 and is collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries.

Insurance Financing Agreements —

In connection with the renewal of certain of the Company’s insurance policies, CD&L entered into an agreement to finance annual insurance premiums. A total of $1,676,000 was financed through this arrangement as of July 30, 2005. Monthly payments, including interest, amount to $170,000. The interest rate is 4.75% and the note matures in May 2006. The related annual insurance premiums were paid to the various insurance companies at the beginning of each policy year. The outstanding debt amount of $841,000 at December 31, 2005 ($619,000 at December 31, 2004) was included in short-term borrowings. The corresponding prepaid insurance has been recorded in prepaid expenses and other current assets.

Long-Term Debt —

On January 29, 1999, the Company completed a $15,000,000 private placement of the senior subordinated notes (the “Senior Notes”) and warrants with three financial institutions. The Senior Notes originally bore interest at 12.0% per annum and are subordinate to all senior debt including the Company’s Fleet Facility. Under the terms of the Senior Notes, as amended, the Company was required to maintain certain financial ratios and comply with other financial conditions contained in the Senior Notes agreement.

At March 31, 2004, the Company owed $11,000,000 of principal on the Senior Notes. On April 14, 2004, an agreement was reached among the Company, BNP Paribas (“Paribas”), Exeter Venture Lenders, L.P. (“Exeter Venture”) and Exeter Capital Partners IV, L.P. (“Exeter Capital”) and together with Exeter Venture and Paribas (the “Original Note holders”) and certain members of CD&L management and others (“Investors”) as to the financial restructuring of the Senior Notes. The Original Note holders agreed to convert a portion of the existing debt due from CD&L into equity and to modify the terms of the Senior Notes if the Investors purchased a portion of the notes and accepted similar modifications. The nature of the restructuring was as follows:

(a) The Original Note holders exchanged Senior Notes in the aggregate principal amount of $4,000,000 for shares of the Series A Convertible Redeemable Preferred Stock of the Company, par value $.001 per share (“Preferred Stock”), with a liquidation preference of $4,000,000. The Preferred Stock is convertible into 3,937,010 shares of Common Stock, does not pay dividends (unless dividends are declared and paid on the Common Stock) and is redeemable by the Company for the liquidation value. The conversion price is $1.016 per share which was equal to the average closing price for the Company’s common stock for the 5 days prior to the closing. Holders of the Preferred Stock have the right to elect two directors.

(b) The Original Note holders and the Company amended the terms of the remaining $7,000,000 principal balance of the Senior Notes, and then exchanged the amended notes for the new notes, which consist of two series of convertible notes, the Series A Convertible Subordinated Notes (the “Series A Convertible Notes”) in the principal amount of $3,000,000 and the Series B Convertible Subordinated Notes (“Series B Convertible Notes”) in the principal amount of $4,000,000 (collectively, the “Convertible Notes”). The loan agreement that governed the Senior Notes was amended and restated to reflect the terms of the Convertible Notes, including the elimination of most financial covenants. The principal amount of the Convertible Notes is due in a balloon payment at the maturity date of April 14, 2011. The Convertible Notes bear interest at a rate of 9% for the first two years of the term, 10.5% for the next two years and 12% for the final three years of the term and will be paid quarterly. As the interest on the Convertible Notes increases over the term of the notes, the Company records the associated interest expense on a straight-line basis using a blended rate of 10.71%, giving rise to accrued interest over the early term of the Convertible Notes. The terms of the two series of Convertible Notes are identical except for the conversion price ($1.016 for the Series A Convertible Notes, the average closing price for the Company’s common stock for the 5 days prior to the closing and $2.032 for the Series B Convertible Notes). The Series B Convertible Notes were subsequently extinguished on October 31, 2005, as described below.

45

(c) The Investors purchased the Series A Convertible Notes from the Original Note holders for a price of $3,000,000.

(d) The Company issued an additional $1,000,000 of Series A Convertible Notes to the Investors for an additional payment of $1,000,000, the proceeds of which were used to reduce short-term debt.

(e) The Investors, the Original Note holders and the Company entered into a Registration Rights Agreement pursuant to which the shares of the Company’s common stock issuable upon conversion of the Preferred Stock (3,937,010 shares) and the Convertible Notes (3,937,008 shares for Series A and 1,968,504 shares for Series B) would be registered for resale with the Securities and Exchange Commission (“SEC”). Subsequently, on August 2, 2005, the Company filed the required registration statement and the registration statement was declared effective on August 11, 2005.

The Company cannot be compelled to redeem the Preferred Stock for cash at any time.

As a result of the debt restructuring described above, the Company took a charge of $628,000 recorded in other expense in the second quarter of 2004, representing the unamortized balance of the original issue discount and deferred financing costs related to the original private placement of the Senior Notes.

Costs incurred relative to the aforementioned transactions amounted to approximately $592,000. Of this amount, $420,000 has been accounted for as deferred financing costs and is being amortized over the term of the new financing agreements. The remaining $172,000 has been accounted for as a reduction in paid-in capital. These amounts have been allocated based on the proportion of debt to equity raised in the aforementioned transactions. These amounts were subsequently adjusted due to the extinguishment of the Series B Convertible Notes. As of December 31, 2005, remaining costs related to this transaction amounted to approximately $337,000. Of this amount, $225,000 continues to be amortized as a deferred financing cost and $112,000 remains as a reduction of additional paid-in capital.

On October 31, 2005, the Company retired the Series B Convertible Notes that were issued to Paribas, Exeter Capital and Exeter Venture. The principal amount of the Series B Convertible Notes totaled $4,000,000 as of the retirement date. The portion of the Series B Convertible Notes held by Paribas was satisfied by a cash payment of $2,666,667 principal and $40,000 of accrued interest through October 31, 2005. Exeter Venture and Exeter Capital (collectively “Exeter”) held the remaining $1,333,333 of the Series B Convertible Notes. Exeter exercised their right of conversion of their notes and, as such, the Company issued to Exeter a total of 656,168 shares of the Company’s Common Stock. In addition, a cash payment of $20,000 was made to Exeter relating to accrued interest through October 31, 2005.

The warrants originally issued on January 29, 1999 remain outstanding at December 31, 2005 at an exercise price of $.001 per share (convertible into 506,250 shares of common stock). The warrants expire in January 2009.

46

Long-term debt consisted of the following (in thousands) —

	DECEMBER 31,
	2005	2004
Series A Convertible Subordinated Notes	$4,000	$4,000
Series B Convertible Subordinated Notes	—	4,000
Capital lease obligations due through October 2007 with interest at rates ranging from 5.45% to 11.5% and collateralized by the related property.	7	5
Seller-financed debt on acquisitions, payable in monthly installments through May 2009, convertible into 155,197 shares of common stock at a weighted average exercise price of $6.15 per share. Interest is payable at rates ranging between 7.0% and 9.0%.	1,837	2,294

	5,844	10,299
Less — Current maturities	(552)	(487)

	$5,292	$9,812

The aggregate annual principal maturities of debt (excluding capital lease obligations) as of December 31, 2005 are as follows (in thousands) —

2006	$548
2007	528
2008	533
2009	228
2010	—
Thereafter	4,000

Total	$5,837

The Company leases certain transportation and warehouse equipment under capital lease agreements that expire at various dates through 2007. At December 31, 2005, minimum annual payments under capital leases, including interest, are as follows (in thousands) —

2006	$5
2007	3

Total minimum payments	8
Less — Amounts representing interest	(1)

Net minimum payments	7
Less — Current portion of obligations under capital leases	(4)

Long-term portion of obligations under capital leases	$3

(9) EMPLOYEE BENEFIT PLANS:

The Company adopted a 401(k) retirement plan during 1996. Substantially all employees are eligible to participate in the plan and are permitted to contribute an unlimited percentage of their annual salary, subject to Internal Revenue Service discrimination testing limitations. The Company has the right to make discretionary contributions that will be allocated to each eligible participant. The Company did not make discretionary contributions for the years ended December 31, 2005, 2004 and 2003.

47

(10) INCOME TAXES:

Federal and state income tax provision (benefit) for the years ended December 31, 2005, 2004 and 2003 were as follows (in thousands) —

	2005	2004	2003
Federal-
Current	$(108)	$(218)	$903
Deferred	1,084	1,170	43
State	686	303	176

	$1,662	$1,255	$1,122

The components of deferred income tax assets and liabilities were as follows (in thousands) —

	DECEMBER 31,
	2005	2004
Current deferred income tax liabilities —
Prepaid Expenses	$(1,165)	$(912)

Current deferred income tax assets —
Allowance for doubtful accounts	217 532
Insurance reserves	442	892
Net operating loss carry forward	71	15
Reserves and other, net	596	700
Tax credits	—	21
Valuation allowance	(4)	—

Total current deferred income tax assets	1,322	2,160

Net current deferred income tax assets	157	1,248

Non-current deferred income tax liabilities —
Fixed assets and intangibles	(1,361)	(1,100)

Non-current deferred income tax assets —
Capital loss carry forward	776	776
Valuation allowance	(776)	(776)

Total non-current deferred income tax assets	—	—
Net non-current deferred income tax liabilities	(1,361)	(1,100)

Net non-current deferred tax asset (liability)	$(1,204)	$148

The capital loss carry forward will expire in 2006 if not fully utilized. The Company has provided a full valuation allowance against this asset.

The Company has recorded a valuation allowance against its deferred tax assets at both December 31, 2005 and 2004, based upon the Company’s assessment of its ability to realize such assets. The valuation allowance increased by $4,000 during 2005.

48

The differences in Federal income taxes provided and the amounts determined by applying the Federal statutory tax rate (34%) to income before income taxes for the years ended December 31, 2005, 2004 and 2003, result from the following (in thousands) —

	2005	2004	2003
Tax at statutory rate	$1,418	$965	$954
Add (deduct) the effect of-
State income taxes, net of Federal benefit	541	200	116
Nondeductible expenses and other, net	104	111	52
Tax refunds not previously recognized	(389)	—	—
Tax credits	(12)	(21)	—

Provision for income taxes	$1,662	$1,255	$1,122

(11) COMMITMENTS AND CONTINGENCIES:

Operating Leases —

The Company leases its office and warehouse facilities and certain of its vehicles under noncancelable operating leases, which expire at various dates through April 2013. The approximate minimum rental commitments of the Company, under existing agreements as of December 31, 2005, are as follows (in thousands) —

2006	$4,867
2007	3,661
2008	2,512
2009	1,532
2010	829
Thereafter	329

Rent expense, primarily for facilities, amounted to approximately $8,223,000, $7,425,000 and $6,973,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Litigation —

The Company is, from time to time, a party to litigation arising in the normal course of its business, including claims for uninsured personal injury and property damage incurred in connection with its same-day delivery operations. In connection therewith, the Company has recorded liabilities of $555,000 and $774,000 as of December 31, 2005 and 2004, respectively.

Also from time to time, Federal and state authorities have sought to assert that independent contractors in the transportation industry, including those utilized by CD&L, are employees rather than independent contractors. The Company believes that the independent contractors that it utilizes are not employees under existing interpretations of Federal and state laws. However, Federal and state authorities have and may continue to challenge this position. Further, laws and regulations, including tax laws, and the interpretations of those laws and regulations, may change.

Management believes that none of the actions described above will have a material adverse effect on the consolidated financial position or results of operations of the Company.

(12) STOCK OPTION PLANS:

The Company has two stock option plans under which employees and independent directors may be granted options to purchase shares of Company Common Stock at or above the fair market value at the date of grant. Options generally vest in one to four years and expire in 10 years.

49

Employee Stock Compensation Program —

In September 1995, the Board of Directors adopted, and the stockholders of the Company approved, the Company’s Employee Stock Compensation Program (the “Employee Stock Compensation Program”). The Employee Stock Compensation Program authorizes the granting of incentive stock options, nonqualified supplementary options, stock appreciation rights, performance shares and stock bonus awards to key employees of the Company, including those employees serving as officers or directors of the Company. The Company initially reserved 1,400,000 shares of Common Stock for issuance in connection with the Employee Stock Compensation Program. In June 1998 the Board of Directors adopted, and the stockholders of the Company approved, an additional 500,000 shares for issuance under the Employee Stock Compensation Program. In June 2000 the Board of Directors adopted, and the stockholders of the Company approved, the Year 2000 Employee Stock Compensation Program, which provided an additional 1,350,000 shares for issuance to key employees of the Company. In June 2001, the Board of Directors adopted, and the stockholders of the Company approved, an amendment to the Year 2000 Employee Stock Compensation Program, which provided an additional 375,000 shares for issuance to key employees of the Company. In October 2002, the Board of Directors adopted, and the stockholders of the Company approved, a second amendment to the Year 2000 Employee Stock Compensation Program, which provided an additional 375,000 shares for issuance to key employees of the Company. The Employee Stock Compensation Program is administered by a committee of the Board of Directors (the “Administrators”) made up of directors who are disinterested persons. Options and awards granted under the Employee Stock Compensation Program will have an exercise or payment price, as established by the Administrators, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. Unless otherwise specified by the Administrators, options and awards will vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant.

Stock Option Plans for Independent Directors —

In September 1995, the Board of Directors adopted, and the stockholders of the Company approved, the Company’s 1995 Stock Option Plan for Independent Directors (the “Director Plan”). The Director Plan authorizes the granting of nonqualified stock options to non-employee directors of the Company. The Company has reserved 100,000 shares of Common Stock for issuance in connection with the Director Plan. In October 2002, the Board of Directors adopted, and the stockholders of the Company approved, the 2002 Stock Option Plan for Independent Directors, which provided an additional 100,000 shares for issuance to non-employee directors of the Company. The Director Plan is administered by a committee of the Board of Directors (the “Committee”), none of whom will be eligible to participate in the Director Plan. The Director Plan provided for an initial grant of an option to purchase 1,500 shares of Common Stock upon election as a director of the Company, a second option to purchase 1,000 shares of Common Stock upon the one-year anniversary of such director’s election and subsequent annual options for 500 shares of Common Stock upon the anniversary of each year of service as a director.

In June 1998, the stockholders of the Company approved amendments to the Director Plan. The amendments replaced the annual stock option grants of the original plan with quarterly grants of 1,250 shares of stock options on the first trading day of each fiscal quarter commencing on October 1, 1997. In August of 1998 and February of 1999, the Committee approved further amendments to the Director Plan. These amendments replaced the time period to exercise vested options after a participating director has served as a director for a period of three consecutive years or more. The Director Plan was amended to provide that, in the event any holder who has served as a director for three or more consecutive years shall cease to be a director for any reason, including removal with or without cause or death or disability, all options (to the extent exercisable at the termination of the director’s service) shall remain exercisable by the holder or his lawful heirs, executors or administrators until the expiration of the ten-year period following the date such options were granted. In June 2004, the stockholders of the Company approved another amendment to the Director Plan, whereby the quarterly grants of 1,250 shares of stock options on the first trading day of each fiscal quarter was replaced with an annual grant of 5,000 shares of stock options on the first trading day of the third quarter each year. In June 2005, the stockholders of the Company approved an amendment to the 2002 Stock Option Plan for Independent Directors which provided an additional 400,000 shares for issuance to non-employee directors of the Company.

50

Information regarding the Company’s stock option plans is summarized below:

	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE
Shares under option:
Outstanding at December 31, 2002	1,933,653	$3.01

Granted	30,000	$0.60
Exercised	—	—
Canceled	(48,456)	$4.90

Outstanding at December 31, 2003	1,915,197	$2.93

Granted	1,350,000	$1.24
Exercised	—	—
Canceled	(203,800)	$1.94

Outstanding at December 31, 2004	3,061,397	$2.25

Granted	1,257,777	$1.89
Exercised	—	—
Canceled	(70,174)	$13.00

Outstanding at December 31, 2005	4,249,000	$1.97

Options exercisable at:
December 31, 2003	1,883,531	$2.96

December 31, 2004	2,146,400	$2.67

December 31, 2005	2,959,348	$2.09

At December 31, 2005, options available for grant under the Employee Stock Compensation Program and the Director Plan total 2,000,000 and 251,000 shares, respectively. The 2,000,000 options available for grant under the Employee Stock Compensation Program are subject to ratification at the June 2006 annual stockholder meeting.

51

The following summarizes information about option groups outstanding and exercisable at December 31, 2005:

	OUTSTANDING OPTIONS			EXERCISABLE OPTIONS
RANGE OF EXERCISE PRICES	NUMBER OUTSTANDING AS OF DECEMBER 31, 2005	WEIGHTED AVERAGE REMAINING LIFE	WEIGHTED AVERAGE EXERCISE PRICE	NUMBER EXERCISABLE AS OF DECEMBER 31, 2005	WEIGHTED AVERAGE EXERCISE PRICE
$0.350 — $1.050	167,500	6.20	$0.557	167,500	$0.557
$1.170 — $1.170	1,000,000	8.28	$1.170	666,668	$1.170
$1.400 — $1.813	810,500	6.23	$1.650	660,834	$1.683
$1.850 — $1.930	1,209,777	9.66	$1.900	403,272	$1.900
$2.000 — $3.875	868,941	3.00	$2.661	868,941	$2.661
$4.375 — $6.000	192,282	1.27	$5.906	192,282	$5.906

Totals	4,249,000	6.80	$1.965	2,959,497	$2.09

(13) EMPLOYEE STOCK PURCHASE PLAN

Effective April 1, 1998, CD&L adopted an Employee Stock Purchase Plan (the “Employee Purchase Plan”), which was amended in 1999. The Employee Purchase Plan permits eligible employees to purchase CD&L common stock at 85% of the closing market price on the last day prior to the commencement or the end of the purchase period. The Employee Purchase Plan provides for the purchase of up to 500,000 shares of common stock. No shares were issued under the Employee Purchase Plan during 2005, 2004 or 2003.

(14) STOCKHOLDER PROTECTION RIGHTS AGREEMENT

On December 27, 1999, the Board of Directors of the Company announced the declaration of a dividend of one right (a “Right”) for each outstanding share of Common Stock of the Company held of record at the close of business on January 6, 2000, or issued thereafter, and prior to the time at which they separate from the Common Stock and thereafter pursuant to options and convertible securities outstanding at the time they separate from the Common Stock. The Rights were issued pursuant to a Stockholder Protection Rights Agreement, dated as of December 27, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $0.01 per share, for $27.00 (the “Exercise Price”), subject to adjustment. The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will separate from the Common Stock if any person or group (subject to certain exceptions including the April 14, 2004 financial restructuring) becomes the beneficial owner of fifteen percent or more of the Common Stock or any person or group (subject to certain exceptions) makes a tender or exchange offer that would result in that person or group beneficially owning fifteen percent or more of the Common Stock. In April 2004, the Company amended the Plan to exclude persons participating in the April 14, 2004 financial restructuring so long as their ownership was less than 30%. Upon separation of the Rights from the Common Stock, each Right (other than Rights beneficially owned by the acquiring person or group, which Rights shall become void) will constitute the right to purchase that number of shares of Common Stock of the Company having a market price equal to twice the Exercise Price for an amount equal to the Exercise Price. In addition, if a person or group who has acquired beneficial ownership of 15% or more of the Common Stock controls the Board of Directors of the Company and the Company engages in certain business combinations or asset sales, then the holders of the Rights (other than the acquiring person or group) will have the right to purchase common stock of the acquiring company having a market value equal to two times the Exercise Price.

52

In certain circumstances, the Board of Directors may elect to exchange all of the then outstanding Rights (other than Rights beneficially owned by the acquiring person or group, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect certain changes in the capital stock of the Company. In addition, the Board of Directors may, prior to separation from the Common Stock, redeem all (but not less than all), the then outstanding Rights at a price of $.01 per Right. Unless redeemed, exchanged or amended on an earlier date, the Rights will expire on the tenth anniversary of the record date.

At December 31, 2005 and 2004, no Rights have been exchanged.

(15) RELATED PARTY TRANSACTIONS:

Leasing Transactions —

Effective as of February 1, 2003, the Company has leased its former vehicle repair facility to a company whose principal is a stockholder and former executive of the Company. During the years ended December 31, 2005, 2004 and 2003, the Company made payments for vehicle maintenance and repairs of approximately $25,000, $87,000 and $226,000, respectively. Additionally, the Company recorded rental income from this company of approximately $18,000 and $33,000 during the years ended December 31, 2004 and 2003, respectively. No related rental income was recorded in 2005.

Certain subsidiaries of the Company paid approximately $94,000, $236,000 and $303,000 for the years ended December 31, 2005, 2004 and 2003, respectively, in rent to certain directors, stockholders or companies owned and controlled by directors or stockholders of the Company (other than the transaction noted above). Rent is paid for office, warehouse facilities and transportation equipment. At December 31, 2005 and 2004, the Company owed $1,000 and $3,000, respectively, to related parties in connection with these transactions.

Consulting Agreement —

On or about July 1, 2005, the Company entered into a consulting agreement with one of its directors, Thomas E. Durkin III, pursuant to which Mr. Durkin will provide consulting services to the Company with respect to business and financial matters. He will focus on merger and acquisition activities, including developing strategies, evaluating, structuring and negotiating potential transactions and otherwise assisting the Chief Executive Officer with respect to such matters. In consideration for his services, the Company paid Mr. Durkin a fee of $75,000 on or about July 1, 2005 and agreed to pay him $125 per hour for his services under the agreement. In addition, if the Chief Executive Officer requests Mr. Durkin to work on a particular transaction, Mr. Durkin will become entitled to receive, upon consummation of such a transaction, a success fee of at least $300,000 plus such other amount, if any, as may be authorized by the Chief Executive Officer and the Board of Directors or an appropriate committee thereof. The consulting agreement is terminable by either party on 30 days written notice.

Settlement Agreement —

On or about September 30, 2005, the Company entered into a settlement agreement with Global Delivery Systems LLC, a New York limited liability company (“GDS”), arising from disputes under an Asset Purchase Agreement dated as of March 7, 2001 (the “Agreement”), pursuant to which, the Company sold its former next-flight-out air delivery and related ground service business to an affiliate of GDS. Under the Agreement, GDS had agreed to indemnify the Company, from and against, certain costs and to reimburse it for certain insurance losses. The Company asserted that it was due approximately $807,000 under the insurance reimbursement provisions of the Agreement and GDS disagreed with the claim. Pursuant to the Settlement Agreement, the Company and GDS have agreed that the Company will release GDS, in exchange for the sum of $300,000 to be paid to the Company pursuant to the terms of a promissory note (the “Note”) bearing interest at 8% per annum, payments of interest only, due quarterly commencing January 1, 2006 to the date of maturity, and with the balance of principal and interest due and payable to the Company on September 30, 2008. The $300,000 was recorded as a reduction of cost of revenue in the accompanying consolidated statement of operations for the year ended December 31, 2005. The Note is secured by certain accounts receivable and insurance accounts of GDS. William Beaury, a principal of GDS, is a 50% owner of an entity which owns approximately 6% of the outstanding common stock of the Company.

53

(16) SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest and income taxes (net of refunds received) for the years ended December 31, 2005, 2004 and 2003 were as follows (in thousands) —

	2005	2004	2003
Interest	$1,385	$1,369	$1,739
Income taxes	($581)	$731	$899

Non-cash financing activities during the year ended December 31, 2005 related to the $1,333,000 extinguishment of the Series B Convertible Notes as a result of conversion into the Company’s common stock and capital lease obligations incurred during 2005 of $5,000. There were no capital lease obligations incurred during 2004 or 2003.

In addition, there was a $60,000 reduction in prepaid expenses as a result of the write-off of deferred financing costs related to the extinguishment of the Series B Convertible Notes. This reduction in prepaid was offset against additional paid-in capital as it related to the portion of the Series B Convertible Notes which were converted into the Company’s common stock.

(17) QUARTERLY FINANCIAL DATA (UNAUDITED):

Unaudited quarterly financial data for the years ended December 31, 2005 and 2004 were as follows (in thousands, except per share amounts) —

	QUARTER ENDED
	MARCH 31,	JUNE 30,	SEPTEMBER 30,	DECEMBER 31,
Year ended December 31, 2005
Revenue	$52,355	$54,207	$57,135	$58,186
Gross profit	10,309	10,840	11,058	11,384
Net income	$428	$626	$840	$613
Basic income per share	$.05	$.07	$.09	$.06
Diluted income per share	$.03	$.04	$.05	$.04
Basic weighted average common shares outstanding	9,356	9,356	9,356	9,791
Diluted weighted average common shares outstanding	20,253	20,248	20,288	19,539

Year ended December 31, 2004:
Revenue	$46,482	$49,257	$49,705	$52,280
Gross profit	8,598	9,363	9,367	10,126
Net income	$169	$8	$492	$914
Basic income per share	$.02	$.00	$.06	$.11
Diluted income per share	$.02	$.00	$.03	$.06
Basic weighted average common shares outstanding	7,659	7,659	7,659	7,972
Diluted weighted average common shares outstanding	8,238	12,570	18,336	18,907

54

(18) SUBSEQUENT EVENT:

Replacement of the Fleet Facility

As of January 31, 2006, CD&L and Bank of America, N.A. (successor by merger to Fleet Capital Corporation) entered into a new agreement (the “Bank of America Facility”) which replaced the prior Fleet Facility. The Bank of America Facility, which expires on September 30, 2008, continues to provide CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, and LIBOR based loans at the bank’s LIBOR rate, as defined, plus 200 basis points. Credit availability is based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $20,000,000 and is collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries.

55

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

For information regarding the Company’s change in independent registered public accounting firm from Deloitte & Touche LLP to J.H. Cohn LLP, please refer to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2004. The Company has had no disagreements with its independent auditors regarding accounting or financial disclosure matters.

ITEM 9A. CONTROLS AND PROCEDURES

(a) Disclosure controls and procedures As of December 31, 2005, the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Company’s disclosure controls and procedures pursuant to Securities Exchange Act Rule 13a-15. Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2005 in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC rules and forms.

Remediation of Material Weakness

In September 2005, the Company’s independent registered public accounting firm identified a material weakness with respect to management’s knowledge and application of generally accepted accounting principles. Errors identified specifically related to the Company’s accounting for certain non-routine transactions. As a result of the material weakness identified, management has determined that it would strengthen its internal controls by (i) defining an internal process for identifying, researching and determining proper accounting treatment for non-routine transactions, (ii) assigning individuals with the appropriate knowledge to perform such process, (iii) providing adequate technical resources to ensure proper application of generally accepted accounting principles, (iv) documenting all non-routine transactions each quarter, including support for the final accounting treatment and (v) requiring the assigned individuals to review such documentation with Company management prior to finalizing the quarterly financial statements.

During the fourth quarter of 2005, Company management established the internal process described above. All non-routine transactions have been identified, researched and accounted for in accordance with generally accepted accounting principles. The results of this process have been documented and reviewed by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s audit committee.

As of December 31, 2005, management believes that the above changes in our internal control over financial reporting achieve management’s control objective to identify and properly account for non-routine transactions and, as a result, management believes the identified material weakness has been eliminated as of December 31, 2005.

(b) Changes in internal controls over financial reporting Other than as described above, there have been no changes in the Company’s internal control over financial reporting that occurred during the Company’s last fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

56

ITEM 9B. OTHER INFORMATION

Not applicable.

57

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Albert W. Van Ness, Jr., 63, has served as the Chairman of the Board, Chief Executive Officer and Director of CD&L since January 1997. He was formerly the President and Chief Operating Officer of Club Quarters, LLC, a privately held hotel management company and remains a member partner. In the early nineties, Mr. Van Ness served as Director of Managing People & Productivity, a senior management consulting firm. During most of the eighties, Mr. Van Ness held various executive positions with Cunard Line Limited, a passenger ship and luxury hotel company, including Executive Vice President and Chief Operating Officer of the Cunard Leisure Division and Managing Director and President of the Hotels and Resorts Division. Earlier in his career, Mr. Van Ness served as the President of Seatrain Intermodal Services, Inc., a cargo shipping company. Mr. Van Ness held various management positions at the start of his professional life with Ford Motor Company, Citibank and Hertz. Mr. Van Ness majored in Sociology and Economics and received a B.A. and M.A. degree and completed his coursework towards his doctorate in Economics. He attended Duke University, Northern State University, South Dakota State University and Syracuse University.

William T. Brannan, 57, has served as President, Chief Operating Officer and Director of CD&L since November 1994. From January 1991 until October 1994, Mr. Brannan served as President, Americas Region - US Operations, for TNT Express Worldwide, a major European-based overnight express delivery company. Prior to that, Mr. Brannan spent 10 years with United Parcel Service where he served as Vice President and General Manager of UPS Truck Leasing, a wholly-owned UPS subsidiary which was formed by Mr. Brannan in 1981. Mr. Brannan has more than 25 years of experience in the transportation and logistics industry.

Michael Brooks, 51, has served as Director of CD&L since December 1995 and as Group Operations President since December 2000. Mr. Brooks previously had been the President of Silver Star Express, Inc., a subsidiary of CD&L, since November 1995. Prior to the merger of Silver Star Express, Inc. into CD&L, Mr. Brooks was President of Silver Star Express, Inc. since 1988. Mr. Brooks has more than 25 years of experience in the same-day delivery and distribution industries. In addition, Mr. Brooks is currently a Member of the Express Carriers Association and various other transportation associations.

John S. Wehrle, 53, has served as a Director of CD&L since 1997. Managing Partner of Gryphon Holdings, L.P. and Gryphon Holdings II, L.P., venture capital and private equity funds, since January 1999. From August 1997 to December 1998, Mr. Wehrle served as President and CEO of Heartland Capital Partners, L.P. Prior thereto, Mr. Wehrle served as Vice President and Head of Mergers & Acquisitions for A.G. Edwards & Sons, Inc. from July 1994 to July 1997. From 1989 to 1994 Mr. Wehrle served as Vice President-Financial Planning for The Dyson-Kissner-Moran Corporation. He also served as Managing Director of Chase Manhattan Bank, N.A. for three years from August 1986 to October 1989, where he was engaged in the execution of leveraged acquisitions. From 1976 to 1986, Mr. Wehrle held various positions with both Price Waterhouse and Touche Ross & Co. in both New York and London.

Thomas E. Durkin III, 52, has served as a Director of CD&L since 1999. Mr. Durkin was appointed as Vice President of Corporate Development, General Counsel and Secretary of Capital Environmental Resource, Inc. in October 2001. He is also a partner to Durkin & Durkin, a New Jersey based law firm, with whom Mr. Durkin practiced as a partner from September 1978 until September 1997. Mr. Durkin served as a consultant to Waste Management Inc., a multibillion dollar publicly held international solid waste management company, from January 2000 to September 2001. From October 1997 through December 1999, Mr. Durkin served as area Vice President of Business Development of Waste Management Inc. In addition, Mr. Durkin has served as a partner of two privately held real estate brokerage companies. Mr. Durkin graduated from Fordham University in 1975 and graduated Cum Laude from Seton Hall University School of Law in 1978.

Marilu Marshall, 60, has served as a Director of CD&L since 1997. Vice President Human Resources - North America for Estee Lauder Co. Inc. since October 1998. From November 1987, until September 1998, Ms. Marshall served as Senior Vice-President and General Counsel for Cunard Line Limited. Prior thereto, from July 1984 to September 1987, Ms. Marshall served as the Vice-President and General Counsel of GNOC, Corp., t/a Golden Nugget Hotel & Casino.

58

John A. Simourian, 71, has served as a Director of CD&L since 1999. Mr. Simourian has served as Chairman of the Board and Chief Executive Officer of Lily Transportation Corp. (“Lily”), a privately held truck leasing and dedicated logistics company, since 1958 when Mr. Simourian founded Lily. Lily currently employs approximately 750 employees and leases and or operates 4,000 vehicles out of 27 locations from New England to North Carolina. Mr. Simourian attended Harvard University where he received his undergraduate degree in 1957 and his graduate degree from the Harvard Business School in 1961. In 1982 Mr. Simourian was elected to the Harvard University Hall of Fame. Mr. Simourian also served in the United States Navy from 1957 to 1959.

Jon F. Hanson, 69, has served as a Director of CD&L since 1997. Mr. Hanson has served as the Chairman of the Board of HealthSouth Corporation since October 2005. Mr. Hanson has also served as the Chairman of The Hampshire Companies, a real estate investment firm, since 1976. From April 1991 to the present, Mr. Hanson has served as a director of Prudential Financial Corporation and from October 2002 to the present as a director of HealthSouth Corporation. Prior thereto, Mr. Hanson served as a director of Orange and Rockland Corporation, Midlantic Bancs Corporation and United Water Resources.

Matthew J. Morahan, 56, has served as a Director of CD&L since 2000. Mr. Morahan has been a private investor since 1997. From 1994 until 1997, Mr. Morahan served as Executive Vice President of the Macro Hedge Fund of Summit Capitol Advisors LLC. Prior thereto, Mr. Morahan served as Managing Director of the High Yield Department of Paine Webber Group from 1991 to 1994. From 1976 to 1990, he served as Partner and Managing Director of Wertheim & Co. Mr. Morahan served as Vice President of the Corporate Bond Department for Hornblower & Weeks, Hemphill, Noyes & Co. from 1971 to 1976.

Russell J. Reardon, 56, has served as Vice President - Chief Financial Officer of CD&L since November 1999. Mr. Reardon previously had been Vice President - Treasurer of CD&L since January 1999. Prior thereto, from September 1998 until January 1999, Mr. Reardon was Chief Financial Officer and Secretary of Able Energy, Inc., a regional energy retailer. From April 1996 until June 1998, Mr. Reardon was Chief Financial Officer and Secretary of Logimetrics, Inc., a manufacturer of broadband wireless communication devices. He earned an accounting degree and an MBA in Finance from Fairleigh Dickinson University.

Mark T. Carlesimo, 52, has served as Vice President - General Counsel and Secretary of CD&L since September 1997. From July 1983 until September 1997, Mr. Carlesimo served as Vice President of Legal Affairs of Cunard Line Limited. Earlier in his career, Mr. Carlesimo served as Staff Counsel to Seatrain Lines, Inc., a cargo shipping company and was engaged in the private practice of law. Mr. Carlesimo received a B.A. in Economics from Fordham University in 1975 and received his law degree from Fordham University School of Law in 1979. Mr. Carlesimo is a Member of the Bar of the states of New York and New Jersey.

James J. Cosentino, 51, was appointed Vice President - Corporate Controller of CD&L in May 2003. Prior to his appointment, Mr. Cosentino held several financial management positions with both publicly and privately owned companies. From 1980 through 1992, he was with the Macmillan Publishing Company and more recently, from 1996 to 2002, he was the Controller of Prestige Window Fashions. Mr. Cosentino earned his undergraduate degree from Westminster College and an MBA in Finance from Fairleigh Dickinson University. Mr. Cosentino is a member of the New Jersey State Society of CPAs and the Financial Executive Institute (FEI).

The Company hereby incorporates by reference the remaining information required by this Item 10 from its definitive proxy statement for its 2006 Annual Meeting of Stockholders.

ITEM 11. EXECUTIVE COMPENSATION

The Company hereby incorporates by reference the applicable information from its definitive proxy statement for its 2006 Annual Meeting of Stockholders.

59

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The Company hereby incorporates by reference the applicable information from its definitive proxy statement for its 2006 Annual Meeting of Stockholders.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company hereby incorporates by reference the applicable information from its definitive proxy statement for its 2006 Annual Meeting of Stockholders.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Company has been billed the following fees for services rendered by its independent registered public accounting firms during 2005 and 2004 (in thousands):

	2005	2004
Audit fees	$205	$225
Audit-related fees	3	20
Tax fees	40	168
All other fees	43	15

Total	$291	$428

Audit-related fees consist of professional services rendered in conjunction with the Company’s various responses to an SEC comment letter. Tax fees primarily relate to the preparation of Federal and state tax returns and tax advice associated with those filings. All other fees include administrative and out-of-pocket expenses incurred by the independent registered public accounting firms.

The independent registered public accounting firm is engaged each year by the Company’s audit committee and as such, all fees are preapproved by the audit committee at the beginning of each year.

60

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1) FINANCIAL STATEMENTS

See Item 8. Financial Statements and Supplementary Data.

(a)(2) FINANCIAL STATEMENT SCHEDULES

INDEX TO FINANCIAL STATEMENT SCHEDULES

Page
CD&L, INC. AND SUBSIDIARIES:
Schedule II - Valuation and Qualifying Accounts —
For the years ended December 31, 2005, 2004 and 2003	66

All other schedules called for by Regulation S-X are not submitted because they are not applicable or not required or because the required information is not material or is included in the financial statements or notes thereto.

(a)(3) EXHIBITS

The Exhibits listed below are filed herewith.

EXHIBIT NUMBER	DESCRIPTION
3.1	Second Restated Certificate of Incorporation of CD&L, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of CD&L, Inc. (filed as Exhibit 3ci to the Company’s Form 10-Q for the quarter ended June 30, 2000 and incorporated herein by reference).

3.3	Amended and Restated By-laws of CD&L, Inc. amended through November 6, 1997 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).

4.1	Form of certificate evidencing ownership of Common Stock of CD&L, Inc. (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

4.2	Instruments defining the rights of holders of the Company’s long-term debt (not filed pursuant to Regulation S-K Item 601(b)(4)(iii); to be furnished to the Commission upon request).

4.3	CD&L, Inc. Stockholder Protection Rights Agreement (filed as Exhibit 4.1 to the Company’s Form 8-K dated December 27, 1999 and incorporated herein by reference).

4.4	Amendment No. 1 to Stockholder Protection Rights Agreement dated April 14, 2004 by and between CD&L, Inc. and American Stock Transfer & Trust Company (filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

61

4.5	Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of CD&L, Inc.

10.1	CD&L, Inc. Employee Stock Compensation Program (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

10.2	CD&L, Inc. 1995 Stock Option Plan for Independent Directors as amended and restated through March 31, 1999 (filed as Exhibit A to the Company’s 1999 Proxy Statement and incorporated herein by reference).

10.3	CD&L, Inc. Year 2000 Stock Incentive Plan (filed as Exhibit A to the Company’s 2000 Proxy Statement and incorporated herein by reference).

10.4	CD&L, Inc. 2002 Stock Option Plan for Independent Directors (filed as Exhibit A to the Company’s 2002 Proxy Statement and incorporated herein by reference).

10.5	Employee Stock Purchase Program (filed as Exhibit B to the Company’s 2000 Proxy Statement and incorporated herein by reference).

10.6	Loan and Security Agreement dated June 27, 2002 by and among CD&L, Inc. (and subsidiaries) and Summit Business Capital Corp., doing business as Fleet Capital - Business Finance Division (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 and incorporated herein by reference) (hereinafter “Fleet Facility”).

10.7	Amendment dated April 23, 2003 to Fleet Facility (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

10.8	Senior Subordinated Loan Agreement dated as of January 29, 1999 with Paribas Capital Funding, LLC, Exeter Venture Lenders, L.P. and Exeter Capital Partners IV, L.P. (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K/A filed on June 23, 1999 and incorporated herein by reference) (hereinafter “Paribas Agreement”).

10.9	Warrant Agreement dated as of January 29, 1999 with Paribas Capital Funding, LLC, Exeter Venture Lenders, L.P. and Exeter Capital Partners IV, L.P. (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K/A filed on July 23, 1999 and incorporated herein by reference)

10.10	Amendment dated March 30, 2001 to Paribas Agreement (filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

10.11	Amendment dated April 12, 2002 to Paribas Agreement (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

10.12	Amendment dated June 28, 2002 to Paribas Agreement (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 and incorporated herein by reference).

10.13	Amendment dated April 23, 2003 to Paribas Agreement (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

62

10.14	Stock Purchase Agreement dated June 14, 2001 by and among Executive Express, Inc., Charles Walch, National Express Company, Inc. and CD&L, Inc. (hereinafter “National Express Agreement”) (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference).

10.15	Promissory Note in the sum of $1,650,000 of Executive Express, Inc. due June 14, 2006 (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference).

10.16	Asset Purchase Agreement dated February 27, 2004 by and among Executive Express, Inc., Charles Walch, Silver Star Express, Inc. and CD&L, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 1, 2004 and incorporated herein by reference.)

10.17	Restructuring and Exchange Agreement dated April 14, 2004 by and among CD&L, Inc., BNP Paribas SA, Exeter Venture Lenders, L.P., Exeter Capital Partners IV, L.P., Albert W. Van Ness, Jr., William T. Brannan, Michael Brooks, Russell J. Reardon, Mark Carlesimo and Matthew Morahan and others (hereinafter “Paribas Restructuring and Exchange Agreement”) (filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

10.18	Amended and Restated $8,000,000 Senior Subordinated Loan Agreement by and among CD&L, Inc. and Various Lenders dated as of January 29, 1999 amended and restated as of April 14, 2004 (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

10.19	Form of Amended and Restated Note dated April 14, 2004 by and between CD&L, Inc. and various lenders (filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

10.20	Form of Registration Rights Agreement dated April 14, 2004 by and between CD&L, Inc. and various investors and lenders (filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

10.21	Form of Stockholders Agreement dated April 14, 2004 by and between CD&L, Inc. and various investors and lenders (filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

10.22	Form of Amended Employment Agreement dated April 14, 2004 with William T. Brannan (Employment agreements of Albert W. Van Ness, Jr., Michael Brooks, Russell J. Reardon and Mark T. Carlesimo are in the same form) (filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

10.23	Consulting Agreement dated July 1, 2005 with Thomas E. Durkin III (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and incorporated herein by reference).

10.24	Restated and Amended Loan and Security Agreement by and among CD&L, Inc., Clayton/National Courier Systems, Inc., Click Messenger Service, Inc., KBD Services, Inc., Olympic Courier Systems, Inc., Securities Courier Corporation, and Silver Star Express, Inc. and Bank of America, N.A. dated as of February 10, 2006 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 10, 2006 and incorporated herein by reference).

63

11.1	Statement Regarding Computation of Net Income (Loss) Per Share.

14.1	Code of Ethics for Senior Financial Officers (filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

21.1	List of Subsidiaries of CD&L, Inc.

23.1	Consent of Independent Registered Public Accounting Firm (from J.H. Cohn LLP)

23.2	Consent of Independent Registered Public Accounting Firm (from Deloitte & Touche LLP)

24.1	Power of Attorney

31.1	Certification of Albert W. Van Ness, Jr. Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Russell J. Reardon Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Albert W. Van Ness, Jr. Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Russell J. Reardon Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

64

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this annual report on Form 10-K for the year ended December 31, 2005 to be signed on its behalf by the undersigned, thereunto duly authorized, on April 3, 2006.

CD&L, Inc.

By:	/s/ Russell J. Reardon
Russell J. Reardon
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on April 3, 2006.

SIGNATURE	CAPACITY
/s/ Albert W. Van Ness, Jr. Albert W. Van Ness, Jr.	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

/s/ William T. Brannan * William T. Brannan	President, Chief Operating Officer and Director

/s/ Russell J. Reardon * Russell J. Reardon	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael Brooks * Michael Brooks	Group Operations President and Director

/s/ Thomas E. Durkin, III * Thomas E. Durkin, III	Director

/s/ Jon F. Hanson * Jon F. Hanson	Director

/s/ Marilu Marshall * Marilu Marshall	Director

/s/ Matthew Morahan * Matthew Morahan	Director

/s/ John Simourian * John Simourian	Director

/s/ John S. Wehrle * John S. Wehrle	Director

*By:	/s/ Albert W. Van Ness, Jr.
Albert W. Van Ness, Jr.
Attorney-in-Fact

65

SCHEDULE II

CD&L, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

(IN THOUSANDS)

DESCRIPTION	BALANCE AT BEGINNING OF PERIOD	CHARGED TO COSTS AND EXPENSES	WRITE-OFFS (NET OF RECOVERIES)	OTHER	BALANCE AT END OF PERIOD
For the year ended December 31, 2005 — Allowance for doubtful accounts	$1,330	$(97)	$(691)	—	$542

For the year ended December 31, 2004 — Allowance for doubtful accounts	$872	$867	$(409)	—	$1,330

For the year ended December 31, 2003 — Allowance for doubtful accounts	$492	$629	$(249)	—	$872

Allowance for doubtful note receivable	$2,800	—	$(2,800)	—	$—

See Reports of Independent Registered Public Accounting Firms

66

INDEX TO EXHIBITS

EXHIBITS

4.5	Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of CD&L, Inc.

11.1	Statement Regarding Computation of Net Income Per Share

21.1	List of Subsidiaries of CD&L, Inc.

23.1	Consent of Independent Registered Public Accounting Firm from J.H. Cohn LLP

23.2	Consent of Independent Registered Public Accounting Firm from Deloitte & Touche LLP

24.1	Power of Attorney

31.1	Certification of Albert W. Van Ness, Jr. Pursuant to Exchange Act Rules 13a-15(e) and 15d-15(e), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Russell J. Reardon Pursuant to Exchange Act Rules 13a-15(e) and 15d-15(e), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Albert W. Van Ness, Jr. Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Russell J. Reardon Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

67

APPENDIX I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 10-Q

(Mark One)

☒	Quarterly report pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2006

or

☐	Transition report pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

For the transition period from              to

Commission File Number: 0-26954

CD&L, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	22-3350958
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 WESLEY STREET SOUTH HACKENSACK, NEW JERSEY	07606
(Address of principal executive offices)	(Zip Code)

(201) 487-7740

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. (as defined in Rule 12b-2 of the Securities Exchange Act of 1934)

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).    Yes  ☐    No  ☒

The number of shares of common stock of the Registrant, par value $.001 per share, outstanding as of May 15, 2006 was 10,017,479.

CD&L, INC.

FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2006

2

CD&L, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE INFORMATION)

	March 31, 2006	December 31, 2005
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$777	$837
Accounts receivable, net	26,991	26,376
Prepaid expenses and other current assets	3,329	4,048

Total current assets	31,097	31,261

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net	3,449	3,438
GOODWILL, net	11,531	11,531
OTHER INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS, net	1,176	1,185
OTHER ASSETS	945	932

Total assets	$48,198	$48,347

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term borrowings	$8,829	$8,921
Current maturities of long-term debt	532	552
Accounts payable, accrued liabilities and bank overdrafts	15,247	15,423

Total current liabilities	24,608	24,896

LONG-TERM DEBT, net of current maturities	5,154	5,292
OTHER LONG-TERM LIABILITIES	1,766	1,775

Total liabilities	31,528	31,963

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 2,000,000 shares authorized; 393,701 shares issued and outstanding at March 31, 2006 and December 31, 2005	4,000	4,000
Common stock, $.001 par value; 30,000,000 shares authorized; 10,046,846 and 10,041,846 shares issued at March 31, 2006 and December 31, 2005, respectively	10	10
Additional paid-in capital	15,689	15,592
Treasury stock, 29,367 shares at cost	(162)	(162)
Accumulated deficit	(2,867)	(3,056)

Total stockholders’ equity	16,670	16,384

Total liabilities and stockholders’ equity	$48,198	$48,347

See accompanying notes to condensed consolidated financial statements.

3

CD&L, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	For the Three Months Ended March 31,
	2006	2005
Revenue	$60,439	$52,355

Cost of revenue	49,233	42,046

Gross profit	11,206	10,309

Costs and Expenses:

Selling, general, and administrative expenses	10,192	8,880
Depreciation and amortization	318	274
Other income, net	(16)	(1)
Interest expense	356	391

Total Costs and Expenses	10,850	9,544

Income before provision for income taxes	356	765

Provision for income taxes	167	337

Net income	$189	$428

Net income per share:
Basic	$.02	$.05

Diluted	$.01	$.03

Basic weighted average common shares outstanding	10,014	9,356

Diluted weighted average common shares outstanding	19,775	20,253

See accompanying notes to condensed consolidated financial statements.

4

CD&L, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	For the Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$189	$428
Adjustments to reconcile net income to net cash provided by operating activities -
Gain on disposal of equipment and leasehold improvements	(4)	—
Depreciation, amortization and deferred financing amortization	336	301
Stock-based compensation expense	95	—
Changes in operating assets and liabilities
(Increase) decrease in -
Accounts receivable, net	(615)	494
Prepaid expenses and other current assets	719	248
Other assets	(13)	(244)
Increase (decrease) in -
Accounts payable and accrued liabilities	(176)	2,136
Other long-term liabilities	(9)	87

Net cash provided by operating activities	522	3,450

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment and leasehold improvements	18	17
Additions to equipment and leasehold improvements	(263)	(106)

Net cash used in investing activities	(245)	(89)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings, net	(92)	(2,312)
Repayments of long-term debt	(158)	(118)
Issuance of common stock	2	—
Deferred financing costs	(89)	—

Net cash used in financing activities	(337)	(2,430)

Net increase (decrease) in cash and cash equivalents	(60)	931

CASH AND CASH EQUIVALENTS, beginning of period	837	617

CASH AND CASH EQUIVALENTS, end of period	$777	$1,548

See accompanying notes to condensed consolidated financial statements.

5

CD&L, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited financial statements at that date. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2006. For further information, refer to the consolidated financial statements and footnotes thereto included in the CD&L, Inc. (the “Company” or “CD&L”) Form 10-K for the year ended December 31, 2005.

(2) STOCK-BASED COMPENSATION

As of March 31, 2006, the Company maintains certain stock-based compensation plans that are described in Note 12 to the Consolidated Financial Statements included in the Company’s 2005 Annual Report on Form 10-K. Under these plans, the Company may grant stock options to employees and directors of the Company. The Company may grant up to a maximum of 4,000,000 options under the Employee Stock Compensation Program (the “ESCP”) and up to a maximum of 500,000 options under the 2002 Stock Option Plan for Independent Directors (the “Director Plan”). At March 31, 2006, options available for grant under the ESCP and the Director Plan total 2,000,000 and 251,000, respectively. The 2,000,000 options available for grant under the ESCP are subject to ratification at the June 2006 annual stockholder meeting.

Prior to January 1, 2006, as permitted under SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”), compensation cost for employee and director stock options was recognized using the intrinsic value method described in APB No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Effective January 1, 2006, the Company adopted the fair-value recognition provisions of SFAS No. 123(R), “Share-Based Payment,” (“SFAS 123R”) and Securities and Exchange Commission Staff Accounting Bulletin No. 107. Under SFAS 123R, the fair value of options granted is amortized over the related service period. SFAS 123R was adopted using the modified prospective transition method; therefore, prior periods have not been restated. Compensation expense recognized in the three months ended March 31, 2006 includes compensation cost for all share-based payments granted to employees and directors prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Compensation cost for any share-based payments granted subsequent to January 1, 2006 will be based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

Stock options are granted with exercise prices not less than the fair market value of the Company’s common stock at the time of grant and with an exercise term not to exceed 10 years. Generally, stock options granted under the ESCP become exercisable in three installments over a period of two years. Stock options granted under the Director Plan generally become exercisable after one year. Option awards usually provide for accelerated vesting upon retirement, death or disability. During the three months ended March 31, 2006 and 2005, the Company granted 0 and 100,000 options, respectively.

6

As a result of adopting SFAS 123R, our income before taxes and net income for the three months ended March 31, 2006 are $95,000 and $50,000 lower, respectively, than if we had continued to account for stock-based compensation under APB 25. This resulted in a decrease in our reported basic and diluted net income per share of $.00 and $.01, respectively, for the three months ended March 31, 2006. Compensation expense is recognized in the selling, general and administrative expenses line items of the accompanying condensed consolidated statements of income on a ratable basis over the vesting periods. These awards have been classified as equity instruments, and as such, a corresponding increase of $95,000 has been reflected in additional paid-in capital in the accompanying balance sheet as of March 31, 2006. There were no capitalized stock-based compensation costs at March 31, 2006 and 2005. As of March 31, 2006, there was $151,000 of total unrecognized compensation cost related to non-vested stock options to be recognized over a weighted-average period of 1.75 years.

The intrinsic values of options exercised during the three months ended March 31, 2006 and 2005 were not significant. The total cash received from the exercise of stock options was $2,000 and $0 for the three months ended March 31, 2006 and 2005, respectively, and is classified as financing cash flows in the accompanying Statements of Cash Flows. New shares of the Company’s common stock are issued upon exercise of the options. Prior to the adoption of SFAS 123R, any tax benefits of deductions resulting from the exercise of stock options would have been presented as operating cash flows in the statements of cash flows. SFAS 123R requires that cash flows from tax benefits attributable to tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) be classified as financing cash flows. The Company did not have any significant excess tax benefits for the three months ended March 31, 2006.

The fair value for options granted used in determining pro forma net income below was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for the three months ended March 31, 2005. There were no stock options granted during the three months ended March 31, 2006.

For the Three Months Ended March 31, 2005
Risk-free interest rate	3.7%
Volatility factor	46%
Expected life	4 years
Dividend yield	None

The risk-free interest rate is based on reference to United States Treasury securities with terms matching the expected term of the subject options. The expected life of the first quarter 2005 option grants was based on historical exercises and terminations. Due to the insignificant number of stock option exercises during the past several years, the Company has estimated the expected life of options granted to be the midpoint between the average vesting term and the contractual term. The expected volatility was based on an analysis of the volatility of the Company’s stock price using alternative historical periods of time and alternative statistical measures of volatility (exponential weighted moving average and the GARCH measure of volatility). The expected dividend yield is zero.

7

Changes in outstanding options in the three months ended March 31, 2006 are as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (2)
Options outstanding at December 31, 2005	4,249,000	$1.97
Granted	—	—
Exercised	(5,000)	$0.47
Canceled	—	—

Options outstanding at March 31, 2006	4,244,000	$1.97	6.56	$3,712,000

Options exercisable at March 31, 2006	3,584,334	$2.06	6.19	$2,918,000

Options available for grant at March 31, 2006 (1)	2,251,000

(1)	Of this amount, 2,000,000 options are subject to ratification at the June 2006 annual stockholder meeting.
(2)	The aggregate intrinsic value has been calculated based on the difference between the exercise price of in-the-money options versus the Company’s closing stock price as of March 31, 2006.

The table below presents the pro forma effect on net income and basic and diluted net income per share if the Company had applied a fair value recognition method instead of the intrinsic value method to options granted under the Company’s stock option plans for the three months ended March 31, 2005. For purposes of this pro forma disclosure, the value of the options is estimated using the Black-Scholes option-pricing model and amortized to expense over the options’ vesting periods.

Three Months Ended March 31, 2005
Net income, as reported	$428
Stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(104)

Pro forma net income	$324

Net income per share:
Basic, as reported	$.05
Diluted, as reported	$.03
Basic, pro forma	$.03
Diluted, pro forma	$.02

8

(3) SHORT-TERM BORROWINGS:

At March 31, 2006, short-term borrowings totaled $8,829,000 consisting of a line of credit balance of $8,659,000 and $170,000 of outstanding borrowings related to the insurance financing arrangements discussed below. At December 31, 2005, short-term borrowings totaled $8,921,000 consisting of a line of credit balance of $8,080,000 and $841,000 of outstanding borrowings related to the insurance financing arrangements entered into in 2005.

As of June 27, 2002, CD&L and Summit Business Capital Corporation, doing business as Fleet Capital - Business Finance Division, entered into an agreement establishing a revolving credit facility (the “Fleet Facility”) of $15,000,000. The Fleet Facility which was due to expire on June 27, 2005 but was extended through January 31, 2006, provided CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, plus 25 basis points and LIBOR based loans at the bank’s LIBOR, as defined, plus 225 basis points. Credit availability was based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $15,000,000 and was collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries.

As of January 31, 2006, CD&L and Bank of America, N.A. (successor by merger to Fleet Capital Corporation) entered into a new agreement (the “Bank of America Facility”) which replaced the prior Fleet Facility. The Bank of America Facility, which expires on September 30, 2008, continues to provide CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined (7.75% at March 31, 2006), and LIBOR based loans at the bank’s LIBOR rate, as defined, plus 200 basis points. Credit availability is based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $20,000,000 and is collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries. The maximum borrowings outstanding under the Bank of America Facility during the three months ended March 31, 2006 were $9,617,000. As of March 31, 2006, the Company had total cash on hand and borrowing availability of $5,057,000 under the Bank of America Facility, after adjusting for restrictions related to outstanding standby letters of credit of $4,582,000 and minimum availability requirements.

Under the terms of the Bank of America Facility, the Company is required to maintain certain financial ratios and comply with other financial conditions. The Bank of America Facility also prohibits the Company from incurring certain additional indebtedness, limits certain investments, advances or loans and restricts substantial asset sales, capital expenditures and cash dividends. The Company was in compliance with its debt covenants as of March 31, 2006.

Costs incurred relative to the establishment of the Bank of America Facility amounted to approximately $89,000. This has been accounted for as deferred financing costs and is being amortized over the term of the new financing agreement. As of March 31, 2006, the unamortized portion of the deferred financing costs amounted to approximately $81,000.

Insurance Financing Agreements -

In connection with the renewal of certain of the Company’s insurance policies, CD&L entered into an agreement to finance annual insurance premiums. A total of $1,676,000 was financed through this arrangement as of July 30, 2005. Monthly payments, including interest, amount to $170,000. The interest rate is 4.75% and the note matures in May 2006. The related annual insurance premiums were paid to the various insurance companies at the beginning of each policy year. The outstanding debt amount of $170,000 at March 31, 2006 ($841,000 at December 31, 2005) was included in short-term borrowings. The corresponding prepaid insurance has been recorded in prepaid expenses and other current assets.

9

(4) LONG-TERM DEBT:

On January 29, 1999, the Company completed a $15,000,000 private placement of the senior subordinated notes (the “Senior Notes”) and warrants with three financial institutions. The Senior Notes originally bore interest at 12.0% per annum and are subordinate to all senior debt including the Company’s Fleet Facility. Under the terms of the Senior Notes, as amended, the Company was required to maintain certain financial ratios and comply with other financial conditions contained in the Senior Notes agreement.

At March 31, 2004, the Company owed $11,000,000 of principal on the Senior Notes. On April 14, 2004, an agreement was reached among the Company, BNP Paribas (“Paribas”), Exeter Venture Lenders, L.P. (“Exeter Venture”) and Exeter Capital Partners IV, L.P. (“Exeter Capital”) and together with Exeter Venture and Paribas (the “Original Note holders”) and certain members of CD&L management and others (“Investors”) as to the financial restructuring of the Senior Notes. The Original Note holders agreed to convert a portion of the existing debt due from CD&L into equity and to modify the terms of the Senior Notes if the Investors purchased a portion of the notes and accepted similar modifications. The nature of the restructuring was as follows:

(a) The Original Note holders exchanged Senior Notes in the aggregate principal amount of $4,000,000 for shares of the Series A Convertible Redeemable Preferred Stock of the Company, par value $.001 per share (“Preferred Stock”), with a liquidation preference of $4,000,000. The Preferred Stock is convertible into 3,937,010 shares of Common Stock, does not pay dividends (unless dividends are declared and paid on the Common Stock) and is redeemable by the Company for the liquidation value. The conversion price is $1.016 per share which was equal to the average closing price for the Company’s common stock for the 5 days prior to the closing. Holders of the Preferred Stock have the right to elect two directors.

(b) The Original Note holders and the Company amended the terms of the remaining $7,000,000 principal balance of the Senior Notes, and then exchanged the amended notes for the new notes, which consist of two series of convertible notes, the Series A Convertible Subordinated Notes (the “Series A Convertible Notes”) in the principal amount of $3,000,000 and the Series B Convertible Subordinated Notes (“Series B Convertible Notes”) in the principal amount of $4,000,000 (collectively, the “Convertible Notes”). The loan agreement that governed the Senior Notes was amended and restated to reflect the terms of the Convertible Notes, including the elimination of most financial covenants. The principal amount of the Convertible Notes is due in a balloon payment at the maturity date of April 14, 2011. The Convertible Notes bear interest at a rate of 9% for the first two years of the term, 10.5% for the next two years and 12% for the final three years of the term and will be paid quarterly. As the interest on the Convertible Notes increases over the term of the notes, the Company records the associated interest expense on a straight-line basis using a blended rate of 10.71%, giving rise to accrued interest over the early term of the Convertible Notes. The terms of the two series of Convertible Notes are identical except for the conversion price ($1.016 for the Series A Convertible Notes, the average closing price for the Company’s common stock for the 5 days prior to the closing and $2.032 for the Series B Convertible Notes). The Series B Convertible Notes were subsequently extinguished on October 31, 2005, as described below.

(c) The Investors purchased the Series A Convertible Notes from the Original Note holders for a price of $3,000,000.

(d) The Company issued an additional $1,000,000 of Series A Convertible Notes to the Investors for an additional payment of $1,000,000, the proceeds of which were used to reduce short-term debt.

10

(e) The Investors, the Original Note holders and the Company entered into a Registration Rights Agreement pursuant to which the shares of the Company’s common stock issuable upon conversion of the Preferred Stock (3,937,010 shares) and the Convertible Notes (3,937,008 shares for Series A and 1,968,504 shares for Series B) would be registered for resale with the Securities and Exchange Commission (“SEC”). Subsequently, on August 2, 2005, the Company filed the required registration statement and the registration statement was declared effective on August 11, 2005.

The Company cannot be compelled to redeem the Preferred Stock for cash at any time.

Costs incurred relative to the aforementioned transactions amounted to approximately $592,000. Of this amount, $420,000 has been accounted for as deferred financing costs and is being amortized over the term of the new financing agreements. The remaining $172,000 has been accounted for as a reduction in paid-in capital. These amounts have been allocated based on the proportion of debt to equity raised in the aforementioned transactions. These amounts were subsequently adjusted due to the extinguishment of the Series B Convertible Notes. As of March 31, 2006, remaining costs related to this transaction amounted to approximately $337,000. Of this amount, $225,000 continues to be amortized as a deferred financing cost and $112,000 remains as a reduction of additional paid-in capital.

On October 31, 2005, the Company retired the Series B Convertible Notes that were issued to Paribas, Exeter Capital and Exeter Venture. The principal amount of the Series B Convertible Notes totaled $4,000,000 as of the retirement date. The portion of the Series B Convertible Notes held by Paribas was satisfied by a cash payment of $2,666,667 principal and $40,000 of accrued interest through October 31, 2005. Exeter Venture and Exeter Capital (collectively “Exeter”) held the remaining $1,333,333 of the Series B Convertible Notes. Exeter exercised their right of conversion of their notes and, as such, the Company issued to Exeter a total of 656,168 shares of the Company’s Common Stock. In addition, a cash payment of $20,000 was made to Exeter relating to accrued interest through October 31, 2005.

The warrants originally issued on January 29, 1999 remain outstanding at March 31, 2006 at an exercise price of $.001 per share (convertible into 506,250 shares of common stock). The warrants expire in January 2009.

11

Long-term debt consisted of the following (in thousands) -

	MARCH 31, 2006	DECEMBER 31, 2005
Series A Convertible Subordinated Notes	$4,000	$4,000
Capital lease obligation due October 2007 with interest at 5.45% and collateralized by the related property.	4	7
Seller-financed debt on acquisitions, payable in monthly installments through May 2009, convertible into 144,788 and 155,197 shares of common stock at March 31, 2006 and December 31, 2005, respectively, at a weighted average exercise price of $6.15 per share. Interest is payable at rates ranging between 7.0% and 9.0%.	1,682	1,837

	5,686	5,844

Less - Current maturities	(532)	(552)

	$5,154	$5,292

(5) LITIGATION:

The Company is, from time to time, a party to litigation arising in the normal course of its business, including claims for uninsured personal injury and property damage incurred in connection with its same-day delivery operations. In connection therewith, the Company has recorded reserves of $555,000 as of March 31, 2006 and December 31, 2005.

Also from time to time, federal and state authorities have sought to assert that independent contractors in the transportation industry, including those utilized by CD&L, are employees rather than independent contractors. The Company believes that the independent contractors that it utilizes are not employees under existing interpretations of federal and state laws. However, federal and state authorities have and may continue to challenge this position. Further, laws and regulations, including tax laws, and the interpretations of those laws and regulations, may change.

Management believes that none of these actions, including the actions described above, will have a material adverse effect on the consolidated financial position or results of operations of the Company.

(6) NET INCOME PER SHARE:

Basic net income per share represents net income divided by the weighted average shares outstanding. Diluted net income per share represents net income divided by the weighted average shares outstanding adjusted for the incremental dilution of potentially dilutive common shares.

12

A reconciliation of weighted average common shares outstanding to weighted average common shares outstanding assuming dilution follows (in thousands)-

	THREE MONTHS ENDED MARCH 31,
	2006	2005
Basic weighted average common shares outstanding	10,014	9,356
Effect of dilutive securities:
Stock options and warrants	1,887	1,054
Convertible preferred stock	3,937	3,937
Subordinated convertible debentures	3,937	5,906

Diluted weighted average common Shares outstanding	19,775	20,253

A reconciliation of net income as reported to net income as adjusted for the effect of dilutive securities follows (in thousands)-

	THREE MONTHS ENDED MARCH 31,
	2006	2005
Net income, as reported	$189	$428
Effect of dilutive securities:
Interest on subordinated convertible debentures, net of tax	64	129

Net income, as adjusted for the effect of dilutive securities	$253	$557

The following potentially dilutive common shares were excluded from the computation of diluted net income per share because the exercise or conversion price was greater than the average market price of common shares (in thousands):

	THREE MONTHS ENDED MARCH 31,
	2006	2005
Stock options and warrants	713	1,135
Seller-financed convertible notes	145	185

13

ITEM 2 - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10-Q contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “believe,” “anticipate,” “estimate” and similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this report regarding our financial position, business strategy, products, services, markets, budgets, plans, or objectives for future operations are forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” and “Critical Accounting Policies” detailed in our annual report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission (“SEC”).

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all other documents filed by the Company or with respect to its securities with the SEC are available free of charge through our website at www.cdl.net. Information on our website does not constitute a part of this report.

OVERVIEW

The Company is one of the leading national full-service providers of customized, same-day, time-critical, delivery services to a wide range of commercial, industrial and retail customers. These services are provided throughout the United States. The Company currently operates in a single-business segment and thus additional disclosures under Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information, are not required.

The Company offers the following delivery services:

•	Rush delivery services, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point-to-point on an as-needed basis;

•	Distribution services, providing same-day delivery for many pharmaceutical and office supply wholesalers, from manufacturers to retailers and inter-branch distribution of financial documents in a commingled system;

•	Facilities management, including providing and supervising mailroom personnel, mail and package sorting, internal delivery and outside local messenger services; and

•	Dedicated contract logistics, providing a comprehensive solution to major corporations that want the control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

Revenue consists primarily of charges to the Company’s customers for delivery services. These customers are billed as the services are rendered, mostly on a weekly basis. Recurring charges related to facilities management or contract logistics services are typically billed on a monthly basis. The Company’s recent revenue growth has been attributable to the expansion of its current customer base into new geographical areas. The Company has always had a strong presence in the Northeast and Southeast regions of the country. As a result of its nationwide business development program, the Company has increased its revenue volume on the West coast during the first quarter of 2006 by 61% as compared to the first quarter of 2005.

14

Cost of revenue consists primarily of independent contractor delivery costs, other direct pick-up and delivery costs and the costs of dispatching rush demand messengers. The Company has experienced an overall increase in cost of revenue as a percent of revenue during the first quarter of 2006 compared to the first quarter of 2005. The reduced margin was due primarily to new business start-up costs and competitive rate pressures. Our pricing to new and existing customers has not kept pace with our increased driver costs. The significant increase in fuel costs has required us to pay more to attract and retain contract drivers.

Selling, general and administrative expense (“SG&A”) includes the costs to support the Company’s sales effort and the expense of maintaining facilities, information systems, financial, legal and other administrative functions. While SG&A costs are not directly correlated with revenue volume, the Company has experienced increased rent charges and higher travel costs as a result of opening new facilities to facilitate its recent expansion into new geographical locations. In addition, the Company has increased its sales force and operating personnel significantly in the West coast to manage the recent revenue growth along with the anticipated growth of the region going forward.

The Company continues to invest in its infrastructure and is currently in the development stage of implementing a state-of-the-art, web-enabled, business information management system. It will provide the scalability, availability and security required to manage the future growth of driver, route, tracking and reporting components of the Company’s ground distribution services.

The condensed consolidated financial statements of the Company, including all related notes, which appear elsewhere in this report, should be read in conjunction with this discussion of the Company’s results of operations and its liquidity and capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company’s discussion and analysis of financial condition and results of operations are based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to accounts receivable, intangible assets, insurance reserves, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. For a discussion of the Company’s critical accounting policies, see the Company’s Annual Report on Form 10-K for 2005.

New Accounting Standards and Pronouncements -

In December 2004, SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) was issued. SFAS 123(R) revises SFAS 123 and supersedes APB No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). SFAS 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, SFAS 123 as amended permitted entities the option of continuing to apply the intrinsic value method under APB 25 that the Company had been using, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair value-based method been used. SFAS 123(R) requires that the compensation cost relating to all share-based payment transactions, including employee stock options, be recognized in the historical financial statements. That cost is measured based on the fair value of the equity or liability instrument issued and amortized over the related service period. The Company has adopted the guidance in SFAS 123(R) effective January 1, 2006. As such, the accompanying condensed consolidated statement of income for the three months ended March 31, 2006 includes $95,000 of compensation expense in SG&A related to the fair value of options granted to employees and directors under the Company’s stock-based employee compensation plans which is being amortized over the service period in the financial statements, as required by SFAS 123(R). These awards have been classified as equity instruments, and as such, a corresponding increase of $95,000 has been reflected in additional paid-in capital in the accompanying balance sheet as of March 31, 2006.

15

RESULTS OF OPERATIONS

INCOME AND EXPENSE AS A PERCENTAGE OF REVENUE

	For the Three Months Ended March 31,
	2006	2005
Revenue	100.0%	100.0%

Gross profit	18.5%	19.7%

Selling, general and administrative expenses	16.8%	17.0%

Depreciation and amortization	0.5%	0.5%

Interest expense	0.6%	0.7%

Income before provision for income taxes	0.6%	1.5%

Net income	0.3%	0.8%

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED

MARCH 31, 2005

Revenue for the three months ended March 31, 2006 increased by $8,084,000, or 15.4%, to $60,439,000 from $52,355,000 for the three months ended March 31, 2005. This increase in revenue includes $6,400,000 from existing customers and $3,100,000 from new customers. These increases were partially offset by lost business of $1,400,000.

Cost of revenue increased by $7,187,000, or 17.1%, to $49,233,000 for the three months ended March 31, 2006 from $42,046,000 for the three months ended March 31, 2005. Cost of revenue for the three months ended March 31, 2006 represented 81.5% of revenue as compared to 80.3% for the same period in 2005.

If the gross profit margin had remained the same as last year’s 19.7%, the $11,206,000 gross profit for the three months ended March 31, 2006 would have been $700,000 higher. The reduced margin was due primarily to new business start-up costs and competitive rate pressures. Our pricing to new and existing customers has not kept pace with our increased driver costs. The significant increase in fuel costs has required us to pay more to attract and retain contract drivers.

16

SG&A increased by $1,312,000, or 14.8%, to $10,192,000 for the three months ended March 31, 2006 from $8,880,000 for the same period in 2005. Stated as a percentage of revenue, SG&A was 16.8% as of March 31, 2006 and 17.0% as of March 31, 2005. The increase in SG&A was due primarily to the following:

	Increase from 1st Qtr 2005
Legal fees	$276,000	183.9%
Compensation, other than stock-based	197,000	5.2%
Premises rent	158,000	10.9%
Computer costs	148,000	81.5%
Travel and entertainment	147,000	40.2%
Stock-based compensation	95,000	(1)

(1)	The Company implemented SFAS 123(R) during the first quarter of 2006. As such, there was no comparable expense recorded in 2005.

The increase in legal fees related to various business development initiatives. The increases in compensation (other than stock-based), premises rent, computer costs and travel and entertainment all relate primarily to additional facilities opened on the West coast and Southeast region as a result of the expansion into new geographic locations.

Depreciation and amortization was $318,000 as of March 31, 2006 as compared to $274,000 for the same period in 2005. This increase resulted from depreciation on the 2005 total fixed asset additions.

Interest expense decreased by $35,000 to $356,000 for the three months ended March 31, 2006 as compared to $391,000 for the same period last year. The reduction in interest was due to the extinguishment of the Series B Convertible Notes in October 2005.

As a result of the factors discussed above, income before provision for income taxes decreased by $409,000 to $356,000 for the three months ended March 31, 2006 from $765,000 for the same period last year.

Provision for income taxes decreased by $170,000 to $167,000 for the three months ended March 31, 2006 as compared to $337,000 for the same period in 2005. This was due to the decrease in income before provision for income taxes discussed above, partially offset by an increased effective tax rate of 47% for the first quarter of 2006 as compared to 44% for the first quarter of 2005.

Net income decreased by $239,000 to $189,000 for the three months ended March 31, 2006 as compared to $428,000 for the same period last year. This was due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2004, the Company was indebted to Paribas and Exeter in the sum of $11.0 million pursuant to a subordinated note bearing interest at 12% per annum (see Senior Notes in Note 4). On April 14, 2004, an agreement was reached between Paribas, Exeter and the Investors as to the financial restructuring of the Senior Notes. Paribas agreed to convert a portion of its existing debt due from CD&L into equity and to modify the terms of its subordinated note if the investors purchased a portion of the note and accepted similar modifications. The loan agreement that governed the Senior Notes was amended and restated to reflect the terms of the substituted Series A Convertible Notes and the Series B Convertible Notes, including the elimination of most financial covenants. The principal amount of the Convertible Notes is due in a balloon payment at the maturity date of April 14, 2011. The Convertible Notes bear interest at a rate of 9% for the first two years of the term, 10.5% for the next two years and 12% for the final three years of the term. The Series B Convertible Notes were subsequently extinguished on October 31, 2005. At March 31, 2006 and 2005, long-term debt included $4,000,000 of Series A Convertible Notes. At March 31, 2005, long-term debt also included $4,000,000 of Series B Convertible Notes.

17

The Company’s working capital increased by $124,000 from $6,365,000 as of December 31, 2005 to $6,489,000 as of March 31, 2006. Cash and cash equivalents decreased by $60,000 to $777,000 as of March 31, 2006. Cash of $522,000 was provided by operations primarily due to a $553,000 reduction in prepaid expenses relating to the insurance financing arrangements. Cash of $245,000 was used in net investing activities for capital expenditures discussed below and cash of $337,000 was used in net financing activities primarily for the repayment of long-term debt. Capital expenditures amounted to $263,000 and $106,000 for the three months ended March 31, 2006 and 2005, respectively. Increased capital expenditures in the first quarter of 2006 related to the purchase of scanners and improving the functionality of our internal network.

As of June 27, 2002, CD&L and Summit Business Capital Corporation, doing business as Fleet Capital - Business Finance Division, entered into an agreement establishing a revolving credit facility (the “Fleet Facility”) of $15,000,000. The Fleet Facility which was due to expire on June 27, 2005 but was extended through January 31, 2006, provided CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined, plus 25 basis points and LIBOR based loans at the bank’s LIBOR, as defined, plus 225 basis points. Credit availability was based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $15,000,000 and was collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries.

As of January 31, 2006, CD&L and Bank of America, N.A. (successor by merger to Fleet Capital Corporation) entered into a new agreement (the “Bank of America Facility”) which replaced the prior Fleet Facility. The Bank of America Facility, which expires on September 30, 2008, continues to provide CD&L with standby letters of credit, prime rate based loans at the bank’s prime rate, as defined (7.75% at March 31, 2006), and LIBOR based loans at the bank’s LIBOR rate, as defined, plus 200 basis points. Credit availability is based on eligible amounts of accounts receivable, as defined, up to a maximum amount of $20,000,000 and is collateralized by substantially all of the assets, including certain cash balances, accounts receivable, equipment, leasehold improvements and general intangibles of the Company and its subsidiaries. The maximum borrowings outstanding under the Bank of America Facility during the three months ended March 31, 2006 were $9,617,000. As of March 31, 2006, the Company had total cash on hand and borrowing availability of $5,057,000 under the Bank of America Facility, after adjusting for restrictions related to outstanding standby letters of credit of $4,582,000 and minimum availability requirements.

Under the terms of the Bank of America Facility, the Company is required to maintain certain financial ratios and comply with other financial conditions. The Bank of America Facility also prohibits the Company from incurring certain additional indebtedness, limits certain investments, advances or loans and restricts substantial asset sales, capital expenditures and cash dividends. The Company was in compliance with its debt covenants as of March 31, 2006.

Costs incurred relative to the establishment of the Bank of America Facility amounted to approximately $89,000. This has been accounted for as deferred financing costs and is being amortized over the term of the new financing agreement. As of March 31, 2006, the unamortized portion of the deferred financing costs amounted to approximately $81,000.

The Company retains a risk of incurring uninsured losses. There can be no assurances that the Company’s risk management policies and procedures will minimize future uninsured losses or that a material increase in frequency or severity of uninsured losses will not occur and adversely impact the Company’s future consolidated financial results.

18

The Company had an accumulated deficit of ($2,867,000) as of March 31, 2006. On numerous occasions, the Company has had to amend and obtain waivers of the terms of its credit facilities and senior debt as a result of covenant violations or for other reasons. On April 14, 2004, the Company restructured its senior debt and related covenants. The restructuring included an agreement among the Company, its lenders and certain members of CD&L management and others which improved the Company’s short-term liquidity and reduced interest expense. The restructuring eased the financial covenants to which the Company was subject. However, if the Company were to fail to meet such covenants in the future, there can be no assurances that the Company’s lenders would agree to waive any future covenant violations, renegotiate and modify the terms of their loans, or further extend the maturity date, should it become necessary to do so. Further, there can be no assurances that the Company will be able to meet its revenue, cost or income projections, upon which the debt covenants are based.

Management believes that cash flows from operations and its borrowing capacity are sufficient to support the Company’s operations and general business and capital requirements through at least March 31, 2007. Such conclusions are predicated upon sufficient cash flows from operations and the continued availability of a revolving credit facility. The risks associated with cash flows from operations are mitigated by the Company’s low gross profit margin. Unless extraordinary, decreases in revenue should be accompanied by corresponding decreases in costs, resulting in minimal impact to liquidity. The risks associated with the revolving credit facility are as discussed above.

INFLATION

While inflation has not had a material impact on the Company’s results of operations for the periods presented herein, recent fluctuations in fuel prices can and do affect the Company’s operating costs.

19

ITEM 3 - QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is exposed to the effect of changing interest rates. At March 31, 2006, the Company’s debt consisted of approximately $5,856,000 of fixed rate debt with a weighted average interest rate of 8.30% and $8,659,000 of variable rate debt with a weighted average interest rate of 7.54%. The variable rate debt consists of borrowings of revolving line of credit debt at the bank’s prime rate (7.75% at March 31, 2006). If interest rates on variable rate debt were to increase by 75 basis points (one-tenth of the weighted average interest rate at March 31, 2006), the net impact to the Company’s results of operations and cash flows for the three months ended March 31, 2006 would be a decrease of income before provision for income taxes and cash flows from operating activities of approximately $16,000. Maximum borrowings of revolving line of credit debt during the three months ended March 31, 2006 were $9,617,000.

ITEM 4 - CONTROLS AND PROCEDURES

(a) Disclosure controls and procedures. As of the end of the Company’s most recently completed fiscal quarter covered by this report, the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Company’s disclosure controls and procedures pursuant to Securities Exchange Act Rule 13a-15. Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC rules and forms.

(b) Changes in internal controls over financial reporting. There have been no changes in the Company’s internal control over financial reporting that occurred during the Company’s last fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

20

PART II - OTHER INFORMATION

ITEM 1A - Risk Factors

Aside from the risk factor noted below, there have not been any material changes in the risk factors that were previously disclosed in Item 1A to Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

BASED ON CURRENT DISCUSSIONS WITH THE SEC, WE MAY BE REQUIRED TO AMEND PRIOR FILINGS.

The SEC has asked the Company to provide additional support for its accounting for the March 1, 2004 transaction wherein the Company repurchased certain Indiana-based assets and liabilities originally sold to First Choice Courier in June 2001. Consideration for the repurchase included cancellation of a promissory note receivable owed by First Choice plus a three year contingent earn-out based on retained revenue. The majority of the purchase price related to the value of the First Choice customer list. An intangible asset of $1,602,000 was recorded as of the purchase date. The asset is being amortized over five years. The SEC is questioning if all, or part, of the purchase price should have been accounted for as forgiveness of debt. The Company disagrees with that position and believes its accounting for the transaction is correct.

If however, after review and discussion, the SEC does not ultimately agree with the Company’s accounting, the Company may be required to amend prior years filings.

The Company will be communicating with the SEC subsequent to this filing to resolve this issue.

ITEM 6 - Exhibits

(a) Exhibits

31.1	Certification of Albert W. Van Ness, Jr. Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Russell J. Reardon Pursuant to Exchange Act Rules 13a- 14(a) and 15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Albert W. Van Ness, Jr. Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Russell J. Reardon Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

21

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2006	CD&L, INC.

	By:	/s/ Russell J. Reardon
Russell J. Reardon
Vice President and Chief Financial Officer

22